                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805



The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale if not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2004
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 3, 2004)


                          $737,408,000 (APPROXIMATE)

[CHASE LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1

                              JPMORGAN CHASE BANK
                         NOMURA CREDIT & CAPITAL, INC.
                             MORTGAGE LOAN SELLERS
                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 117 fixed rate mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-C1 certificates. The Series 2004-C1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                               ----------------

                                         INITIAL        PASS-              ASSUMED           EXPECTED
                       INITIAL CLASS      PASS-        THROUGH              FINAL             RATINGS        RATED FINAL
                        CERTIFICATE      THROUGH         RATE           DISTRIBUTION         (MOODY'S/       DISTRIBUTION
                        BALANCE (1)        RATE      DESCRIPTION          DATE (3)          FITCH) (5)         DATE (3)
                      ---------------   ---------   -------------   --------------------   ------------   -----------------
Class A-1 .........    $150,000,000          %         Fixed           March 15, 2010         Aaa/AAA      January 15, 2038
Class A-2 .........    $210,000,000          %         Fixed         September 15, 2013       Aaa/AAA      January 15, 2038
Class A-3 .........    $303,158,000          %         Fixed          December 15, 2013       Aaa/AAA      January 15, 2038
Class B ...........    $ 27,355,000          %         Fixed(6)       February 15, 2014       Aa2/AA       January 15, 2038
Class C ...........    $ 11,724,000          %         Fixed(6)       February 15, 2014       Aa3/AA-      January 15, 2038
Class D ...........    $ 22,145,000          %         Fixed(6)       February 15, 2014        A2/A        January 15, 2038
Class E ...........    $ 13,026,000          %         Fixed(6)       February 15, 2014        A3/A-       January 15, 2038

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., NOMURA SECURITIES INTERNATIONAL, INC., CREDIT SUISSE FIRST BOSTON LLC AND GOLDMAN, SACHS & CO., WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. CREDIT SUISSE FIRST BOSTON LLC AND GOLDMAN, SACHS & CO. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT FEBRUARY 26, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM FEBRUARY 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.


JPMORGAN                                         [NOMURA LOGO OMITTED]

CREDIT SUISSE FIRST BOSTON                        GOLDMAN, SACHS & CO.

FEBRUARY    , 2004

[CHASE LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2004-C1

[MAP OF THE UNITED STATES OMITTED]

IDAHO
2 properties
$12,889,643
1.2% of total

CALIFORNIA
26 properties
$164,305,457
15.8% of total

WASHINGTON
1 property
$2,792,300
0.3% of total

ALASKA
1 property
$4,985,699
0.5% of total

NEVADA
1 property
$155,000,000
14.9% of total

ARIZONA
9 properties
$99,995,326
9.6% of total

MISSOURI
1 property
$3,993,993
0.4% of total

COLORADO
3 properties
$22,412,711
2.2% of total

NORTH DAKOTA
1 property
$3,764,309
0.4% of total

TEXAS
18 properties
$66,098,291
6.3% of total

MINNESOTA
1 property
$6,800,000
0.7% of total

KANSAS
1 property
$2,408,161
0.2% of total

ILLINOIS
3 properties
$23,702,196
2.3% of total

ARKANSAS
1 property
$4,934,528
0.5% of total

INDIANA
5 properties
$32,326,874
3.1% of total

LOUISIANA
1 property
$1,140,887
0.1% of total

MICHIGAN
6 properties
$31,363,064
3.0% of total

ALABAMA
2 properties
$11,942,393
1.1% of total

FLORIDA
13 properties
$95,088,124
9.1% of total

OHIO
2 properties
$13,300,000
1.3% of total

PENNSYLVANIA
2 properties
$8,917,308
0.9% of total

ONTARIO, CANADA
1 property
$4,594,913
0.4% of total

GEORGIA
8 properties
$45,798,000
4.4% of total

SOUTH CAROLINA
1 property
$3,514,423
0.3% of total

NEW YORK
2 properties
$75,471,503
7.2% of total

VIRGINIA
3 properties
$39,986,321
3.8% of total

MARYLAND
1 property
$9,101,802
0.9% of total

MASSACHUSETTS
4 properties
$11,204,172
1.1% of total

NEW JERSEY
1 property
$3,447,497
0.3% of total

TENNESSEE
2 properties
$15,582,986
1.5% of total

CONNECTICUT
1 property
$1,886,680
0.2% of total

NORTH CAROLINA
8 properties
$63,339,438
6.1% of total

[LEGEND OMITTED]

                    [FOUR PHOTOS OF THE FORUM SHOPS OMITTED]






THE FORUM SHOPS                                                   Las Vegas, NV






[PHOTO OF 150 WEST MAIN
STREET OFFICE TOWER OMITTED]









150 WEST MAIN STREET OFFICE TOWER   Norfolk, VA

                                                       [TWO PHOTOS OF HOMETOWN
                                                     PORTFOLIO IV & V OMITTED]

                             HOMETOWN AMERICA PORTFOLIO IV & V Various, Various

                      [PHOTO OF ONE FORDHAM PLAZA OMITTED]



ONE FORDHAM PLAZA                                                     Bronx, NY


             [PHOTO OF WHITE OAK CROSSING SHOPPING CENTER OMITTED]


WHITE OAK CROSSING SHOPPING CENTER                                   Garner, NC


                        [PHOTO OF PLAZA DE ORO OMITTED]

PLAZA DE OROR                                                      Murrieta, CA


                 [PHOTO OF FOOTHILL TOWNE CENTRE PLAZA OMIITED]


FOOTHILL TOWNE CENTRE PLAZA                                     Lake Forest, CA


                      [TWO PHOTOS OF FIESTA MALL OMITTED]


FIESTA MALL                                                            Mesa, AZ

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-C1 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C1 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-30 of this prospectus supplement, which describe risks that apply to the Series 2004-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-162 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS





SUMMARY OF CERTIFICATES .....................   S-7
SUMMARY OF TERMS ............................   S-9
RISK FACTORS ................................   S-30
   Geographic Concentration Entails
      Risks .................................   S-30
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .....................   S-31
   Risks Relating to Loan Concentrations.....   S-31
   Risks Relating to Enforceability of
      Cross-Collateralization ...............   S-33
   The Borrower's Form of Entity
      May Cause Special Risks ...............   S-33
   Ability to Incur Other Borrowings
      Entails Risk ..........................   S-35
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ........................   S-37
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ................................   S-38
   Tenant Concentration Entails Risk ........   S-39
   Certain Additional Risks Relating to
      Tenants ...............................   S-40
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ......   S-41
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ..............   S-41
   Tenant Bankruptcy Entails Risks ..........   S-41
   Mortgage Loans are Nonrecourse and
      are Not Insured or Guaranteed .........   S-42
   Retail Properties Have Special Risks .....   S-42
   Office Properties Have Special Risks .....   S-43
   Multifamily Properties Have Special
      Risks .................................   S-43
   Manufactured Housing Communities
      Have Special Risks ....................   S-45
   Industrial Properties Have Special
      Risks .................................   S-45
   Lack of Skillful Property Management
      Entails Risks .........................   S-46
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ......................   S-47
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ...............   S-47


   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss .....   S-47
   Limitations of Appraisals ................   S-49
   Your Lack of Control Over the Trust
      Fund Can Create Risks .................   S-49
   Potential Conflicts of Interest ..........   S-49
   Special Servicer May Be Directed to
      Take Actions ..........................   S-50
   Bankruptcy Proceedings Entail Certain
      Risks .................................   S-51
   Risks Relating to Prepayments and
      Repurchases ...........................   S-52
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...............   S-54
   Risks Relating to Enforceability of
      Yield Maintenance Charges or
      Defeasance Provisions .................   S-54
   Risks Relating to Borrower Default .......   S-55
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....   S-55
   Risks of Limited Liquidity and Market
      Value .................................   S-56
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......   S-56
   Subordination of Subordinate Offered
      Certificates ..........................   S-56
   Limited Information Causes
      Uncertainty ...........................   S-56
   Environmental Risks Relating to the
      Mortgaged Properties ..................   S-56
   Tax Considerations Relating to
      Foreclosure ...........................   S-59
   Risks Associated with One Action
      Rules .................................   S-59
   Risks Related to Enforceability ..........   S-60
   Potential Absence of Attornment
      Provisions Entails Risks ..............   S-60
   Property Insurance May Not Be
      Sufficient ............................   S-60
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ........................   S-62
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ...........................   S-63

   No Reunderwriting of the Mortgage
      Loans ................................   S-63
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................   S-63
   Risks Related to Book-Entry
      Registration .........................   S-63
   Risks of Inspections Related to
      Properties ...........................   S-64
   Other Risks .............................   S-64
DESCRIPTION OF THE MORTGAGE POOL............   S-65
   General .................................   S-65
   Additional Debt .........................   S-66
   The Forum Shops Whole Loan ..............   S-68
   AB Mortgage Loans .......................   S-71
   Top Ten Mortgage Loans or Groups of
      Cross Collateralized Mortgage
      Loans ................................   S-73
   ARD Loan ................................   S-74
   Certain Terms and Conditions of the
      Mortgage Loans .......................   S-74
   Additional Mortgage Loan
      Information ..........................   S-81
   The Mortgage Loan Sellers ...............   S-84
   JPMorgan Chase Bank .....................   S-84
   Nomura Credit & Capital, Inc. ...........   S-85
   Underwriting Guidelines and
      Processes ............................   S-85
   Representations and Warranties;
      Repurchases and Substitutions ........   S-87
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ................................   S-91
   Lockbox Accounts ........................   S-91
DESCRIPTION OF THE CERTIFICATES ............   S-93
   General .................................   S-93
   Book-Entry Registration and Definitive
      Certificates .........................   S-95
   Distributions ...........................   S-97
   Allocation of Yield Maintenance
      Charges ..............................   S-111
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-112
   Subordination; Allocation of Collateral
      Support Deficit ......................   S-112


   Advances ................................   S-115
   Appraisal Reductions ....................   S-117
   Reports to Certificateholders; Certain
      Available Information ................   S-119
   Voting Rights ...........................   S-123
   Termination; Retirement of
      Certificates .........................   S-123
   The Trustee, Certificate Registrar and
      Authenticating Agent .................   S-124
SERVICING OF THE MORTGAGE LOANS ............   S-126
   General .................................   S-126
   The Directing Certificateholder and
      the Forum Shops Operating Advisor.....   S-129
   Limitation on Liability of Directing
      Certificateholder ....................   S-132
   The Servicer ............................   S-132
   The Special Servicer ....................   S-132
   Replacement of the Special Servicer .....   S-133
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-133
   Maintenance of Insurance ................   S-136
   Modifications, Waiver and
      Amendments ...........................   S-138
   Realization Upon Defaulted Mortgage
      Loans ................................   S-139
   Inspections; Collection of Operating
      Information ..........................   S-142
   Certain Matters Regarding the
      Servicer, the Special Servicer and the
      Depositor ............................   S-142
   Events of Default .......................   S-144
   Rights Upon Event of Default ............   S-145
   Amendment ...............................   S-145
YIELD AND MATURITY CONSIDERATIONS...........   S-148
   Yield Considerations ....................   S-148
   Weighted Average Life ...................   S-150
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................   S-156
METHOD OF DISTRIBUTION .....................   S-157
LEGAL MATTERS ..............................   S-158
RATINGS ....................................   S-158
LEGAL INVESTMENT ...........................   S-159
CERTAIN ERISA CONSIDERATIONS ...............   S-159
INDEX OF PRINCIPAL DEFINITIONS .............   S-162

SCHEDULE I CLASS X REFERENCE RATES


ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES


ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES


ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
           CROSS-COLLATERALIZED MORTGAGE LOANS


ANNEX B CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES


ANNEX C    FORUM SHOPS LOAN AMORTIZATION SCHEDULE


ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES



                 INITIAL CLASS
                  CERTIFICATE
                   BALANCE OR     APPROXIMATE    PASS-THROUGH
                    NOTIONAL         CREDIT          RATE
     CLASS         AMOUNT(1)       SUPPORT(2)    DESCRIPTION
-------------- ----------------- ------------- ---------------
Offered
Certificates
A-1            $  150,000,000    14.125%       Fixed
A-2            $  210,000,000    14.125%       Fixed
A-3            $  303,158,000    14.125%       Fixed
B              $   27,355,000    11.500%       Fixed(6)
C              $   11,724,000    10.375%       Fixed(6)
D              $   22,145,000     8.250%       Fixed(6)
E              $   13,026,000     7.000%       Fixed(6)
Non-Offered
Certificates
X-1            $1,042,095,997      N/A       Variable(8)
X-2            $  948,215,000      N/A       Variable(8)
A-1A           $  231,741,000    14.125%       Fixed(6)
F              $   11,723,000     5.875%     Variable(7)
G              $    9,119,000     5.000%     Variable(7)
H              $   10,421,000     4.000%     Variable(9)
J              $    6,513,000     3.375%       Fixed(6)
K              $    5,210,000     2.875%       Fixed(6)
L              $    3,908,000     2.500%       Fixed(6)
M              $    5,211,000     2.000%       Fixed(6)
N              $    2,605,000     1.750%       Fixed(6)
P              $    2,605,000     1.500%       Fixed(6)
NR             $   15,631,997        N/A       Fixed(6)



                      ASSUMED                          WEIGHTED    EXPECTED
                       FINAL             INITIAL       AVERAGE     RATINGS
                   DISTRIBUTION       PASS-THROUGH       LIFE     (MOODY'S/     PRINCIPAL
     CLASS            DATE(3)        RATE (APPROX.)   (YRS.)(4)   FITCH)(5)     WINDOW(4)
-------------- -------------------- ---------------- ----------- ----------- --------------
Offered
Certificates
A-1              March 15, 2010     %                3.22          Aaa/AAA   03/04 - 03/10
A-2            September 15, 2013   %                7.16          Aaa/AAA   03/10 - 09/13
A-3             December 15, 2013   %                9.73          Aaa/AAA   09/13 - 12/13
B               February 15, 2014   %                9.93           Aa2/AA   01/14 - 02/14
C               February 15, 2014   %                9.97          Aa3/AA-   02/14 - 02/14
D               February 15, 2014   %                9.97            A2/A    02/14 - 02/14
E               February 15, 2014   %                9.97           A3/A-    02/14 - 02/14
Non-Offered
Certificates
X-1                    N/A          %                N/A           Aaa/AAA        N/A
X-2                    N/A          %                N/A           Aaa/AAA        N/A
A-1A                   N/A          %                N/A           Aaa/AAA        N/A
F                      N/A          %                N/A          Baa1/BBB+       N/A
G                      N/A          %                N/A           Baa2/BBB       N/A
H                      N/A          %                N/A          Baa3/BBB-       N/A
J                      N/A          %                N/A           Ba1/BB+        N/A
K                      N/A          %                N/A            Ba2/BB        N/A
L                      N/A          %                N/A           Ba3/BB-        N/A
M                      N/A          %                N/A            B1/B+         N/A
N                      N/A          %                N/A             B2/B         N/A
P                      N/A          %                N/A            B3/B-         N/A
NR                     N/A          %                N/A            NR/NR         N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3 and Class A-1A certificates are represented in the aggregate.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 15, 2038. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on the anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(5)   Ratings shown are those of Moody's Investors Service, Inc. and Fitch,
      Inc.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-1A, Class B, Class C, Class D, Class E, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(7) The pass-through rates applicable to the Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year
      consisting of twelve 30-day months) minus   % and   %, respectively.

(8) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates-- Distributions" in this prospectus supplement.


(9) The pass-through rate applicable to the Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).


   The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, and Nomura Credit & Capital, Inc., a Delaware corporation. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters.
                                 Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS



                                                    AGGREGATE                  % OF      % OF
                                       NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                                         OF         BALANCE OF     INITIAL     LOAN      LOAN
                                      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
               SELLER                   LOANS         LOANS        BALANCE   BALANCE    BALANCE
------------------------------------ ---------- ----------------- --------- --------- ----------
  JPMorgan Chase Bank ..............      57    $  596,850,034       57.3%     59.0%      51.3%
  Nomura Credit & Capital, Inc......      60       445,245,963       42.7      41.0       48.7
                                          --    --------------      -----     -----      -----
  Total ............................     117    $1,042,095,998      100.0%    100.0%     100.0%
                                         ===    ==============      =====     =====      =====

Servicer......................   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The servicer's
                                 principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Servicer" in this prospectus supplement.

Special Servicer..............   Clarion Partners, LLC, a New York limited
                                 liability company. The special servicer's principal address is 230 Park Avenue, 12th
                                 Floor, New York, New York 10169. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045. Wells
                                 Fargo Bank, N.A. will also act as the
                                 certificate registrar and authenticating agent.
                                 See "Description of the Certificates--The
                                 Trustee, Certificate Registrar and
                                 Authenticating Agent" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of the mortgage loan in February 2004, or, with respect to those mortgage loans originated in January 2004 having their first payment due in March 2004, February 1, 2004, or with respect to those mortgage loans originated in February 2004, having their first payment due in April 2004, the origination date.

Closing Date..................   On or about February 26, 2004.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in March
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                               OFFERED SECURITIES

General.......................   We are offering the following seven classes
                                 of commercial mortgage pass-through
                                 certificates as part of Series 2004-C1:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 Series 2004-C1 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class F, Class G, Class H, Class
                                 J, Class K, Class L, Class M, Class N, Class
                                 P, Class NR, Class X-1, Class X-2, Class S,
                                 Class R and Class LR.

                                 The Series 2004-C1 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 117 mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:


                                 Class A-1 ..........    $150,000,000
                                 Class A-2 ..........    $210,000,000
                                 Class A-3 ..........    $303,158,000
                                 Class B ............    $ 27,355,000
                                 Class C ............    $ 11,724,000
                                 Class D ............    $ 22,145,000
                                 Class E ............    $ 13,026,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:

                                 Class A-1 ..........            %
                                 Class A-2 ..........          %
                                 Class A-3 ..........          %
                                 Class B ............          %(1)
                                 Class C ............          %(1)
                                 Class D ............          %(1)
                                 Class E ............          %(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate
   Calculation Convention.....   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the Class B, Class C, Class D and Class E certificates and each class of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an actual/360 basis, or based on the actual number of days in each month and the actual number of days in each year, or an actual/actual basis, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in
                                 "Description of the Certificates--Distributions
                                 --Pass-Through Rates" in this prospectus supplement. See also "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.


DISTRIBUTIONS


A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-1A, Class X-1 and Class X-2 certificates: To pay interest concurrently, (i) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on Class X-1 and Class X-2 certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements without regard to loan groups.

                                 Second/Class A-1, Class A-2, Class A-3 and
                                 Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (i) to principal on Class A-1, Class A-2 and Class A-3 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-3 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups. Third/Class A-1, Class A-2, Class A-3 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.
                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.
                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.
                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.
                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A, Class S, Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 78 mortgage loans, representing approximately 77.8% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 39 mortgage loans, representing approximately 22.2% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 87.2% of all the mortgage loans secured by multifamily properties and approximately 66.6% of all the mortgage loans secured by manufactured housing properties, in each case, as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.


B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2,
                                 Class A-3, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other classes of certificates (other than the Class
                                 S, Class R and Class LR certificates) that are not being offered by this prospectus supplement). Additionally, no principal payments or loan losses will be allocated to the Class S, Class R, Class LR, Class X-1 or
                                 Class X-2 certificates, although principal payments and loan losses will reduce the notional amounts of the Class X-1 and/or Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.


[GRAPHIC OMITTED]

                                  Class A-1, Class A-2, Class A-3, Class A-1A,
                                              Class X-1 and Class X-2*

                                                      Class B

                                                      Class C

                                                      Class D

                                                      Class E

                                                    Non-offered
                                                    certificates**


                                 ----------
                                 * Class X-1 and Class X-2 certificates are interest-only certificates and the Class A-1A, Class X-1 and Class X-2 certificates are not offered by this prospectus supplement.

                                 ** Excluding the Class A-1A, Class X-1 and Class X-2 certificates.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
   Available Funds...........    The following types of shortfalls in available
                                 funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the servicer or the trustee (to the extent not covered by late charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See
                                 "Description of the
                                 Certificates--Distributions--Priority" in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The servicer is required to advance a
                                 delinquent periodic mortgage loan payment if it determines that the advance will be recoverable. The servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. The servicer is not required to advance amounts determined to be non-recoverable by any of the trustee, the servicer or the special servicer. If the servicer fails to make a required advance, the trustee will be required to make the advance.
                                 Neither the servicer nor the trustee is
                                 required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. If an interest advance is made by the servicer, the servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances...................   The servicer may be required to make advances
                                 to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the servicer nor the trustee is required to advance amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The servicer and the trustee, as applicable,
                                 will be entitled to interest on the above described advances at the "Prime Rate", as published in The Wall Street Journal, as described in this prospectus supplement.
                                 Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to such mortgage loan has expired. See
                                 "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 117 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 132 commercial, multifamily and manufactured housing community properties.

                                 The Forum Shops loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $155,000,000 and representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.1% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The second and third mortgage loans, the Forum Shops pari passu companion notes, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Forum Shops loan and each have an outstanding principal balance as of the cut-off date of $155,000,000. The fourth loan, the Forum Shops B note, which is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $85,000,000, and is subordinate in right of payment to the Forum Shops loan and the Forum Shops pari passu companion notes.

                                 The loan amount used in this prospectus
                                 supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the Forum Shops loan is the aggregate principal balance of the Forum Shops loan and the Forum Shops pari passu companion notes. The principal balance of the Forum Shops B note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated. With respect to the Forum Shops loan, the loan amount used in this prospectus supplement for purposes of presenting weighted loan-to-value ratio and debt service coverage ratio information is the principal balance of the Forum Shops loan. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" in this prospectus supplement.

                                 The Forum Shops loan included in the trust, and the related Forum Shops pari passu companion notes and Forum Shops B note, neither of which is included in the trust, are being serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to that separate pooling and servicing agreement, and according to the servicing standards provided for in that separate pooling and servicing agreement. In addition, the holders of the Forum Shops notes not included in the trust have the right, subject to certain conditions set forth in the separate pooling and servicing agreement or in the related intercreditor agreement to advise and direct the master servicer and/or special servicer under the separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the Forum Shops loan that is included in the trust. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.

                                 2 mortgage loans, the loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Washington Village Apartments and Tuxedo Festival, representing in the aggregate approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the mortgage loan secured by the mortgaged property identified on Annex A-1 as Tuxedo Festival represents approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1, and the mortgage loan secured by the mortgaged property identified on Annex A-1 as Washington Village Apartments represents approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 2), are each evidenced by one of two notes secured by a single mortgage, with the second companion loan not being part of the trust fund. These mortgage loans, the AB mortgage loans, and their related companion loans are each subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the loan prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such loans first to the mortgage loan in the trust fund and second to the companion loan. The servicer and the special servicer will service and administer each AB mortgage loan and its companion loan pursuant to the pooling and servicing agreement and the intercreditor agreement so long as it is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of each companion loan will have the right to purchase the AB mortgage loan under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented in this prospectus supplement with respect to mortgage loans with one or more companion loans is calculated without regard to the related companion loan, except in the case of the Forum Shops loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the related pari passu companion loans. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


                                                    ALL MORTGAGE LOANS                 LOAN GROUP 1                  LOAN GROUP 2
                                          ---------------------------- ---------------------------- -----------------------------
Aggregate outstanding principal
 balance(1) .............................           $1,042,095,998                    $810,354,057                 $231,741,941
Number of mortgage loans ................                      117                              78                           39
Number of mortgaged properties...........                      132                              85                           47
Number of crossed loan pools(2) .........                        2                               2                            1
Crossed loan pools as a percentage
 of the aggregate outstanding
 principal balance ......................                    10.5%                            7.9%                        19.6%
Range of mortgage loan principal
 balances ............................... $599,518 to $155,000,000        $599,518 to $155,000,000    $1,231,705 to $45,528,000
Average mortgage loan principal
 balance ................................               $8,906,803                     $10,389,155                   $5,942,101
Range of mortgage rates .................       4.7931% to 7.0000%              4.7931% to 7.0000%           4.9500% to 6.4200%
Weighted average mortgage rate...........                  5.7543%                         5.7970%                      5.6050%
Range of original terms to
 maturity(3) ............................         60 to 300 months                60 to 300 months             60 to 180 months
Weighted average original term to
 maturity(3) ............................               113 months                      114 months                   112 months
Range of remaining terms to
 maturity(3) ............................         32 to 298 months                32 to 298 months             57 to 178 months
Weighted average remaining term
 to maturity(3) .........................               108 months                      108 months                   110 months
Range of original amortization
 terms(4) ...............................        180 to 360 months               180 to 360 months            240 to 360 months
Weighted average original
 amortization term(4) ...................               330 months                      327 months                   340 months
Range of remaining amortization
 terms(4) ...............................        117 to 360 months               177 to 360 months            238 to 360 months
Weighted average remaining
 amortization term(4) ...................               328 months                      325 months                   338 months
Range of loan-to-value ratios(7)(8) .....           13.3% to 80.0%                  13.3% to 80.0%               35.2% to 80.0%
Weighted average loan-to-value
 ratio(7)(8) ............................                    66.7%                           64.5%                        74.2%
Range of loan-to-value ratios as of
 the maturity date(3)(5)(7)(8) ..........           11.1% to 79.0%                  11.1% to 69.0%               29.3% to 79.0%
Weighted average loan-to-value
 ratioas of the maturity
 date(3)(5)(7)(8) .......................                    56.5%                           54.6%                        62.9%
Range of debt service coverage
 ratios(7) ..............................           1.18x to 7.02x                  1.18x to 7.02x               1.20x to 3.31x
Weighted average debt service
 coverage ratio(7) ......................                    1.65x                           1.71x                        1.46x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans(6) ...............                    59.2%                           58.0%                        63.6%
Anticipated repayment dates
 mortgage loans .........................                     0.7%                            0.9%                         0.0%
Fully amortizing mortgage loans .........                     2.5%                            3.2%                         0.0%
Partial Interest-only mortgage
 loans ..................................                    29.7%                           30.5%                        26.7%
Interest-only mortgage loans ............                     7.9%                            7.3%                         9.8%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2) There are 2 groups of cross-collateralized and cross-defaulted mortgage loans, each consisting of 2 mortgage loans. With respect to 1 of these groups of mortgage loans, 1 mortgage loan is in loan group 1 and 1 mortgage loan is in loan group 2.
(3) In the case of the mortgage loan with an anticipated repayment date, as of the anticipated repayment date.
(4)   Excludes the mortgage loans that pay interest-only to maturity.
(5)   Excludes the fully amortizing mortgage loans.
(6) Excludes the mortgage loans with an anticipated repayment date and/or a full or partial interest-only period.
(7) The loan-to-value ratios and debt service coverage ratios for the 1 mortgage loan, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of loan group 1 as of the cut-off date), secured by a residential cooperative are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. It was assumed that 100% of the cooperative property would be available for lease.
(8) In the case of 4 mortgage loans, representing approximately 19.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratios in this prospectus supplement are based on "as stabilized" appraised values. See Annex A-1 and Annex A-3 to this prospectus supplement.

                                 The mortgage loans accrue interest based on the following conventions:

                             INTEREST ACCRUAL BASIS



                                      AGGREGATE                  % OF       % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
       INTEREST        NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
       ACCRUAL          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
        BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------- ----------- ----------------- --------- --------- -----------
  Actual/360 ........     115      $  981,205,970      94.2%     92.5%      100.0%
  Actual/Actual.            1          58,000,000       5.6       7.2         0.0
  30/360. ...........       1           2,890,028       0.3       0.4         0.0
                          ---      --------------     -----     -----       -----
  Total .............     117      $1,042,095,998     100.0%    100.0%      100.0%
                          ===      ==============     =====     =====       =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               AMORTIZATION TYPES



                                                                % OF       % OF
                                    AGGREGATE                 INITIAL     INITIAL
                                    PRINCIPAL        % OF       LOAN       LOAN
                     NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      TYPE OF         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    AMORTIZATION       LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------- ----------- ----------------- --------- ----------- ----------
Balloon
  mortgage
  loans(1) ........      95      $  617,320,885      59.2%      58.0%       63.6%

Partial
  interest-
  only loans ......       8         309,254,995      29.7       30.5        26.7

Interest-only
  mortgage
  loans ...........       3          82,150,000       7.9        7.3         9.8

Fully
  amortizing
  mortgage
  loans ...........      10          26,281,794       2.5        3.2         0.0

ARD
  mortgage
  loans ...........       1           7,088,324       0.7        0.9         0.0
                         --      --------------     -----      -----       -----
  Total ...........     117      $1,042,095,998     100.0%     100.0%      100.0%
                        ===      ==============     =====      =====       =====

                                 ----------
                                 (1)   Excludes the mortgage loan with an
                                       anticipated repayment date, the mortgage loans which pay interest-only until maturity and the mortgage loans that pay interest-only for a portion of their term.


                                 The ARD mortgage loan identified in the
                                 immediately preceding table, provides for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off this mortgage loan on its anticipated repayment date. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan's anticipated repayment date. See "Description of the Mortgage Pool--ARD Loan"in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION



                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
Lockout with
  defeasance.....     111      $  956,599,861      91.8%     89.8%      98.8%

Yield
  maintenance.          1          58,000,000       5.6       7.2        0.0

Lockout
  period
  followed by
  yield
  maintenance.          5          27,496,136       2.6       3.0        1.2
                      ---      --------------     -----     -----      -----
  Total .........     117      $1,042,095,998     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS



                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  1 .............       1      $    3,993,993       0.4%      0.5%       0.0%
  2 .............       5          21,017,175       2.0       0.4        7.7
  3 .............      37         243,183,910      23.3      18.1       41.5
  4 .............      44         451,125,655      43.3      44.8       37.9
  5 .............       2           6,961,920       0.7       0.4        1.5
  6 .............      14          95,188,628       9.1       9.9        6.6
  7 .............       2         185,000,000      17.8      22.8        0.0
  13 ............       8          24,168,554       2.3       1.6        4.8
  19 ............       1           2,858,741       0.3       0.4        0.0
  25 ............       3           8,597,420       0.8       1.1        0.0
                       --      --------------     -----     -----      -----
  Total .........     117      $1,042,095,998     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)



                                    AGGREGATE                  % OF      % OF
                                    PRINCIPAL        % OF    INITIAL    INITIAL
                     NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                     MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
    CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
------------------ ------------ ----------------- --------- --------- ----------
  Retail .........       37      $  425,092,421      40.8%     52.5%       0.0%
  Office .........       26         256,500,483      24.6      31.7        0.0
  Manufactured
    Housing
    Community.....       26         153,820,053      14.8       6.3       44.2
  Multifamily ....       31         148,266,160      14.2       2.3       55.8
  Industrial .....        7          34,135,617       3.3       4.2        0.0
  Mixed-Use ......        2          14,207,949       1.4       1.8        0.0
  Hotel ..........        1           7,173,797       0.7       0.9        0.0
  Self Storage ...        1           2,300,000       0.2       0.3        0.0
  Theater ........        1             599,518       0.1       0.1        0.0
                         --      --------------     -----     -----      -----
  Total ..........      132      $1,042,095,998     100.0%    100.0%     100.0%
                        ===      ==============     =====     =====      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 31 states and Ontario, Canada. The following table lists the states which have concentrations of mortgaged properties of 5% or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)



                                             AGGREGATE
                                             PRINCIPAL        % OF
                              NUMBER OF      BALANCE OF      INITIAL
                              MORTGAGED       MORTGAGE        POOL
           STATE             PROPERTIES        LOANS         BALANCE
--------------------------- ------------ ----------------- ----------
  California ..............       26      $  164,305,457       15.8%
  Nevada ..................        1         155,000,000       14.9
  Arizona .................        9          99,995,326        9.6
  Florida .................       13          95,088,124        9.1
  New York ................        2          75,471,503        7.2
  Texas ...................       18          66,098,291        6.3
  North Carolina ..........        8          63,339,438        6.1
  Other Locations .........       55         322,797,850       31.0
                                  --      --------------      -----
  Total ...................      132      $1,042,095,998      100.0%
                                 ===      ==============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.



                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)



                                            AGGREGATE
                                            PRINCIPAL     % OF INITIAL
                              NUMBER OF     BALANCE OF        LOAN
                              MORTGAGED      MORTGAGE       GROUP 1
           STATE             PROPERTIES       LOANS         BALANCE
--------------------------- ------------ --------------- -------------
  Nevada ..................       1       $155,000,000        19.1%
  California ..............      22        141,182,081        17.4
  New York ................       2         75,471,503         9.3
  Arizona .................       3         71,788,539         8.9
  North Carolina ..........       5         61,341,786         7.6
  Texas ...................      10         45,184,441         5.6
  Other Locations .........      42        260,385,707        32.1
                                 --       ------------       -----
  Total ...................      85       $810,354,057       100.0%
                                 ==       ============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)



                                            AGGREGATE      % OF
                                            PRINCIPAL     INITIAL
                              NUMBER OF    BALANCE OF      LOAN
                              MORTGAGED     MORTGAGE      GROUP 2
           STATE             PROPERTIES       LOANS       BALANCE
--------------------------- ------------ -------------- ----------
  Florida .................       4       $ 57,323,715      24.7%
  Arizona .................       6         28,206,786      12.2
  Indiana .................       3         25,463,546      11.0
  California ..............       4         23,123,376      10.0
  Texas ...................       8         20,913,850       9.0
  Michigan ................       3         16,145,000       7.0
  Ohio ....................       2         13,300,000       5.7
  Other Locations .........      17         47,265,666      20.4
                                 --       ------------     -----
  Total ...................      47       $231,741,941     100.0%
                                 ==       ============     =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.



                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the trustee will
                                 prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o Bloomberg, L.P.; and

                                 o the trustee's website at www.ctslink.com/
                                   cmbs.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X-1 and Class X-2 certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust, but the holder of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o Each class of offered certificates will
                                   represent "regular interests" in the
                                   upper-tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on
                                   the regular interests represented by your certificates using the accrual method of accounting.

                                 o It is anticipated that the offered
                                   certificates will be issued [at a premium].


                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Fitch, Inc.:


                                                         MOODY'S     FITCH
                                                        ---------   ------
                                 Class A-1 ..........      Aaa        AAA
                                 Class A-2 ..........      Aaa        AAA
                                 Class A-3 ..........      Aaa        AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3        AA-
                                 Class D ............       A2         A
                                 Class E ............       A3         A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. In addition, rating adjustments may result from a change in the financial position of the trustee as back-up liquidity provider in certain circumstances by advancing delinquent periodic mortgage loan payments. See "Yield and Maturity Considerations", "Risk Factors" and "Description of the
                                 Certificates--Advances" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Nevada, Arizona, Florida, New York, Texas and North Carolina secure mortgage loans representing approximately 15.8%, 14.9%, 9.6%, 9.1%, 7.2%, 6.3% and 6.1% respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Nevada, Arizona, Florida, New York, Texas and North Carolina secure mortgage loans representing approximately 17.4%, 19.1%, 8.9%, 4.7%, 9.3%, 5.6% and 7.6%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in California, Nevada, Arizona, Florida, New York, Texas and North Carolina secure mortgage loans representing approximately 10.0%, 0.0%, 12.2%, 24.7%, 0.0%, 9.0% and 0.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 20 of the mortgaged properties securing mortgage loans representing approximately 13.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 6 of the mortgaged properties securing mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence, or the possibility of, such attacks could (i) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (ii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent, while a terrorist attack could cause damage to one or more of the mortgaged properties. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain military presences in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq and Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 19.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 19.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross Collateralized Mortgage Loans" in this prospectus supplement.

     o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 30.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 34.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 35.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 50.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 58.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 56.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)




                                            AGGREGATE
                          NUMBER OF     PRINCIPAL BALANCE                      % OF INITIAL     % OF INITIAL
                          MORTGAGED        OF MORTGAGE        % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
    PROPERTY TYPE        PROPERTIES           LOANS           POOL BALANCE        BALANCE         BALANCE
---------------------   ------------   -------------------   --------------   --------------   -------------
Retail ..............        37            $425,092,421            40.8%            52.5%            0.0%
Office ..............        26            $256,500,483            24.6%            31.7%            0.0%
Manufactured Housing
 Community ..........        26            $153,820,053            14.8%             6.3%           44.2%
Multifamily .........        31            $148,266,160            14.2%             2.3%           55.8%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o 6 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o 2 groups of mortgage loans, each comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 1.2% and 9.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 19.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o 4 mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 21.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 2 groups comprised of 2 mortgage loans and 2 mortgage loans, respectively, representing approximately 1.2% and 9.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.6% and 6.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 19.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted. With respect to 1 group of cross-collateralized and cross defaulted mortgage loans, 1 of such mortgage loans is in loan group 1 and 1 of such mortgage loans is in loan group 2. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 of the mortgage loans, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     The borrower under 1 mortgage loan, the Forum Shops loan, is the lessor under a master lease under which Phase III of the mortgaged property is being leased to Simon Property Group, L.P., a sponsor of the borrower. Phase III is currently being constructed and it is anticipated that construction will be completed in November 2004. The lessee is required to pay annual rent under the lease of approximately $25 million. The term of the lease is 20 years. Under the terms of the lease, as tenants commence occupancy of space at Phase III, the space so occupied will be released from the master lease and rental payments under the master lease will be decreased when, among other things, the space tenants commence paying rent. As a result of this master lease arrangement, there is a greater possibility that in the event of a bankruptcy of the Simon Property Group, L.P., the assets of the borrower will be consolidated into that bankruptcy than would otherwise be the case if the master lease arrangement were not in place.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the Forum Shops loan, representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 19.1% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) and the Forum Shops B note (which is junior to the Forum Shops loan and the Forum Shops pari passu companion notes). Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The Forum Shops pari passu companion notes and the Forum Shops B note will not be included as assets of the trust fund. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" in this prospectus supplement. The Forum Shops loan is being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-C1 certificates are issued, subject to the related intercreditor agreement. The holder of the Forum Shops B note has certain rights with respect to the Forum Shops loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-C1 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure, and the right to make cure payments on the related senior loans or purchase the related senior loans if the senior loans are in default. In exercising such rights, the holder of the Forum Shops B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement.

     In addition to the Forum Shops loan, 2 mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of the senior and companion loans is secured by a single mortgage instrument on the related mortgaged property. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.


     Although the Forum Shops pari passu companion notes, the Forum Shops B note and the other companion notes are not assets of the trust fund, the related borrowers are still obligated to make interest and principal payments on those notes. As a result, the trust fund is subject to additional risks, including:


     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the related borrower to refinance the Forum Shops loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making a balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligation upon the maturity of the Forum Shops loan or the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt," "--The Forum Shops Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted secured debt provisions in the related mortgage loan documents with respect to certain of the mortgage loans that allow the borrower to incur additional debt that is secured by the related mortgaged property in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

Certain of the mortgage loans permit mezzanine debt borrowings, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 5 mortgage loans, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) specifically permit the incurrence of mezzanine indebtedness under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o the prevailing interest rates;

     o the fair market value of the related mortgaged property;

     o the borrower's equity in the related mortgaged property;

     o the borrower's financial condition;

     o the operating history and occupancy level of the mortgaged property;

     o reductions in applicable government assistance/rent subsidy programs;

     o the tax laws; and

     o the prevailing general and regional economic conditions.

     107 of the mortgage loans, representing approximately 97.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (68 mortgage loans in loan group 1, representing approximately 96.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 39 mortgage loans in loan group 2, representing approximately 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 8 mortgage loans, representing approximately 29.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 30.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 26.7% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 12 to 24 months of their respective terms and 3 mortgage loans, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 9.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     60 of the mortgage loans, representing approximately 50.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (40 mortgage loans in loan group 1, representing approximately 49.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 20 mortgage loans in loan group 2, representing approximately 54.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2013.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o the proximity and attractiveness of competing properties;

     o the adequacy of the property's management and maintenance;

     o increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o tenant defaults;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 7 mortgaged properties, securing 7 mortgage loans, representing approximately

3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     In addition, 1 mortgage loan, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is operated as a theater. Theater properties are exposed to certain unique risks. In prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" below.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. In the case of one mortgage loan, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which together with another mortgage loan, which represents approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), constitute a group of cross-collateralized loans, the sole tenant at the related mortgaged property has a right, exercisable no later than May 31, 2004 and which is not subordinate to the related mortgage, to buy the related mortgaged property. The release of the related mortgaged property is conditioned upon prepayment of the outstanding balance of the mortgage loan.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     With respect to 1 mortgage loan, representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 19.1% of the aggregate principal balance of the mortgage loans in loan group 1), the largest tenant at the related property, F.A.O. Schwarz, re-entered Chapter 11 bankruptcy in December 2003 and the F.A.O. Schwarz store at the mortgaged property was closed on January 26, 2004. On January 26, 2004, the bankruptcy judge approved the sale of the rights to use the name and operate under the current lease of two F.A.O. Schwarz stores, including the tenant at the mortgaged property to VGACS Acquisition Inc., a unit of D.E. Shaw & Company. According to published reports in the New York Times, the purchaser has stated that it intends to re-open the store in 4 to 6 months under the F.A.O. Schwarz name after the sale. The sale occured on January 29, 2004. We cannot assure you that the store will be re-opened, or that the store will be re-opened under the F.A.O. Schwarz name.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 37 of the mortgage loans representing approximately 40.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 52.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. 22 of the mortgaged properties, securing mortgage loans representing approximately 36.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 46.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 1 of the mortgaged properties, securing mortgage loans representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 14 of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 26 of the mortgage loans representing approximately 24.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 31.7% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 30 of the mortgage loans representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgaged properties securing mortgage loans in loan group 1, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 29 mortgaged properties securing mortgage loans in loan group 2, representing approximately 55.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:


     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;


     o the types of services or amenities that the property provides;

     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 12 of the mortgage loans representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgaged properties securing mortgage loans in loan group 1, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 18 mortgaged properties securing mortgage loans in loan group 2, representing approximately 44.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing community properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 7 of the mortgage loans representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 4.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o property becoming functionally obsolete;

     o building design and adaptability;

     o unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o changes in proximity of supply sources;

     o the expenses of converting a previously adapted space to general use;
       and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. In the case of one mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is comprised of two buildings located within a historic district, one of which is registered as a historic building and the other of which is the subject of an application for registration as a historical building.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 6 of the mortgage loans, representing approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 31.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     The Forum Shops loan is one of the mortgage loans that is subject to a leasehold interest. Under the terms of the related ground lease, the borrower is required to commence and complete construction of Phase III at the mortgaged property in accordance with the plans and schedule approved by the ground lessor. Construction of Phase III has already commenced and is approximately 50% complete. If the borrower does not continue to construct Phase III as required under the ground lease, an event of default under the lease may occur. With respect to any event of default under the ground lease, the mortgagee will be entitled to notice of the default and will have the right to cure the default by continuing the construction of Phase III. In connection with the closing of the loan, Simon Property Group, L.P., a parent entity to the borrower, provided a guarantee to the mortgagee of the borrower's obligations with respect to the Phase III construction, which guarantee is secured by a letter of credit in the amount of approximately $48 million, representing 125% of the estimated costs to complete the remaining construction of Phase III.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the servicer, the special servicer or any of their respective affiliates holds Series 2004-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2004-C1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-C1 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The Forum Shops pari passu companion notes and the Forum Shops B note will not be included as assets of the trust fund and are being serviced, and will continue to be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2004-C1 certificates are issued, subject to the related intercreditor agreement. The holder of the Forum Shops B note has certain rights with respect to the related senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer that is a party to that separate pooling and servicing agreement and the right to make cure payments on the Forum Shops loan or purchase the Forum Shops loan if the Forum Shops loan is in default. In exercising such rights, the holder of the Forum Shops B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     2 mortgage loans, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group 2, representing approximately 6.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are evidenced by one of two notes secured by a single mortgage. The related companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer under the separate pooling and servicing agreement that governs the servicing of the Forum Shops loan, the Forum Shops pari passu companion notes and the Forum Shops B note, may, at the direction of the operating advisor for the holder of the Forum Shops B note (provided no change of control event has occurred or is continuing) or the holders of the Forum Shops loan and the Forum Shops pari passu companion notes (if a change of control event has occurred and is continuing), take actions with respect to the Forum Shops loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Forum Shops operating advisor will be designated pursuant to the separate pooling and servicing agreement pursuant to which the Forum Shops loan, the Forum Shops pari passu companion notes and the Forum Shops B note are serviced. Each of the directing certificateholder and the Forum Shops operating advisor may have interests in conflict with those of the holders of the offered certificates. As a result, it is possible that the directing certificateholder or the Forum Shops operating advisor may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General", "--The Special Servicer" and "--The Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2 and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 30 mortgage loans representing approximately 31.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23 mortgage loans in loan group 1, representing approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 12.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 4 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lockout period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges and prepayment premiums;

     o the servicer's or special servicer's ability to enforce those charges or premiums;

     o the failure to meet certain requirements for the release of escrows;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase may adversely affect the yield to maturity on your certificates.

     Additionally, as described in the following two paragraphs, 2 mortgage loans may be prepaid, in full or partially, prior to the expiration of their respective lock-out periods. If any such prepayment were to occur, the effect would be similar to that described above with respect to prepayments.

     In the case of one mortgage loan, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), as security for the borrower's completion of certain improvements related to tenant space, the lender required the borrower to establish the following two reserves from the mortgage loan proceeds. First, a $1,400,000 reserve was established pending the occupancy and rent commencement for three tenants. Subject to the satisfaction of certain conditions, an amount equal to $359 per square foot of space demised to such tenants will be released to the borrower. As of the cut-off date, two of those three tenants have taken occupancy, and $987,968 has been released from this reserve. If the borrower fails to satisfy the conditions for release of the balance of the reserve within 180 days from the mortgage loan origination date, which is October 30, 2003, among other things, the lender may use the remaining proceeds to pay down the mortgage loan. Second, a $1,000,000 reserve was established pending the occupancy and rent commencement for the Bank of America space. Subject to the satisfaction of certain conditions, the reserve proceeds will be released to the borrower in two equal installments. As of the cut-off date, no portion of this reserve has been disbursed. If the borrower fails to satisfy the conditions for release of the reserve within one year and 180 days from the mortgage loan origination date indicated above, the lender may, among other things, use the reserve proceeds to pay down the mortgage loan.

     In the case of the other mortgage loan, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), will be repaid in full, if the sole tenant at the related mortgaged property exercises its right, exercisable no later than May 31, 2004, to buy the related mortgaged property. As a result of the tenant exercising its purchase option, the cross-collateralization arrangement between this mortgage loan and another mortgage loan in the trust will be terminated.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the offered certificates;

     o their yield to maturity;

     o their rate of principal payments; and

     o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class A-3 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In the case of 1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan is listed as an inactive state hazardous waste site. The property's former dry cleaning activities impacted the groundwater in excess of state maximum containment levels. The source of contaminants has been removed and municipal drinking water is supplied. The site has been accepted into the NC Dry Cleaners Solvent Act Fund and the borrower has provided an AIG secured creditor impaired property insurance policy with combined single limits of $2,000,000 for a period of 15 years.

     In the case of 1 mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the property securing the mortgage loan is a former solid waste municipal landfill. During construction of the property, a cap (synthetic membrane) was placed beneath the concrete slab on grade foundation. Methane monitoring and reporting is required pursuant to a consent order with the Florida Department of Environmental Protection ("FDEP"). The borrower is a voluntary party to the consent order. In addition, the borrower has provided an AIG secured creditor impaired property insurance policy with combined single limits of $8,550,000 for a period of 15 years.

     In the case of 1 mortgage loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan was previously occupied by a gas station. Benzene, Toluene, Ethylbenzene and Xylene were detected in the groundwater in excess of Louisiana Department of Environmental Quality ("LDEQ") cleanup standards. Exxon Company USA, as the responsible party, has submitted a Correction Action Plan and is implementing the necessary remedial activities under LDEQ supervision.

     In the case of 1 mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan was previously the site of a dry cleaning business. Subsurface investigation detected tetrachloroethene on site, however, the levels are below state actionable levels. No further investigation has been conducted. The related borrower has provided an AIG secured creditor impaired property insurance policy with combined single limits of $5,006,500 and a term of 15 years.

     In the case of 1 mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan has experienced environmental impacts to both soil and groundwater. A Site Investigation and Remedial Objectives/Action Completion Report submitted to the Illinois Environmental Protection Agency (IEPA) in May of 2003 concluded that the impacts from the former dry cleaning operation did not pose a significant threat due to engineering controls and restrictions on groundwater use. The IEPA issued a draft No Further Action letter to the effect that the remedial action was completed in accordance with the remedial action plan and that the letter would be considered prima facie evidence that the subject property did not constitute a threat to human health and the environment, provided that the property maintains its use for commercial purposes. The subject property is included in the Illinois EPA Voluntary Site Remediation Program.

     In the case of 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan has experienced environmental impacts to both soil and groundwater. A Phase II environmental investigation found that the residual soil impacts do not exceed commercial maximum concentrations and groundwater impacts meet the cleanup requirements for a low risk site. The Phase II environmental investigation found evidence of impacts from migrating chlorinated solvents from an off-site source. The environmental consultant reported that subsequent to the Phase II environmental investigation, the State of North Carolina issued a "No Further Action" letter. The related borrower has provided a Chubb Group of Insurance Companies secured creditor environmental insurance policy with combined single limits of $3,550,000 and a term of 15 years.

     In the case of 1 mortgage loan, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan has been impacted by chlorinated solvents from an ongoing dry-cleaning operation. Following a Phase II environmental assessment, the chlorinated solvent levels were identified as minimally in excess of the maximum contaminant level. An escrow in the amount of $100,000 has been established until a No Further Action letter is obtained or the impact has been remediated.

     In the case of 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan has been impacted by chlorinated solvents from an ongoing dry-cleaning operation. The environmental consultant reported that a small spill and subsequent testing results qualified the property for admission into the Florida Department of Environmental Protection (FDEP) Dry-cleaning Solvent Cleanup Program. In 2003, the dry cleaner was listed on the programs Priority Ranking List, ranked 1108 out of 1182, and has yet to be assigned a cleanup contractor by the FDEP. The environmental consultant did not recommend additional assessment due to eligibility in the FDEP Dry-cleaning Solvent Cleanup Program.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement for a general description of the secured creditor environmental insurance policies described in the preceding paragraphs, and "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 15.8%, 9.1% and 6.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.4%, 4.7% and 5.6%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 10.0%, 24.7% and 9.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Florida and Texas, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder (or in the case of the Forum Shops loan, the operating advisor for that loan)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or

"legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See

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"Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and
Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.


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                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. All numerical and statistical information presented in this prospectus supplement (including cut-off date balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan, except in the case of the Forum Shops Loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the Forum Shops Companion Notes. The trust will consist primarily of 117 fixed rate mortgage loans secured by 132 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,042,095,998 as of the cut-off date (the "Initial Pool Balance").

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 78 mortgage loans, representing approximately 77.8% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 39 mortgage loans (representing approximately 87.2% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 66.6% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties), representing approximately 22.2% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 1 mortgage loan (as identified on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1 Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 5 mortgage loans (as identified on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 23.7% of the Initial Pool Balance (approximately 30.4% of the Initial Loan Group 1 Balance), a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about February 26, 2004 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank and Nomura Credit & Capital, Inc. (each, a "Mortgage Loan Seller") pursuant to two mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. Pursuant to a pooling and servicing agreement, among the Depositor, GMAC Commercial Mortgage Corporation (the "Servicer"), Clarion Partners, LLC (the "Special Servicer") and Wells Fargo Bank, N.A. (the "Trustee") (the "Pooling and Servicing Agreement"), the Depositor will then assign its interests in the mortgage loans, without recourse,

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to the Trustee, for the benefit of the holders of the Certificates (the
"Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until April 2004 and any mortgage loans the interest on which is calculated on an Actual/360 or Actual/Actual basis. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     Except in the case of 1 mortgage loan, the mortgage loans were originated in the period between February 2003 and February 2004. In the case of 1 mortgage loan, representing 5.6% of the Initial Pool Balance (and representing 7.2% of the mortgage loans in Loan Group 1), that mortgage loan was acquired by Nomura Credit & Capital, Inc. in November 2003 from Northwestern Mutual Life Insurance Company, which originated that mortgage loan in 1999. See also "--Underwriting Guidelines and Processes" below in this prospectus supplement for a description of the underwriting processes undertaken by Nomura Credit & Capital, Inc., generally, including with respect to that mortgage loan.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Generally, the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that any such government program will continue or that the borrower will continue to comply with the requirements of such a program to enable it to receive such subsidies in the future.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will typically not agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. The Forum Shops Loan is a senior loan in a split loan structure with the Forum Shops Companion Notes (which are pari passu with the Forum Shops Loan) and the Forum Shops B Note, which is junior to the Forum Shops Loan and the Forum Shops Companion Notes. See "--The Forum Shops Whole Loan" below. In addition, 2 mortgage loans (each, an "AB Mortgage Loan") (identified as Loan No. 11 and 21 on Annex A-1 to this prospectus supplement), representing in the aggregate approximately 2.3% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 1.2% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 6.1% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a junior loan (with respect to each AB Mortgage Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is evidenced by one of two notes each secured by a single mortgage instrument on the related Mortgaged Property.

     o The first such AB Mortgage Loan (the "Washington Village Apartments AB Mortgage Loan") (identified as Loan No. 11 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $4,094,858. The related Companion Loan (the "Washington Village Apartments Companion Loan"), which is not included in the trust, had an original principal balance of $400,000. In the event that certain defaults exist under the Washington Village Apartments AB Mortgage Loan or the Washington Village Apartments Companion Loan, the holder of the Washington Village Apartments Companion Loan will have the right to purchase the Washington Village Apartments AB Mortgage Loan for a price generally equal to the outstanding principal balance of the Washington Village Apartments AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Washington Village Apartments AB Mortgage Loan. Until the expiration of the period of time that the holder of the Washington Village Apartments Companion Loan has the right to purchase the Washington Village Apartments AB Mortgage Loan (generally 30 days after notice of certain defaults under the Washington Village Apartments AB Mortgage Loan or the Washington Village Apartments Companion Loan), the Servicer and the Special Servicer will generally not be able to work out or modify the Washington Village Apartments AB Mortgage Loan without the consent of the holder of the Washington Village Apartments Companion Loan. See "--AB Mortgage Loans" below.


     o The second such AB Mortgage Loan (the "Tuxedo Festival AB Mortgage
       Loan") (identified as Loan No. 21 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $9,526,808. The related Companion Loan (the "Tuxedo Festival Companion Loan"), which is not included in the trust, had an original principal balance of $466,000. In the event that certain defaults exist under the Tuxedo Festival AB Mortgage Loan or the Tuxedo Festival Companion Loan, the holder of the Tuxedo Festival Companion Loan will have the right to purchase the Tuxedo Festival AB Mortgage Loan for a price generally equal to the outstanding principal balance of the Tuxedo Festival AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Tuxedo Festival AB Mortgage Loan. Until the expiration of the period of time that the holder of the Tuxedo Festival Companion Loan has the right to purchase the Tuxedo Festival AB Mortgage Loan (generally 30 days after notice of certain defaults under the Tuxedo Festival AB Mortgage Loan or the Tuxedo Festival Companion Loan), the Servicer and the Special Servicer will generally not be able to work out or modify the Tuxedo Festival AB Mortgage Loan without the consent of the holder of the Tuxedo Festival Companion Loan. See "--AB Mortgage Loans" below.

     Secured Subordinate Indebtedness. In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loan identified as Loan No. 3 on Annex A-1 to this prospectus supplement, representing approximately 5.6% of the Initial Pool Balance, the borrower may incur secured subordinated indebtedness subject to satisfaction of certain predetermined conditions, including without limitation, debt service coverage ratio and loan-to-value ratio thresholds.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable

Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.9% of the Initial Pool Balance (representing approximately 3.7% of the Initial Loan Group 1 Balance), a mezzanine loan in the amount of $4,162,500 has been made to the owners of the related borrower. This mezzanine loan is secured by the related owner's ownership interest in the borrower. The lender has entered into a subordination and standstill agreement with the holder of the mezzanine debt. Additionally, if the mortgage loan is accelerated, or any action or proceeding to foreclose or otherwise enforce the mortgage for the lender has been commenced, upon written notice to the lender, the holder of the mezzanine debt has the right to purchase the mortgage loan from the trust. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The holder of the mezzanine loan also has the right to cure certain defaults occurring on the mortgage loan.

     o In the case of 5 mortgage loans (identified as Loan No. 17, 32, 53, 86 and 88 on Annex A-1 to this prospectus supplement), representing approximately 1.1%, 0.7%, 0.5%, 0.3% and 0.3%, respectively, of the Initial Pool Balance (Loan No. 17, 32, 86 and 88, representing approximately 1.4%, 0.9%, 0.4% and 0.4%, respectively, of the Initial Loan Group 1 Balance; Loan No. 53, representing approximately 2.1% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt subject to certain conditions in some cases, such as including the consent of the mortgage lender, the satisfaction of certain loan-to-value ratios or debt service coverage ratio and the entering into of a subordination and intercreditor agreement.

     Unsecured Subordinate Indebtedness. 1 mortgage loans representing in the aggregate approximately 5.6% of the Initial Pool Balance allow the related borrowers to incur additional unsecured indebtedness. In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

     In the case of 1 mortgage loan, representing approximately 0.5% of the Initial Pool Balance (representing approximately 0.7% of the Initial Loan Group 1 Balance), a $404,702.24 unsecured note is held by the Cambridge Multicultural Arts Center, Inc. A $404,702.24 escrow was established at the closing and the lender is permitted to use those funds in escrow to pay the unsecured note in the event of a default under the Cambridge Multicultural Arts Center, Inc. loan.

     In the case of 1 mortgage loan, representing approximately 0.2% of the Initial Pool Balance (representing approximately 0.3% of the Initial Loan Group 1 Balance), an $819,960 unsecured note and a $69,000 unsecured note are held by individual principals of the related borrower. Subordination and standstill agreements were obtained by the lender.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE FORUM SHOPS WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "Forum Shops Loan"), representing approximately 14.9% of the Initial Pool Balance (approximately 19.1% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Forum Shops Mortgaged Property. The Forum Shops Loan is evidenced by promissory note A2. The mortgage loans evidenced by promissory notes A1 and A3 are referred to in this prospectus supplement as the "Forum Shops Companion Notes ." The Forum Shops Companion Notes, which in aggregate have a principal balance of $310,000,000 as of the cut-off date, are not included in the trust. The Forum Shops Loan and the Forum Shops Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Forum Shops Senior Notes." The remaining mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the "Forum Shops B Note." The Forum Shops B Note, which has a principal balance of $85,000,000 as of the cut-off date, is subordinate to the Forum Shops Senior Notes. Only the Forum Shops Loan is included in the trust. As of the cut-off date, the Forum Shops Companion Notes and the Forum Shops B Note are owned by a trust (the "Forum Shops Trust") created pursuant to a pooling and servicing agreement, dated as of December 1, 2003 (the "Forum Shops Pooling Agreement") among the Depositor, as depositor, Midland Loan Services, Inc., as master servicer (the "Forum Shops Servicer"), Midland Loans Services, Inc. as special servicer (the "Forum Shops Special Servicer"), LaSalle Bank National Association, as trustee (the "Forum Shops Trustee"), ABN AMRO Bank N.V., as fiscal agent (the "Forum Shops Fiscal Agent") and JPMorgan Chase Bank, as paying agent (the "Forum Shops Paying Agent"), under which the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC7, are issued. The Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note are collectively referred to in this prospectus supplement as the "Forum Shops Whole Loan."

     The holders of the Forum Shops Senior Notes (the "Forum Shops Senior Noteholders") and the holder of the Forum Shops B Note (the "Forum Shops B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the Forum Shops Senior Noteholders and the Forum Shops B Noteholder (the "Forum Shops Intercreditor Agreement"). Pursuant to the terms of the Forum Shops Intercreditor Agreement, the Forum Shops Whole Loan will be serviced and administered pursuant to the Forum Shops Pooling Agreement by the Forum Shops Servicer and the Forum Shops Special Servicer, as applicable, according to the Servicing Standards set forth in the Forum Shops Pooling Agreement. The Forum Shops Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Forum Shops Whole Loan will be allocated first, to the holder of the Forum Shops B Note and thereafter, to the Forum Shops Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--The Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement, prior to a Forum Shops Control Appraisal Event, the holder of the Forum Shops B Note will have the right to consult with and advise the Forum Shops Special Servicer; following the occurrence and during the continuance of a Forum Shops Control Appraisal Event, the holder of the Forum Shops Loan and the Forum Shops Companion Notes will have such rights. A "Forum Shops Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Forum Shops B Note (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Forum Shops B Note after the cut-off date,
(ii) any Appraisal Reduction allocated to the Forum Shops B Note and (iii) realized losses allocated to the Forum Shops B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Forum Shops B Note after the cut-off date).

     Servicing. The Forum Shops Intercreditor Agreement generally provides that the Forum Shops Whole Loan will be serviced by the Forum Shops Servicer and the Forum Shops Special Servicer according to the Servicing Standards under the Forum Shops Pooling Agreement.

     Distributions. Under the terms of the Forum Shops Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (or, if such a default has occurred, but the holder of the Forum Shops B Note has cured such a default) after payment of amounts payable or reimbursable under the Forum Shops Pooling Agreement, payments and proceeds

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received with respect to the Forum Shops Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     first, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     second, scheduled principal payments in respect of the Forum Shops Loan and the Forum Shops Companion Notes will be paid to each of the holders of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata;

     third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, scheduled principal payments in respect of the Forum Shops B Note will be paid to the holder of the Forum Shops B Note;

     fifth, any unscheduled principal payments will be paid to the holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, based on the principal balance of each such loan;

     sixth, any Yield Maintenance Charge will be paid to each holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, in the amount actually received in respect of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, respectively;

     seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, on a pro rata basis in accordance with the respective principal balance of each loan; and

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note on a pro rata basis in accordance with the respective initial principal balance of each loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (unless the holder of the Forum Shops B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Forum Shops Pooling Agreement, Liquidation Proceeds and other collections with respect to the Forum Shops Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:


     first, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     second, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

     third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, the holder of the Forum Shops B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     fifth, if the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand have been reduced, such excess amount will first be paid to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout, and then to the holder of the Forum Shops B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     sixth, any Yield Maintenance Charge that is allocable to the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, respectively;

     seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to each holder of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, based on the total amount of default interest then owing to each such party; and

     eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid, pro rata, first to the holders of the Forum Shops Loan and Forum Shops Companion Notes (on a pro rata basis) on the one hand, and then to the holder of the Forum Shops B Note on the other hand, in accordance with the respective initial principal balances of each loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Forum Shops Whole Loan, resulting in a monetary event of default, the holder of the Forum Shops B Note, will have the right to cure such monetary event of default subject to certain limitations set forth in the Forum Shops Intercreditor Agreement.

     Purchase Option. In the event that the Forum Shops Loan is in default, the holder of the Forum Shops B Note will have an option (the "Forum Shops Purchase Option") to purchase the Forum Shops Loan from the trust fund at a price (the "Forum Shops Loan Option Price") generally equal to the unpaid principal balance of the Forum Shops Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Forum Shops Loan whether paid or unpaid and any other additional trust fund expenses relating to the Forum Shops Whole Loan. In order to exercise the Forum Shops Purchase Option, the holder of the Forum Shops B Note will also be required to purchase the Forum Shops Companion Notes for a similar price. If the holder of the Forum Shops B Note fails to exercise this option within the time period set forth in the Forum Shops Pooling Agreement, certain other parties may have the right to purchase the Forum Shops Loan under the Forum Shops Pooling Agreement.

AB MORTGAGE LOANS

     General. The Washington Village Apartments AB Mortgage Loan and the Tuxedo Festival AB Mortgage Loan (identified as Loan No. 11 and Loan No. 21, respectively, on Annex A-1, to this prospectus supplement) are each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The junior companion loan to each AB Mortgage Loan is not part of the trust fund. The Washington Village Apartments AB Mortgage Loan has a cut-off date balance of $14,094,858, representing approximately 1.4% of the Initial Pool Balance (6.1% of the Initial Loan Group 1 Balance) and the Tuxedo Festival AB Mortgage Loan has a cut-off date balance of $9,526,808, representing approximately 0.9% of the Initial Pool Balance (1.2% of the Initial Loan Group 1 Balance). A third party not affiliated with us or the related borrower is the holder of the Companion Loans.

     Under the terms of the related intercreditor agreement (the "Intercreditor Agreement"), the holder of the Companion Loan has agreed to subordinate its interest in certain respects to the AB

Mortgage Loan. The Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement. The holder of a Companion Loan may sell the Companion Loan only with the prior written consent of the Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement pursuant to the terms of such Intercreditor Agreement.

     Servicing Provisions of the AB Mortgage Loan Intercreditor Agreement. The Servicer and Special Servicer will service and administer each AB Mortgage Loan and the related Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the AB Mortgage Loan is part of the trust; provided, that prior to an event of default occurring under the related AB Mortgage Loan documents, the servicer of the Companion Loan will collect its principal and interest payments directly from the borrower. The Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of either AB Mortgage Loan or the related Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Companion Loan in a material manner without the consent of the holder of the related Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Forum Shops Operating Advisor" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on an AB Mortgage Loan or its Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of an AB Mortgage Loan or its Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Companion Loan is not paid at maturity, (iv) the borrower under an AB Mortgage Loan or its Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under a Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Companion Loan will be entitled to purchase the related AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing an AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

     Application of Payments on the AB Mortgage Loans. Pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of an AB Mortgage Loan or its Companion Loan, (ii) a monetary event of default or
(iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Servicer and the servicer of the Companion Loan. Any escrow and reserve payments required in respect of an AB Mortgage Loan or its Companion Loan will be paid to the Servicer. Following the occurrence and during the continuance of
(i) the acceleration of an AB Mortgage Loan or its Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Companion Loan will be paid: first, to the Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Companion Loan; seventh, to the holders of the Companion Loan, in an amount equal to interest due with respect to the Companion Loan; eighth, to the holder of the Companion Loan, in an amount equal to the principal balance of the Companion Loan until paid in full; ninth, to the holder of the Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Companion Loan; tenth, to the trust and the holder of the Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the Companion Loan, respectively; and eleventh, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Companion Loan, pro rata, based upon the outstanding principal balances.


     Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loan. Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to such holder net of fees and expenses on the related Companion Loan.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS COLLATERALIZED MORTGAGE LOANS

     The following tables show certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:




                                           CUT-OFF      % OF INITIAL                                    CUT-OFF
                                LOAN         DATE           POOL           LOAN            UW             LTV          PROPERTY
          LOAN NAME            GROUP       BALANCE         BALANCE       PER UNIT         DSCR           RATIO           TYPE
---------------------------- --------- --------------- -------------- ------------- --------------- --------------- -------------
The Forum Shops
 (Pari Passu Note) .........    1       $155,000,000         14.9%       $  710(1)        2.18x(1)        46.5%(1)  Retail
Hometown America
 Portfolio IV & V .......... 1 and 2      96,914,995          9.3%       25,899           1.47x           76.2%     Manufactured
                                                                                                                    Housing
                                                                                                                    Community
One Fordham Plaza ..........    1         64,492,581          6.2%          156           1.36x           72.1%     Office
Fiesta Mall ................    1         58,000,000          5.6%          185           2.52x           44.6%     Retail
White Oak Crossing
 Shopping Center ...........    1         47,380,325          4.5%           92           1.43x           66.7%     Retail
150 West Main Street
 Office Tower ..............    1         30,000,000          2.9%          132           1.40x           76.9%     Office
Foothill Towne Centre
 Plaza .....................    1         24,955,560          2.4%          122           1.67x           59.4%     Office
Courtly Manor ..............    2         22,600,000          2.2%       43,048           1.69x           79.0%     Manufactured
                                                                                                                    Housing
                                                                                                                    Community
Plaza De Oro ...............    1         15,652,373          1.5%          158           1.34x          76.4%      Retail
Washington Village
 Apartments ................    2         14,094,858          1.4%       48,940           1.23x          74.6%      Multifamily

(1) Calculated based on the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes as of the cut-off date.


     For more information regarding the top ten mortgage loans and/or loan concentrations and related mortgaged properties, see Annex A-3 to this prospectus supplement.

ARD LOAN


     1 mortgage loan (the "ARD Loan"), representing approximately 0.7% of the Initial Pool Balance (representing approximately 0.9% of the Initial Loan Group 1 Balance), provides that, if after a certain date (the "Anticipated Repayment Date"), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for the ARD Loan is generally 10 years after the closing of the ARD Loan. The Revised Rate for the ARD Loan is generally equal to the greater of the Initial Rate plus at least 2%. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the loan documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S certificates.

     Additionally, an account was established at the origination of the ARD Loan into which the tenant is required to directly deposit rents from the related Mortgaged Property that are equal to the installment payments under the ARD Loan. Upon the occurrence of an event of default or the Anticipated Repayment Date, the tenant will be required to directly deposit all other rents into the account. See "--Lockbox Accounts" below. The foregoing feature, to the extent applicable, is designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:


                             OVERVIEW OF DUE DATES




                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------
1st ...........        64       $  635,256,285         61.0%       63.1%        53.4%
6th ...........         2       $    7,962,500          0.8         0.3          2.4
11th ..........        50       $  340,877,213         32.7        29.4         44.1
15th ..........         1       $   58,000,000          5.6         7.2          0.0
                       --       --------------        -----       -----        -----
Total .........       117       $1,042,095,998        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

   The mortgage loans have grace periods as set forth in the following table:


                           OVERVIEW OF GRACE PERIODS




                                      AGGREGATE                      % OF        % OF
                                      PRINCIPAL          % OF      INITIAL      INITIAL
                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                      MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
   GRACE PERIOD        LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------   -----------   -----------------   ---------   ---------   ----------
0 days ..........        57       $  367,322,926         35.2%       31.4%        48.7%
5 days ..........         5       $  171,785,885         16.5        21.2          0.0
7 days ..........        47       $  313,541,790         30.1        24.4         49.9
8 days ..........         1       $    2,493,579          0.2         0.3          0.0
9 days ..........         4       $   18,883,867          1.8         1.9          1.4
10 days .........         3       $  168,067,950         16.1        20.7          0.0
                         --       --------------        -----       -----        -----
Total ...........       117       $1,042,095,998        100.0%      100.0%       100.0%
                        ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or the actual number of days in a month and the actual number of days in the given year ("Actual/Actual Basis"), or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS


                                            AGGREGATE                      % OF         % OF
                                            PRINCIPAL          % OF      INITIAL      INITIAL
                           NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
    INTEREST ACCRUAL        MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
         BASIS               LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------------   -----------   -----------------   ---------   ---------   -----------
Actual/360 ............       115       $  981,205,970         94.2%       92.5%        100.0%
Actual/Actual .........         1           58,000,000          5.6         7.2           0.0
30/360 ................         1            2,890,028          0.3         0.4           0.0
                              ---       --------------        -----       -----         -----
Total .................       117       $1,042,095,998        100.0%      100.0%        100.0%
                              ===       ==============        =====       =====         =====

   The mortgage loans have the amortization characteristics set forth in the following table:


                               AMORTIZATION TYPES


                                                    AGGREGATE                      % OF        % OF
                                                    PRINCIPAL          % OF      INITIAL      INITIAL
                                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION           LOANS            LOANS          BALANCE     BALANCE      BALANCE
-------------------------------   -----------   -----------------   ---------   ---------   ----------
Balloon mortgage
 loans(1) .....................        95       $  617,320,885         59.2%       58.0%        63.6%
Partial interest only .........         8          309,254,995         29.7%       30.5%        26.7%
ARD mortgage loans ............         1            7,088,324          0.7%        0.9%         0.0
Fully amortizing
 mortgage loans ...............        10           26,281,794          2.5%        3.2%         0.0
Interest-only mortgage
 loans ........................         3           82,150,000          7.9%        7.3%         9.8%
                                       --       --------------        -----       -----        -----
Total .........................       117       $1,042,095,998        100.0%      100.0%       100.0%
                                      ===       ==============        =====       =====        =====

(1) Does not include the mortgage loans with anticipated repayment dates, and excludes the mortgage loans which pay interest-only until maturity and mortgage loans that pay interest-only for a portion of their terms.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:


                       OVERVIEW OF PREPAYMENT PROTECTION


                                                 AGGREGATE                      % OF        % OF
                                                 PRINCIPAL          % OF      INITIAL      INITIAL
                                NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
         PREPAYMENT              MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
         PROTECTION               LOANS            LOANS          BALANCE     BALANCE      BALANCE
----------------------------   -----------   -----------------   ---------   ---------   ----------
Lockout with defeasance.....       111       $  956,599,861         91.8%       89.8%        98.8%
Lockout period followed
 by yield maintenance ......         5           27,496,136          2.6         3.0          1.2
Yield maintenance ..........         1           58,000,000          5.6         7.2          0.0
                                   ---       --------------         ----        ----         ----
Total ......................       117       $1,042,095,998          100%        100%         100%
                                   ===       ==============         ====        ====         ====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) 1% of the principal amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate or, in the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), the Treasury Rate plus 0.5%, when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading "U.S. Government Securities/Treasury Constant Maturities" or, in the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), as reported in the Wall Street Journal, for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     In addition, in the case of 1 mortgage loan (identified as Loan No. 117 on Annex A-1 to this prospectus supplement) which is not included in the table above as one of the 6 mortgage loans that are subject to yield maintenance, representing approximately 0.1% of the Initial Pool Balance (representing approximately 0.1% of the Initial Loan Group 1 Balance), the borrower is required to make a yield maintenance payment if the sole tenant at the related Mortgaged Property exercises its option to purchase the related mortgaged property, which exercise obligates the related borrower to repay the related mortgage loan in full. That yield maintenance charge will equal the greater of
(a) 1% of the principal amount being prepaid and (b) the positive excess of (i) the present value of all future installments of principal and interest due under the mortgage loan including the principal amount due at maturity, discounted at an interest rate equal to a specified treasury index over (ii) the principal amount of the mortgage loan outstanding before such prepayment. See "Risk Factors--Risks Related to Prepayments and Repurchases" in this prospectus supplement.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date as set forth in the following table:


                            PREPAYMENT OPEN PERIODS




                            NUMBER OF                           % OF INITIAL     % OF INITIAL     % OF INITIAL
                             MORTGAGE     AGGREGATE CUT-OFF         POOL         LOAN GROUP 1     LOAN GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS          DATE BALANCE          BALANCE          BALANCE         BALANCE
------------------------   -----------   -------------------   --------------   --------------   -------------
1 ......................         1       $    3,993,993              0.4%             10.5%            0.0%
2 ......................         5           21,017,175              2.0               0.4             7.7
3 ......................        37          243,183,910             23.3              18.1            41.5
4 ......................        44          451,125,655             43.3              44.8            37.9
5 ......................         2            6,961,920              0.7               0.4             1.5
6 ......................        14           95,188,628              9.1               9.9             6.6
7 ......................         2          185,000,000             17.8              22.8             0.0
13 .....................         8           24,168,554              2.3               1.6             4.8
19 .....................         1            2,858,741              0.3               0.4             0.0
25 .....................         3            8,597,420              0.8               1.1             0.0
                                --       --------------             ----              ----            ----
Total ..................       117       $1,042,095,998              100%              100%            100%
                               ===       ==============             ====              ====            ====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Many of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 111 of the mortgage loans, representing approximately 91.8% of the Initial Pool Balance (73 mortgage loans in Loan Group 1, representing approximately 89.8% of the Initial Loan Group 1 Balance and 38 mortgage loans in Loan Group 2, representing approximately 98.8% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

      (a) pays or delivers to the Servicer on any due date (the "Release Date")
    (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD
    Loan), assuming, in the case of the ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the government securities; and


      (b) delivers a security agreement granting the trust fund a first priority lien on the government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     In the case of one group of cross-collateralized loans (made up of two mortgage loans, one with a balance of $12,290,125 and the other, with a balance of $599,518, representing approximately 1.2% and 0.1% of the Initial Pool Balance, respectively (1.5% and 0.1% of the Initial Loan Group 1 Balance), the Mortgaged Property securing the mortgage loan with the $599,518 balance will be released from that cross-collateralization arrangement if the tenant at the related Mortgaged Property exercises its right, exercisable no later than May 31, 2004, to buy the related Mortgaged Property and the related borrower repays the related mortgage loan in an amount equal to the unpaid principal balance of that mortgage loan. See "Risk Factors--Risks Relating to Prepayments and Repurchases" in this prospectus supplement.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     The terms of 2 of the mortgage loans, identified as Loan No. 4 and 6 on Annex A-1 to this prospectus supplement (representing in the aggregate approximately 9.3% of the Initial Pool Balance (representing approximately 6.3% of the Initial Loan Group 1 Balance and approximately 19.6% of the Initial Loan Group 2 Balance)), respectively, which are cross-collateralized and cross-defaulted and are secured by mortgages on 8 mortgaged properties and 6 mortgaged properties, respectively, permit the related borrower to obtain a release of 1 or more of the corresponding mortgaged properties from the related mortgage lien by substituting another property of like kind and quality owned or acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions:

    o receipt by the lender of confirmation from Moody's and Fitch that the substitution will not result in a withdrawal, qualification or downgrade of any of the then current ratings of the Certificates;

    o the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the closing date;

    o after giving effect to the substitution, the debt service coverage ratio for the mortgaged properties (including the substitute property) for the prior 12 month period is equal to or greater than the greater of (a) 1.11x (in the case of Loan No. 4) or 1.10x (in the case of Loan No. 6), and (b) the debt service coverage ratio for the collateral (including the mortgaged real property to be released) for the 12 full calendar months immediately preceding the release of the individual property; and

    o the net operating income and debt service coverage ratio (for the prior 12 month period) for the substitute property is greater than the net operating income and debt service coverage ratio (for the prior 12 month period) for the substituted property.

     Partial Releases. 2 of the mortgage loans, representing approximately 6.0% of the Initial Pool Balance (representing approximately 7.7% of the Initial Loan Group 1 Balance) permits the release of certain parcels upon the satisfaction of certain requirements other than Defeasance. In each case, no material value was given to such parcels in the underwriting of the related mortgage loans.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above. The Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgage Loans will be required
(a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Special Servicer has obtained (a) the consent of the Directing Certificateholder and (b) from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 27 of the Mortgaged Properties, securing mortgage loans representing approximately 16.2% of the Initial Pool Balance (22 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 17.4% of the Initial Loan Group 1 Balance and 5 of the Mortgaged Properties, securing mortgage loans in Loan Group 2, representing approximately 12.1% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. 1 Mortgaged Property has a probable maximum loss ("PML") in excess of 20% and the related borrower is required to maintain earthquake insurance.

     Generally, each environmental insurance policy insures the trust fund against losses, with an aggregate limit set at 125% of the outstanding balance of the mortgage loan, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     With respect to 5 mortgage loans, securing 2.5% of the Initial Pool Balance, the secured creditor impaired property policy terms provide coverage for the lender and third party claims up to the limits of liability purchased.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the Forum Shops Companion Notes or the Forum Shops B Note. With respect to the Forum Shops Loan, the loan amount used in this prospectus supplement for purposes of presenting weighted loan-to-value ratio and debt service coverage ratio information is the principal balance of the Forum Shops Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes. The principal balance of the Forum Shops B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

     All information presented in this prospectus supplement (including LTV Ratios and debt service coverage ratios) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan except in the case of the Forum Shops Loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the Forum Shops Companion Notes as described above.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A-1, such numerical and statistical information excludes the Companion Loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1, Annex A-2 and Annex A-3 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring; provided, however, that with respect to the Forum Shops Loan, revenues for Phase III of the related Mortgaged Property (which Phase III is currently under construction) were calculated based on pro forma rental revenue and other revenue upon stabilization. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee; provided, however, that with respect to the Forum Shops Loan, operating expenses for Phase III of the related Mortgaged Property (which Phase III is currently under construction) were calculated based on pro forma expenses that were based in part on historical expenses for Phase I and Phase II of the related Mortgaged Property. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1, Annex A-2 and Annex A-3 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV

Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination or, in certain cases as of the stabilization date, the information set forth in this prospectus supplement, in Annex A-1, in Annex A-2 and Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2 and Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank and Nomura Credit & Capital, Inc. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Nomura Credit & Capital, Inc. is an affiliate of one of the Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of September 30, 2003, JPMorgan Chase Bank had total assets of $638.1 billion, total net loans of $202.4 billion, total deposits of $313.4 billion, and total stockholder's equity of $37.0 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004. Information about J.P. Morgan Chase & Co. is available on the Internet at www.jpmorganchase.com. Information about Bank One Corporation is available on the Internet at www.bankone.com. These websites and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus supplement.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. is a Delaware corporation whose principal offices are located in New York, New York. Nomura Credit & Capital, Inc. is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $30 billion. Nomura Credit & Capital, Inc. is a HUD-approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. An affiliate of Nomura Credit & Capital, Inc., Nomura Securities International, Inc., is acting as an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     One of the mortgage loans (identified as loan number 3 on Annex A-1 attached to this prospectus supplement) sold to the Depositor by Nomura Credit & Capital, Inc. was originated by Northwestern Mutual Life Insurance Company. Nomura Credit & Capital, Inc. re-underwrote that mortgage loan at the time it acquired the mortgage loan from Northwestern Mutual Life Insurance Company in November 2003.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller, except as indicated below, generally requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan, to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition. The foregoing notwithstanding, in the case of 1 mortgage loan, representing approximately 0.3% of the Initial Pool Balance (representing approximately 0.4% of the Initial Loan Group 1 Balance), an environmental condition, a small spill, qualifies for admission into a state dry-cleaning solvent cleanup program, which will assign a cleanup contractor to remedy the environmental condition. As a result of this program eligibility, none of the actions described in the second preceding sentence were required or undertaken.

     In the case of 1 mortgage loan, representing approximately 1.1% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from AIG and/or an affiliate in lieu of a phase II ESA. In that case, the environmental consultant was not able to confirm the presence or absence of contamination from an ongoing dry cleaning operation and instead of a recommended phase II ESA, the lender obtained a secured credit or environmental insurance policy. See "Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     In the case of 1 Mortgaged Property, securing mortgage loans representing in the aggregate approximately 0.3% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from Chubb and/or an affiliate in lieu of the borrower or an affiliate providing an environmental indemnity. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     Physical Assessment Report. At origination or, if applicable, in connection with the acquisition of a mortgage loan, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

      (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 or more days past due, without giving effect to any applicable notice and grace period;

      (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

      (c) the Mortgage, together with any separate security agreements, UCC Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

      (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

      (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

      (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

      (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

      (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

      (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

      (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

      (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

      (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

      (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

      (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

      (o) none of the mortgage loan documents is subject to any valid right of rescission or set-off or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

      (p) each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

      (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

      (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
    (ii) no condemnation proceedings are pending;

      (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

      (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

      (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of
(1) the outstanding principal balance of the mortgage loan (or related REO
Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on the ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase,
(3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.


     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original DSCR of the deleted mortgage loan as of the Closing Date, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the related mortgage loans to become not cross-collateralized and cross-defaulted with each other prior to such repurchase and provides the trustee with certain REMIC opinions.


LOCKBOX ACCOUNTS

     With respect to 26 mortgage loans (the "Lockbox Loans"), representing approximately 49.1% of the Initial Pool Balance (24 mortgage loans in Loan Group 1, representing approximately 57.2% of the Initial Loan Group 1 Balance and 2 mortgage loans in Loan Group 2, representing approximately 20.9% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 7 Lockbox Loans, representing approximately 3.5% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing approximately 4.5% of the

Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 7 Lockbox Loans, representing approximately 22.0% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing approximately 28.3% of the Initial Loan Group 1 Balance, a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 4 Lockbox Loans, representing approximately 10.9% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 14.1% of the Initial Loan Group 1 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as an event of default under the related mortgage loan documents). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and
(5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates") will consist of the following 23 classes (each, a "Class"): the Class A-1, Class A-2, Class A-3 and Class A-1A certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E certificates are offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class S, Class NR, Class R and Class LR certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class S certificates, Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each such Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S, Class X-1 and the Class X-2 certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class LR certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 certificates will be approximately $1,042,095,997.

     The Notional Amount of the Class X-2 certificates will equal:

       (1) up to and including the Distribution Date in February 2005, the sum of (a) the lesser of $84,064,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of

   $229,849,000 and the Certificate Balance of the Class A-1A certificates and
   (c) the aggregate of the Certificate Balance of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

       (2) after the Distribution Date in February 2005 through and including the Distribution Date in February 2006, the sum of (a) the lesser of $45,102,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $218,780,000 and the Certificate Balance of the Class A-1A certificates and (c) the aggregate of the Certificate Balance of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates;

       (3) after the Distribution Date in February 2006 through and including the Distribution Date in February 2007, the sum of (a) the lesser of $2,654,000 and the Certificate Balance of the Class A-1 certificates, (b) the lesser of $206,893,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates and (d) the lesser of $2,475,000 and the Certificate Balance of the Class L certificates;

       (4) after the Distribution Date in February 2007 through and including the Distribution Date in February 2008, the sum of (a) the lesser of $172,611,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $195,675,000 and the Certificate Balance of the Class A-1A certificates and (c) the aggregate of the Certificate Balance of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and (d) the lesser of $1,395,000 and the Certificate Balance of the Class J certificates;

       (5) after the Distribution Date in February 2008 through and including the Distribution Date in February 2009, the sum of (a) the lesser of $123,441,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $171,283,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class A-3, Class B, Class C, Class D, Class E, Class F and Class G certificates;

       (6) after the Distribution Date in February 2009 through and including the Distribution Date in February 2010 the sum of (a) the lesser of $88,442,000 and the Certificate Balance of the Class A-2 certificates, (b) the lesser of $145,171,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class A-3, Class B, Class C, Class D and Class E certificates and (d) the lesser of $10,743,000 and the Certificate Balance of the Class F certificates;

       (7) after the Distribution Date in February 2010 through and including the Distribution Date in February 2011, the sum of (a) the lesser of $250,357,000 and the Certificate Balance of the Class A-3 certificates, (b) the lesser of $135,068,000 and the Certificate Balance of the Class A-1A certificates, (c) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E certificates and (d) the lesser of $1,466,000 and the Certificate Balance of the Class F certificates; and

       (8) after the Distribution Date in February 2011, $0.

     The initial Notional Amount of the Class X-2 certificates will be approximately $948,215,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will have an aggregate initial Certificate Balance of approximately $304,687,997. The Class S certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the mortgage loans.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in March 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance Proceeds, Condemnation Proceeds and Liquidation

Proceeds will be limited, in the case of the Forum Shops Loan, to the portion of such amounts that are payable to the holder of the Forum Shops Loan pursuant to the Forum Shops Intercreditor Agreement.

     The Trustee is required to establish and maintain accounts (the "Upper-Tier Distribution Account", and the "Lower-Tier Distribution Account" both of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by the Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis and on an Actual/Actual Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds other than a loss incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such funds, so long as such depository institution or trust company satisfied the requirements for Permitted Investments and is not an affiliate of the Servicer, as provided in the Pooling and Servicing Agreement. The Trustee is authorized but not required to direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account in Permitted Investments. The Trustee will be entitled to retain any interest or other income earned on funds in such accounts and the Trustee will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class S certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the Forum Shops Loan, only to the extent received by the Trustee pursuant to the Forum Shops Pooling Agreement and/or Forum Shops Intercreditor Agreement), as of the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2 and Class A-3 certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A certificates have been made on such Distribution Date, until the Class A-1 certificates are reduced to zero, (B) to the Class A-2 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 certificates) and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 certificates have been made on such Distribution Date, until the Class A-2 certificates are reduced to zero, and (C) to the Class A-3 certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 certificates) and, after the Class A-1A certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made on such Distribution Date, until the Class A-3 certificates are reduced to zero and (ii) to the Class A-1A certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-3 certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2 and Class A-3 certificates have been made on such Distribution Date, until the Class A-1A certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-1A certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A and Class B certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3. Class A-1A, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class N certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class N certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class P certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates to zero, to the Class P certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class P certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-fifth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-sixth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR certificates, the amount remaining in the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3 and Class A-1A certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to % .

     The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to % .

     The Pass-Through Rate on the Class A-1A certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate minus %.

     The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate minus %.

     The Pass-Through Rate on the Class H certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 certificates for the initial Distribution Date will equal approximately % and
 % per annum, respectively.

     The Pass-Through Rate for the Class X-1 certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates. For each Distribution Date through and including the Distribution Date in February 2011, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with the respect to the Class D, Class E, Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on
   Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with the respect to the Class D, Class E, Class F, Class G and Class H Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in February 2011, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 certificates, for each Distribution Date through and including the Distribution Date in February 2011, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 certificates. For each Distribution Date through and including the Distribution Date in February 2011, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class F, Class G and Class H certificates, the lesser of:

          (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and

          (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component,

     (y) and with the respect to each other Class of Principal Balance Certificates, the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in February 2011, the Class X-2 certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.




CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
                                                     %
                                                     %
                                                     %
                                                     %
                                                     %

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class S certificates and the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class S certificates and the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Class S certificates and the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Class S certificates and the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class S certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate

Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class S certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-3 and Class A-1A certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-3 or Class A-1A certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, and (ii) following the reimbursements described in clause (i), the excess, if any of (A) the total amount of Nonrecoverable Advances plus interest on such Nonrecoverable Advances that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, and (ii) following the reimbursements described in clause (i), the excess, if any of (A) the total amount of Nonrecoverable Advances plus interest on such Nonrecoverable Advances that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction therein occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of the Forum Shops Whole Loan, any of the loans comprising the Forum Shops Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the Class S certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H certificates will be entitled to receive, with respect to the related Loan Group, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........   March 15, 2010
Class A-2 ..........   September 15, 2013
Class A-3 ..........   December 15, 2013
Class B ............   February 15, 2014
Class C ............   February 15, 2014
Class D ............   February 15, 2014
Class E ............   February 15, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loan is prepaid in full on its Anticipated Repayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 15, 2038, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class P certificates,

     o the rights of the holders of the Class P and Class NR certificates will be subordinated to the rights of the holders of the Class N certificates,

     o the rights of the holders of the Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

     o the rights of the holders of the Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of the full amount of interest payable in respect of that Class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates, the holders of the Class D certificates and the holders of the Class E certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D certificates by the subordination of the Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C certificates by the subordination of the Class D and Class E certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C, Class D and Class E certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-2 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-3 certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A certificates are still outstanding, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and
(ii) with respect to Loan Group 2, to the Class A-1A certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2 or Class A-3 certificates are still outstanding, to the Class A-1 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-2 certificates until their Certificate Balances have been reduced to zero, and then to the Class A-3 certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 and Class A-1A certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class S certificates, Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3 and Class A-1A certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus and "Description of the Certificates--The Trustee, Certificate Registrar and Authenticating Agent" in the prospectus supplement, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Forum Shops Loan) and any REO Loan during the related Due Period and not received as of the Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the Forum Shops Loan) or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period for late payments has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan (other than the Forum Shops Whole Loan) and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I

Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Forum Shops Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (first from principal collections and then from interest collections). If the funds in the Certificate Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for such time as is required to reimburse such excess portion from principal up to 12 months. In addition, in certain circumstances, Advances outstanding at the time of a workout of a mortgage loan may also be subject to restrictions on reimbursement similar to the elective deferral provisions described above. To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and will deliver to the Servicer and the Trustee notice of such determination, which will be binding on the Servicer. Further, with respect to the Forum Shops Loan, if the Forum Shops Servicer or any servicer in connection with a subsequent securitization of a Forum Shops Companion Note determines that any P&I Advance with respect to the related Forum Shops Loan or Forum Shops Companion Note, if made, would be non-recoverable, such determination will be binding on the Forum Shops Servicer. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as applicable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made with respect to delinquent amounts due on any Companion Loan and no Advances will be made on any Companion Loan if the related AB Mortgage Loan is no longer a part of the trust. Any requirement of the Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than the Forum Shops Whole Loan), an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

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       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than the Forum Shops Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000 minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (b) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over
(2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer or the Trustee, as applicable). With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the related mortgage loan and Companion Loan, and all resulting Appraisal Reductions will be allocated to the related Companion Loan prior to being allocated to the related mortgage loan.

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (other than the Forum Shops Whole Loan) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available

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to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class P certificates, then to the Class N certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates). See "--Advances" above.

     With respect to each mortgage loan (other than the Forum Shops Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder, the Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The Forum Shops Loan is subject to provisions in the Forum Shops Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Forum Shops Pooling Agreement in respect of the Forum Shops Loan will proportionately reduce the Forum Shops Servicer's or the Forum Shops Trustee's, as the case may be, obligation to make principal and interest advances on the Forum Shops Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. The Forum Shops Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Forum Shops Whole Loan will be applied first to the Forum Shops B Note. Any Appraisal Reduction amount in respect of the Forum Shops Loan that exceeds the aggregate balance of the Forum Shops B Note will be allocated to the Forum Shops Loan and the Forum Shops Companion Note, pro rata.

     Any mortgage loan (other than the Forum Shops Whole Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each Rating Agency and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in

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accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Servicer and the Trustee) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then-current credit support levels for each Class of Certificates;

       (28) the original and then-current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Trustee will make available the Statements to Certificateholders through its website which is initially located at www.ctslink.com/cmbs. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the

Trustee's website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Trustee will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Servicer, the Directing Certificateholder and the Forum Shops Operating Advisor, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
   Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as operating statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class S certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee and (3) if the Forum Shops Mortgaged Property is an REO Property under the terms of the Forum Shops Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the Forum Shops Servicer in accordance with clause (2) above, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate Trust Services (CMBS)--J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2004-C1. In addition, Wells Fargo Bank, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the

"Authenticating Agent"). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0024% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Forum Shops Companion Notes, the Forum Shops B Note and the Companion Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

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                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Forum Shops Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the Forum Shops Loan) and any REO Properties. The Forum Shops Loan will be serviced in accordance with the Forum Shops Pooling Agreement by the Forum Shops Servicer and the Forum Shops Special Servicer and according to the servicing standards provided for in the Forum Shops Pooling Agreement, which require, among other things, that the Forum Shops Servicer and Forum Shops Special Servicer attempt to maximize recovery on all of the portions of the Forum Shops Whole Loan. All references to "mortgage loans" in this section, "Servicing of the Mortgage Loans," will not include the Forum Shops Loan. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the Trust and in the best interests of and for the benefit of Certificateholders (as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans (and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

       (A) any relationship that the Servicer or any of its affiliates, as the case may be, may have with the related borrower;

       (B) the ownership of any Certificate by the Servicer or any of its affiliates, as the case may be;

       (C) the Servicer's obligation to make Advances; and

       (D) the right of the Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan, the

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terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and
(2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of an AB Mortgage Loan, the holder of the related Companion Loan (as a collective whole)), but without regard to:

       (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate by the Special Servicer or any of its affiliates;

       (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

       (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Servicer, the Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan and any related Companion
Loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer that provides that such refinancing will occur within 150 days, provided that the mortgage loan will become transferable immediately if the borrower fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 150-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

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       (5) as to which, in the judgment of the Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supercede any specific required approval which the Special Servicer must obtain from the Directing Certificateholder.

THE DIRECTING CERTIFICATEHOLDER AND THE FORUM SHOPS OPERATING ADVISOR

     The Directing Certificateholder will be entitled to advise the Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

   (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

   (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

   (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

   (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

   (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver;

   (vii)      any management company changes or franchise changes;

   (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

   (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

   (x)        any determination of an Acceptable Insurance Default;

provided that, in the event that the Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions (and, with respect to the AB Mortgage Loans, subject to the rights of the holder of the Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement).

     Furthermore, the Servicer or the Special Servicer, as applicable, will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the the Servicer or Special Servicer, as applicable, with respect to a mortgage loan if:

(i) the Servicer or the Special Servicer, as applicable, has, as described above, notified the Directing Certificateholder in writing of various actions that the Servicer or Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standard.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC Provisions.


     Pursuant to the Forum Shops Intercreditor Agreement, the Forum Shops Senior Noteholders prior to the occurrence of a Forum Shops Control Appraisal Event will generally have no right either to consult with or to direct the Forum Shops Servicer and/or the Forum Shops Special Servicer in their respective servicing of the Forum Shops Whole Loan. The Forum Shops Senior Noteholders will generally be entitled to receive certain reports, notices and other information from the Forum Shops Servicer or Forum Shops Special Servicer, as applicable. Following the occurrence and during the continuance of a Forum Shops Control Appraisal Event, the Forum Shops Senior Noteholders will have the rights which are given to the Forum Shops B Noteholder as prior to a Forum Shops Control Appraisal Event, as discussed below.

     Prior to the occurrence of a Forum Shops Control Appraisal Event, the operating advisor appointed by the holders of the Forum Shops B Note (the "Forum Shops Operating Advisor") will have certain rights to advise the Forum Shops Special Servicer and the Forum Shops Servicer.

     The Forum Shops Operating Advisor may object to any asset status report in a manner similar to the procedures that are applicable to the Directing Certificateholder with respect to an Asset Status Report for any mortgage loan as described above under "--General."

     With respect to the Forum Shops Whole Loan, so long as a Forum Shops Control Appraisal Event has not occurred, the Forum Shops Operating Advisor will be entitled to advise the Forum Shops Special Servicer with respect to the following actions and other actions more particularly described in the Forum Shops Pooling Agreement and, except as otherwise described below, the Forum Shops Special Servicer will not be permitted to take any of the following actions as to which the Forum Shops Operating Advisor has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Forum Shops Special Servicer within the ten day period, the Forum Shops Operating Advisor will be deemed to have approved such action):

   (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the REO Property) of the ownership of properties securing the Forum Shops Whole Loan as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term of the Forum Shops Whole Loan or any extension of the maturity date of securing the Forum Shops Whole Loan;

   (iii) any proposed sale of a defaulted Forum Shops Whole Loan or REO Property for less than the applicable purchase price;

   (iv) any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

   (v) any release of collateral or any acceptance of substitute or additional collateral for the Forum Shops Whole Loan, other than pursuant to the specific terms of the Forum Shops Whole Loan;

   (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Forum Shops Whole Loan or any consent to such waiver;

   (vii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the Forum Shops Whole Loan and there is no material lender discretion;

   (viii) any acceptance of an assumption agreement releasing the borrower from liability under Forum Shops Whole Loan other than pursuant to the specific terms of Forum Shops Whole Loan;

   (ix)       any determination of an Acceptable Insurance Default; and

   (x)        any replacement of the property manager;

provided that, in the event that the Forum Shops Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders under the Forum Shops Pooling Agreement and the holder of the Forum Shops Loan (as a collective whole), the Forum Shops Special Servicer may take any such action without waiting for the Forum Shops Operating Advisor's response.

     In addition, the Forum Shops Operating Advisor may direct the Forum Shops Special Servicer to take, or to refrain from taking, other actions with respect to the Forum Shops, as the Forum Shops Operating Advisor may reasonably deem advisable; provided that the Forum Shops Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Forum Shops Operating Advisor that would cause it to violate applicable law, the Forum Shops Pooling Agreement, including the servicing standards, the Forum Shops Intercreditor Agreement or the REMIC Provisions.

     Furthermore, the Forum Shops Special Servicer will not be obligated to seek approval from the Forum Shops Operating Advisor, as contemplated above, for any actions to be taken by the Forum Shops Special Servicer with respect to the Forum Shops Whole Loan if: (i) the Forum Shops Special Servicer has, as described above, notified the Forum Shops Operating Advisor in writing of various actions that the Forum Shops Special Servicer proposes to take with respect to the workout or liquidation of Forum Shops Whole Loan and (ii) for 60 days following the first such notice, the Forum Shops Operating Advisor has objected to all of those proposed actions but has failed to suggest any alternative actions that the Forum Shops Special Servicer considers to be consistent with the servicing standards.

     Upon the occurrence and continuance of a Forum Shops Control Appraisal Event, each holder of a Forum Shops loan (other than the Forum Shop B Note), or if such Forum Shops loan has been securitized, the related directing Certificateholder will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the Forum Shops B Note, but in the event such holders give conflicting consents or directions to the Forum Shops Servicer or the Forum Shops Special Servicer, as applicable, and both such directions satisfy the servicing standards (as determined by an operating advisor jointly appointed by the holders of the Forum Shops loan) the Forum Shops Servicer or the Forum Shops Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or any Certificateholder for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling Class,

       (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

       (d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates,

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The holders of the Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loans similar to the limitations of the Directing Certificateholder described above. The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Servicer or the Special Servicer.

THE SERVICER

     GMAC Commercial Mortgage Corporation is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of December 31, 2003, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $209.9 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the Servicer has been provided by the Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     Clarion Partners, LLC ("Clarion" or the "Special Servicer"), a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands. Clarion manages a portfolio of over $10 billion in commercial real estate investments and is currently named special servicer on over $6 billion of CMBS transactions. Clarion, with a staff of nearly 500 employees located in offices in major cities across the country, has been approved as special servicer by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. ("S&P"), Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the Certificates. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the Forum Shops
Loan), and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.040% to 0.145%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.051% per annum. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis or an Actual/Actual Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Forum Shops Loan will be specially serviced under the Forum Shops Pooling Agreement (including those occasions under the Forum Shops Pooling Agreement when the servicing of the Forum Shops Loan has been transferred from Forum Shops Servicer to the Forum Shops Special Servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for the

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Forum Shops Loan. Only the Forum Shops Special Servicer will be entitled to special servicing compensation on the Forum Shops Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum (with a minimum fee of $4,000 per month for each Specially Serviced Mortgage Loan) (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the Forum Shops Loan by the holder of the Forum Shops B Note pursuant to the intercreditor agreement or by the majority holder of the controlling class under the Forum Shops Pooling Agreement, the Forum Shops Servicer or the Forum Shops Special Servicer pursuant to the Forum Shops Pooling Agreement or (v) the purchase of any AB Mortgage Loan by the holder of the related Companion Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment Of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net of investment earnings received by the Servicer during such Due Period, provided, however, with respect to 1 mortgage loan that has a due date on the 15th of each month, in the event of a Prepayment Interest Shortfall, the Servicer will deliver to the Trustee for deposit in the Distribution Account, without any right to reimbursement therefor, one full month of interest on such prepayment. If a

Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property (other than the Mortgaged Property securing the Forum Shops Loan which is serviced under the Forum Shops Pooling Agreement) all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) with respect to Specially Serviced Mortgage Loans, notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Servicer or Special Servicer, as applicable, determines in accordance with the Servicing

Standards that such failure is not an Acceptable Insurance Default (the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to notify the Servicer of such default), the Servicer will be required to cause such insurance to be maintained. If the Servicer or Special Servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of February 30, 2004, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Servicer or Special Servicer, as applicable, has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Servicer's or Special Servicer's request for consultation; provided, further, that upon the Servicer's or Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Servicer or Special Servicer to consult with the Directing Certificateholder, as applicable, the Servicer or Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property in respect of the Forum Shops Loan which is serviced under the Forum Shops Pooling Agreement), to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan (other than with respect to the Forum Shops
Loan) that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer, subject to any required Directing Certificateholder consent described herein, will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related Companion Loan to consent to such modification waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class S certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Pursuant to the Forum Shops Pooling Agreement, any modification, extension, waiver or amendment of the payment terms of the Forum Shops Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Forum Shops Intercreditor Agreement, such that neither the trust as holder of the Forum Shops Loan nor the holder of the Forum Shops Companion Note and the Forum Shops B Note gains a priority over the other such holder that is not reflected n the related loan documents and the Forum Shops Intercreditor Agreement.

     Further, to the extent consistent with the servicing standards under the Forum Shops Pooling Agreement, taking into account the subordinate position of the Forum Shops B Note, no waiver, reduction or deferral of any amounts due on the Forum Shops Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Forum Shops B Note and no reduction of the mortgage interest rate of the Forum Shops Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Forum Shops B Note to the maximum extent possible.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan intercreditor agreement and such modification, in certain circumstances, may not be in a manner materially adverse to the holder of the related Companion Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the Forum Shops Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to the each AB Mortgage Loans, the purchase right of the holder of the related Companion Loan, (ii) with respect to the Forum Shops Loan, the purchase right of the Forum Shops B Noteholder or the applicable party under the Forum Shops Pooling Agreement and (iii) in the case of any mortgage loan, subject to any purchase rights of any holders of mezzanine debt as described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default,
(i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     Notwithstanding the foregoing, the Purchase Option will not apply to the Forum Shops Loan. However, the Forum Shops Pooling Agreement provides for a comparable fair value purchase option for the Forum Shops Loan exercisable by the parties designated under such agreement, and anyone exercising the right to purchase the Forum Shops Companion Note under the Forum Shops Pooling Agreement must also purchase the Forum Shops Loan from the trust.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer or Special Servicer or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all

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amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Forum Shops Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and
(B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2005, unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade,

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withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the Forum Shops Servicer, the Depositor, the Forum Shops Special Servicer, the Forum Shops Trustee and the Forum Shops Paying Agent and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Forum Shops Loan under the Forum Shops Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Forum Shops Servicer, the Forum Shows Special Servicer, the Depositor, the Forum Shops Trustee or the Forum Shops Paying Agent in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Forum Shops Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of

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coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (g) both (i) the Trustee receives written notice from Fitch that the continuation of the Servicer or Special Servicer in its capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates then rated by Fitch and (ii) such notice is not withdrawn, terminated or rescinded within 90 days following the Trustee's receipt of such notice.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.


     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller; and

       (g) to modify the provisions generally described under the third to last paragraph of the Section "Description of the Certificates--Advances" if
    (1) the Depositor and the Servicer determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier
    REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of a Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holders of the Companion Loans, without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero and third, in respect of the Class A-3 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3, and Class A-1A certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on any Class of Offered Certificates that has a fixed Pass-Through Rate subject to the WAC Rate to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk

Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 certificates until the Certificate Balance thereof is reduced to zero, and second, in respect of the Class A-2 certificates until the Certificate Balance thereof is reduced to zero, and third, in respect of the Class A-3 certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each

Distribution Date will generally be distributable to the Class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in March 2004;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables and no prepayments permitted under the mortgage loan documents prior to the expiration of any Lockout Period were made;

          (e) no Yield Maintenance Charges are included in any allocations or calculations;

          (f) the Closing Date is February 26, 2004;

          (g) the ARD Loan prepays in full on its Anticipated Repayment Date;

          (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
February 15, 2005 ....................            94              93              92              91              90
February 15, 2006 ....................            88              85              83              81              79
February 15, 2007 ....................            40              40              40              40              40
February 15, 2008 ....................            30              30              30              30              30
February 15, 2009 ....................            11              11              10              10              10
February 15, 2010 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          3.22            3.18            3.13            3.09            3.05
Estimated Month of First
 Principal ...........................     3/15/2004       3/15/2004       3/15/2004       3/15/2004       3/15/2004
Estimated Month of Maturity ..........     3/15/2010       2/15/2010       1/15/2010       1/15/2010      12/15/2009

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR          12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   --------------
Initial Percentage ...................           100             100             100             100              100
February 15, 2005 ....................           100             100             100             100              100
February 15, 2006 ....................           100             100             100             100              100
February 15, 2007 ....................           100             100             100             100              100
February 15, 2008 ....................           100             100             100             100              100
February 15, 2009 ....................           100             100             100             100              100
February 15, 2010 ....................           100             100              99              99               99
February 15, 2011 ....................            22              22              21              20               20
February 15, 2012 ....................            15              14              13              13               12
February 15, 2013 ....................             9               8               6               5                4
February 15, 2014 ....................             0               0               0               0                0
Weighted Average Life (years)(1)......          7.16            7.12            7.09            7.06             7.03
Estimated Month of First
 Principal ...........................     3/15/2010       2/15/2010       1/15/2010       1/15/2010       12/15/2009
Estimated Month of Maturity ..........     9/15/2013       8/15/2013       7/15/2013       6/15/2013        4/15/2013

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                DATE                    0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ................         100           100           100           100           100
February 15, 2005 .................         100           100           100           100           100
February 15, 2006 .................         100           100           100           100           100
February 15, 2007 .................         100           100           100           100           100
February 15, 2008 .................         100           100           100           100           100
February 15, 2009 .................         100           100           100           100           100
February 15, 2010 .................         100           100           100           100           100
February 15, 2011 .................         100           100           100           100           100
February 15, 2012 .................         100           100           100           100           100
February 15, 2013 .................         100           100           100           100           100
February 15, 2014 .................           0             0             0             0             0
Weighted Average Life (years)(1)...        9.73          9.73          9.72          9.72          9.71
Estimated Month of First
 Principal ........................   9/15/2013     8/15/2013     7/15/2013     6/15/2013     4/15/2013
Estimated Month of Maturity .......  12/15/2013    12/15/2013    12/15/2013    12/15/2013    12/15/2013

----------
(1)   The weighted average life of the Class A-3 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
February 15, 2005 ....................           100             100             100             100             100
February 15, 2006 ....................           100             100             100             100             100
February 15, 2007 ....................           100             100             100             100             100
February 15, 2008 ....................           100             100             100             100             100
February 15, 2009 ....................           100             100             100             100             100
February 15, 2010 ....................           100             100             100             100             100
February 15, 2011 ....................           100             100             100             100             100
February 15, 2012 ....................           100             100             100             100             100
February 15, 2013 ....................           100             100             100             100             100
February 15, 2014 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.93            9.92            9.91            9.91            9.90
Estimated Month of First
 Principal ...........................     1/15/2014       1/15/2014       1/15/2014       1/15/2014       1/15/2014
Estimated Month of Maturity ..........     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
February 15, 2005 ....................           100             100             100             100             100
February 15, 2006 ....................           100             100             100             100             100
February 15, 2007 ....................           100             100             100             100             100
February 15, 2008 ....................           100             100             100             100             100
February 15, 2009 ....................           100             100             100             100             100
February 15, 2010 ....................           100             100             100             100             100
February 15, 2011 ....................           100             100             100             100             100
February 15, 2012 ....................           100             100             100             100             100
February 15, 2013 ....................           100             100             100             100             100
February 15, 2014 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.97            9.97            9.97            9.97            9.97
Estimated Month of First
 Principal ...........................     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014
Estimated Month of Maturity ..........     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
February 15, 2005 ....................           100             100             100             100             100
February 15, 2006 ....................           100             100             100             100             100
February 15, 2007 ....................           100             100             100             100             100
February 15, 2008 ....................           100             100             100             100             100
February 15, 2009 ....................           100             100             100             100             100
February 15, 2010 ....................           100             100             100             100             100
February 15, 2011 ....................           100             100             100             100             100
February 15, 2012 ....................           100             100             100             100             100
February 15, 2013 ....................           100             100             100             100             100
February 15, 2014 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.97            9.97            9.97            9.97            9.97
Estimated Month of First
 Principal ...........................     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014
Estimated Month of Maturity ..........     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
February 15, 2005 ....................           100             100             100             100             100
February 15, 2006 ....................           100             100             100             100             100
February 15, 2007 ....................           100             100             100             100             100
February 15, 2008 ....................           100             100             100             100             100
February 15, 2009 ....................           100             100             100             100             100
February 15, 2010 ....................           100             100             100             100             100
February 15, 2011 ....................           100             100             100             100             100
February 15, 2012 ....................           100             100             100             100             100
February 15, 2013 ....................           100             100             100             100             100
February 15, 2014 ....................             0               0               0               0               0
Weighted Average Life (years)(1)......          9.97            9.97            9.97            9.97            9.97
Estimated Month of First
 Principal ...........................     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014
Estimated Month of Maturity ..........     2/15/2014       2/15/2014       2/15/2014       2/15/2014       2/15/2014

----------
(1)   The weighted average life of the Class E certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with the provisions of the Forum Shops Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC", and the "Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class A-3, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR certificates representing the right to receive Excess Interest) and
(2) the class R certificates will represent the sole Class of "residual interest" in the Upper-Tier REMIC and the class LR certificates will represent the sole Class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and Class LR certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that[ no] Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes.] [It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, mortgage loans representing approximately 29.0% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc., Nomura Securities International, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co. (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below, subject in each case to a variance of 10%.




        CLASS           JPMORGAN        NOMURA      CREDIT SUISSE FIRST BOSTON   GOLDMAN, SACHS & CO.
-------------------- -------------- -------------- ---------------------------- ---------------------
Class A-1 .......... $              $                       $                        $
Class A-2 .......... $              $                       $                        $
Class A-3 .......... $              $                       $                        $
Class B ............ $              $                       $                        $
Class C ............ $              $                       $                        $
Class D ............ $              $                       $                        $
Class E ............ $              $                       $                        $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be   % of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2004, before deducting expenses payable by the Depositor estimated
to be approximately $         . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JP Morgan Chase Bank, one of the Mortgage Loan Sellers. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of the other Mortgage Loan Seller.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):




 CLASS     MOODY'S     FITCH
-------   ---------   ------
   A-1       Aaa        AAA
   A-2       Aaa        AAA
   A-3       Aaa        AAA
    B        Aa2        AA
    C        Aa3        AA-
    D         A2         A
    E         A3        A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     In addition, Plan fiduciaries should consider (i) the general requirement under Section 404(b) of ERISA that the inidicia of ownership of Plan assets not be held outside the jurisdiction of the district courts of the United States and (ii) that in the event of a foreclosure on the properties located outside of the United States, this requirement may not be met and the exceptions to the general rule may not apply. The Exemption does not address this issue and consequently provides no protection to a Plan fiduciary in the event of a violation of this requirement. Plan fiduciaries should consult their advisors regarding their continued ability to hold Offered Certificates if such a foreclosure should occur.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                  PAGE
                                                ------
30/360 Basis ................................     S-75
AB Mortgage Loan ............................     S-66
Acceptable Insurance Default ................    S-137
Actual/360 Basis ............................     S-75
Actual/Actual Basis .........................     S-75
Additional Exclusions .......................    S-136
Administrative Cost Rate ....................    S-107
Advances ....................................    S-116
Anticipated Repayment Date ..................     S-74
Appraisal Reduction .........................    S-118
Appraisal Reduction Event ...................    S-117
ARD Loan ....................................     S-74
Asset Status Report .........................    S-128
Assumed Final Distribution Date .............    S-112
Assumed Scheduled Payment ...................    S-109
Authenticating Agent ........................    S-125
Available Distribution Amount ...............     S-99
Base Interest Fraction ......................    S-111
Certificate Account .........................     S-97
Certificate Balance .........................     S-93
Certificate Owner ...........................     S-95
Certificate Registrar .......................    S-124
Certificateholders ..........................     S-66
Certificates ................................     S-93
Clarion .....................................    S-132
Class .......................................     S-93
Class A Certificates ........................     S-93
Class X Certificates ........................     S-93
Class X-1 Components ........................    S-105
Class X-1 Strip Rate ........................    S-105
Class X-2 Component .........................    S-106
Class X-2 Strip Rate ........................    S-106
Clearstream .................................     S-95
Closing Date ................................     S-65
CMSA Investor Reporting Package .............    S-121
Code ........................................    S-156
Collateral Support Deficit ..................    S-114
Companion Loan ..............................     S-66
Compensating Interest Payment ...............    S-135
Constant Prepayment Rate ....................    S-151
Controlling Class ...........................    S-130
Controlling Class Certificateholder .........    S-130
Corrected Mortgage Loan .....................    S-128
CPR .........................................    S-151
Crossed Loan ................................     S-91
Cross-Over Date .............................    S-104
Cut-off Date Balance ........................     S-65
Defeasance ..................................     S-78


                                                  PAGE
                                                ------
Defeasance Lockout Period ...................     S-78
Depositor ...................................     S-65
Depositories ................................     S-95
Determination Date ..........................     S-97
Direct Participants .........................     S-95
Directing Certificateholder .................    S-130
Discount Rate ...............................     S-76
Distributable Certificate Interest ..........    S-107
Distribution Account ........................     S-98
Distribution Date ...........................     S-97
DSCR ........................................     S-65
DTC .........................................     S-94
Due Period ..................................     S-99
Effective Gross Income ......................     S-83
ERISA .......................................    S-159
ERISA Plan ..................................    S-159
ESA .........................................     S-86
Euroclear ...................................     S-95
Events of Default ...........................    S-144
Excess Interest .............................    S-107
Excess Interest Distribution
   Account ..................................     S-98
Excluded Plan ...............................    S-160
Exemption ...................................    S-159
FDEP ........................................     S-57
FIRREA ......................................     S-85
Fitch .......................................    S-158
Form 8-K ....................................     S-82
Forum Shops B Note ..........................     S-69
Forum Shops B Noteholder ....................     S-69
Forum Shops Companion Notes .................     S-69
Forum Shops Control Appraisal
   Event ....................................     S-69
Forum Shops Fiscal Agent ....................     S-69
Forum Shops Intercreditor
   Agreement ................................     S-69
Forum Shops Loan ............................     S-68
Forum Shops Loan Option Price ...............     S-71
Forum Shops Operating Advisor ...............    S-130
Forum Shops Paying Agent ....................     S-69
Forum Shops Pooling Agreement ...............     S-69
Forum Shops Purchase Option .................     S-71
Forum Shops Senior Noteholders ..............     S-69
Forum Shops Senior Notes ....................     S-69
Forum Shops Servicer ........................     S-69
Forum Shops Special Servicer ................     S-69
Forum Shops Trust ...........................     S-69
Forum Shops Trustee .........................     S-69
Forum Shops Whole Loan ......................     S-69

                                            PAGE
                                          ------
Gain on Sale Reserve Account ..........     S-98
Group 1 Principal Distribution
   Amount .............................    S-108
Group 2 Principal Distribution
   Amount .............................    S-108
Group 1 Principal Shortfall ...........    S-110
Group 2 Principal Shortfall ...........    S-110
Indirect Participants .................     S-95
Initial Loan Group 1 Balance ..........     S-65
Initial Loan Group 2 Balance ..........     S-65
Initial Pool Balance ..................     S-65
Initial Rate ..........................     S-74
Initial Resolution Period .............     S-89
Insurance and Condemnation
   Proceeds ...........................     S-97
Intercreditor Agreement ...............     S-71
Interest Accrual Period ...............    S-107
Interest Distribution Amount ..........    S-107
Interest Reserve Account ..............     S-98
IRS ...................................    S-140
LDEQ ..................................     S-58
Liquidation Fee .......................    S-134
Liquidation Fee Rate ..................    S-134
Liquidation Proceeds ..................     S-97
Loan Groups ...........................     S-65
Loan Group 1 ..........................     S-65
Loan Group 2 ..........................     S-65
Lockbox Accounts ......................     S-91
Lockbox Loans .........................     S-91
Lockout Period ........................     S-76
Lower-Tier Distribution Account .......     S-98
Lower-Tier REMIC ......................    S-156
Lower-Tier REMIC Regular Interests.....    S-156
LTV Ratio .............................     S-83
MAI ...................................     S-90
Moody's ...............................    S-158
Mortgage ..............................     S-65
Mortgage Asset Seller .................     S-66
Mortgage Loan Seller ..................     S-65
Mortgage Note .........................     S-65
Mortgage Rate .........................    S-107
Mortgaged Property ....................     S-65
Net Aggregate Prepayment Interest
   Shortfall ..........................    S-107
Net Mortgage Rate .....................    S-107
Net Operating Income ..................     S-83
NOI ...................................     S-83
Non-Offered Certificates ..............     S-93
Non-Offered Subordinate
   Certificates .......................    S-113


                                            PAGE
                                          ------
Nonrecoverable Advance ................    S-116
Notional Amount .......................     S-93
Offered Certificates ..................     S-93
OID ...................................    S-156
Operating Statements ..................     S-83
Option Price ..........................    S-140
PAR ...................................     S-86
Participants ..........................     S-95
Pass-Through Rate .....................    S-104
Percentage Interest ...................     S-94
Periodic Payments .....................     S-99
Permitted Investments .................     S-98
P&I Advance ...........................    S-115
Plan ..................................    S-159
PML ...................................     S-81
Pooling and Servicing Agreement .......     S-65
Prepayment Assumption .................    S-156
Prepayment Interest Excess ............    S-135
Prepayment Interest Shortfall .........    S-135
Prime Rate ............................    S-117
Principal Balance Certificates ........     S-93
Principal Distribution Amount .........    S-108
Principal Shortfall ...................    S-110
Purchase Agreements ...................     S-65
Purchase Option .......................    S-139
Purchase Price ........................     S-89
Qualified Substitute Mortgage
   Loan ...............................     S-90
Rated Final Distribution Date .........    S-112
Rating Agencies .......................    S-158
Record Date ...........................     S-97
Regular Certificates ..................    S-156
Reimbursement Rate ....................    S-117
REIT ..................................    S-157
Related Proceeds ......................    S-116
Release Date ..........................     S-78
Release H.15 ..........................     S-76
REMIC .................................    S-156
REMIC Provisions ......................    S-156
REO Account ...........................    S-138
REO Loan ..............................    S-110
REO Property ..........................    S-128
Residual Certificates .................     S-93
Restricted Group ......................    S-160
Revised Rate ..........................     S-74
Rules .................................     S-96
Scheduled Principal Distribution
   Amount .............................    S-109
Senior Certificates ...................     S-93
Servicer ..............................     S-65

                                              PAGE
                                            ------
Servicer Remittance Date ................    S-115
Servicer Servicing Standards ............    S-126
Servicing Advances ......................    S-116
Servicing Fee ...........................    S-133
Servicing Fee Rate ......................    S-133
Servicing Standards .....................    S-127
Similar Law .............................    S-159
S&P .....................................    S-133
                                             S-65,
Special Servicer ........................    S-132
Special Servicer Servicing Standards.....    S-127
Special Servicing Fee ...................    S-134
Special Servicing Fee Rate ..............    S-134
Specially Serviced Mortgage Loans .......    S-128
Stated Principal Balance ................    S-110
Statement to Certificateholders .........    S-119
Subordinate Certificates ................     S-93
Subordinate Offered Certificates ........     S-93
Treasury Rate ...........................     S-76
Trustee .................................     S-65
Trustee Fee .............................    S-125
Trustee Fee Rate ........................    S-125
Tuxedo Festival AB Mortgage Loan.........     S-67
Tuxedo Festival Companion Loan ..........     S-67
Underwriters ............................    S-157


                                              PAGE
                                            ------
Underwriting Agreement ..................    S-157
Underwritten Cash Flow ..................     S-82
Underwritten Cash Flow Debt
   Service Coverage Ratio ...............     S-82
Underwritten NOI ........................     S-83
Unscheduled Principal Distribution
   Amount ...............................    S-109
Upper-Tier Distribution Account .........     S-98
Upper-Tier REMIC ........................    S-156
UW DSCR .................................     S-82
UW NCF ..................................     S-82
UW NOI ..................................     S-83
Voting Rights ...........................    S-123
WAC Rate ................................    S-106
Washington Village Apartments AB
   Mortgage Loan ........................     S-67
Washington Village Apartments
   Companion Loan .......................     S-67
Withheld Amounts ........................     S-98
Withheld Loans ..........................     S-98
Workout Fee .............................    S-134
Workout Fee Rate ........................    S-134
Yield Maintenance Charge ................     S-76

                                  SCHEDULE I
                            CLASS X REFERENCE RATES




 DISTRIBUTION DATE     REFERENCE RATE
-------------------   ---------------
     March 2004       %
     April 2004       %
      May 2004        %
     June 2004        %
     July 2004        %
    August 2004       %
   September 2004     %
    October 2004      %
   November 2004      %
   December 2004      %
    January 2005      %
   February 2005      %
     March 2005       %
     April 2005       %
      May 2005        %
     June 2005        %
     July 2005        %
    August 2005       %
   September 2005     %
    October 2005      %
   November 2005      %
   December 2005      %
    January 2006      %
   February 2006      %
     March 2006       %
     April 2006       %
      May 2006        %
     June 2006        %
     July 2006        %
    August 2006       %
   September 2006     %
    October 2006      %
   November 2006      %
   December 2006      %
    January 2007      %
   February 2007      %
     March 2007       %
     April 2007       %
      May 2007        %
     June 2007        %
     July 2007        %
    August 2007       %
   September 2007     %
    October 2007      %
   November 2007      %
   December 2007      %
    January 2008      %

 DISTRIBUTION DATE     REFERENCE RATE
-------------------   ---------------
   February 2008      %
     March 2008       %
     April 2008       %
      May 2008        %
     June 2008        %
     July 2008        %
    August 2008       %
   September 2008     %
    October 2008      %
   November 2008      %
   December 2008      %
    January 2009      %
   February 2009      %
     March 2009       %
     April 2009       %
      May 2009        %
     June 2009        %
     July 2009        %
    August 2009       %
   September 2009     %
    October 2009      %
   November 2009      %
   December 2009      %
    January 2010      %
   February 2010      %
     March 2010       %
     April 2010       %
      May 2010        %
     June 2010        %
     July 2010        %
    August 2010       %
   September 2010     %
    October 2010      %
   November 2010      %
   December 2010      %
    January 2011      %
   February 2011      %


                                      S-2

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    LOAN #       ORIGINATOR   PROPERTY NAME
    ------       ----------   -------------
      1            JPMCB      The Forum Shops (Pari Passu Note)
      2             NCCI      One Fordham Plaza
      3             NCCI      Fiesta Mall
      4            JPMCB      Hometown America Portfolio IV
     4.1           JPMCB      Countryside Village
     4.2           JPMCB      Hidden Valley
     4.3           JPMCB      Regency Lakes
     4.4           JPMCB      Rosemount Woods
     4.5           JPMCB      Friendly Village
     4.6           JPMCB      Foxwood Farms
     4.7           JPMCB      Orange Lake
     4.8           JPMCB      The Glen
      5            JPMCB      White Oak Crossing Shopping Center
      6            JPMCB      Hometown America Portfolio V
     6.1           JPMCB      Starlight Ranch
     6.2           JPMCB      Swan Creek
     6.3           JPMCB      Westpark
     6.4           JPMCB      Royal Estates
     6.5           JPMCB      Apache East
     6.6           JPMCB      Hillcrest
      7            JPMCB      150 West Main Street Office Tower
      8            JPMCB      Foothill Towne Centre Plaza
      9             NCCI      Courtly Manor
      10            NCCI      Plaza De Oro
      11           JPMCB      Washington Village Apartments
      12            NCCI      9022 Heritage Parkway
      13            NCCI      610 Broadway
      14           JPMCB      Chastain Meadows
      15            NCCI      Boise Spectrum Retail Center
      16            NCCI      DeSoto Crossing
      17           JPMCB      Milliken Business Center
      18           JPMCB      24 Fifth Avenue
      19            NCCI      Raintree Office Center
      20            NCCI      Summit Shopping Center
      21           JPMCB      Tuxedo Festival
      22            NCCI      Shady Grove Professional Center II
      23            NCCI      Canterbury Center
      24            NCCI      Parkway Towers
      25           JPMCB      Carrollwood Palms Apartments
      26           JPMCB      Riverchase Business Park
      27            NCCI      Grand Mall
      28           JPMCB      Arcadia Park Apartments
      29           JPMCB      The Beverly Oakhurst
      30           JPMCB      Value Plus Center
      31            NCCI      Fromson - West Ridge Green
      32            NCCI      Doubletree - Austin
      33            NCCI      Best Buy - Alpharetta
      34            NCCI      Pioneer Building and Citipark
      35            NCCI      Harbor Green Apartments
      36            NCCI      Harbor Terrace Apartments
      37           JPMCB      McKinleyville Apartments
      38            NCCI      Shaw Marketplace
      39            NCCI      St. Francis Apartments
      40            NCCI      Fromson - Harbourtown
      41           JPMCB      MacArthur Corporate Center
      42            NCCI      Lantern Estates
      43           JPMCB      Indiana Business Center
      44            NCCI      Greystone Office Park
      45            NCCI      Summer Place
      46           JPMCB      Woodbridge Apartments
      47           JPMCB      Tower Marketplace Center
      48           JPMCB      Westgate Park Apartments
      49           JPMCB      Bulfinch Square
      50           JPMCB      Sunrise Five Industrial
      51            NCCI      Cleona Square Shopping Center
      52            NCCI      Russian Jack Apartments
      53           JPMCB      Centennial Valley II Apartments
      54            NCCI      Cathedral Place
      55           JPMCB      Cannon Oaks Shopping Center
      56           JPMCB      Promenade Park Office Building
      57            NCCI      Square Lake Park Office Building
      58           JPMCB      The Assurant Building
      59           JPMCB      305 South Acacia Street
      60            NCCI      Hendeles - Garden Plaza
      61            NCCI      Torrey Highlands Retail Center
      62            NCCI      Fromson - Eau Gallie Estates
      63           JPMCB      East 86th Street Flex Offices
      64           JPMCB      2001 Walton Road
      65           JPMCB      Park View at Old Pasadena
      66            NCCI      Eckerd Washington
      67            NCCI      Washington Plaza Center
      68            NCCI      Block Six Apartments
      69           JPMCB      Cupertino - Stevens Creek
      70           JPMCB      Bentree Apartments
      71            NCCI      Del Cerro Center
      72           JPMCB      Hillcrest Apartment
      73            NCCI      Eckerd's - Audubon
      74           JPMCB      Quail Hill MHP
      75           JPMCB      Autumn Creek Shopping Center
      76           JPMCB      Stonecrest Student Apartments
      77            NCCI      Coronado Village
      78            NCCI      Tanzey - Desoto
      79           JPMCB      Calabasas Office
      80           JPMCB      Eureka Office
      81           JPMCB      Mansfield Crossing Shopping Center
      82            NCCI      Highland Village
      83           JPMCB      Newington Center
      84            NCCI      Woodland Village Apartments
      85            NCCI      Oak Hill Apartments
      86           JPMCB      Pointe South Shopping Center
      87           JPMCB      Bay Park Shopping Center
      88            NCCI      Ahwatukee Commons
      89            NCCI      DeBarry Place Shopping Center
      90            NCCI      Eckerd Fayetteville
      91           JPMCB      Van Mall North Apartments
      92            NCCI      Haviland Apartments
      93           JPMCB      Greensburg Retail Center
      94           JPMCB      Harrisburg Town Center
      95           JPMCB      11069-11079 West Pico Boulevard
      96            NCCI      Brookhollow and Cheyenne Apartments
     96.1           NCCI      Brookhollow Apartments
     96.2           NCCI      Cheyenne Apartments
      97            NCCI      Mission Bell and Tradewinds
      98            NCCI      Highland House Apartments
      99            NCCI      Crown Buildings
     100           JPMCB      Ash Avenue 2003
     101            NCCI      Dublin Security Storage
     102            NCCI      Old Norcross Professional Building
     103            NCCI      Fairfield Manor
     104           JPMCB      Masterpiece 2
     105            NCCI      Mission Park
    105.1           NCCI      Brookstone
    105.2           NCCI      Woody
    105.3           NCCI      North Main
     106            NCCI      Framingham Commons
     107            NCCI      Matlock Place Apartments
     108           JPMCB      Eastwood Shopping Center
     109           JPMCB      Metro Area Properties
     110           JPMCB      Arbours Building #8
     111           JPMCB      MRC Building
     112            NCCI      Woodhollow
     113            NCCI      Thousand Oaks
     114           JPMCB      Southview Shopping Center
     115           JPMCB      Cedar Park Plaza
     116           JPMCB      Royal Drive Office Park
     117            NCCI      Imax Theatre - Boise Spectrum

    LOAN #     STREET ADDRESS
    ------     --------------
      1        3500 Las Vegas Boulevard South
      2        One Fordham Plaza
      3        1445 West Southern Avenue
      4        Various
     4.1       9850 North Federal Boulevard
     4.2       8950 Polynesian Lane
     4.3       216 Regency Lakes Drive
     4.4       13925 Bunratty Avenue
     4.5       200 North 35th Avenue
     4.6       4500 Northwest Blichton Road
     4.7       15840 State Road 50
     4.8       214 Washington Street
      5        US Highway 70 and White Oak Road
      6        Various
     6.1       6000 East Pershing Avenue
     6.2       6988 McKean Road
     6.3       2501 West Wickenburg Way
     6.4       8300 Ravine Road
     6.5       3500 South Tomahawk Road
     6.6       401 Beech Street
      7        150 West Main Street
      8        26632,26642 and 26672 Towne Center Drive
      9        12401 West Okeechobee Road
      10       23751 - 23811 Washington Avenue
      11       4211 West Potomac Drive
      12       9022 Heritage Parkway
      13       610 South Broadway
      14       3380 and 3330 Chastain Parkway and 222 and 170 Chastain Meadows Court
      15       Southwest Corner of Overland Road and Cole Road
      16       1001 North Beckley Avenue
      17       1035-1119 South Milliken Avenue and 4315-4395 East Lowell Street
      18       24 Fifth Avenue
      19       8801 and 8901 East Raintree Drive
      20       7304 - 7408 Southwest 34th Avenue and 3300 South Coulter Road
      21       3655 Roswell Road
      22       15005 Shady Grove Road
      23       2959 West 159th Street
      24       404 James Robertson Parkway
      25       4302 Gunn Highway
      26       245 - 265 Riverchase Parkway East, 2190 - 2194 Parkway Lake Drive
      27       12741 South Saginaw Street
      28       250 North Arcadia Avenue
      29       435 North Oakhurst Drive
      30       6800 - 6846 De Soto Avenue
      31       9235 West Ridge Road
      32       1617 Interstate 35 North
      33       975 North Point Drive
      34       801 Broad Street and 803 Chestnut Street
      35       1331 Figueroa Place
      36       1314 Harbor Boulevard
      37       1868 - 1872 Sutter Road, 1609 - 1699 Blackhawk Lane and 1810 - 1879 Sandpiper Lane
      38       3617,3623, 3627-3641 and 3657 West Shaw Avenue
      39       8909 Senate Street
      40       6320 Poorman Road
      41       17661-17671 Cowan Avenue
      42       2909 South Lynhurst Drive
      43       6701-6733, 6800, 6820-6840 Indiana Avenue
      44       360-394 East Yosemite Avenue
      45       2702 Frankford Avenue
      46       3550 Woodbridge Drive
      47       3620 Maitland Drive
      48       1700 West Prince Road
      49       43-47 Thorndike Street
      50       5000-5035 Hiatus Road
      51       435-481 West Penn Avenue
      52       4501, 4545, 4601 Reka Drive and 1580 Russian Jack Drive
      53       1900 Hogan Lane
      54       24 Cathedral Place and 44 Avenida Menendez
      55       3421 West Williams Cannon Drive
      56       3915 Cascade Road
      57       1760 South Telegraph Road
      58       Gardiners Road and Macrow Street
      59       305 South Acacia Street
      60       100 East Golf Links Road
      61       13350 Camino Del Sur
      62       1100 Estates Lane
      63       7320 and 7330 East 86th Street
      64       2001 - 2055 Walton Road
      65       153 - 157 North Raymond Avenue
      66       1396 West Chestnut Street
      67       725-785 Jamacha Road
      68       616, 618, 620, and 624 Main Avenue; 20 South 7th Street; and 21 South 6th Street
      69       20085 - 20111 Stevens Creek Boulevard
      70       200 Bentree Lane
      71       6358-6386 Del Cerro Boulevard
      72       1663 Hillcrest Road
      73       1 East Kings Highway
      74       5102 Galley Road
      75       3135 West FM 528
      76       145 North Avenue
      77       103 West 23rd Street
      78       20900 and 20914 Sherman Way
      79       27200 Agoura Road
      80       507 - 519 F Street
      81       1301 East Debbie Lane
      82       3890 East Ponce De Leon Avenue
      83       7704 - 7708 Backlick Road
      84       3055 North Flowing Wells Road
      85       817 and 824 Hickman Road
      86       103 Point South Drive
      87       2600 FM 1764
      88       4902 East Warner Road
      89       1670 Wells Road
      90       2605 Raeford Road
      91       9009 Northeast 54th Street
      92       24 Haviland Street
      93       405 East Freeland Road
      94       4351 Main Street
      95       11069-11079 West Pico Boulevard
      96       Various
     96.1      612 Travis Street
     96.2      147 Cheyenne Drive
      97       1711 East Business Highway 833 and 1005 North Stewart Road
      98       1400 North Woodlawn Avenue
      99       3825 Henderson Boulevard and 1002 South Church Avenue
     100       120-136 North Ash Avenue
     101       6005 Scarlett Court
     102       545 Old Norcross Road
     103       1016 Parkside Boulevard
     104       430 North Old Woodward
     105       Various
    105.1      Hurdles Mill Road
    105.2      210 Woody Street
    105.3      1269 North Main Street
     106       30 Framingham Drive
     107       200 West Pioneer Parkway
     108       804 B Eastwood Drive
     109       6340 Arc Way, 11900 Lacy Lane, 11850 Plantation Road, 6300 and 6320 Metro Plantation Road, and 6220 Topaz Court
     110       29883 Santa Margarita Parkway
     111       4701-4723 South Western Street and 4201 Republic Avenue
     112       7727 Shadyvilla Lane
     113       140 Thousand Oaks Drive
     114       8350 Florida Boulevard
     115       850 North Bell Boulevard
     116       12807 - 12811 Royal Drive
     117       Southwest Corner of Overland Road and Cole Road

                                                                                          NUMBER OF      PROPERTY
    LOAN #     CITY                    STATE      ZIP CODE     COUNTY                     PROPERTIES     TYPE
    ------     ----                    -----      --------     ------                     ----------     ----
      1        Las Vegas                NV          89109      Las Vegas                      1          Retail
      2        Bronx                    NY          10458      Bronx                          1          Office
      3        Mesa                     AZ          85202      Maricopa                       1          Retail
      4        Various                Various      Various     Various                        8          Manufactured Housing
     4.1       Federal Heights          CO          80260      Adams                          1          Manufactured Housing
     4.2       Orlando                  FL          32836      Orange                         1          Manufactured Housing
     4.3       Winchester               VA          22603      Frederick                      1          Manufactured Housing
     4.4       Rosemount                MN          55068      Dakota                         1          Manufactured Housing
     4.5       Greeley                  CO          80634      Weld                           1          Manufactured Housing
     4.6       Ocala                    FL          34482      Marion                         1          Manufactured Housing
     4.7       Clermont                 FL          34711      Lake                           1          Manufactured Housing
     4.8       Norwell                  MA          02061      Plymouth                       1          Manufactured Housing
      5        Garner                   NC          27529      Wake                           1          Retail
      6        Various                Various      Various     Various                        6          Manufactured Housing
     6.1       Orlando                  FL          32822      Orange                         1          Manufactured Housing
     6.2       Ypsilanti                MI          48197      Washtenaw                      1          Manufactured Housing
     6.3       Wickenburg               AZ          85390      Maricopa                       1          Manufactured Housing
     6.4       Kalamazoo                MI          49009      Kalamazoo                      1          Manufactured Housing
     6.5       Apache Junction          AZ          85219      Pinal                          1          Manufactured Housing
     6.6       Rockland                 MA          02370      Plymouth                       1          Manufactured Housing
      7        Norfolk                  VA          23510      Norfolk City                   1          Office
      8        Lake Forest              CA          92610      Orange                         1          Office
      9        Hialeah Gardens          FL          33018      Dade                           1          Manufactured Housing
      10       Murrieta                 CA          92562      Riverside                      1          Retail
      11       Greenfield               IN          46140      Hancock                        1          Multifamily
      12       Woodridge                IL          60517      DuPage                         1          Office
      13       Los Angeles              CA          90014      Los Angeles                    1          Office
      14       Kennesaw                 GA          30144      Cobb                           1          Office
      15       Boise                    ID          83709      Ada                            1          Retail
      16       DeSoto                   TX          75115      Dallas                         1          Retail
      17       Ontario                  CA          91761      San Bernardino                 1          Industrial
      18       New York                 NY          10011      New York                       1          Multifamily
      19       Scottsdale               AZ          85260      Maricopa                       1          Office
      20       Amarillo                 TX          79121      Randall                        1          Retail
      21       Atlanta                  GA          30342      Fulton                         1          Retail
      22       Rockville                MD          20850      Montgomery                     1          Office
      23       Markham                  IL          60426      Cook                           1          Retail
      24       Nashville                TN          37219      Davidson                       1          Office
      25       Tampa                    FL          33624      Hillsborough                   1          Multifamily
      26       Birmingham               AL          35244      Shelby                         1          Industrial
      27       Grand Blanc              MI          48439      Genesee                        1          Mixed Use
      28       Tucson                   AZ          85711      Pima                           1          Multifamily
      29       Beverly Hills            CA          90210      Los Angeles                    1          Multifamily
      30       Canoga Park              CA          91303      Los Angeles                    1          Retail
      31       Elyria                   OH          44035      Lorain                         1          Manufactured Housing
      32       Austin                   TX          78702      Travis                         1          Hotel
      33       Alpharetta               GA          30022      Fulton                         1          Retail
      34       Chattanooga              TN          37404      Hamilton                       1          Office
      35       Wilmington               CA          90744      Los Angeles                    1          Multifamily
      36       Santa Ana                CA          92703      Orange                         1          Multifamily
      37       McKinleyville            CA          95519      Humboldt                       1          Multifamily
      38       Fresno                   CA          93711      Fresno                         1          Retail
      39       Dallas                   TX          75228      Dallas                         1          Multifamily
      40       Vermilion                OH          44089      Erie                           1          Manufactured Housing
      41       Irvine                   CA          92614      Orange                         1          Office
      42       Indianapolis             IN          46241      Marion                         1          Manufactured Housing
      43       Riverside                CA          92506      Riverside                      1          Mixed Use
      44       Merced                   CA          95340      Merced                         1          Office
      45       Lubbock                  TX          79407      Lubbock                        1          Multifamily
      46       Evansville               IN          47710      Vanderburgh                    1          Multifamily
      47       Raleigh                  NC          27610      Wake                           1          Retail
      48       Tucson                   AZ          85705      Pima                           1          Multifamily
      49       Cambridge                MA          02141      Middlesex                      1          Office
      50       Sunrise                  FL          33351      Broward                        1          Industrial
      51       Cleona                   PA          17042      Lebanon                        1          Retail
      52       Anchorage                AK          99508      Anchorage                      1          Multifamily
      53       Conway                   AR          72034      Faulkner                       1          Multifamily
      54       St. Augustine            FL          32084      St. Johns                      1          Office
      55       Austin                   TX          78745      Travis                         1          Retail
      56       Atlanta                  GA          30331      Fulton                         1          Office
      57       Bloomfield Hills         MI          48302      Oakland                        1          Office
      58       Kingston                 ON         K7P2T3      NAP                            1          Office
      59       San Dimas                CA          91773      Los Angeles                    1          Industrial
      60       Sierra Vista             AZ          85635      Cochise                        1          Multifamily
      61       San Diego                CA          92129      San Diego                      1          Retail
      62       Melbourne                FL          32934      Brevard                        1          Manufactured Housing
      63       Indianapolis             IN          46256      Marion                         1          Office
      64       Overland                 MO          63114      Saint Louis                    1          Office
      65       Pasadena                 CA          91103      Los Angeles                    1          Multifamily
      66       Washington               PA          15301      Washington                     1          Retail
      67       El Cajon                 CA          92019      San Diego                      1          Retail
      68       Fargo                    ND          58103      Cass                           1          Multifamily
      69       Cupertino                CA          95014      Santa Clara                    1          Office
      70       Florence                 SC          29501      Florence                       1          Multifamily
      71       San Diego                CA          92120      San Diego                      1          Retail
      72       Mobile                   AL          36695      Mobile                         1          Multifamily
      73       Audubon                  NJ          08106      Camden                         1          Retail
      74       Colorado Springs         CO          80915      El Paso                        1          Manufactured Housing
      75       Friendswood              TX          77546      Harris                         1          Retail
      76       Athens                   GA          30601      Clarke                         1          Multifamily
      77       Panama City              FL          32405      Bay                            1          Retail
      78       Canoga Park              CA          91303      Los Angeles                    1          Retail
      79       Calabasas                CA          91301      Los Angeles                    1          Office
      80       Eureka                   CA          95501      Humboldt                       1          Office
      81       Mansfield                TX          76063      Tarrant                        1          Retail
      82       Clarkston                GA          30021      Dekalb                         1          Multifamily
      83       Springfield              VA          22150      Fairfax                        1          Retail
      84       Tucson                   AZ          85705      Pima                           1          Multifamily
      85       Augusta                  GA          30904      Richmond                       1          Multifamily
      86       Randleman                NC          27317      Randolph                       1          Retail
      87       La Marque                TX          77568      Galveston                      1          Retail
      88       Phoenix                  AZ          85044      Maricopa                       1          Retail
      89       Orange Park              FL          32073      Clay                           1          Retail
      90       Fayetteville             NC          28303      Cumberland                     1          Retail
      91       Vancouver                WA          98662      Clark                          1          Multifamily
      92       Boston                   MA          02115      Suffolk                        1          Multifamily
      93       Greensburg               IN          47240      Decatur                        1          Retail
      94       Harrisburg               NC          28075      Cabarrus                       1          Retail
      95       Los Angeles              CA          90064      Los Angeles                    1          Retail
      96       Various                  TX         Various     Various                        2          Multifamily
     96.1      Kerrville                TX          78028      Kerr                           1          Multifamily
     96.2      San Antonio              TX          78207      Bexar                          1          Multifamily
      97       Mission                  TX          78572      Hidalgo                        1          Manufactured Housing
      98       Wichita                  KS          67208      Sedgwick                       1          Multifamily
      99       Tampa                    FL          33629      Hillsborough                   1          Office
     100       Inglewood                CA          90301      Los Angeles                    1          Industrial
     101       Dublin                   CA          94568      Alameda                        1          Self Storage
     102       Lawrenceville            GA          30045      Gwinnett                       1          Office
     103       Bay City                 MI          48706      Bay                            1          Manufactured Housing
     104       Birmingham               MI          48009      Oakland                        1          Office
     105       Roxboro                  NC          27573      Person                         3          Manufactured Housing
    105.1      Roxboro                  NC          27573      Person                         1          Manufactured Housing
    105.2      Roxboro                  NC          27573      Person                         1          Manufactured Housing
    105.3      Roxboro                  NC          27573      Person                         1          Manufactured Housing
     106       Waterbury                CT          06705      New Haven                      1          Multifamily
     107       Arlington                TX          76010      Tarrant                        1          Multifamily
     108       Mahomet                  IL          61853      Champaign                      1          Retail
     109       Fort Meyers              FL          33912      Lee                            1          Industrial
     110       Rancho Santa Margarita   CA          92688      Orange                         1          Office
     111       Amarillo                 TX          79109      Randall                        1          Retail
     112       Houston                  TX          77055      Harris                         1          Multifamily
     113       Mansfield                TX          76063      Tarrant                        1          Manufactured Housing
     114       Baton Rouge              LA          70806      East Baton Rouge               1          Retail
     115       Cedar Park               TX          78613      Williamson                     1          Retail
     116       Stafford                 TX          77477      Fort Bend                      1          Industrial
     117       Boise                    ID          83709      Ada                            1          Theatre

               PROPERTY                                         YEAR                                  UNIT OF
    LOAN #     SUBTYPE                      YEAR BUILT        RENOVATED                UNITS(21)     MEASURE         OCCUPANCY %(21)
    ------     -------                      ----------        ---------                ----------    --------        ---------------
      1        Anchored                        1992             2003                    655,079    Square Feet             97.0
      2        Suburban                        1986                                     414,002    Square Feet             95.8
      3        Regional Mall                   1979             1999                    313,327    Square Feet             92.9
      4        Manufactured Housing           Various                                     2,093        Pads                95.8
     4.1       Manufactured Housing            1974                                         345        Pads                98.6
     4.2       Manufactured Housing            1975                                         303        Pads               100.0
     4.3       Manufactured Housing            1986                                         384        Pads                99.7
     4.4       Manufactured Housing            1982                                         182        Pads                98.9
     4.5       Manufactured Housing            1971                                         226        Pads                97.3
     4.6       Manufactured Housing            1969             1980                        375        Pads                81.6
     4.7       Manufactured Housing            1985                                         242        Pads                98.3
     4.8       Manufactured Housing            1950                                          36        Pads               100.0
      5        Anchored                        2003                                     516,556    Square Feet             97.2
      6        Manufactured Housing           Various                                     1,649        Pads                95.2
     6.1       Manufactured Housing            1972             2001                        783        Pads                95.4
     6.2       Manufactured Housing            1989                                         294        Pads                99.3
     6.3       Manufactured Housing            1975                                         183        Pads                92.3
     6.4       Manufactured Housing            1967                                         183        Pads                88.0
     6.5       Manufactured Housing            1982                                         123        Pads                95.9
     6.6       Manufactured Housing            1960                                          83        Pads               100.0
      7        CBD                             2002                                     227,184    Square Feet             83.7
      8        Suburban                        2000                                     205,077    Square Feet             92.7
      9        Manufactured Housing            1970             1982                        525        Pads               100.0
      10       Anchored                        2003                                      99,102    Square Feet             98.8
      11       Garden                          1999                                         288       Units                93.8
      12       Suburban                        2002                                      97,000    Square Feet            100.0
      13       CBD                             1909             2002                    152,454    Square Feet             94.1
      14       Suburban                        1999                                     169,866    Square Feet             97.4
      15       Anchored                        1997                                     163,300    Square Feet             98.5
      16       Anchored                        1982             1998                    195,534    Square Feet             96.4
      17       Flex                            1986                                     157,701    Square Feet             96.1
      18       Coop                            1926             1998                        420       Units               100.0
      19       Suburban                        2000                                     111,126    Square Feet            100.0
      20       Anchored                        1984             2003                    165,474    Square Feet             89.4
      21       Unanchored                      1985                                      55,061    Square Feet            100.0
      22       Suburban                        2002                                      51,779    Square Feet             93.9
      23       Anchored                        1961                                     272,331    Square Feet             79.7
      24       CBD                             1968             1998                    206,142    Square Feet             94.3
      25       Garden                          1986             2000                        204       Units                91.7
      26       Flex                            1979             1982                    178,559    Square Feet             95.1
      27       Office/Retail                   1967             1998                    141,892    Square Feet             85.7
      28       Garden                          1980                                         288       Units                91.7
      29       Mid/High Rise                   1969                                          39       Units                94.9
      30       Anchored                        1961             1996                     50,898    Square Feet            100.0
      31       Manufactured Housing            1973                                         303        Pads                82.5
      32       Full Service                    1997                                         152       Rooms                62.7
      33       Anchored                        1999                                      45,231    Square Feet            100.0
      34       CBD                             1962                                     122,813    Square Feet             85.9
      35       Garden                          1973                                         204       Units                94.1
      36       Garden                          1988                                         100       Units               100.0
      37       Garden                          1991             2003                        164       Units               100.0
      38       Anchored                        2003                                      89,595    Square Feet            100.0
      39       Garden                          1968             1996                        200       Units                94.0
      40       Manufactured Housing            1972                                         228        Pads                93.4
      41       Suburban                        1982             2000                     62,882    Square Feet             89.0
      42       Manufactured Housing            1965                                         220        Pads                95.9
      43       Office/Retail                   1982                                      67,625    Square Feet             92.2
      44       Suburban                        2003                                      44,907    Square Feet            100.0
      45       Garden                          1978             2000                        246       Units                99.6
      46       Garden                          1985             1999                        192       Units                96.4
      47       Anchored                        1983             2000                    127,876    Square Feet             87.5
      48       Garden                          1986             2001                        239       Units                95.8
      49       Suburban                        1814             1986                     66,471    Square Feet             88.7
      50       Flex                            1985             2003                    124,271    Square Feet             97.1
      51       Anchored                        1987             1996                    111,689    Square Feet             99.6
      52       Garden                          1984                                         138       Units                99.3
      53       Garden                          2002                                         144       Units                93.8
      54       Suburban                        1928             2002                     35,882    Square Feet             97.2
      55       Anchored                        1987             1996                     27,338    Square Feet             95.6
      56       Suburban                        2000                                      45,546    Square Feet             93.8
      57       Suburban                        1986             2001                     40,563    Square Feet            100.0
      58       Suburban                        2003                                      44,055    Square Feet            100.0
      59       Warehouse/Distribution          1969             2001                     89,090    Square Feet            100.0
      60       Garden                          1985                                         152       Units                96.1
      61       Unanchored                      2003                                      14,032    Square Feet             90.3
      62       Manufactured Housing            1973                                         316        Pads                75.9
      63       Suburban                        2002                                      51,592    Square Feet             91.0
      64       Suburban                        1964                                     132,960    Square Feet             93.3
      65       Garden                          2003                                          18       Units               100.0
      66       Anchored                        2003                                      13,813    Square Feet            100.0
      67       Unanchored                      1982             2002                     34,875    Square Feet            100.0
      68       Garden                          1894             1987                        127       Units                93.7
      69       Suburban                        1982                                      39,018    Square Feet            100.0
      70       Garden                          1981                                         132       Units                96.2
      71       Anchored                        1962                                      31,634    Square Feet            100.0
      72       Garden                          1977             2001                        140       Units                96.4
      73       Anchored                        2003                                      10,908    Square Feet            100.0
      74       Manufactured Housing            1965                                         282        Pads                99.6
      75       Shadow Anchored                 2000                                      27,913    Square Feet             83.7
      76       Garden                          2003                                          45       Units               100.0
      77       Unanchored                      1987             1998                     38,890    Square Feet             92.8
      78       Unanchored                      1966             2003                     25,000    Square Feet            100.0
      79       Suburban                        1998                                      25,351    Square Feet            100.0
      80       Suburban                        1917             2003                     35,306    Square Feet             90.2
      81       Unanchored                      2001                                      18,890    Square Feet            100.0
      82       Garden                          1967                                         134       Units                87.3
      83       Unanchored                      1983             2001                     50,173    Square Feet            100.0
      84       Garden                          1985             2002                        140       Units                94.3
      85       Garden                          1972                                         120       Units                96.7
      86       Anchored                        1990             1997                     53,804    Square Feet             95.5
      87       Anchored                        2003                                      22,000    Square Feet             90.7
      88       Unanchored                      1989                                      18,660    Square Feet             98.0
      89       Anchored                        1986             2001                     50,200    Square Feet             94.4
      90       Anchored                        2000                                      12,738    Square Feet            100.0
      91       Garden                          1995                                          52       Units               100.0
      92       Garden                          1920             2001                         42       Units               100.0
      93       Unanchored                      2000                                      15,879    Square Feet            100.0
      94       Unanchored                      2001                                      23,257    Square Feet            100.0
      95       Unanchored                      1979                                       8,377    Square Feet            100.0
      96       Garden                         Various          Various                      108       Units               100.0
     96.1      Garden                          1971             2002                         48       Units               100.0
     96.2      Garden                          1975             2003                         60       Units               100.0
      97       Manufactured Housing            1973                                         711        Pads                70.2
      98       Mid/High Rise                   1965                                          64       Units                90.6
      99       Suburban                        1963             1990                     73,670    Square Feet             88.0
     100       Warehouse/Distribution          1951             2000                     29,014    Square Feet            100.0
     101       Self Storage                    1979                                         743       Units                73.5
     102       Suburban                        2001                                      15,770    Square Feet            100.0
     103       Manufactured Housing            1984                                         137        Pads                98.5
     104       Suburban                        1963             2000                     12,000    Square Feet            100.0
     105       Manufactured Housing           Various                                       227        Pads                96.9
    105.1      Manufactured Housing            1989                                         143        Pads                64.3
    105.2      Manufactured Housing            1970                                          50        Pads                96.0
    105.3      Manufactured Housing            1966                                          34        Pads                97.1
     106       Mid/High Rise                   1972             2001                         86       Units                93.0
     107       Garden                          1973                                          99       Units                92.9
     108       Anchored                        1977                                      38,657    Square Feet            100.0
     109       Warehouse/Distribution          1990             2001                     36,100    Square Feet            100.0
     110       Suburban                        2001                                      12,738    Square Feet             83.9
     111       Unanchored                      1980             2002                     46,280    Square Feet            100.0
     112       Garden                          1973             2003                         39       Units                92.3
     113       Manufactured Housing            1980                                          82        Pads                92.7
     114       Unanchored                      1984                                      22,078    Square Feet            100.0
     115       Unanchored                      1995                                      14,400    Square Feet            100.0
     116       Flex                            2001                                      32,400    Square Feet             94.4
     117       Theatre                         1998                                       9,892    Square Feet            100.0

                  OCCUPANCY         APPRAISED        APPRAISAL         CURRENT            ORIGINAL            ORIGINAL
    LOAN #           DATE        VALUE ($)(1,21)    DATE(1,21)      LTV %(2,3,21)       BALANCE ($)        LOAN/UNIT ($)
    ------           ----        ---------------    ----------      -------------       -----------        -------------
      1            10/15/03         1,000,000,000    11/01/04            46.5            155,000,000                710
      2            07/31/03            89,500,000    08/15/03            72.1             65,000,000                157
      3            09/30/03           130,000,000    12/31/03            44.6             58,000,000                185
      4            10/14/03            69,740,000     Various            76.2             51,386,995             24,552
     4.1           10/14/03            16,200,000    07/14/03            76.2             12,560,000             36,406
     4.2           10/14/03            11,840,000    08/01/03            76.2              8,598,043             28,376
     4.3           10/14/03            11,800,000    08/01/03            76.2              6,988,781             18,200
     4.4           10/14/03             8,500,000    08/01/03            76.2              6,800,000             37,363
     4.5           10/14/03             9,000,000    07/16/03            76.2              6,616,171             29,275
     4.6           10/14/03             5,810,000    08/01/03            76.2              4,624,000             12,331
     4.7           10/14/03             5,590,000    08/01/03            76.2              4,400,000             18,182
     4.8           10/14/03             1,000,000    08/01/03            76.2                800,000             22,222
      5            01/15/04            71,000,000    07/07/03            66.7             47,500,000                 92
      6            Various             57,470,000     Various            76.2             45,528,000             27,609
     6.1           10/14/03            27,640,000    08/01/03            76.2             22,088,000             28,209
     6.2           10/14/03            12,130,000    08/01/03            76.2              9,400,000             31,973
     6.3           10/14/03             6,000,000    07/11/03            76.2              4,800,000             26,230
     6.4           10/14/03             5,800,000    08/01/03            76.2              4,520,000             24,699
     6.5           07/21/03             3,000,000    07/10/03            76.2              2,400,000             19,512
     6.6           10/14/03             2,900,000    08/01/03            76.2              2,320,000             27,952
      7            01/15/04            39,000,000    08/01/04            76.9             30,000,000                132
      8            09/30/03            42,000,000    10/07/03            59.4             25,000,000                122
      9            12/02/03            28,600,000    12/05/03            79.0             22,600,000             43,048
      10           12/30/03            20,500,000    03/01/04            76.4             15,700,000                158
      11           08/31/03            18,900,000    08/15/03            74.6             14,134,000             49,076
      12           02/11/04            17,200,000    08/28/03            76.9             13,285,000                137
      13           11/01/03            17,300,000    09/05/03            75.7             13,100,000                 86
      14           09/01/03            17,700,000    08/19/03            73.8             13,100,000                 77
      15           10/30/03            16,971,916    11/05/03            71.6             12,300,000                 75
      16           11/04/03            15,210,000    10/15/03            75.3             11,450,000                 59
      17           11/19/03            13,800,000    11/13/03            80.0             11,040,000                 70
      18           10/17/03            82,800,000    09/26/03            13.3             11,000,000             26,190
      19           11/01/03            14,795,000    07/06/03            74.0             11,000,000                 99
      20           09/01/03            12,800,000    08/18/03            74.7              9,600,000                 58
      21           12/03/03            12,200,000    09/26/03            78.1              9,534,000                173
      22           12/10/03            13,500,000    01/13/04            67.4              9,200,000                178
      23           10/10/03            11,900,000    08/30/03            73.9              8,800,000                 32
      24           12/05/03            12,500,000    11/01/03            69.5              8,700,000                 42
      25           11/11/03            10,700,000    07/30/03            79.8              8,550,000             41,912
      26           07/23/03            10,950,000    08/24/03            77.5              8,500,000                 48
      27           08/14/03            11,000,000    06/26/03            77.0              8,500,000                 60
      28           10/17/03            11,350,000    10/10/03            73.9              8,400,000             29,167
      29           09/30/03            13,700,000    04/08/03            58.2              8,000,000            205,128
      30           08/09/03             9,900,000    08/06/03            74.9              7,425,000                146
      31           11/01/03             9,800,000    12/16/03            75.5              7,400,000             24,422
      32           05/30/03            11,500,000    06/09/03            62.4              7,200,000             47,368
      33           08/08/03             8,900,000    09/01/03            79.6              7,100,000                157
      34           09/15/03             9,265,000    09/15/03            74.4              6,900,000                 56
      35           11/01/03             9,200,000    12/16/03            70.7              6,500,000             31,863
      36           10/31/03            10,500,000    12/15/03            61.9              6,500,000             65,000
      37           09/23/03             7,895,000    09/26/03            78.2              6,200,000             37,805
      38           07/31/03             7,635,000    08/01/03            79.4              6,080,000                 68
      39           11/28/03             7,700,000    07/14/03            78.7              6,100,000             30,500
      40           11/01/03             7,700,000    12/16/03            76.6              5,900,000             25,877
      41           10/01/03             8,000,000    09/22/03            73.6              5,900,000                 94
      42           09/24/03             7,300,000    09/23/03            79.2              5,800,000             26,364
      43           09/16/03             8,100,000    07/30/03            70.8              5,750,000                 85
      44           07/03/03             7,600,000    08/01/03            74.6              5,700,000                127
      45           11/30/03             7,500,000    11/20/03            75.5              5,662,500             23,018
      46           10/06/03             7,000,000    09/18/03            79.8              5,600,000             29,167
      47           11/30/03             7,300,000    06/24/03            75.3              5,500,000                 43
      48           11/13/03             8,900,000    09/08/03            61.7              5,500,000             23,013
      49           09/22/03             8,925,000    10/01/03            59.3              5,300,000                 80
      50           12/10/03             7,000,000    10/15/03            74.2              5,200,000                 42
      51           11/01/03             6,900,000    08/14/03            72.3              5,000,000                 45
      52           07/25/03             7,240,000    07/07/03            68.9              5,000,000             36,232
      53           10/31/03             6,250,000    10/20/03            79.0              4,950,000             34,375
      54           07/23/03             6,200,000    7/1/2003            79.5              4,950,000                138
      55           11/19/03             5,950,000    09/19/03            79.1              4,712,500                172
      56           09/30/03             6,275,000    09/04/03            75.0              4,720,000                104
      57           08/31/03             6,100,000    08/20/03            76.2              4,660,000                115
      58           09/03/03             6,134,406    07/17/03            74.9              4,600,000                104
      59           08/21/03             5,800,000    08/27/03            77.4              4,500,000                 51
      60           06/11/03             5,200,000    06/02/03            79.6              4,160,000             27,368
      61           06/25/03             5,625,000    11/01/03            73.5              4,150,000                296
      62           11/01/03             5,810,000    11/25/03            70.6              4,100,000             12,975
      63           09/30/03             5,150,000    04/01/04            79.5              4,100,000                 79
      64           12/01/03             6,200,000    11/04/03            64.4              4,000,000                 30
      65           10/01/03             5,000,000    09/11/03            78.9              3,960,000            220,000
      66           02/11/04             5,300,000    10/17/03            74.1              3,937,500                285
      67           12/01/03             5,150,000    07/27/03            73.8              3,800,000                109
      68           11/06/03             5,500,000    11/06/03            68.4              3,775,000             29,724
      69           10/23/03             7,360,000    08/22/03            51.1              3,800,000                 97
      70           11/20/03             4,400,000    09/30/03            79.9              3,520,000             26,667
      71           07/01/03             4,700,000    08/03/03            74.3              3,500,000                111
      72           08/06/03             4,500,000    01/01/04            76.9              3,472,000             24,800
      73           02/11/04             4,600,000    11/01/03            74.9              3,450,000                316
      74           08/19/03             9,200,000    09/03/03            35.2              3,250,000             11,525
      75           09/25/03             4,800,000    10/02/03            67.1              3,225,000                116
      76           09/09/03             4,000,000    08/22/03            79.7              3,200,000             71,111
      77           08/15/03             4,400,000    08/08/03            71.3              3,150,000                 81
      78           05/19/03             4,170,000    06/04/03            74.9              3,140,000                126
      79           09/01/03             4,300,000    07/31/03            71.9              3,100,000                122
      80           11/17/03             4,780,000    10/15/03            64.6              3,100,000                 88
      81           10/30/03             4,100,000    10/01/03            73.7              3,025,000                160
      82           12/22/03             5,000,000    12/23/03            60.0              3,000,000             22,388
      83           11/11/03             5,600,000    11/12/03            53.5              3,000,000                 60
      84           09/30/03             4,600,000    10/15/03            65.1              3,000,000             21,429
      85           12/02/03             3,740,000    10/21/03            79.9              2,992,000             24,933
      86           12/03/03             4,100,000    11/12/03            70.5              2,900,000                 54
      87           06/30/03             3,920,000    10/08/03            72.9              2,880,000                131
      88           11/24/03             4,175,000    11/28/03            68.2              2,850,000                153
      89           11/06/03             3,600,000    11/06/03            78.9              2,840,000                 57
      90           06/11/03             3,850,000    06/09/03            73.7              2,858,000                224
      91           09/29/03             3,650,000    08/11/03            76.5              2,800,000             53,846
      92           09/30/03             6,100,000    09/05/03            45.7              2,800,000             66,667
      93           09/15/03             3,520,000    08/25/03            78.7              2,780,000                175
      94           10/14/03             3,700,000    10/22/03            74.0              2,750,000                118
      95           10/13/03             3,800,000    08/20/03            65.6              2,500,000                298
      96           06/30/03             3,380,000     Various            73.7              2,500,000             23,148
     96.1          06/30/03             1,280,000    08/29/03            73.7                900,000             18,750
     96.2          06/30/03             2,100,000    08/28/03            73.7              1,600,000             26,667
      97           01/26/04             3,700,000    10/23/03            65.7              2,430,000              3,418
      98           11/06/03             3,580,000    10/29/03            67.3              2,415,000             37,734
      99           09/23/03             4,350,000    09/01/03            55.0              2,400,000                 33
     100           10/08/03             3,200,000    09/18/03            74.1              2,380,000                 82
     101           12/28/03             5,100,000    12/02/03            45.1              2,300,000              3,096
     102           06/01/03             3,000,000    06/09/03            74.9              2,250,000                143
     103           10/20/03             2,800,000    11/05/03            79.5              2,225,000             16,241
     104           12/11/03             2,800,000    11/01/03            74.9              2,100,000                175
     105           09/01/03             2,500,000    09/03/03            79.9              2,000,000              8,811
    105.1          09/01/03             1,574,890    09/03/03            79.9              1,260,000              8,811
    105.2          09/01/03               550,661    09/03/03            79.9                440,000              8,800
    105.3          09/01/03               374,449    09/03/03            79.9                300,000              8,824
     106           09/12/03             2,500,000    07/25/03            75.5              1,900,000             22,093
     107           08/31/03             2,250,000    08/06/03            79.7              1,800,000             18,182
     108           01/18/04             2,100,000    09/04/03            79.8              1,680,000                 43
     109           09/26/03             2,350,000    08/26/03            70.2              1,660,000                 46
     110           10/20/03             2,550,000    09/18/03            60.8              1,550,000                122
     111           09/01/03             1,900,000    08/01/03            67.7              1,300,000                 28
     112           09/01/03             1,650,000    10/30/03            75.6              1,250,000             32,051
     113           08/31/03             1,850,000    09/04/03            66.6              1,235,000             15,061
     114           09/15/03             1,600,000    09/13/03            71.3              1,145,000                 52
     115           08/31/03             2,200,000    08/19/03            45.0              1,000,000                 69
     116           09/22/03             2,775,000    08/08/03            32.8                920,000                 28
     117           10/30/03             1,028,084    11/05/03            71.6                600,000                 61

                                                              CURRENT             LOAN              % OF              % OF
                      CURRENT            % OF INITIAL         BALANCE            GROUP              LOAN              LOAN
    LOAN #        BALANCE ($)(4)         POOL BALANCE     PER UNIT ($)(3)        1 OR 2            GROUP 1           GROUP 2
    ------        --------------         ------------     ---------------        ------            -------           -------
      1            155,000,000.00              14.9%              710              1                 19.1%              0.0%
      2             64,492,581.35               6.2%              156              1                  8.0%              0.0%
      3             58,000,000.00               5.6%              185              1                  7.2%              0.0%
      4             51,386,995.00               4.9%           24,552              1                  6.3%              0.0%
     4.1            12,560,000.00               1.2%           36,406              1                  1.5%              0.0%
     4.2             8,598,043.00               0.8%           28,376              1                  1.1%              0.0%
     4.3             6,988,781.00               0.7%           18,200              1                  0.9%              0.0%
     4.4             6,800,000.00               0.7%           37,363              1                  0.8%              0.0%
     4.5             6,616,171.00               0.6%           29,275              1                  0.8%              0.0%
     4.6             4,624,000.00               0.4%           12,331              1                  0.6%              0.0%
     4.7             4,400,000.00               0.4%           18,182              1                  0.5%              0.0%
     4.8               800,000.00               0.1%           22,222              1                  0.1%              0.0%
      5             47,380,324.85               4.5%               92              1                  5.8%              0.0%
      6             45,528,000.00               4.4%           27,609              2                  0.0%             19.6%
     6.1            22,088,000.00               2.1%           28,209              2                  0.0%              9.5%
     6.2             9,400,000.00               0.9%           31,973              2                  0.0%              4.1%
     6.3             4,800,000.00               0.5%           26,230              2                  0.0%              2.1%
     6.4             4,520,000.00               0.4%           24,699              2                  0.0%              2.0%
     6.5             2,400,000.00               0.2%           19,512              2                  0.0%              1.0%
     6.6             2,320,000.00               0.2%           27,952              2                  0.0%              1.0%
      7             30,000,000.00               2.9%              132              1                  3.7%              0.0%
      8             24,955,560.45               2.4%              122              1                  3.1%              0.0%
      9             22,600,000.00               2.2%           43,048              2                  0.0%              9.8%
      10            15,652,373.14               1.5%              158              1                  1.9%              0.0%
      11            14,094,858.26               1.4%           48,940              2                  0.0%              6.1%
      12            13,231,150.03               1.3%              136              1                  1.6%              0.0%
      13            13,100,000.00               1.3%               86              1                  1.6%              0.0%
      14            13,054,137.85               1.3%               77              1                  1.6%              0.0%
      15            12,290,124.67               1.2%               75              1                  1.5%              0.0%
      16            11,450,000.00               1.1%               59              1                  1.4%              0.0%
      17            11,040,000.00               1.1%               70              1                  1.4%              0.0%
      18            10,978,921.86               1.1%           26,140              1                  1.4%              0.0%
      19            10,941,980.78               1.0%               98              1                  1.4%              0.0%
      20             9,566,795.58               0.9%               58              1                  1.2%              0.0%
      21             9,526,808.49               0.9%              173              1                  1.2%              0.0%
      22             9,101,801.72               0.9%              176              1                  1.1%              0.0%
      23             8,800,000.00               0.8%               32              1                  1.1%              0.0%
      24             8,691,826.84               0.8%               42              1                  1.1%              0.0%
      25             8,535,715.46               0.8%           41,842              2                  0.0%              3.7%
      26             8,483,023.19               0.8%               48              1                  1.0%              0.0%
      27             8,473,037.17               0.8%               60              1                  1.0%              0.0%
      28             8,383,344.23               0.8%           29,109              2                  0.0%              3.6%
      29             7,978,355.28               0.8%          204,573              1                  1.0%              0.0%
      30             7,413,331.24               0.7%              146              1                  0.9%              0.0%
      31             7,400,000.00               0.7%           24,422              2                  0.0%              3.2%
      32             7,173,796.54               0.7%           47,196              1                  0.9%              0.0%
      33             7,088,323.80               0.7%              157              1                  0.9%              0.0%
      34             6,891,158.69               0.7%               56              1                  0.9%              0.0%
      35             6,500,000.00               0.6%           31,863              2                  0.0%              2.8%
      36             6,500,000.00               0.6%           65,000              2                  0.0%              2.8%
      37             6,176,326.06               0.6%           37,661              2                  0.0%              2.7%
      38             6,062,690.03               0.6%               68              1                  0.7%              0.0%
      39             6,058,677.60               0.6%           30,293              2                  0.0%              2.6%
      40             5,900,000.00               0.6%           25,877              2                  0.0%              2.5%
      41             5,884,260.11               0.6%               94              1                  0.7%              0.0%
      42             5,784,160.34               0.6%           26,292              2                  0.0%              2.5%
      43             5,734,911.55               0.6%               85              1                  0.7%              0.0%
      44             5,669,436.54               0.5%              126              1                  0.7%              0.0%
      45             5,662,500.00               0.5%           23,018              2                  0.0%              2.4%
      46             5,584,527.67               0.5%           29,086              2                  0.0%              2.4%
      47             5,493,828.81               0.5%               43              1                  0.7%              0.0%
      48             5,488,147.59               0.5%           22,963              2                  0.0%              2.4%
      49             5,295,228.81               0.5%               80              1                  0.7%              0.0%
      50             5,195,354.33               0.5%               42              1                  0.6%              0.0%
      51             4,988,253.05               0.5%               45              1                  0.6%              0.0%
      52             4,985,699.43               0.5%           36,128              2                  0.0%              2.2%
      53             4,934,527.72               0.5%           34,268              2                  0.0%              2.1%
      54             4,929,057.91               0.5%              137              1                  0.6%              0.0%
      55             4,708,604.38               0.5%              172              1                  0.6%              0.0%
      56             4,707,319.05               0.5%              103              1                  0.6%              0.0%
      57             4,646,610.74               0.4%              115              1                  0.6%              0.0%
      58             4,594,913.22               0.4%              104              1                  0.6%              0.0%
      59             4,487,624.49               0.4%               50              1                  0.6%              0.0%
      60             4,140,695.41               0.4%           27,241              2                  0.0%              1.8%
      61             4,134,240.60               0.4%              295              1                  0.5%              0.0%
      62             4,100,000.00               0.4%           12,975              2                  0.0%              1.8%
      63             4,093,539.23               0.4%               79              1                  0.5%              0.0%
      64             3,993,993.41               0.4%               30              1                  0.5%              0.0%
      65             3,947,050.41               0.4%          219,281              2                  0.0%              1.7%
      66             3,929,054.79               0.4%              284              1                  0.5%              0.0%
      67             3,800,000.00               0.4%              109              1                  0.5%              0.0%
      68             3,764,309.04               0.4%           29,640              2                  0.0%              1.6%
      69             3,760,940.64               0.4%               96              1                  0.5%              0.0%
      70             3,514,423.23               0.3%           26,624              2                  0.0%              1.5%
      71             3,490,750.37               0.3%              110              1                  0.4%              0.0%
      72             3,459,369.64               0.3%           24,710              2                  0.0%              1.5%
      73             3,447,497.05               0.3%              316              1                  0.4%              0.0%
      74             3,236,539.93               0.3%           11,477              2                  0.0%              1.4%
      75             3,220,320.64               0.3%              115              1                  0.4%              0.0%
      76             3,187,132.44               0.3%           70,825              2                  0.0%              1.4%
      77             3,138,784.68               0.3%               81              1                  0.4%              0.0%
      78             3,124,128.06               0.3%              125              1                  0.4%              0.0%
      79             3,091,788.12               0.3%              122              1                  0.4%              0.0%
      80             3,087,897.28               0.3%               87              1                  0.4%              0.0%
      81             3,019,772.32               0.3%              160              1                  0.4%              0.0%
      82             3,000,000.00               0.3%           22,388              2                  0.0%              1.3%
      83             2,997,539.59               0.3%               60              1                  0.4%              0.0%
      84             2,994,599.12               0.3%           21,390              2                  0.0%              1.3%
      85             2,987,929.95               0.3%           24,899              2                  0.0%              1.3%
      86             2,890,028.15               0.3%               54              1                  0.4%              0.0%
      87             2,858,740.70               0.3%              130              1                  0.4%              0.0%
      88             2,846,558.70               0.3%              153              1                  0.4%              0.0%
      89             2,840,000.00               0.3%               57              1                  0.4%              0.0%
      90             2,837,869.67               0.3%              223              1                  0.4%              0.0%
      91             2,792,299.69               0.3%           53,698              2                  0.0%              1.2%
      92             2,788,942.72               0.3%           66,403              2                  0.0%              1.2%
      93             2,769,788.56               0.3%              174              1                  0.3%              0.0%
      94             2,739,734.62               0.3%              118              1                  0.3%              0.0%
      95             2,493,578.68               0.2%              298              1                  0.3%              0.0%
      96             2,489,830.06               0.2%           23,054              2                  0.0%              1.1%
     96.1              896,338.82               0.1%           18,674              2                  0.0%              0.4%
     96.2            1,593,491.24               0.2%           26,558              2                  0.0%              0.7%
      97             2,430,000.00               0.2%            3,418              2                  0.0%              1.0%
      98             2,408,160.62               0.2%           37,628              2                  0.0%              1.0%
      99             2,390,535.83               0.2%               32              1                  0.3%              0.0%
     100             2,370,213.99               0.2%               82              1                  0.3%              0.0%
     101             2,300,000.00               0.2%            3,096              1                  0.3%              0.0%
     102             2,246,348.50               0.2%              142              1                  0.3%              0.0%
     103             2,225,000.00               0.2%           16,241              2                  0.0%              1.0%
     104             2,098,415.97               0.2%              175              1                  0.3%              0.0%
     105             1,997,652.33               0.2%            8,800              2                  0.0%              0.9%
    105.1            1,258,520.97               0.1%            8,801              2                  0.0%              0.5%
    105.2              439,483.51               0.0%            8,790              2                  0.0%              0.2%
    105.3              299,647.85               0.0%            8,813              2                  0.0%              0.1%
     106             1,888,679.64               0.2%           21,961              2                  0.0%              0.8%
     107             1,792,949.37               0.2%           18,111              2                  0.0%              0.8%
     108             1,676,046.16               0.2%               43              1                  0.2%              0.0%
     109             1,648,632.89               0.2%               46              1                  0.2%              0.0%
     110             1,550,000.00               0.1%              122              1                  0.2%              0.0%
     111             1,285,419.56               0.1%               28              1                  0.2%              0.0%
     112             1,248,187.44               0.1%           32,005              2                  0.0%              0.5%
     113             1,231,705.29               0.1%           15,021              2                  0.0%              0.5%
     114             1,140,887.05               0.1%               52              1                  0.1%              0.0%
     115               990,223.50               0.1%               69              1                  0.1%              0.0%
     116               910,767.90               0.1%               28              1                  0.1%              0.0%
     117               599,518.28               0.1%               61              1                  0.1%              0.0%

                                                                         NET
                  CROSSED           RELATED     INTEREST   ADMIN.      MORTGAGE                               MONTHLY DEBT
    LOAN #        LOAN(5)        BORROWER (6)    RATE %     FEE %     RATE % (7)      ACCRUAL TYPE       SERVICE ($)(8,9,19,23)
    ------        -------        ------------    ------     -----     ----------      ------------       ----------------------
      1                                         4.793100   0.05240      4.7407         Actual/360                      812,947.53
      2                                         6.160000   0.04240      6.1176         Actual/360                      509,307.37
      3                                         7.000000   0.04240      6.9576       Actual/Actual                     338,333.33
      4              1                          5.488000   0.04240      5.4456         Actual/360                      302,010.51
     4.1                                        5.488000   0.04240      5.4456         Actual/360                       73,817.35
     4.2                                        5.488000   0.04240      5.4456         Actual/360                       50,532.23
     4.3                                        5.488000   0.04240      5.4456         Actual/360                       41,074.31
     4.4                                        5.488000   0.04240      5.4456         Actual/360                       39,964.81
     4.5                                        5.488000   0.04240      5.4456         Actual/360                       38,884.41
     4.6                                        5.488000   0.04240      5.4456         Actual/360                       27,176.07
     4.7                                        5.488000   0.04240      5.4456         Actual/360                       25,859.58
     4.8                                        5.488000   0.04240      5.4456         Actual/360                        4,701.75
      5                                         6.080000   0.04240      6.0376         Actual/360                      308,370.23
      6              1                          5.488000   0.04240      5.4456         Actual/360                      267,576.15
     6.1                                        5.488000   0.04240      5.4456         Actual/360                      129,815.11
     6.2                                        5.488000   0.04240      5.4456         Actual/360                       55,245.47
     6.3                                        5.488000   0.04240      5.4456         Actual/360                       28,210.45
     6.4                                        5.488000   0.04240      5.4456         Actual/360                       26,564.84
     6.5                                        5.488000   0.04240      5.4456         Actual/360                       14,105.23
     6.6                                        5.488000   0.04240      5.4456         Actual/360                       13,635.05
      7                                         5.620000   0.10240      5.5176         Actual/360                      172,602.23
      8                                         5.740000   0.04240      5.6976         Actual/360                      145,734.44
      9                                         5.300000   0.04240      5.2576         Actual/360                      101,203.01
      10                                        5.440000   0.04240      5.3976         Actual/360                       88,552.75
      11                                        5.840000   0.04240      5.7976         Actual/360                       83,292.05
      12                                        5.950000   0.09240      5.8576         Actual/360                       85,189.86
      13                                        5.600000   0.04240      5.5576         Actual/360                       81,229.66
      14                                        6.010000   0.04240      5.9676         Actual/360                       78,625.36
      15             2                          6.120000   0.09240      6.0276         Actual/360                       74,696.33
      16                                        5.690000   0.09240      5.5976         Actual/360                       71,618.11
      17                                        5.750000   0.04240      5.7076         Actual/360                       64,426.44
      18                                        5.440000   0.04240      5.3976         Actual/360                       62,043.33
      19                                        6.040000   0.04240      5.9976         Actual/360                       71,142.36
      20                                        6.060000   0.09240      5.9676         Actual/360                       57,927.69
      21                                        6.350000   0.04240      6.3076         Actual/360                       59,323.95
      22                                        5.730000   0.04240      5.6876         Actual/360                       53,571.87
      23                                        6.510000   0.04240      6.4676         Actual/360                       57,745.03
      24                                        5.510000   0.04240      5.4676         Actual/360                       49,452.24
      25                                        5.980000   0.12240      5.8576         Actual/360                       51,151.68
      26                                        5.270000   0.10240      5.1676         Actual/360                       47,042.66
      27                                        6.410000   0.09240      6.3176         Actual/360                       53,223.67
      28                               2        5.300000   0.04240      5.2576         Actual/360                       46,645.59
      29                                        5.940000   0.04240      5.8976         Actual/360                       47,655.88
      30                                        6.210000   0.04240      6.1676         Actual/360                       45,524.01
      31                               1        5.600000   0.04240      5.5576         Actual/360                       43,670.15
      32                                        6.540000   0.04240      6.4976         Actual/360                       48,795.03
      33                                        6.040000   0.04240      5.9976         Actual/360                       42,750.85
      34                                        5.980000   0.09240      5.8876         Actual/360                       44,372.48
      35                               6        5.320000   0.04240      5.2776         Actual/360                       36,175.57
      36                               6        5.320000   0.04240      5.2776         Actual/360                       36,175.57
      37                                        6.280000   0.04240      6.2376         Actual/360                       41,014.55
      38                                        5.720000   0.04240      5.6776         Actual/360                       35,365.44
      39                                        6.010000   0.04240      5.9676         Actual/360                       39,339.68
      40                               1        5.600000   0.04240      5.5576         Actual/360                       34,818.09
      41                                        6.000000   0.04240      5.9576         Actual/360                       35,373.48
      42                                        5.900000   0.04240      5.8576         Actual/360                       34,401.92
      43                                        6.070000   0.12240      5.9476         Actual/360                       34,733.36
      44                                        5.950000   0.09240      5.8576         Actual/360                       36,551.16
      45                                        5.440000   0.09240      5.3476         Actual/360                       31,938.21
      46                                        5.850000   0.04240      5.8076         Actual/360                       33,036.69
      47                                        6.640000   0.04240      6.5976         Actual/360                       37,618.97
      48                               2        4.950000   0.04240      4.9076         Actual/360                       29,357.35
      49                                        5.680000   0.04240      5.6376         Actual/360                       30,694.08
      50                                        5.710000   0.04240      5.6676         Actual/360                       30,213.78
      51                                        6.430000   0.09240      6.3376         Actual/360                       33,541.98
      52                                        5.700000   0.09240      5.6076         Actual/360                       29,020.02
      53                                        5.860000   0.04240      5.8176         Actual/360                       32,694.92
      54                                        6.290000   0.04240      6.2476         Actual/360                       30,606.89
      55                                        6.010000   0.12240      5.8876         Actual/360                       28,284.12
      56                                        5.970000   0.04240      5.9276         Actual/360                       28,207.81
      57                                        5.680000   0.04240      5.6376         Actual/360                       26,987.63
      58                                        6.710000   0.04240      6.6676         Actual/360                       31,665.84
      59                               3        5.870000   0.04240      5.8276         Actual/360                       26,604.82
      60                                        5.890000   0.09240      5.7976         Actual/360                       24,647.87
      61                                        6.310000   0.09240      6.2176         Actual/360                       27,530.40
      62                               1        5.650000   0.04240      5.6076         Actual/360                       23,666.67
      63                                        6.200000   0.04240      6.1576         Actual/360                       25,111.23
      64                                        5.140000   0.04240      5.0976         Actual/360                       23,711.03
      65                                        5.100000   0.04240      5.0576         Actual/360                       21,500.81
      66                                        6.870000   0.04240      6.8276         Actual/360                       27,503.75
      67                               4        5.690000   0.04240      5.6476         Actual/360                       22,031.14
      68                               5        5.470000   0.04240      5.4276         Actual/360                       23,114.22
      69                                        5.740000   0.12240      5.6176         Actual/360                       31,535.24
      70                                        6.180000   0.04240      6.1376         Actual/360                       21,513.25
      71                               4        6.040000   0.04240      5.9976         Actual/360                       21,074.36
      72                                        5.850000   0.04240      5.8076         Actual/360                       20,482.75
      73                                        6.490000   0.04240      6.4476         Actual/360                       21,783.66
      74                                        5.290000   0.04240      5.2476         Actual/360                       18,027.22
      75                                        6.500000   0.04240      6.4576         Actual/360                       20,384.19
      76                                        5.420000   0.04240      5.3776         Actual/360                       18,008.96
      77                                        5.940000   0.09240      5.8476         Actual/360                       18,764.50
      78                                        6.270000   0.09240      6.1776         Actual/360                       20,752.45
      79                                        6.030000   0.04240      5.9876         Actual/360                       18,645.90
      80                                        6.180000   0.04240      6.1376         Actual/360                       22,532.47
      81                                        5.850000   0.04240      5.8076         Actual/360                       17,845.71
      82                                        5.060000   0.04240      5.0176         Actual/360                       16,214.84
      83                                        6.040000   0.09240      5.9476         Actual/360                       18,063.74
      84                                        5.690000   0.04240      5.6476         Actual/360                       17,393.01
      85                                        5.670000   0.09240      5.5776         Actual/360                       18,678.49
      86                                        6.000000   0.04240      5.9576           30/360                         24,471.85
      87                                        6.080000   0.09240      5.9876         Actual/360                       21,964.88
      88                                        6.280000   0.04240      6.2376         Actual/360                       18,853.46
      89                                        5.930000   0.04240      5.8876         Actual/360                       16,899.63
      90                                        6.760000   0.04240      6.7176         Actual/360                       19,764.30
      91                                        5.870000   0.04240      5.8276         Actual/360                       16,554.11
      92                                        6.100000   0.04240      6.0576         Actual/360                       20,221.94
      93                                        6.600000   0.04240      6.5576         Actual/360                       20,890.92
      94                                        6.490000   0.04240      6.4476         Actual/360                       20,487.07
      95                                        6.160000   0.04240      6.1176         Actual/360                       15,246.89
      96                                        5.930000   0.04240      5.8876         Actual/360                       16,000.73
     96.1                                       5.930000   0.04240      5.8876         Actual/360                        5,760.26
     96.2                                       5.930000   0.04240      5.8876         Actual/360                       10,240.47
      97                                        6.270000   0.04240      6.2276         Actual/360                       14,993.55
      98                               5        5.470000   0.04240      5.4276         Actual/360                       14,786.98
      99                                        6.110000   0.09240      6.0176         Actual/360                       17,347.00
     100                               3        5.870000   0.04240      5.8276         Actual/360                       15,145.80
     101                                        5.780000   0.09240      5.6876         Actual/360                       16,187.34
     102                                        6.090000   0.09240      5.9976         Actual/360                       13,620.35
     103                                        5.470000   0.04240      5.4276         Actual/360                       12,591.46
     104                                        6.350000   0.04240      6.3076         Actual/360                       13,066.95
     105                                        6.420000   0.04240      6.3776         Actual/360                       13,404.34
    105.1                                       6.420000   0.04240      6.3776         Actual/360                        8,444.74
    105.2                                       6.420000   0.04240      6.3776         Actual/360                        2,948.95
    105.3                                       6.420000   0.04240      6.3776         Actual/360                        2,010.65
     106                                        5.360000   0.09240      5.2676         Actual/360                       11,509.34
     107                                        6.140000   0.04240      6.0976         Actual/360                       11,751.95
     108                                        6.520000   0.04240      6.4776         Actual/360                       10,640.85
     109                                        5.230000   0.14740      5.0826         Actual/360                       11,167.27
     110                                        5.760000   0.04240      5.7176         Actual/360                        7,543.33
     111                                        6.700000   0.04240      6.6576         Actual/360                       11,053.50
     112                                        5.330000   0.04240      5.2876         Actual/360                        7,549.71
     113                                        6.000000   0.04240      5.9576         Actual/360                        7,404.45
     114                                        6.610000   0.04240      6.5676         Actual/360                        7,810.01
     115                                        6.280000   0.09240      6.1876         Actual/360                        8,590.59
     116                                        6.000000   0.12240      5.8776         Actual/360                        7,763.48
     117             2                          6.120000   0.09240      6.0276         Actual/360                        3,643.72

                ANNUAL DEBT                                 FIRST
    LOAN #    SERVICE ($)(10)         NOTE DATE         PAYMENT DATE      REM. TERM    REM. AMORT(19)   I/O PERIOD (11)   SEASONING
    ------    ---------------         ---------         ------------      ---------    --------------   ---------------   ---------
      1           9,755,370.36         11/14/03           01/01/04            82            360               24              2
      2           6,111,688.44         10/17/03           12/11/03           117            205                0              3
      3           4,059,999.96         10/01/99           11/15/99            32              0               84             52
      4           3,624,126.12         10/16/03           12/01/03           117            330               24              3
     4.1            885,808.20         10/16/03           12/01/03           117            330               24              3
     4.2            606,386.76         10/16/03           12/01/03           117            330               24              3
     4.3            492,891.72         10/16/03           12/01/03           117            330               24              3
     4.4            479,577.72         10/16/03           12/01/03           117            330               24              3
     4.5            466,612.92         10/16/03           12/01/03           117            330               24              3
     4.6            326,112.84         10/16/03           12/01/03           117            330               24              3
     4.7            310,314.96         10/16/03           12/01/03           117            330               24              3
     4.8             56,421.00         10/16/03           12/01/03           117            330               24              3
      5           3,700,442.76         11/20/03           01/01/04           118            298                0              2
      6           3,210,913.80         10/16/03           12/01/03           117            330               24              3
     6.1          1,557,781.32         10/16/03           12/01/03           117            330               24              3
     6.2            662,945.64         10/16/03           12/01/03           117            330               24              3
     6.3            338,525.40         10/16/03           12/01/03           117            330               24              3
     6.4            318,778.08         10/16/03           12/01/03           117            330               24              3
     6.5            169,262.76         10/16/03           12/01/03           117            330               24              3
     6.6            163,620.60         10/16/03           12/01/03           117            330               24              3
      7           2,071,226.76         09/26/03           11/01/03           140            360               24              4
      8           1,748,813.28         11/03/03           01/01/04           118            358                0              2
      9           1,214,436.12         01/23/04           03/11/04            60              0               60              0
      10          1,062,633.00         10/30/03           12/11/03           117            357                0              3
      11            999,504.60         10/28/03           12/01/03           117            357                0              3
      12          1,022,278.32         10/16/03           12/11/03           117            297                0              3
      13            974,755.92         01/26/04           03/11/04           120            300                0              0
      14            943,504.32         09/30/03           11/01/03           116            356                0              4
      15            896,355.96         12/09/03           02/11/04           119            359                0              1
      16            859,417.32         01/06/04           03/01/04           120            300                0              0
      17            773,117.28         01/28/04           04/01/04           120            360               12              0
      18            744,519.96         11/17/03           01/01/04           118            358                0              2
      19            853,708.32         10/03/03           11/11/03           116            296                0              4
      20            695,132.28         09/23/03           11/11/03           116            356                0              4
      21            711,887.40         12/10/03           02/01/04           119            359                0              1
      22            642,862.44         02/18/03           04/11/03           109            349                0             11
      23            692,940.36         01/22/04           03/11/04           120            324                0              0
      24            593,426.88         12/22/03           02/11/04            59            359                0              1
      25            613,820.16         11/17/03           01/01/04           118            358                0              2
      26            564,511.92         11/24/03           01/01/04           118            358                0              2
      27            638,684.04         09/05/03           11/01/03           116            356                0              4
      28            559,747.08         11/12/03           01/01/04            58            358                0              2
      29            571,870.56         10/21/03           12/01/03           117            357                0              3
      30            546,288.12         11/14/03           01/01/04           118            358                0              2
      31            524,041.80         01/26/04           03/11/04           120            336               24              0
      32            585,540.36         10/15/03           12/11/03           117            297                0              3
      33            513,010.20         11/21/03           01/11/04           118            358                0              2
      34            532,469.76         12/19/03           02/11/04           119            299                0              1
      35            434,106.84         01/20/04           03/11/04           120            360                0              0
      36            434,106.84         01/20/04           03/11/04           120            360                0              0
      37            492,174.60         10/10/03           12/01/03           177            297                0              3
      38            424,385.28         10/28/03           12/11/03           117            357                0              3
      39            472,076.16         08/27/03           10/11/03           115            295                0              5
      40            417,817.08         01/26/04           03/11/04           120            336               24              0
      41            424,481.76         10/24/03           12/01/03           117            357                0              3
      42            412,823.04         10/29/03           12/11/03           117            357                0              3
      43            416,800.32         10/14/03           12/01/03           117            357                0              3
      44            438,613.92         09/01/03           11/11/03           116            296                0              4
      45            383,258.52         01/15/04           03/06/04           120            360                0              0
      46            396,440.28         10/31/03           12/01/03           117            357                0              3
      47            451,427.64         12/12/03           02/01/04           119            299                0              1
      48            352,288.20         11/14/03           01/01/04            58            358                0              2
      49            368,328.96         12/15/03           02/01/04            83            359                0              1
      50            362,565.36         12/10/03           02/01/04           119            359                0              1
      51            402,503.76         11/25/03           01/01/04           298            298                0              2
      52            348,240.24         10/29/03           12/01/03           117            357                0              3
      53            392,339.04         11/21/03           01/01/04           178            274                0              2
      54            367,282.68         09/09/03           10/11/03           115            355                0              5
      55            339,409.44         12/19/03           02/01/04           119            359                0              1
      56            338,493.72         10/30/03           12/01/03           117            357                0              3
      57            323,851.56         10/30/03           12/11/03           117            357                0              3
      58            379,990.08         12/03/03           02/01/04           119            299                0              1
      59            319,257.84         10/17/03           12/01/03           117            357                0              3
      60            295,774.44         09/11/03           10/11/03           115            355                0              5
      61            330,364.80         10/23/03           12/11/03           117            297                0              3
      62            284,000.04         01/26/04           03/11/04           120            360                0              0
      63            301,334.76         11/21/03           01/01/04           118            358                0              2
      64            284,532.36         12/19/03           02/01/04            59            299                0              1
      65            258,009.72         10/30/03           12/01/03            57            357                0              3
      66            330,045.00         12/03/03           01/11/04           118            298                0              2
      67            264,373.68         01/20/04           03/11/04           120            360                0              0
      68            277,370.64         12/03/03           01/11/04           118            298                0              2
      69            378,422.88         10/24/03           12/01/03           177            177                0              3
      70            258,159.00         12/01/03           01/01/04           118            358                0              2
      71            252,892.32         10/23/03           12/11/03           117            357                0              3
      72            245,793.00         10/01/03           11/01/03            80            356                0              4
      73            261,403.92         12/22/03           02/11/04           119            359                0              1
      74            216,326.64         09/30/03           11/01/03           116            356                0              4
      75            244,610.28         11/17/03           01/01/04           178            358                0              2
      76            216,107.52         09/30/03           11/01/03           116            356                0              4
      77            225,174.00         09/30/03           11/01/03           116            356                0              4
      78            249,029.40         09/16/03           11/01/03           116            296                0              4
      79            223,750.80         10/30/03           12/01/03           117            357                0              3
      80            270,389.64         11/19/03           01/01/04           238            238                0              2
      81            214,148.52         11/26/03           01/01/04           118            358                0              2
      82            194,578.08         01/26/04           03/11/04           120            360               12              0
      83            216,764.88         12/24/03           02/01/04           119            359                0              1
      84            208,716.12         11/25/03           01/11/04           118            358                0              2
      85            224,141.88         12/29/03           02/11/04           119            299                0              1
      86            293,662.20         12/05/03           02/01/04           179            179                0              1
      87            263,578.56         10/20/03           12/01/03           213            213                0              3
      88            226,241.52         12/26/03           02/11/04           119            299                0              1
      89            202,795.56         01/21/04           03/11/04           120            360                0              0
      90            237,171.60         07/31/03           09/11/03           114            294                0              6
      91            198,649.32         10/01/03           12/01/03           117            357                0              3
      92            242,663.28         11/19/03           01/11/04           118            238                0              2
      93            250,691.04         11/07/03           01/01/04           238            238                0              2
      94            245,844.84         11/26/03           01/01/04           238            238                0              2
      95            182,962.68         10/16/03           12/01/03           117            357                0              3
      96            192,008.76         11/07/03           12/11/03           117            297                0              3
     96.1            69,123.12         11/07/03           12/11/03           117            297                0              3
     96.2           122,885.64         11/07/03           12/11/03           117            297                0              3
      97            179,922.60         01/23/04           03/11/04           120            360                0              0
      98            177,443.76         12/04/03           01/11/04           118            298                0              2
      99            208,164.00         11/07/03           01/11/04           118            238                0              2
     100            181,749.60         10/31/03           12/01/03           117            297                0              3
     101            194,248.08         01/01/04           03/06/04           120            240                0              0
     102            163,444.20         11/17/03           01/01/04           118            358                0              2
     103            151,097.52         01/21/04           03/11/04           120            360                0              0
     104            156,803.40         12/15/03           02/01/04           119            359                0              1
     105            160,852.08         01/02/04           02/11/04           119            299                0              1
    105.1           101,336.88         01/02/04           02/11/04           119            299                0              1
    105.2            35,387.40         01/02/04           02/11/04           119            299                0              1
    105.3            24,127.80         01/02/04           02/11/04           119            299                0              1
     106            138,112.08         10/03/03           11/11/03           116            296                0              4
     107            141,023.40         10/30/03           12/11/03           117            297                0              3
     108            127,690.20         10/07/03           12/01/03           117            357                0              3
     109            134,007.24         10/16/03           12/01/03            57            237                0              3
     110             90,519.96         10/28/03           12/01/03            57              0               60              3
     111            132,642.00         09/30/03           11/01/03           188            188                0              4
     112             90,596.52         12/23/03           02/11/04            59            299                0              1
     113             88,853.40         10/14/03           12/11/03           117            357                0              3
     114             93,720.12         10/29/03           12/01/03           117            297                0              3
     115            103,087.08         10/08/03           12/01/03           177            177                0              3
     116             93,161.76         10/03/03           12/01/03           177            177                0              3
     117             43,724.64         12/09/03           02/11/04           119            359                0              1

                  PAYMENT       GRACE          MATURITY/                            FINAL           MATURITY/ARD
    LOAN #       DUE DATE       PERIOD       ARD DATE (12)        ARD LOAN        MAT DATE         BALANCE ($)(13)
    ------       --------       ------       -------------        --------        --------         ---------------
      1              1              10         12/01/10              No                                142,473,236
      2             11               0         11/11/13              No                                 40,730,536
      3             15               5         10/15/06              No                                 58,000,000
      4              1               7         11/01/13              No                                 43,716,283
     4.1             1               7         11/01/13              No                                 10,685,126
     4.2             1               7         11/01/13              No                                  7,314,583
     4.3             1               7         11/01/13              No                                  5,945,542
     4.4             1               7         11/01/13              No                                  5,784,941
     4.5             1               7         11/01/13              No                                  5,628,553
     4.6             1               7         11/01/13              No                                  3,933,760
     4.7             1               7         11/01/13              No                                  3,743,197
     4.8             1               7         11/01/13              No                                    680,581
      5              1               5         12/01/13              No                                 36,888,574
      6              1               7         11/01/13              No                                 38,731,881
     6.1             1               7         11/01/13              No                                 18,790,848
     6.2             1               7         11/01/13              No                                  7,996,830
     6.3             1               7         11/01/13              No                                  4,083,488
     6.4             1               7         11/01/13              No                                  3,845,285
     6.5             1               7         11/01/13              No                                  2,041,743
     6.6             1               7         11/01/13              No                                  1,973,686
      7              1               5         10/01/15              No                                 25,151,044
      8              1               5         12/01/13              No                                 21,040,910
      9             11               0         02/11/09              No                                 22,600,000
      10            11               0         11/11/13              No                                 13,091,326
      11             1               7         11/01/13              No                                 11,930,624
      12            11               0         11/11/13              No                                 10,270,994
      13            11               0         02/11/14              No                                 10,005,573
      14             1               7         10/01/13              No                                 11,114,978
      15            11               0         01/11/14              No                                 10,468,458
      16             1               5         02/01/14              No                                  8,772,645
      17             1               7         03/01/14              No                                  9,517,881
      18             1               9         12/01/13              No                                  9,172,925
      19            11               0         10/11/13              No                                  8,531,372
      20            11               0         10/11/13              No                                  8,157,303
      21             1               7         01/01/14              No                                  8,168,135
      22            11               0         03/11/13              No                                  7,742,103
      23            11               0         02/11/14              No                                  7,222,499
      24            11               0         01/11/09              No                                  8,084,795
      25             1               7         12/01/13              No                                  7,247,849
      26             1               7         12/01/13              No                                  7,050,277
      27             1              10         10/01/13              No                                  7,295,721
      28             1               7         12/01/08              No                                  7,782,694
      29             1               7         11/01/13              No                                  6,773,018
      30             1               7         12/01/13              No                                  6,336,589
      31            11               0         02/11/14              No                                  6,352,678
      32            11               0         11/11/13              No                                  5,676,293
      33            11               0         12/11/13             Yes           12/11/33               6,029,327
      34            11               0         01/11/14              No                                  5,339,851
      35            11               0         02/11/14              No                                  5,398,999
      36            11               0         02/11/14              No                                  5,398,999
      37             1               7         11/01/18              No                                  3,769,656
      38            11               0         11/11/13              No                                  5,113,646
      39            11               0         09/11/13              No                                  4,725,775
      40            11               0         02/11/14              No                                  5,064,973
      41             1               7         11/01/13              No                                  5,003,966
      42            11               0         11/11/13              No                                  4,904,607
      43             1               7         11/01/13              No                                  4,886,776
      44            11               0         10/11/13              No                                  4,407,378
      45             6               0         02/06/14              No                                  4,721,109
      46             1               7         11/01/13              No                                  4,728,422
      47             1               7         01/01/14              No                                  4,349,906
      48             1               7         12/01/08              No                                  5,069,265
      49             1               7         01/01/11              No                                  4,759,278
      50             1               7         01/01/14              No                                  4,372,094
      51             1               0         12/01/28              No                                    221,149
      52             1               0         11/01/13              No                                  4,202,748
      53             1               7         12/01/18              No                                  2,585,558
      54            11               0         09/11/13              No                                  4,233,821
      55             1               7         01/01/14              No                                  3,997,897
      56             1               7         11/01/13              No                                  3,999,631
      57            11               0         11/11/13              No                                  3,914,578
      58             1              10         01/01/14              No                                  3,646,257
      59             1               7         11/01/13              No                                  3,801,897
      60            11               0         09/11/13              No                                  3,516,817
      61            11               0         11/11/13              No                                  3,247,289
      62            11               0         02/11/14              No                                  3,440,598
      63             1               7         12/01/13              No                                  3,497,982
      64             1               7         01/01/09              No                                  3,567,619
      65             1               7         11/01/08              No                                  3,658,058
      66            11               0         12/11/13              No                                  3,137,491
      67            11               0         02/11/14              No                                  3,192,734
      68            11               0         12/11/13              No                                  2,870,843
      69             1               7         11/01/18              No                                     48,603
      70             1               7         12/01/13              No                                  3,001,409
      71            11               0         11/11/13              No                                  2,971,947
      72             1               7         10/01/10              No                                  3,128,609
      73            11               0         01/11/14              No                                  2,967,427
      74             1               9         10/01/13              No                                  2,697,458
      75             1               7         12/01/18              No                                  2,411,139
      76             1               7         10/01/13              No                                  2,666,868
      77             1               0         10/01/13              No                                  2,667,159
      78             1               0         10/01/13              No                                  2,454,082
      79             1               7         11/01/13              No                                  2,631,523
      80             1               7         12/01/23              No                                     78,077
      81             1               9         12/01/13              No                                  2,554,401
      82            11               0         02/11/14              No                                  2,536,577
      83             1               7         01/01/14              No                                  2,547,324
      84            11               0         12/11/13              No                                  2,521,078
      85            11               0         01/11/14              No                                  2,291,063
      86             1               7         01/01/19              No                                          0
      87             1               7         11/01/21              No                                     56,654
      88            11               0         01/11/14              No                                  2,227,796
      89            11               0         02/11/14              No                                  2,403,398
      90            11               0         08/11/13              No                                  2,269,549
      91             1               7         11/01/13              No                                  2,365,625
      92            11               0         12/11/13              No                                  1,843,142
      93             1               7         12/01/23              No                                     80,044
      94             1               7         12/01/23              No                                     76,485
      95             1               8         11/01/13              No                                  2,130,259
      96            11               0         11/11/13              No                                  1,931,508
     96.1           11               0         11/11/13              No                                    695,343
     96.2           11               0         11/11/13              No                                  1,236,165
      97            11               0         02/11/14              No                                  2,076,885
      98            11               0         12/11/13              No                                  1,836,579
      99            11               0         12/11/13              No                                  1,580,440
     100             1               7         11/01/13              No                                  1,835,047
     101             6               0         02/06/14              No                                  1,494,922
     102             1               0         12/01/13              No                                  1,913,502
     103            11               0         02/11/14              No                                  1,856,828
     104             1               7         01/01/14              No                                  1,799,149
     105            11               0         01/11/14              No                                  1,570,564
    105.1           11               0         01/11/14              No                                    989,454
    105.2           11               0         01/11/14              No                                    345,524
    105.3           11               0         01/11/14              No                                    235,585
     106            11               0         10/11/13              No                                  1,439,353
     107            11               0         11/11/13              No                                  1,400,547
     108             1               7         11/01/13              No                                  1,446,258
     109             1               9         11/01/08              No                                  1,397,835
     110             1               7         11/01/08              No                                  1,550,000
     111             1               7         10/01/19              No                                     24,971
     112            11               0         01/11/09              No                                  1,118,394
     113            11               0         11/11/13              No                                  1,047,440
     114             1               7         11/01/13              No                                    904,728
     115             1               7         11/01/18              No                                     14,946
     116             1               7         11/01/18              No                                     12,698
     117            11               0         01/11/14              No                                    510,657

                                                   REMAINING
                      MATURITY                     PREPAYMENT                                             MOST RECENT   MOST RECENT
    LOAN #       LTV %(2,3,13,20,21)      PROVISION (PAYMENTS)(14,22)     2001 NOI ($)    2002 NOI ($)         NOI ($)    NOI DATE
    ------       -------------------      ---------------------------     ------------    ------------         -------    --------
      1                    42.7                L(24),Def(51),O(7)          31,193,611      33,960,871      43,303,573     12/31/03
      2                    57.4                L(24),Def(89),O(4)           9,558,065       9,127,904       9,296,435     06/30/03
      3                    44.6               Grtr1%orYM(29),O(3)          11,842,378      11,199,930      11,893,504     08/31/03
      4                    64.8                L(24),Def(89),O(4)           5,002,976       5,512,706       5,623,533     09/30/03
     4.1                   64.8                L(24),Def(89),O(4)           1,239,660       1,331,041       1,346,586     09/30/03
     4.2                   64.8                L(24),Def(89),O(4)             897,848         937,543         941,906     09/30/03
     4.3                   64.8                L(24),Def(89),O(4)             539,464         712,754         813,637     09/30/03
     4.4                   64.8                L(24),Def(89),O(4)             675,200         705,269         732,858     06/30/03
     4.5                   64.8                L(24),Def(89),O(4)             658,946         748,526         745,033     09/30/03
     4.6                   64.8                L(24),Def(89),O(4)             433,602         461,482         461,209     09/30/03
     4.7                   64.8                L(24),Def(89),O(4)             457,491         489,158         502,070     09/30/03
     4.8                   64.8                L(24),Def(89),O(4)             100,765         126,933          80,234     09/30/03
      5                    52.0                L(24),Def(90),O(4)                   0               0               0       NAP
      6                    64.8                L(24),Def(89),O(4)           4,107,738       4,583,761       4,772,414     09/30/03
     6.1                   64.8                L(24),Def(89),O(4)           2,181,256       2,288,142       2,283,568     09/30/03
     6.2                   64.8                L(24),Def(89),O(4)             991,753       1,013,315       1,038,526     06/30/03
     6.3                   64.8                L(24),Def(89),O(4)             197,382         488,773         493,396     09/30/03
     6.4                   64.8                L(24),Def(89),O(4)             489,530         483,064         483,116     06/30/03
     6.5                   64.8                L(24),Def(89),O(4)                   0          30,941         206,716     09/30/03
     6.6                   64.8                L(24),Def(89),O(4)             247,817         279,526         267,092     09/30/03
      7                    64.5               L(24),Def(109),O(7)                   0               0               0       NAP
      8                    50.1                L(24),Def(90),O(4)           2,126,282       3,959,116       3,518,741     07/31/03
      9                    79.0                L(24),Def(33),O(3)           2,046,520       2,133,679       2,210,705     11/30/03
      10                   63.9                L(24),Def(87),O(6)                   0               0               0       NAP
      11                   63.1                L(24),Def(89),O(4)                   0       1,044,543         961,473     09/30/03
      12                   59.7                L(24),Def(90),O(3)                   0               0       1,466,071     07/31/03
      13                   57.8                L(24),Def(90),O(6)           1,377,859       1,643,931       1,265,740     10/31/03
      14                   62.8                L(24),Def(88),O(4)           1,584,738       1,648,425       1,831,868     09/30/03
      15                   61.0                L(24),Def(89),O(6)                   0       2,320,699       1,567,996     09/30/03
      16                   57.7                L(24),Def(92),O(4)           1,362,633       1,490,364       1,403,850     09/30/03
      17                   69.0            L(58),Grtr1%orYM(58),O(4)          934,612         971,944       1,051,935     10/31/03
      18                   11.1                L(24),Def(90),O(4)             710,492         837,812         837,812     12/31/02
      19                   57.7                L(24),Def(89),O(3)                   0       1,489,183       1,578,912     10/31/03
      20                   63.7                L(24),Def(89),O(3)                   0       1,088,290         952,956     07/31/03
      21                   67.0                L(24),Def(91),O(4)             796,040         836,987         849,272     08/31/03
      22                   57.3                L(24),Def(79),O(6)                   0               0       1,265,579     09/30/03
      23                   60.7                L(24),Def(93),O(3)           1,361,495         845,126         971,859     09/30/03
      24                   64.7                L(24),Def(29),O(6)             950,256       1,167,691       1,267,944     07/31/03
      25                   67.7                L(24),Def(90),O(4)             932,171         938,985         983,701     09/30/03
      26                   64.4                L(24),Def(90),O(4)             968,481       1,031,856       1,124,849     10/31/03
      27                   66.3                L(24),Def(88),O(4)             976,434       1,018,392         923,845     06/30/03
      28                   68.6                L(24),Def(32),O(2)             879,614         824,123         777,930     09/30/03
      29                   49.4                L(24),Def(89),O(4)             853,272         798,075         818,106     04/30/03
      30                   64.0                L(24),Def(90),O(4)             830,959         806,651         826,727     10/31/03
      31                   64.8                L(24),Def(93),O(3)             779,892         763,502         708,619     11/30/03
      32                   49.4                L(24),Def(87),O(6)           1,197,094       1,135,036       1,233,068     10/31/03
      33                   67.7                L(24),Def(91),O(3)                   0               0               0       NAP
      34                   57.6                L(24),Def(91),O(4)             616,440         654,435         771,330     08/31/03
      35                   58.7                L(24),Def(93),O(3)                   0         705,883         726,952     10/31/03
      36                   51.4                L(24),Def(93),O(3)                   0         603,639         590,697     10/31/03
      37                   47.7               L(24),Def(140),O(13)            462,432         454,400         569,321     08/31/03
      38                   67.0                L(24),Def(87),O(6)                   0               0               0       NAP
      39                   61.4                L(24),Def(85),O(6)                   0         594,661         721,924     10/31/03
      40                   65.8                L(24),Def(93),O(3)             528,858         564,239         564,838     11/30/03
      41                   62.5                L(24),Def(89),O(4)             431,805         617,471         646,188     08/31/03
      42                   67.2                L(24),Def(90),O(3)             540,267         551,877         577,705     07/31/03
      43                   60.3            L(57),Grtr1%orYM(56),O(4)          550,225         620,859         624,683     08/31/03
      44                   58.0                L(24),Def(89),O(3)                   0               0         498,508     06/30/03
      45                   62.9                L(24),Def(93),O(3)             793,194         749,326         668,563     10/31/03
      46                   67.5                L(24),Def(89),O(4)             596,008         590,053         613,498     08/31/03
      47                   59.6                L(24),Def(91),O(4)             599,012         708,508         798,763     09/30/03
      48                   57.0                L(24),Def(32),O(2)             613,110         556,820         520,969     10/31/03
      49                   53.3                L(24),Def(56),O(3)             869,779       1,060,403       1,057,824     08/31/03
      50                   62.5                L(24),Def(91),O(4)                   0               0               0       NAP
      51                    3.2               L(24),Def(270),O(4)             556,664         610,832         596,580     10/31/03
      52                   58.0                L(24),Def(89),O(4)             649,506         652,294         715,753     08/30/03
      53                   41.4               L(24),Def(141),O(13)                  0               0         637,515     10/31/03
      54                   68.3                L(24),Def(88),O(3)                   0         492,850         548,464     10/31/03
      55                   67.2            L(59),Grtr1%orYM(56),O(4)          519,803         491,949         557,979     10/31/03
      56                   63.7                L(24),Def(89),O(4)             250,015         496,576         537,172     07/31/03
      57                   64.2                L(24),Def(90),O(3)             602,218         639,670         694,675     06/30/03
      58                   59.4                L(24),Def(91),O(4)                   0               0               0       NAP
      59                   65.5                L(24),Def(89),O(4)                   0         348,682         499,546     12/31/03
      60                   67.6                L(24),Def(88),O(3)             487,123         449,606         484,979     11/30/03
      61                   57.7                L(24),Def(90),O(3)                   0               0               0       NAP
      62                   59.2                L(24),Def(93),O(3)             556,626         508,416         446,252     11/30/03
      63                   67.9                L(24),Def(90),O(4)                   0         135,655         210,352     08/31/03
      64                   57.5                L(24),Def(34),O(1)             355,956         657,448         781,299     10/31/03
      65                   73.2                L(24),Def(31),O(2)                   0               0         121,559     12/31/03
      66                   59.2                L(24),Def(91),O(3)                   0               0               0       NAP
      67                   62.0                L(24),Def(90),O(6)             342,345         316,608         316,608     12/31/02
      68                   52.2                L(24),Def(88),O(6)             559,023         554,768         576,618     10/31/03
      69                    0.7               L(24),Def(140),O(13)            872,372         835,779         909,901     09/30/03
      70                   68.2                L(24),Def(89),O(5)             353,861         366,796         366,597     08/31/03
      71                   63.2                L(24),Def(87),O(6)                   0         111,179         407,407     06/30/03
      72                   69.5                L(24),Def(53),O(3)             360,643         378,863         365,207     07/31/03
      73                   64.5                L(24),Def(90),O(5)                   0               0               0       NAP
      74                   29.3                L(24),Def(88),O(4)             726,872         705,095         717,910     07/31/03
      75                   50.2           L(45),Grtr1%orYM(120),O(13)          54,366         240,486         280,257     09/30/03
      76                   66.7                L(24),Def(88),O(4)                   0               0               0       NAP
      77                   60.6                L(24),Def(88),O(4)             353,688         394,693         416,790     07/31/03
      78                   58.9                L(24),Def(88),O(4)                   0               0               0       NAP
      79                   61.2                L(24),Def(89),O(4)             523,614         221,949         221,949     12/31/02
      80                    1.6               L(24),Def(189),O(25)             20,260          19,412               0       NAP
      81                   62.3                L(24),Def(90),O(4)                   0         214,065         339,250     06/30/03
      82                   50.7                L(24),Def(93),O(3)             707,438         623,484         533,118     11/30/03
      83                   45.5                L(24),Def(91),O(4)             419,130         429,472         488,207     08/31/03
      84                   54.8                L(24),Def(88),O(6)                   0         282,655         250,114     09/30/03
      85                   61.3                L(24),Def(92),O(3)             350,347         343,064         355,322     11/30/03
      86                    0.0               L(24),Def(142),O(13)                  0         373,880         378,399     09/30/03
      87                    1.4               L(24),Def(170),O(19)                  0               0               0       NAP
      88                   53.4                L(24),Def(92),O(3)             348,674         328,297         360,539     10/31/03
      89                   66.8                L(24),Def(93),O(3)                   0         381,935         381,938     12/31/02
      90                   58.9                L(24),Def(87),O(3)                   0         320,033         319,138     05/31/03
      91                   64.8            L(56),Grtr1%orYM(57),O(4)          292,886         275,841         282,242     06/30/03
      92                   30.2                L(24),Def(91),O(3)             315,079         333,332         309,745     09/30/03
      93                    2.3               L(24),Def(189),O(25)            325,474         351,284         385,755     08/31/03
      94                    2.1               L(24),Def(189),O(25)                  0          74,479         237,255     09/30/03
      95                   56.1                L(24),Def(89),O(4)             226,552         229,026         234,698     09/30/03
      96                   57.1                L(24),Def(90),O(3)                   0         123,217         345,302     06/30/03
     96.1                  57.1                L(24),Def(90),O(3)                   0          32,082         135,171     06/30/03
     96.2                  57.1                L(24),Def(90),O(3)                   0          91,135         210,131     06/30/03
      97                   56.1                L(24),Def(93),O(3)             209,140         244,712         232,221     08/31/03
      98                   51.3                L(24),Def(88),O(6)             435,479         337,562         300,808     10/31/03
      99                   36.3                L(24),Def(90),O(4)             392,975         388,343         430,469     06/30/03
     100                   57.3                L(24),Def(89),O(4)              49,450         196,600         255,059     08/31/03
     101                   29.3                L(24),Def(93),O(3)             463,266         498,161         502,668     10/31/03
     102                   63.8                L(24),Def(90),O(4)                   0          58,440         147,757     07/31/03
     103                   66.3                L(24),Def(93),O(3)                   0         247,650         281,291     09/30/03
     104                   64.3                L(24),Def(91),O(4)             235,303         269,013         268,723     08/31/03
     105                   62.8                L(24),Def(92),O(3)             270,598         273,942         230,125     09/30/03
    105.1                  62.8                L(24),Def(92),O(3)                   0               0               0       NAP
    105.2                  62.8                L(24),Def(92),O(3)                   0               0               0       NAP
    105.3                  62.8                L(24),Def(92),O(3)                   0               0               0       NAP
     106                   57.6                L(24),Def(89),O(3)                   0          31,124         228,368     08/31/03
     107                   62.2                L(24),Def(90),O(3)                   0               0         262,680     08/31/03
     108                   68.9                L(24),Def(89),O(4)             208,087         203,900         200,330     12/31/03
     109                   59.5                L(24),Def(31),O(2)             119,810         150,338         189,828     07/31/03
     110                   60.8                L(24),Def(31),O(2)                   0         198,487         199,389     06/30/03
     111                    1.3               L(24),Def(151),O(13)                  0          53,224         144,466     11/30/03
     112                   67.8                L(24),Def(32),O(3)                   0         143,527         139,569     09/30/03
     113                   56.6                L(24),Def(90),O(3)                   0         152,718         147,847     07/31/03
     114                   56.5                L(24),Def(89),O(4)             167,550         144,198         152,936     09/30/03
     115                    0.7               L(24),Def(140),O(13)            239,814         229,940         228,299     12/31/03
     116                    0.5               L(24),Def(140),O(13)             13,043         121,605         232,730     07/31/03
     117                   61.0                L(24),Def(89),O(6)                   0               0               0       NAP

                                                                         UW
    LOAN #            UW NOI ($)(18,21)     UW NCF ($)(18,21)    DSCR(2,3,15,18,21)       TITLETYPE      PML %
    ------            -----------------     -----------------    ------------------       ---------      -----
      1                   64,362,759            63,846,143                  2.18           Leasehold       NAP
      2                    8,921,430             8,300,423                  1.36           Leasehold       NAP
      3                   10,984,479            10,247,540                  2.52              Fee          NAP
      4                    5,467,074             5,362,424                  1.47              Fee          NAP
     4.1                   1,372,453             1,355,203                  1.47              Fee          NAP
     4.2                     871,569               856,419                  1.47              Fee          NAP
     4.3                     819,834               800,634                  1.47              Fee          NAP
     4.4                     691,511               682,411                  1.47              Fee          NAP
     4.5                     686,909               675,609                  1.47              Fee          NAP
     4.6                     468,257               449,507                  1.47              Fee          NAP
     4.7                     453,670               441,570                  1.47              Fee          NAP
     4.8                     102,870               101,070                  1.47              Fee          NAP
      5                    5,632,289             5,297,052                  1.43              Fee          NAP
      6                    4,788,056             4,705,606                  1.47              Fee          NAP
     6.1                   2,249,823             2,210,673                  1.47              Fee          NAP
     6.2                     991,105               976,405                  1.47              Fee          NAP
     6.3                     518,015               508,865                  1.47              Fee          NAP
     6.4                     490,157               481,007                  1.47              Fee          NAP
     6.5                     245,133               238,983                  1.47              Fee          NAP
     6.6                     293,823               289,673                  1.47              Fee          NAP
      7                    3,114,077             2,900,360                  1.40              Fee          NAP
      8                    3,193,900             2,917,046                  1.67              Fee          15.0
      9                    2,082,361             2,056,112                  1.69              Fee          NAP
      10                   1,465,892             1,418,983                  1.34              Fee          15.0
      11                   1,293,953             1,228,865                  1.23              Fee          NAP
      12                   1,480,113             1,411,255                  1.38              Fee          NAP
      13                   1,563,879             1,411,163                  1.45              Fee          18.0
      14                   1,469,146             1,324,768                  1.40              Fee          NAP
      15                   1,263,167             1,168,564                  1.32              Fee          NAP
      16                   1,371,899             1,227,487                  1.43              Fee          NAP
      17                   1,118,493             1,015,426                  1.31              Fee          18.0
      18                   5,327,907             5,222,907                  7.02           Leasehold       NAP
      19                   1,297,790             1,163,861                  1.36           Leasehold       NAP
      20                   1,079,726               963,602                  1.39              Fee          NAP
      21                     980,922               909,342                  1.28              Fee          NAP
      22                     963,291               872,703                  1.36              Fee          NAP
      23                   1,068,550               889,454                  1.28              Fee          NAP
      24                   1,138,221               907,688                  1.53              Fee          NAP
      25                     898,445               835,003                  1.36              Fee          NAP
      26                     984,793               868,729                  1.54              Fee          NAP
      27                     962,578               851,808                  1.33              Fee          NAP
      28                     833,969               768,993                  1.37              Fee          NAP
      29                     729,337               716,974                  1.25              Fee          18.0
      30                     796,707               759,843                  1.39              Fee          18.0
      31                     686,559               671,410                  1.28              Fee          NAP
      32                   1,148,323             1,012,671                  1.73              Fee          NAP
      33                     695,029               688,245                  1.34              Fee          NAP
      34                     806,188               678,101                  1.27              Fee          NAP
      35                     730,657               679,658                  1.57              Fee          18.0
      36                     650,996               625,997                  1.44              Fee          15.0
      37                     634,300               589,558                  1.20              Fee          19.1
      38                     617,677               576,444                  1.36              Fee          12.0
      39                     667,765               617,766                  1.31              Fee          NAP
      40                     550,820               539,421                  1.29              Fee          NAP
      41                     706,604               631,146                  1.49              Fee          18.0
      42                     596,673               585,674                  1.42              Fee          NAP
      43                     628,758               559,105                  1.34              Fee          13.0
      44                     630,753               575,051                  1.31              Fee          10.0
      45                     608,543               535,236                  1.40              Fee          NAP
      46                     575,238               525,510                  1.33              Fee          NAP
      47                     713,786               640,897                  1.42         Fee/Leasehold     NAP
      48                     566,101               503,119                  1.43              Fee          NAP
      49                     634,536               543,889                  1.48           Leasehold       NAP
      50                     568,871               508,084                  1.40              Fee          NAP
      51                     620,133               548,793                  1.36              Fee          NAP
      52                     549,273               507,736                  1.46              Fee          15.0
      53                     518,566               482,566                  1.23              Fee          NAP
      54                     591,228               531,299                  1.45              Fee          NAP
      55                     506,111               473,358                  1.39              Fee          NAP
      56                     552,561               502,005                  1.48              Fee          NAP
      57                     527,936               470,893                  1.45              Fee          NAP
      58                     505,785               446,894                  1.18              Fee          NAP
      59                     475,580               443,667                  1.39              Fee          18.0
      60                     459,193               421,194                  1.42              Fee          NAP
      61                     438,093               416,225                  1.26              Fee          10.0
      62                     439,901               424,102                  1.49              Fee          NAP
      63                     424,967               394,446                  1.31              Fee          NAP
      64                     542,706               443,168                  1.56              Fee          NAP
      65                     347,831               344,231                  1.33              Fee          15.0
      66                     427,104               425,033                  1.29              Fee          NAP
      67                     404,013               373,069                  1.41              Fee          12.0
      68                     509,841               466,381                  1.68              Fee          NAP
      69                     525,259               467,122                  1.23              Fee          17.0
      70                     356,531               322,549                  1.25              Fee          NAP
      71                     401,723               376,190                  1.49              Fee          17.0
      72                     372,693               330,693                  1.35              Fee          NAP
      73                     351,663               350,028                  1.34              Fee          NAP
      74                     730,333               716,233                  3.31              Fee          NAP
      75                     360,332               329,628                  1.35              Fee          NAP
      76                     336,995               323,495                  1.50              Fee          NAP
      77                     383,940               344,460                  1.53              Fee          NAP
      78                     342,601               325,395                  1.31              Fee          17.0
      79                     361,765               313,419                  1.40              Fee          15.0
      80                     369,238               318,635                  1.18              Fee          26.7
      81                     325,329               304,550                  1.42              Fee          NAP
      82                     467,695               434,196                  2.23              Fee          NAP
      83                     444,320               396,154                  1.83              Fee          NAP
      84                     335,682               300,683                  1.44              Fee          NAP
      85                     334,797               290,758                  1.30              Fee          NAP
      86                     369,863               351,570                  1.20              Fee          NAP
      87                     339,303               318,543                  1.21              Fee          NAP
      88                     302,001               281,485                  1.24              Fee          NAP
      89                     343,408               323,895                  1.60              Fee          NAP
      90                     295,458               293,548                  1.24              Fee          NAP
      91                     274,980               259,588                  1.31              Fee          NAP
      92                     313,583               300,984                  1.24              Fee          NAP
      93                     319,516               299,668                  1.20              Fee          NAP
      94                     328,020               304,942                  1.24              Fee          NAP
      95                     255,259               245,626                  1.34              Fee          13.0
      96                     331,560               301,862                  1.57              Fee          NAP
     96.1                    126,509               113,310                  1.57              Fee          NAP
     96.2                    205,051               188,552                  1.57              Fee          NAP
      97                     273,843               238,444                  1.33              Fee          NAP
      98                     315,811               297,124                  1.67              Fee          NAP
      99                     366,325               278,299                  1.34              Fee          NAP
     100                     239,851               228,246                  1.26              Fee          17.0
     101                     410,368               386,574                  1.99              Fee          15.0
     102                     251,370               233,011                  1.43              Fee          NAP
     103                     240,260               233,411                  1.54              Fee          NAP
     104                     223,104               209,304                  1.33              Fee          NAP
     105                     226,283               214,934                  1.34              Fee          NAP
    105.1                          0                     0                  1.34              Fee          NAP
    105.2                          0                     0                  1.34              Fee          NAP
    105.3                          0                     0                  1.34              Fee          NAP
     106                     188,713               167,214                  1.21              Fee          NAP
     107                     211,479               182,770                  1.30              Fee          NAP
     108                     193,755               172,494                  1.35              Fee          NAP
     109                     199,508               181,458                  1.35              Fee          NAP
     110                     161,581               146,932                  1.62              Fee          10.0
     111                     184,290               163,010                  1.23              Fee          NAP
     112                     140,444               130,695                  1.44              Fee          NAP
     113                     131,698               127,599                  1.44              Fee          NAP
     114                     150,615               136,263                  1.45              Fee          NAP
     115                     190,698               170,657                  1.66              Fee          NAP
     116                     246,555               222,202                  2.39              Fee          NAP
     117                      73,440                71,957                  1.32              Fee          NAP

                                        UPFRONT ESCROW(16)
          ------------------------------------------------------------------------------------------------------------------------
          UPFRONT CAPEX     UPFRONT ENGIN.   UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX    UPFRONT INS.    UPFRONT OTHER
LOAN #       RESERVE ($)        RESERVE ($)      RESERVE ($)       RESERVE ($)        RESERVE ($)     RESERVE ($)      RESERVE ($)
------       -----------        -----------      -----------       -----------        -----------     -----------      -----------
  1
  2                                                                                      794,583         133,057          705,232
  3
  4                                 11,875           30,000                              341,390
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
  5                                                                                      129,554
  6                                441,425            6,250                              324,511
 6.1
 6.2
 6.3
 6.4
 6.5
 6.6
  7                                                                                       67,966          52,982
  8
  9                                                                                       84,677           7,672
  10                                                                1,400,000             40,000           3,819        1,000,000
  11                                 3,750                                                35,345          14,103
  12                                                                                                       1,721
  13                                                                  250,000                             21,642
  14                                                                                      24,491           4,534
  15             50,000                                               150,000                              2,385
  16                                                  7,072           100,000             25,833          38,479
  17                                                    500
  18
  19                                                                  500,000             26,430           5,094
  20                                                                                     160,298           3,125          200,000
  21                                 9,477                                                47,347          13,120
  22                                                                  538,575             56,644           2,949          270,850
  23                                30,625                          1,000,000            421,530          88,878
  24                               436,314                                                55,571           5,796        1,004,331
  25                                41,694                                                 6,423          43,596
  26                                                                  120,000             34,931           9,619
  27                                39,750                            170,000             87,584           8,806          130,000
  28                                                                                      44,100          11,533
  29                                47,500                                                33,804          22,033
  30                                                                                      32,004           5,259
  31                                                                                       8,610           4,791
  32                                                                                     188,914          48,555          133,939
  33                                 6,000
  34                                                                                      52,258          26,645
  35                                21,250                                                30,834          24,421
  36                                                                                      22,954          15,077
  37                                                                                      33,226          22,771
  38                                                                                      66,290           9,971
  39                                15,625                                                64,007           4,250
  40                                                                                       4,561           4,832
  41                                                                                      28,667             765
  42                                46,666                                                 7,084          12,789
  43                                                                                      12,930          12,250
  44                                                                                      58,539           1,123
  45                               143,356                                                35,025          29,379
  46                                                                                      23,208          33,315
  47                                                                                       6,990           5,413
  48                                 7,500                                                25,825          34,511
  49                                                                                      72,515          11,572          404,702
  50                                22,500                                                41,644          31,465
  51                                                                  170,000             26,038          52,930
  52                                 4,375                                                39,821          22,010
  53                                                                                       8,198          12,776
  54                                12,500                                                68,869          13,637
  55                                 1,875                             50,000             15,697           4,077
  56                                                                   31,000             14,007           2,005
  57                                23,948                                                47,014           2,750
  58
  59                                                                                      10,433          10,732
  60                                 6,375                                                12,673          14,134
  61                                                                                      16,279           2,846
  62                                                                                                      11,203
  63                                                                                      17,131           6,968
  64                                 3,625                                                25,584           7,718
  65                                                                                      15,601           2,719
  66
  67                                12,781          100,000           100,000                              2,966
  68                                41,250                                                67,000          12,621
  69                                10,000                                                22,691           6,272
  70             56,875                                                                    8,057
  71                                                                                       6,325           6,600
  72             25,000             83,875                                                                 6,639
  73
  74
  75              9,000                                                                    6,305           1,230           25,600
  76                                                                                       5,886           6,740
  77                                 6,250                                                46,434           4,492
  78                                 9,063                                                10,824           1,372
  79                                                                                       9,675             200
  80                                                                                       2,753           2,528
  81                                                                                      14,145           2,662
  82                                88,375              625                               25,809          18,212
  83                                                                                       9,486           2,758
  84                                12,500                                                 8,774          30,045
  85                                52,519           14,000                               15,385           4,738
  86                                                                                                       7,024
  87                                                                   22,000                              4,015
  88                                                                                                       1,376
  89                                                                                      19,167           3,000           90,000
  90
  91                                18,750                                                 9,155           5,103
  92                                                                                                       4,639
  93                                                                                       4,420
  94                                11,250                                                 8,750           1,223
  95                                                                                       3,155           7,578
  96                                                  5,000                               36,179          16,560
 96.1
 96.2
  97                                                                                       6,751           8,132          147,560
  98                                 4,781                                                 9,676           8,940
  99                                10,250                                                10,662           3,020
 100                                                                                      11,498           3,512
 101                                 3,750                                                20,663          11,930           25,900
 102                                                                                       6,180           1,830
 103                                   263                                                30,700           2,364
 104                                                                                       8,003           1,852
 105                                                                                       4,201           1,331           30,000
105.1
105.2
105.3
 106                                14,500              600                               35,281           7,139
 107                                13,690                                                 4,965          30,778
 108                                                                                      16,067           1,182
 109                                                                                      35,808          11,682
 110                                                                                      10,367           1,941
 111                                                                                      22,577           1,113
 112                                97,125                                                 1,204           6,807            5,954
 113                                                                                      24,573           1,182
 114             62,539                                                                   13,899           2,854
 115
 116
 117                                                                                                         116

                                                         MONTHLY ESCROW(17)
         ---------------------------------------------------------------------------------------------------------------
         MONTHLY CAPEX    MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX      MONTHLY INS.      MONTHLY OTHER      SINGLE
LOAN #      RESERVE ($)       RESERVE ($)        RESERVE ($)            RESERVE ($)       RESERVE ($)        RESERVE ($)     TENANT
------      -----------       -----------        -----------            -----------       -----------        -----------     ------
  1                                                                                                                            No
  2             11,750                               45,833                119,333            19,008                           No
  3                                                                                                                            No
  4              6,365                                                      35,898                                             No
 4.1                                                                                                                           No
 4.2                                                                                                                           No
 4.3                                                                                                                           No
 4.4                                                                                                                           No
 4.5                                                                                                                           No
 4.6                                                                                                                           No
 4.7                                                                                                                           No
 4.8                                                                                                                           No
  5                                                                          9,966                                             No
  6              7,107                                                      33,287                                             No
 6.1                                                                                                                           No
 6.2                                                                                                                           No
 6.3                                                                                                                           No
 6.4                                                                                                                           No
 6.5                                                                                                                           No
 6.6                                                                                                                           No
  7              1,875                                6,667                 22,655             4,415                           No
  8                                                                                                                            No
  9                                                                         21,169             3,836                           No
  10               579                                                      13,333               764                           No
  11             5,424                                                      17,673             1,567                           No
  12                                                                                           1,721                          Yes
  13             2,541                                                       9,678            10,821                           No
  14             1,000                                8,350                 16,123             2,267                           No
  15                                                                        10,413             1,192                           No
  16             3,260                                8,776                 25,833             2,960                           No
  17             3,023                                6,571                 12,488                                             No
  18                                                                                                                           No
  19             1,852                                8,798                 13,215             1,019             22,617        No
  20             2,758                                6,895                 16,030             3,125                           No
  21             1,475                                4,590                  8,274             1,874                           No
  22                                                  2,158                  8,092               369                           No
  23             3,404                                                      84,306            11,110                           No
  24             3,163                               16,948                 13,893             2,898                           No
  25             5,287                                                       6,423             6,228                           No
  26             2,788                                6,667                  8,733             1,603                           No
  27             2,958                                6,273                 17,428             4,403                           No
  28             6,000                                                      11,025             5,767                           No
  29             1,030                                                      11,268             3,148                           No
  30               855                                1,250                  7,535             1,753                           No
  31                                                                         4,305               684                           No
  32                                                                        15,743             8,092                           No
  33                                                                                                                          Yes
  34             1,892                                9,765                 10,452             2,050                           No
  35             4,250                                                       6,167             6,999                           No
  36             2,083                                                       4,591             3,769                           No
  37             4,474                                                       4,142             2,464                           No
  38                                                                         8,286             1,246                           No
  39             4,167                                                       6,401             4,250                           No
  40                                                                         2,280               690                           No
  41             1,048                                5,250                  7,167               765                           No
  42                                                                         3,542             1,827                           No
  43             1,360                                2,818                  4,310             1,021                           No
  44               749                                3,894                  6,504             1,123                           No
  45             6,294                                                      11,675             5,122                           No
  46             4,144                                                      11,604             4,169                           No
  47             1,500                                1,547                  3,495             1,083                           No
  48             5,248                                                       6,470             2,655                           No
  49               558                                7,381                 18,129             1,653                           No
  50             2,878                                2,580                 10,411             3,733                           No
  51             1,730                                4,654                  5,221             4,411                           No
  52             3,462                                                       7,964             5,502                           No
  53             2,400                                                       2,050             1,420                           No
  54               885                                3,385                  8,609             1,705                           No
  55               371                                                       7,849               582                           No
  56               356                                1,500                  4,669               501                           No
  57               338                                4,583                  6,566             1,375                           No
  58                                                                                                                          Yes
  59               742                                2,821                  4,173             1,320                           No
  60             3,167                                                       2,112             1,570                           No
  61                                                  1,169                  2,035               474                           No
  62                                                                        10,169             1,245                           No
  63               200                                1,501                  5,710               774                           No
  64             1,662                                6,667                 12,791             1,544                           No
  65               317                                                       3,900               906                           No
  66               173                                  576                                                                   Yes
  67               436                                                       3,332             1,483                           No
  68                                                                         5,583             2,921                           No
  69               943                                3,902                  4,755               570                           No
  70                                                                         4,028             3,151                           No
  71                                                  1,318                  3,163               550                           No
  72             3,500                                                       3,652             3,319                           No
  73               136                                  456                                                                   Yes
  74                                                                                                                           No
  75                                                  2,326                  6,305             1,110                           No
  76               881                                                       2,943             1,348                           No
  77               875                                3,236                  4,808             1,248                           No
  78               444                                  976                  1,546             1,372                           No
  79               413                                                       2,419               178                           No
  80               613                                                         551             2,528                           No
  81                                                                         4,715               444                           No
  82             2,792                                                       5,162             1,821                           No
  83               302                                1,000                  3,162               552                           No
  84             2,917                                                       2,925             3,756                           No
  85             3,670                                                       3,077             1,579                           No
  86                                                                                             780                           No
  87               183                                                       4,130               803                           No
  88               233                                1,167                  2,953               688                           No
  89               628                                1,046                  4,792             1,500                           No
  90               159                                  531                  1,864               111                          Yes
  91             1,283                                                       3,678               729                           No
  92               700                                                       2,958             2,320                           No
  93               170                                1,000                  2,210               569                           No
  94               342                                1,581                  2,188               408                           No
  95               105                                  698                  1,052               631                           No
  96             2,475                                                       3,289             2,070                           No
 96.1                                                                                                                          No
 96.2                                                                                                                          No
  97                                                                         3,375             2,711                           No
  98                                                                         3,225             2,081                           No
  99             1,228                                6,730                  5,331               755                           No
 100               242                                2,380                  2,300               390                           No
 101             1,983                                                       3,444             1,325                           No
 102               200                                1,333                  1,545               366                           No
 103               571                                                       4,366               338                           No
 104               150                                1,000                  2,565               463                           No
 105                                                                         1,125               266                           No
105.1                                                                                                                          No
105.2                                                                                                                          No
105.3                                                                                                                          No
 106             1,792                                                       5,880             1,785                           No
 107             2,393                                                       4,965             3,442                           No
 108               474                                1,288                  4,017               394                           No
 109               225                                1,053                  2,558             1,298                           No
 110                                                                         2,592               277                           No
 111               500                                1,200                  2,052                                             No
 112               813                                                       1,204             1,361                           No
 113                                                                         2,234               295                           No
 114               254                                1,250                  1,647               256                           No
 115                                                                                                                           No
 116                                                                                                                           No
 117                                                                           534                58                          Yes

                                         LARGEST TENANT
           -------------------------------------------------------------------------------------------------------------------------
                                                                                                                    LEASE
LOAN #     LARGEST TENANT                                                                   UNIT SIZE            EXPIRATION
------     --------------                                                                   ---------            ----------
  1        FAO Schwartz                                                                        31,642             01/31/13
  2        Montefiore Medical Center                                                          136,543             05/31/12
  3        Forever 21                                                                          15,146             04/30/13
  4
 4.1
 4.2
 4.3
 4.4
 4.5
 4.6
 4.7
 4.8
  5        BJ's Wholesale Club                                                                115,396             08/31/23
  6
 6.1
 6.2
 6.3
 6.4
 6.5
 6.6
  7        Kaufman & Canoles                                                                   68,071             07/31/12
  8        Pacific Life                                                                       114,033             02/19/08
  9
  10       Ralph's Marketplace                                                                 52,815             11/18/22
  11
  12       Allstate Insurance Company                                                          97,000             07/31/12
  13       My Way Jewelry Co.                                                                  11,126             07/31/06
  14       Sprint Communications                                                               43,822             06/30/05
  15       Edward's Cinema Boise                                                              106,402             11/30/17
  16       Kroger                                                                              66,856             10/31/18
  17       Diamond Injection Molds                                                             10,081             09/30/04
  18
  19       Phase 2                                                                             57,765    6/30/05, 7/31/06 & 2/28/06
  20       Dunlaps                                                                             38,925             09/30/10
  21       Party City                                                                          12,300             09/30/06
  22       Adventist Health Care, Inc.                                                         10,233             12/14/12
  23       Fair Play Foods                                                                     38,305             07/31/08
  24       State of Tennessee                                                                 110,047             01/31/07
  25
  26       BioCryst Pharmaceuticals, Inc.                                                      57,350             06/30/10
  27       Kroger                                                                              52,049             12/31/08
  28
  29
  30       KV Mart Co. Market                                                                  29,498             10/28/16
  31
  32
  33       Best Buy                                                                            45,231             05/14/19
  34       Leitner, Williams, Dooley & Napolitan                                               24,142             09/30/09
  35
  36
  37
  38       Foodco (Ralph's)                                                                    57,411             01/21/28
  39
  40
  41       Startel Corp.                                                                       22,948             07/31/04
  42
  43       Luminex                                                                              4,909             06/30/04
  44       Bloodsource                                                                         10,500             03/17/13
  45
  46
  47       Hamricks                                                                            40,600             08/31/08
  48
  49       Graham Gund Architects                                                              12,322             12/31/07
  50       Dreams, Inc.                                                                        50,000             03/31/11
  51       Giant Food Stores, Inc.                                                             38,382             04/30/15
  52
  53
  54       Wachovia Bank, N.A.                                                                 11,510             06/10/08
  55       Blockbuster Video                                                                    6,300             11/30/07
  56       Coldwell Brokers - Cascade Realty                                                    3,929             05/31/05
  57       Hertz, Schram & Saretsky, P.C.                                                      20,551             07/31/08
  58       American Bankers Insurance Company of Florida                                       44,055             05/31/13
  59       Organic Milling                                                                     50,010             10/31/06
  60
  61       Re/Max Distinctive Properties                                                        3,182             03/01/10
  62
  63       Indy Office Solutions, LLC                                                          19,766             04/30/14
  64       Federal Reserve                                                                     46,270             09/30/06
  65
  66       Eckerd                                                                              13,813             09/23/22
  67       Harvest Ranch Market                                                                 9,650             06/30/13
  68
  69       University of S.F.                                                                  11,735             05/31/08
  70
  71       Windmill Farms                                                                      19,500             05/30/17
  72
  73       Eckerd                                                                              10,908             11/06/23
  74
  75       MVPizza                                                                              3,010             11/30/06
  76
  77       Wellness and Fitness Center                                                          7,500             03/31/09
  78       99 Cents Only                                                                       15,000             02/28/18
  79       LGS Reports                                                                         12,800             05/31/08
  80       County of Humboldt                                                                  25,132             09/30/13
  81       Hallmark                                                                             4,200             02/28/07
  82
  83       Cherner                                                                             30,331             05/31/09
  84
  85
  86       Food Lion                                                                           30,104             10/14/18
  87       Blockbuster Video                                                                    5,000             08/31/08
  88       Goodyear Tire                                                                        5,056             02/28/09
  89       Food Lion                                                                           36,440             02/28/17
  90       Eckerd                                                                              12,738             08/21/20
  91
  92
  93       Hollywood Video                                                                      5,100             06/13/10
  94       Ciro's Italian Restaurant                                                            5,379             01/31/13
  95       Beds, Etc.                                                                           2,215             07/31/09
  96
 96.1
 96.2
  97
  98
  99       United States Postal Service                                                         8,488             12/31/09
 100       Basic Threads LP                                                                     9,936             03/31/06
 101
 102       Gwinnett Orthopedics, P.C.                                                           8,700             06/01/13
 103
 104       K.A. Atwood Inc                                                                      4,000             05/31/13
 105
105.1
105.2
105.3
 106
 107
 108       CVS                                                                                  8,900             08/31/07
 109       Storm Smart Building                                                                 6,000             09/30/05
 110       Performance Plus                                                                     4,443             12/31/08
 111       A&D Bookstore                                                                       10,000             01/31/06
 112
 113
 114       Dress Code                                                                           6,508             10/31/07
 115       Blockbuster Video                                                                    6,480             01/31/06
 116       Tympany, Inc.                                                                        5,400             07/31/08
 117       Imax Theatre                                                                         9,892             12/31/07

                                     2ND LARGEST TENANT
               ------------------------------------------------------------------------------------------------------------
                                                                                                          LEASE
    LOAN #     2ND LARGEST TENANT                                                    UNIT SIZE         EXPIRATION
    ------     ------------------                                                    ---------         ----------
      1        Virgin Megastore                                                         28,695          01/31/13
      2        New York City Housing Authority                                          56,100          01/31/10
      3        Abercrombie & Fitch                                                       9,624          09/30/06
      4
     4.1
     4.2
     4.3
     4.4
     4.5
     4.6
     4.7
     4.8
      5        Kohl's                                                                   86,584          01/31/24
      6
     6.1
     6.2
     6.3
     6.4
     6.5
     6.6
      7        Suntrust Bank                                                            48,060          12/31/18
      8        University of Phoenix                                                    30,344          01/31/08
      9
      10       Longs Drug Store                                                         18,907          07/22/26
      11
      12
      13       Sea Jewelry Inc.                                                          8,965          12/31/06
      14       Nextira One                                                              38,400          03/31/08
      15       Game World                                                                9,734          12/31/07
      16       Office Depot                                                             34,565          12/31/08
      17       Coram Healthcare                                                          8,345      3/31/05; 12/31/08
      18
      19       The University of Phoenix                                                26,150          12/31/07
      20       TJ Maxx                                                                  25,380          01/31/07
      21       Blockbuster Video                                                         6,938          04/01/04
      22       Gastrointestinal Endoscopy Associates, LLC                                7,485          08/01/12
      23       AJ Wright                                                                26,026          10/31/12
      24       Metropolitan Government                                                  30,736          08/31/13
      25
      26       Stanley Steemer                                                          12,000          05/31/04
      27       Kruse and Muer Restaurant                                                 6,643          12/31/06
      28
      29
      30       Mega Value Video                                                          2,700          07/15/08
      31
      32
      33
      34       AmSouth Bank                                                             23,797          06/30/06
      35
      36
      37
      38       Party Works                                                              11,088          05/31/09
      39
      40
      41       The Chambers Group                                                       16,148          07/25/09
      42
      43       Instructional Access                                                      3,714          08/31/06
      44       Interwest Insurance Center                                                8,000          01/21/08
      45
      46
      47       K&S Cafeteria                                                            10,237          01/31/07
      48
      49       C.M.A.C.                                                                  9,642          09/06/81
      50       Siro Designs, Inc.                                                       27,460          10/31/08
      51       Big Lots                                                                 31,500          01/31/09
      52
      53
      54       Cutter & Cutter                                                           5,000          03/31/06
      55       Brodie Animal Hospital                                                    3,959          11/30/06
      56       United Insurance of America                                               3,465          05/31/05
      57       Oakland County Bar Association                                            7,150          10/31/12
      58
      59       Ormco Corporation                                                        39,080          03/31/12
      60
      61       Continental Cleaners                                                      2,050          02/01/08
      62
      63       Paragon Development, Inc.                                                 8,269          06/30/12
      64       Sara Lee Bakery                                                          37,220          09/30/04
      65
      66
      67       Jamacha Junction                                                          5,500          11/30/07
      68
      69       Fortemedia, Inc.                                                          5,658          05/31/05
      70
      71       Del Cerro Wine and Spirits                                                3,560          08/31/10
      72
      73
      74
      75       Autumn Creek Dry Cleaners                                                 2,751          05/31/13
      76
      77       Maharaja of India                                                         6,000          02/28/14
      78       Warehouse Shoe Sale                                                      10,000          04/30/13
      79       DPSC                                                                      6,458          02/14/06
      80       Creative Endeavors                                                        1,560          09/30/08
      81       Dr. Albert J. Huang                                                       2,269          09/30/12
      82
      83       Aamco Transmission                                                        5,400          03/31/06
      84
      85
      86       Dollar General                                                            7,500          01/31/08
      87       Payless Shoe                                                              2,800          06/30/08
      88       Veterinarian                                                              4,596          03/31/08
      89       Department of Highway Safety                                              3,030          07/15/07
      90
      91
      92
      93       Colortyme                                                                 3,825          10/31/06
      94       Dr. Caryn Massari, DDS                                                    3,026          03/31/13
      95       SAS Shoes                                                                 2,200          04/30/08
      96
     96.1
     96.2
      97
      98
      99       Linskey & Riber                                                           4,718          08/30/05
     100       Santa Monica Antique Market, Inc. and Evelyn C. Sherer                    7,193          08/31/07
     101
     102       Dr. Yvonne Scott                                                          4,026          07/04/08
     103
     104       Victor Saroki & Associates                                                4,000          05/31/13
     105
    105.1
    105.2
    105.3
     106
     107
     108       Ace Hardware                                                              8,826          12/31/05
     109       Accel Aviation Accessories                                                5,700          04/30/06
     110       Keystone Pacific Property Management                                      1,944          07/31/06
     111       Play-It-Again Sports                                                      7,000          11/30/09
     112
     113
     114       West Marine                                                               5,040          03/31/08
     115       Twin Liquors                                                              2,400          05/31/06
     116       H&M Home Technology                                                       3,600          10/31/07
     117

                                      3RD LARGEST TENANT
               ------------------------------------------------------------------------------------------------------
                                                                                                        LEASE
    LOAN #     3RD LARGEST TENANT                                                       UNIT SIZE     EXPIRATION
    ------     ------------------                                                       ---------     ----------
      1        Niketown                                                                    27,693      01/01/08
      2        New York State Director of Human Rights                                     44,762      07/31/10
      3        Victoria's Secret                                                            9,175      01/31/11
      4
     4.1
     4.2
     4.3
     4.4
     4.5
     4.6
     4.7
     4.8
      5        Dick's Sporting Goods                                                       45,624      01/31/19
      6
     6.1
     6.2
     6.3
     6.4
     6.5
     6.6
      7        CB Richard Ellis of Virginia, Inc.                                          14,258      08/31/07
      8        Cardiogenesis                                                               12,533      10/14/06
      9
      10       Bank Of America                                                              4,750      07/02/18
      11
      12
      13       Gold Star Jewelry                                                            4,081      12/31/06
      14       Genuine Parts Company                                                       29,318      03/31/09
      15       On the Border Mexican Cafe                                                   8,000      12/31/14
      16       Ross Store, Inc.                                                            28,175      11/01/08
      17       Bracken, Inc.                                                                7,522      07/31/05
      18
      19       SciNet, Inc.                                                                24,940      05/31/10
      20       Judy's Card Cottage                                                          9,259      08/31/06
      21       Mattress Buys VII, Inc.                                                      3,479      09/30/05
      22       Endoscopic Surgical Centre of Maryland - North, LLC                          4,590      08/01/12
      23       Unique Thrift Store                                                         21,025      05/31/06
      24       Bart Durham, Esq.                                                            8,309      11/30/05
      25
      26       Pinnacle Data Systems                                                       11,844      08/31/06
      27       China Wok Buffet                                                             4,912      09/30/18
      28
      29
      30       Jack in the Box                                                              2,660      09/26/14
      31
      32
      33
      34       Spears, Moore, Rebman & Williams                                            14,387      04/30/07
      35
      36
      37
      38       Hometown Buffet                                                              9,000      03/24/10
      39
      40
      41       Jouve Data Management                                                        9,652      02/28/09
      42
      43       Jacobs Development                                                           3,286      12/31/13
      44       Merced Heart Associates                                                      5,447      04/30/06
      45
      46
      47       Discount Fabric Warehouse                                                    8,800      02/28/06
      48
      49       Anderson & Kreiger                                                           6,458      02/28/07
      50       Viatech Industries, L.L.C.                                                  12,800      01/31/07
      51       Eckerd                                                                      10,800      02/28/10
      52
      53
      54       ITA Bill Harris                                                              3,056      12/31/04
      55       Dr. Elizabeth Long                                                           2,166      03/31/04
      56       Dr. Nathaniel Johnson                                                        3,120      01/31/06
      57       Swett & Crawford                                                             6,263      04/30/07
      58
      59
      60
      61       Tutor Time                                                                   1,435      07/01/08
      62
      63       Arbor Investments, Inc.                                                      6,666      06/30/08
      64       Elan Polo                                                                   27,500      11/30/06
      65
      66
      67       First America Realty                                                         1,468        MTM
      68
      69       Alertness Solutions                                                          4,261      06/30/06
      70
      71       Ryan R. Beadle San Diego Sports and Fitness                                  2,864      03/31/05
      72
      73
      74
      75       Southwestern Bell Wireless                                                   1,960      02/28/06
      76
      77       Granny's Kitchen                                                             4,700      11/30/05
      78
      79       Cinmark                                                                      3,138      08/31/06
      80       Goodlin/Grutterink                                                           1,525      10/14/08
      81       Verizon                                                                      2,125      08/31/06
      82
      83       Underground Audio                                                            4,066      06/30/08
      84
      85
      86       Seagrove Drug, Inc.                                                          6,720      02/28/06
      87       Rent 2 Own                                                                   2,800      08/31/08
      88       Ruffino's Italian Restaurant                                                 3,600      09/30/08
      89       Wells Road Dry Cleaner                                                       2,215      04/30/07
      90
      91
      92
      93       Dairy Queen                                                                  2,554      01/31/23
      94       Professional Care Management                                                 2,809      03/31/07
      95       Supercuts                                                                    1,303      04/30/08
      96
     96.1
     96.2
      97
      98
      99       Third Federal Bank                                                           4,512      09/30/06
     100       Farid Fani & Mohmoud Farahani                                                6,668      05/31/06
     101
     102       P.E.T. Imaging Center                                                        3,044      01/31/10
     103
     104       Sloan Enterprises, LLC                                                       4,000      06/30/05
     105
    105.1
    105.2
    105.3
     106
     107
     108       Family Restaurant                                                            4,800      07/31/08
     109       H.I.S. Cabinetry Inc                                                         5,200      05/31/06
     110       CB Tax & Accouting                                                           1,585      11/30/06
     111       Graham Sleep Center                                                          6,200      06/30/05
     112
     113
     114       Fast Signs                                                                   3,150      04/15/08
     115       Quiznos                                                                      1,500      07/31/04
     116       Regas Contracting, Inc.                                                      3,600      12/31/06
     117

                             FOOTNOTES TO ANNEX A-1

(1) With respect to The Forum Shops (Loan Number 1), 150 Main Street Office Tower (Loan Number 7), Plaza De Oro (Loan Number 10), and the East 86th Street Flex Offices (Loan Number 63), the respective Appraised Values are reflective of future stabilized values as defined in the respective appraisals.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(3) With regard to The Forum Shops (Loan Number 1), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (pooled and non-pooled): (i) Current LTV %, (ii) Current Balance per Unit ($), (iii) Maturity LTV %, and (iv) UW DSCR.

(4) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(5) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(6)      Each number identifies a group of related borrowers.

(7) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(8) The Monthly Debt Service for Loan Numbers 9 and 110 (interest-only loans), were calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.

         With respect to Fiesta Mall (Loan Number 3), the Monthly Debt Service was calculated as 1/12th of the product of (i) the Current Balance and
         (ii) the Interest Rate.

(9) With respect to The Forum Shops (Loan Number 1), please refer to Annex C for the complete amortization schedule.

(10) Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(11) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(12)     For ARD Loans, the related Anticipated Repayment Date.

(13)     For ARD Loans, calculated as of the related Anticipated Repayment Date.

(14) The "L" component of the prepayment provision represents remaining lockout payments.

         The Forum Shops (Loan Number 1) allows for defeasance the earlier of 3 years from the Note Date or the date that is 2 years from the securitization of the last component of the Loan. The lockout period and defeasance period will vary depending on when the A-3 component is securitized.

         The Washington Village Apartments (Loan Number 11) allows for defeasance the earlier of (1) the later of (a) two years from securitization of Note A or (b) two years from securitization of Note B or (2) four years from the first payment date.

         The Tuxedo Festival (Loan Number 21) allows for defeasance the earlier of (1) the later of (a) two years from securitization of Note A or (b) two years from securitization of Note B or (2) four years from the first payment date.

(15) The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(16) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(17) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(18) With respect to 9022 Heritage (Loan Number 12), UW NOI, UW NCF and UW DSCR reflect rent averaging for credit rated tenants.

         With respect to the One Fordham Plaza (Loan Number 2), UW NOI, UW NCF and UW DSCR reflect rent averaging for credit rated tenants.

(19) With respect to the One Fordham Plaza (Loan Number 2), the borrower is required to make Monthly Debt Service payments of $509,307.37 through and including the May 11, 2012 payment date. Commencing on the June 11, 2012 payment date, through and including the Maturity Date, the borrower will be required to make Monthly Debt Service payments of $291,520.60. The Rem. Amort shown is calculated using the current Monthly Debt Service payment.

(20) With respect to the One Fordham Plaza (Loan Number 2), if the Montefiore exercises it renewal option in May 2012, rent for 63,852 square feet of its space will be reduced to $1 per annum plus CAM obligations. If Montefiore exercises it renewal option in May 2013, rent for 45,199 square feet of its space will be reduced to $1 per annum plus CAM obligations. Maturity LTV % incorporates the reduction in value attributed to the potential change in the Montefiore rent.

(21) With respect to Plaza de Oro (Loan Number 10), Units, Occupancy %, Appraised Value, Appraisal Date, Current LTV %, Maturity LTV %, UW NOI, UW NCF and UW DSCR reflect the completion and occupancy building of the 4,750 square foot Bank of America that is currently under construction. $1,000,000 has been occupied escrowed until the building is complete and the sponsors for the loan have executed a completion guarantee.

(22) With respect to IMAX Theatre- Boise Spectrum (Loan Number 117), this loan may be prepaid in full prior to May 31, 2004 to the extent such prepayment is prompted by certain conditions as stated in the loan documents. Any such prepayment shall require the borrower's payment of yield maintenance as a prepayment premium.

(23) With respect to Miliken Business Center (Loan Number 17), the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until April 2004.

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
$599,518 - $2,999,999                35     $75,756,785         7.3%      6.0415%    132        1.41x         69.0%        45.5%
$3,000,000 - $3,999,999              19      65,213,752         6.3       5.8423     120        1.52x         69.3         53.5
$4,000,000 - $4,999,999              13      59,451,085         5.7       6.0453     138        1.38x         75.8         56.6
$5,000,000 - $6,999,999              17      99,881,208         9.6       5.7881     117        1.38x         73.2         59.9
$7,000,000 - $9,999,999              14     116,616,160        11.2       5.9588     109        1.39x         73.1         62.7
$10,000,000 - $14,999,999             9     110,181,173        10.6       5.8314     118        1.92x         69.0         56.1
$15,000,000 - $24,999,999             3      63,207,934         6.1       5.5084      97        1.60x         70.6         63.9
$25,000,000 - $49,999,999             3     122,908,325        11.8       5.7484     123        1.44x         72.7         59.8
$50,000,000 - $155,000,000            4     328,879,576        31.6       5.5589      86        1.97x         55.8         49.4
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                                 MORTGAGE RATES

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------

                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MORTGAGE RATES                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
4.7931% - 4.9999%                     2    $160,488,148        15.4%      4.7985%     81        2.15x         47.0%        43.2%
5.0000% - 5.4999%                    21     212,222,843        20.4       5.4056     106        1.81x         71.4         61.8
5.5000% - 5.9999%                    40     275,468,041        26.4       5.7632     119        1.41x         72.6         59.5
6.0000% - 6.4999%                    42     292,995,040        28.1       6.1492     126        1.37x         71.9         55.0
6.5000% - 7.0000%                    12     100,921,925         9.7       6.8368      75        2.03x         56.3         47.8
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
60 - 84                              13    $279,305,781        26.8%      5.3825%     67        2.10x         52.3%        49.3%
85 - 120                             90     692,177,248        66.4       5.8830     118        1.51x         71.8         59.2
121 - 240                            13      65,624,715         6.3       5.9274     170        1.33x         72.9         40.0
241 - 300                             1       4,988,253         0.5       6.4300     298        1.36x         72.3          3.2
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING TERM TO            MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
32 - 60                              10    $115,551,183        11.1%      6.1456%     45        2.03x         58.9%        57.3%
61 - 84                               3     163,754,598        15.7       4.8441      82        2.14x         47.6         43.6
85 - 120                             90     692,177,248        66.4       5.8830     118        1.51x         71.8         59.2
121 - 240                            13      65,624,715         6.3       5.9274     170        1.33x         72.9         40.0
241 - 298                             1       4,988,253         0.5       6.4300     298        1.36x         72.3          3.2
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
180 - 240                            14     $94,914,234         9.9%      6.1377%    136        1.35x         68.6%        42.8%
241 - 300                            30     191,039,019        19.9       6.0435     124        1.39x         72.3         54.2
301 - 330                             3     105,714,995        11.0       5.5731     117        1.45x         76.0         64.5
331 - 360                            67     568,277,750        59.2       5.5177     106        1.74x         64.4         55.8
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              114    $959,945,998       100.0%      5.6897%    114        1.60X         67.7%        55.1%
                            ====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.


                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS                 LOANS        BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
177 - 180                             4      $8,551,960         0.9%      5.9181%    178        1.39x         55.0%         0.4%
181 - 240                            10      86,362,274         9.0       6.1595     132        1.35x         70.0         47.0
241 - 300                            30     191,039,019        19.9       6.0435     124        1.39x         72.3         54.2
301 - 330                             3     105,714,995        11.0       5.5731     117        1.45x         76.0         64.5
331 - 360                            67     568,277,750        59.2       5.5177     106        1.74x         64.4         55.8
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              114    $959,945,998       100.0%      5.6897%    114        1.60X         67.7%        55.1%
                            ====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)                     95    $617,320,885        59.2%      5.9267%    115        1.51x        70.8%        58.0%
Partial Interest-Only                 8     309,254,995        29.7       5.1625     102        1.81x        61.4         53.7
Interest Only(3)                      3      82,150,000         7.9       6.5089      40        2.27x        54.4         54.4
Fully Amortizing                     10      26,281,794         2.5       6.2334     225        1.30x        66.5          1.6
ARD Loans                             1       7,088,324         0.7       6.0400     118        1.34x        79.6         67.7
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X        66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2) Excludes the mortgage loan with an Anticipated Repayment Date, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.
(3) The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
UNDERWRITTEN                               AGGREGATE       % OF                     STATED                CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
COVERAGE RATIOS                LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                       2      $7,682,811         0.7%      6.4970%    167        1.18x        70.8%        36.2%
1.20x - 1.29x                        23     112,316,670        10.8       6.0968     137        1.25x        72.5         49.8
1.30x - 1.39x                        38     273,704,749        26.3       5.9965     118        1.35x        74.6         60.7
1.40x - 1.49x                        30     306,976,358        29.5       5.7219     118        1.44x        73.3         61.0
1.50x - 1.59x                         8      38,709,591         3.7       5.4395      99        1.54x        72.8         62.3
1.60x - 1.69x                         7      59,108,254         5.7       5.5623      95        1.67x        68.5         61.6
1.70x - 1.99x                         3      12,471,336         1.2       6.2797     118        1.80x        57.1         44.8
2.00x - 2.99x                         4     216,910,768        20.8       5.3920      70        2.27x        46.1         43.1
3.00x - 7.02x                         2      14,215,462         1.4       5.4058     118        6.18x        18.3         15.2
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X        66.7%        55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                             CUT-OFF DATE LTV RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS                     LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
13.3% - 49.9%                         8    $234,205,396        22.5%      5.4131%     73        2.49x         44.2%       40.9%
50.0% - 59.9%                         6      47,378,161         4.5       5.8046     119        1.54x         57.9        45.4
60.0% - 64.9%                         7      30,793,835         3.0       5.5980     109        1.58x         62.3        48.1
65.0% - 69.9%                        13      92,834,304         8.9       5.9541     115        1.43x         67.2        53.7
70.0% - 74.9%                        38     253,691,677        24.3       6.0718     122        1.35x         73.1        57.1
75.0% - 80.0%                        45     383,192,625        36.8       5.7106     117        1.41x         77.4        64.5
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%       55.1%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                                     A-2-3

                         MATURITY DATE LTV RATIOS(1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
MATURITY DATE                MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS(1)                  LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
11.1% - 29.9%                         3     $16,515,462         1.6%      5.4580%    118        5.59x         22.0%        17.2%
30.0% - 49.9%                         9     247,440,024        24.4       5.4990      78        2.15x         48.5         43.5
50.0% - 59.9%                        37     302,118,575        29.7       5.9395     115        1.43x         69.6         55.7
60.0% - 64.9%                        34     306,304,806        30.2       5.7304     118        1.41x         75.2         63.7
65.0% - 69.9%                        22     116,888,288        11.5       5.9230     112        1.36x         78.5         67.5
70.0% - 79.0%                         2      26,547,050         2.6       5.2703      60        1.64x         79.0         78.1
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              107  $1,015,814,204       100.0%      5.7419%    105        1.66X         66.7%        56.5%
                            ====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.


                         TYPE OF MORTGAGED PROPERTIES(1)

                                                                        WEIGHTED AVERAGES
                                                                    -------------------------------------
                                           AGGREGATE       % OF                    CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                    DATE
                             MORTGAGE        DATE          POOL          UW          LTV
PROPERTY TYPE               PROPERTIES      BALANCE       BALANCE       DSCR        RATIO     OCCUPANCY
---------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                          21    $319,864,636        30.7%   1.77x             60.0%      96.6%
   Regional Mall                      1      58,000,000         5.6    2.52x             44.6       92.9
   Unanchored                        14      44,007,464         4.2    1.36x             71.8       98.4
   Shadow Anchored                    1       3,220,321         0.3    1.35x             67.1       83.7
                            -----------------------------------------------------------------------------
SUBTOTAL                             37    $425,092,421        40.8%   1.82x             59.2%      96.2%

OFFICE
   Suburban                          22    $197,817,498        19.0%   1.41x             70.3%      95.7%
   CBD                                4      58,682,986         5.6    1.42x             75.2       87.8
                            -----------------------------------------------------------------------------
SUBTOTAL                             26    $256,500,483        24.6%   1.41x             71.4%      93.9%

MANUFACTURED HOUSING                 26    $153,820,053        14.8%   1.52x             75.5%      95.2%

MULTIFAMILY
   Garden                            27    $125,012,043        12.0%   1.39x             73.5%      95.7%
   Mid/High Rise                      3      12,275,196         1.2    1.33x             62.6       93.8
   Co-op                              1      10,978,922         1.1    7.02x             13.3      100.0
                            -----------------------------------------------------------------------------
SUBTOTAL                             31    $148,266,160       14.2%    1.80x              68.2%      95.9%

INDUSTRIAL
   Flex                               4     $25,629,145         2.5%   1.44x             76.3%      95.9%
   Warehouse/Distribution             3       8,506,471         0.8    1.35x             75.1      100.0
                            -----------------------------------------------------------------------------
SUBTOTAL                              7     $34,135,617         3.3%   1.42x             76.0%      96.9%

MIXED USE                             2     $14,207,949         1.4%   1.33x             74.5%      88.3%

HOTEL                                 1      $7,173,797         0.7%   1.73x             62.4%         NA

SELF STORAGE                          1      $2,300,000         0.2%   1.99x             45.1%      73.5%

THEATER                               1        $599,518         0.1%   1.32x             71.6%         NA

                            -----------------------------------------------------------------------------
TOTAL                               132  $1,042,095,998       100.0%   1.65X             66.7%      95.3%
                            =============================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LOCATION                    PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
California                           26    $164,305,457        15.8%      5.7868%    122        1.42x         70.3%        55.9%
Nevada                                1     155,000,000        14.9       4.7931      82        2.18x         46.5         42.7
Arizona                               9      99,995,326         9.6       6.4254      59        2.05x         56.2         51.7
Florida                              13      95,088,124         9.1       5.5875     103        1.51x         76.3         67.4
New York                              2      75,471,503         7.2       6.0553     117        2.18x         63.5         50.7
Texas                                18      66,098,291         6.3       6.0045     127        1.44x         72.2         54.0
North Carolina                        8      63,339,438         6.1       6.1838     126        1.40x         68.7         48.8
Georgia                               8      45,798,000         4.4       5.9597     118        1.43x         75.7         64.0
Virginia                              3      39,986,321         3.8       5.6284     134        1.44x         75.0         63.1
Indiana                               5      32,326,874         3.1       5.9632     127        1.29x         77.3         60.0
Michigan                              6      31,363,064         3.0       5.8219     117        1.42x         76.6         65.2
Illinois                              3      23,707,196         2.3       6.1982     118        1.34x         76.0         60.7
Colorado                              3      22,412,711         2.2       5.4594     117        1.74x         70.3         59.7
Tennessee                             2      15,582,986         1.5       5.7178      86        1.42x         71.7         61.6
Ohio                                  2      13,300,000         1.3       5.6000     120        1.28x         76.0         65.2
Idaho                                 2      12,889,643         1.2       6.1200     119        1.32x         71.6         61.0
Alabama                               2      11,942,393         1.1       5.4380     107        1.48x         77.3         65.9
Massachusettes                        4      11,204,172         1.1       5.7311     101        1.42x         60.6         50.8
Maryland                              1       9,101,802         0.9       5.7300     109        1.36x         67.4         57.3
Pennsylvania                          2       8,917,308         0.9       6.6239     219        1.33x         73.1         27.9
Minnesota                             1       6,800,000         0.7       5.4880     117        1.47x         76.2         64.8
Alaska                                1       4,985,699         0.5       5.7000     117        1.46x         68.9         58.0
Arkansas                              1       4,934,528         0.5       5.8600     178        1.23x         79.0         41.4
Canada                                1       4,594,913         0.4       6.7100     119        1.18x         74.9         59.4
Missouri                              1       3,993,993         0.4       5.1400      59        1.56x         64.4         57.5
North Dakota                          1       3,764,309         0.4       5.4700     118        1.68x         68.4         52.2
South Carolina                        1       3,514,423         0.3       6.1800     118        1.25x         79.9         68.2
New Jersey                            1       3,447,497         0.3       6.4900     119        1.34x         74.9         64.5
Washington                            1       2,792,300         0.3       5.8700     117        1.31x         76.5         64.8
Kansas                                1       2,408,161         0.2       5.4700     118        1.67x         67.3         51.3
Connecticut                           1       1,888,680         0.2       5.3600     116        1.21x         75.5         57.6
Louisiana                             1       1,140,887         0.1       6.6100     117        1.45x         71.3         56.5
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              132  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================


----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-5

                         CURRENT OCCUPANCY RATES (1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
CURRENT                      MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
OCCUPANCY RATES             PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------
64.3 - 75.0                           3      $5,988,521         0.6%      6.1133%    120        1.59x         60.8%        47.2%
75.1 - 85.0                           7      59,694,321         5.8       5.7917     131        1.38x         74.9         62.8
85.1 - 90.0                           9      51,514,845         5.0       6.0167     114        1.44x         71.8         59.7
90.1 - 95.0                          31     231,863,452        22.4       6.0614      95        1.70x         64.0         53.5
95.1 - 100.0                         80     685,261,544        66.3       5.6157     110        1.68x         66.5         54.7
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              130  $1,034,322,683       100.0%      5.7486%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement. Does not include hotel and theatre loans.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.

                          YEARS BUILT/RENOVATED(1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
YEARS                        MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
BUILT/RENOVATED             PROPERTIES      BALANCE       BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------
1950 - 1959                           1        $800,000         0.1%      5.4880%    117        1.47x         76.2%        64.8%
1960 - 1969                          12      52,722,766         5.1       5.8146     114        1.55x         68.3         56.8
1970 - 1979                          15      70,594,202         6.8       5.6178     118        1.44x         73.9         62.1
1980 - 1989                          25     205,537,418        19.7       5.7866     109        1.43x         73.7         62.0
1990 - 1999                          22     195,941,599        18.8       6.2764      95        2.04x         61.5         51.2
2000 - 2003                          57     516,500,012        49.6       5.5563     111        1.64x         64.6         52.7
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              132  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.

                              PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                           AGGREGATE       % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
PREPAYMENT PROTECTION          LOANS        BALANCE       BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
LO-Defeasance                       111    $956,599,861        91.8%      5.6728%    112        1.61x         67.7%        55.4%
Yield Maintenance                     1      58,000,000         5.6       7.0000      32        2.52x         44.6         44.6
LO-Yield Maintenance                  5      27,496,136         2.6       5.9613     126        1.33x         76.1         64.2
                            ----------------------------------------------------------------------------------------------------
TOTAL:                              117  $1,042,095,998       100.0%      5.7543%    108        1.65X         66.7%        55.1%
                            ====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.



                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
CUT-OFF DATE BALANCES           LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
$599,518 - $2,999,999                 22     $46,480,848           5.7%      6.1736%    142       1.41x         67.8%        38.3%
$3,000,000 - $3,999,999               12      41,104,927           5.1       6.0515     131       1.38x         69.5         50.2
$4,000,000 - $4,999,999                9      41,290,163           5.1       6.1640     139       1.37x         76.4         56.9
$5,000,000 - $6,999,999                8      46,226,869           5.7       5.9697     114       1.38x         72.9         60.1
$7,000,000 - $9,999,999               11      92,297,100          11.4       6.0455     111       1.40x         72.2         61.5
$10,000,000 - $14,999,999              8      96,086,315          11.9       5.8302     118       2.02x         68.2         55.1
$15,000,000 - $24,999,999              2      40,607,934           5.0       5.6244     118       1.54x         66.0         55.4
$25,000,000 - $49,999,999              2      77,380,325           9.5       5.9017     127       1.42x         70.7         56.8
$50,000,000 - $155,000,000             4     328,879,576          40.6       5.5589      86       1.97x         55.8         49.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
MORTGAGE RATES                  LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
4.7931% - 4.9999%                      1    $155,000,000          19.1%      4.7931%     82       2.18x         46.5%        42.7%
5.0000% - 5.4999%                      6      92,143,939          11.4       5.4344     114       2.12x         68.2         57.8
5.5000% - 5.9999%                     25     195,283,829          24.1       5.7490     118       1.44x         71.2         58.2
6.0000% - 6.4999%                     34     267,004,364          32.9       6.1470     125       1.38x         71.8         55.0
6.5000% - 7.0000%                     12     100,921,925          12.5       6.8368      75       2.03x         56.3         47.8
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.


     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              Number of      Cut-off        Initial                  Remaining               Date     LTV Ratio
Original Term to              Mortgage        Date       Loan Group 1    Mortgage      Term         UW        LTV         at
Maturity in Months(1)           Loans        Balance        Balance        Rate      (Mos.)(1)     DSCR      Ratio   Maturity(1)
----------------------------------------------------------------------------------------------------------------------------------
60 - 84                                7    $234,179,682          28.9%      5.4017%     68       2.20x         47.7%        44.7%
85 - 120                              59     516,672,260          63.8       5.9599     117       1.53x         71.2         58.5
121 - 240                             11      54,513,862           6.7       5.8936     169       1.35x         71.7         38.9
241 - 300                              1       4,988,253           0.6       6.4300     298       1.36x         72.3          3.2
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-7

    REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
MATURITY IN MONTHS(1)           LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
32 - 60                                5     $73,884,453           9.1%      6.6587%     38       2.31x         49.5%        48.3%
61 - 84                                2     160,295,229          19.8       4.8224      82       2.16x         46.9         43.1
85 - 120                              59     516,672,260          63.8       5.9599     117       1.53x         71.2         58.5
121 - 240                             11      54,513,862           6.7       5.8936     169       1.35x         71.7         38.9
241 - 298                              1       4,988,253           0.6       6.4300     298       1.36x         72.3          3.2
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.


    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
TERM IN MONTHS                  LOANS        BALANCE        BALANCE        RATE      (MOS.)(2)     DSCR      RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
180 - 240                             13     $92,125,291          12.3%      6.1389%    137       1.36x         69.3%        43.2%
241 - 300                             19     155,291,789          20.7       6.0812     122       1.40x         71.4         54.1
301 - 330                              2      60,186,995           8.0       5.6374     117       1.44x         75.9         64.2
331 - 360                             42     443,199,982          59.0       5.4908     105       1.82x         62.1         53.9
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                76    $750,804,057         100.0%      5.7042%    114       1.65X         66.0%        53.5%
                             =====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.


     REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
TERM IN MONTHS                  LOANS        BALANCE        BALANCE        RATE      (MOS.)(2)     DSCR      RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
177 - 240                             13     $92,125,291          12.3%      6.1389%    137       1.36x         69.3%        43.2%
241 - 300                             19     155,291,789          20.7       6.0812     122       1.40x         71.4         54.1
301 - 330                              2      60,186,995           8.0       5.6374     117       1.44x         75.9         64.2
331 - 360                             42     443,199,982            59       5.4908     105       1.82x         62.1         53.9
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                76    $750,804,057         100.0%      5.7042%    114       1.65X         66.0%        53.5%
                             =====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
AMORTIZATION TYPES              LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)                      61    $470,006,944          58.0%      5.9979%    116       1.54x         70.1%        57.4%
Partial Interest-Only                  4     247,426,995          30.5       5.0804      98       1.90x         57.8         51.1
Interest Only(3)                       2      59,550,000           7.3       6.9677      33       2.50x         45.0         45.0
Fully Amortizing                      10      26,281,794           3.2       6.2334     225       1.30x         66.5          1.6
ARD Loans                              1       7,088,324           0.9       6.0400     118       1.34x         79.6         67.7
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2) Excludes the mortgage loan with Anticipated Repayment Date, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.
(3) The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                          LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                     STATED                CUT-OFF
CASH FLOW                     NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
COVERAGE RATIOS                 LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                        2      $7,682,811           0.9%      6.4970%    167       1.18x         70.8%        36.2%
1.20x - 1.29x                         15      65,618,912           8.1       6.2698     140       1.25x         71.0         44.3
1.30x - 1.39x                         27     225,735,232          27.9       6.0422     121       1.35x         74.0         59.6
1.40x - 1.49x                         19     219,312,664          27.1       5.8041     120       1.44x         73.3         60.4
1.50x - 1.59x                          4      24,307,628           3.0       5.4210      87       1.54x         71.7         62.9
1.60x - 1.69x                          4      30,335,784           3.7       5.7764     117       1.66x         60.8         50.6
1.70x - 1.99x                          3      12,471,336           1.5       6.2797     118       1.80x         57.1         44.8
2.00x - 2.99x                          3     213,910,768          26.4       5.3966      69       2.27x         45.9         43.0
3.00x - 7.02x                          1      10,978,922           1.4       5.4400     118       7.02x         13.3         11.1
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.


            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
LTV RATIOS                      LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
13.3% - 49.9%                          6    $228,179,913          28.2%      5.4064%     72       2.50x         44.3%        41.2%
50.0% - 59.9%                          6      47,378,161           5.8       5.8046     119       1.54x         57.9         45.4
60.0% - 64.9%                          4      15,805,687           2.0       6.0394     120       1.57x         63.2         43.2
65.0% - 69.9%                          7      75,019,831           9.3       6.0104     114       1.42x         67.2         53.4
70.0% - 74.9%                         33     218,123,645          26.9       6.1484     125       1.35x         73.1         56.2
75.0% - 80.0%                         22     225,846,820          27.9       5.7629     122       1.41x         77.1         63.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
LTV RATIOS(1)                   LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
11.1% - 49.9%                          8    $246,819,149          31.5%      5.4654%     75       2.42x         45.6%        42.0%
50.0% - 59.9%                         24     254,337,444          32.4       6.0275     116       1.41x         70.1         55.8
60.0% - 64.9%                         25     217,989,939          27.8       5.7674     118       1.42x         74.8         63.5
65.0% - 69.0%                         11      64,925,732           8.3       6.0773     118       1.35x         78.9         67.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                68    $784,072,263         100.0%      5.7824%    104       1.72X         64.4%        54.6%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                          WEIGHTED AVERAGES
                                                                       ------------------------------------
                                            AGGREGATE        % OF                     CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                    DATE
                              MORTGAGED       DATE       LOAN GROUP 1       UW          LTV
PROPERTY TYPE                PROPERTIES      BALANCE        BALANCE        DSCR        RATIO    OCCUPANCY
-----------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                           21    $319,864,636          39.5%   1.77x            60.0%      96.6%
   Regional Mall                       1      58,000,000           7.2    2.52x            44.6       92.9
   Unanchored                         14      44,007,464           5.4    1.36x            71.8       98.4
   Shadow Anchored                     1       3,220,321           0.4    1.35x            67.1       83.7
                             ------------------------------------------------------------------------------
SUBTOTAL                              37    $425,092,421          52.5%   1.82x            59.2%      96.2%

OFFICE
   Suburban                           22    $197,817,498          24.4%   1.41x            70.3%      95.7%
   CBD                                 4      58,682,986           7.2    1.42x            75.2       87.8
                             ------------------------------------------------------------------------------
SUBTOTAL                              26    $256,500,483          31.7%   1.41x            71.4%      93.9%

MANUFACTURED HOUSING                   8     $51,386,995           6.3%   1.47x            76.2%      97.3%

INDUSTRIAL
   Flex                                4     $25,629,145           3.2%   1.44x            76.3%      95.9%
   Warehouse/Distribution              3       8,506,471           1.0    1.35x            75.1      100.0
                             ------------------------------------------------------------------------------
SUBTOTAL                               7     $34,135,617           4.2%   1.42x            76.0%      96.9%

MULTIFAMILY
   Coop                                1     $10,978,922           1.4%   7.02x            13.3%     100.0%
   Mid/High Rise                       1       7,978,355           1.0    1.25x            58.2       94.9
                             ------------------------------------------------------------------------------
SUBTOTAL                               2     $18,957,277           2.3%   4.59x            32.2%      97.9%

MIXED USE                              2     $14,207,949           1.8%   1.33x            74.5%      88.3%

HOTEL                                  1      $7,173,797           0.9%   1.73x            62.4%        NA

SELF STORAGE                           1      $2,300,000           0.3%   1.99x            45.1%      73.5%

THEATER                                1        $599,518           0.1%   1.32x            71.6%        NA
                             ------------------------------------------------------------------------------
Total                                 85    $810,354,057         100.0%   1.71x            64.5%      95.4%
                             ==============================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
                              MORTGAGED       DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
LOCATION                     PROPERTIES      BALANCE        BALANCE        RATE      (MOS.)(2)     DSCR      RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
Nevada                                 1    $155,000,000          19.1%      4.7931%     82       2.18x         46.5%        42.7%
California                            22     141,182,081          17.4       5.8274     121       1.42x         70.1         55.9
New York                               2      75,471,503           9.3       6.0553     117       2.18x         63.5         50.7
Arizona                                3      71,788,539           8.9       6.8251      48       2.29x         50.0         46.9
North Carolina                         5      61,341,786           7.6       6.1762     126       1.40x         68.3         48.3
Texas                                 10      45,184,441           5.6       6.0776     133       1.46x         70.9         50.8
Virginia                               3      39,986,321           4.9       5.6284     134       1.44x         75.0         63.1
Florida                                9      37,764,409           4.7       5.7221     115       1.46x         74.5         62.7
Georgia                                5      36,622,938           4.5       6.1040     117       1.37x         76.3         65.0
Illinois                               3      23,707,196           2.9       6.1982     118       1.34x         76.0         60.7
Colorado                               2      19,176,171           2.4       5.4880     117       1.47x         76.2         64.8
Tennessee                              2      15,582,986           1.9       5.7178      86       1.42x         71.7         61.6
Michigan                               3      15,218,064           1.9       6.1788     117       1.37x         76.5         65.4
Idaho                                  2      12,889,643           1.6       6.1200     119       1.32x         71.6         61.0
Maryland                               1       9,101,802           1.1       5.7300     109       1.36x         67.4         57.3
Pennsylvania                           2       8,917,308           1.1       6.6239     219       1.33x         73.1         27.9
Alabama                                1       8,483,023           1.0       5.2700     118       1.54x         77.5         64.4
Indiana                                2       6,863,328           0.8       6.3614     166       1.27x         79.2         41.4
Minnesota                              1       6,800,000           0.8       5.4880     117       1.47x         76.2         64.8
Massachusettes                         2       6,095,229           0.8       5.6548      87       1.48x         61.5         54.8
Canada                                 1       4,594,913           0.6       6.7100     119       1.18x         74.9         59.4
Missouri                               1       3,993,993           0.5       5.1400      59       1.56x         64.4         57.5
New Jersey                             1       3,447,497           0.4       6.4900     119       1.34x         74.9         64.5
Louisiana                              1       1,140,887           0.1       6.6100     117       1.45x         71.3         56.5
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                85    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-11

          CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1)(2)


                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
CURRENT                       MORTGAGED       DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
OCCUPANY RATES               PROPERTIES      BALANCE        BALANCE        RATE      (MOS.)(3)     DSCR      RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
73.5 - 80.0                            2     $11,100,000           1.4%      6.3587%    120       1.43x         67.9%        54.2%
80.1 - 85.0                            4      39,394,321           4.9       5.6820     137       1.41x         75.4         63.2
85.1 - 90.0                            7      43,994,845           5.5       6.1363     113       1.38x         72.1         59.8
90.1 - 95.0                           16     157,327,739          19.6       6.2441     85        1.86x         58.9         49.9
95.1 - 100.0                          54     550,763,838          68.6       5.6291     111       1.72x         64.6         52.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                83    $802,580,742         100.0%      5.7901%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement. Does not include hotel and theatre loans.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.

           YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1)(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
YEARS                         MORTGAGED       DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
BUILT/RENOVATED              PROPERTIES      BALANCE        BALANCE        RATE      (MOS.)(3)     DSCR      RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
1950 - 1959                            1        $800,000           0.1%      5.4880%    117       1.47x         76.2%        64.8%
1960 - 1969                            5      31,154,258           3.8       6.0185     111       1.33x         68.8         57.0
1970 - 1979                            6      34,243,839           4.2       5.6071     117       1.49x         73.5         62.0
1980 - 1989                           13     135,133,721          16.7       5.9426     118       1.38x         73.0         59.0
1990 - 1999                           18     167,411,236          20.7       6.3437      92       2.17x         58.9         49.0
2000 - 2003                           42     441,611,004          54.5       5.5449     110       1.68x         63.0         51.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                85    $810,354,057         100.0%      5.7970%    108       1.71X         64.5%        52.9%
                             =====================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                            AGGREGATE        % OF                     STATED                CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE     LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1    MORTGAGE      TERM         UW        LTV         AT
PREPAYMENT PROTECTION           LOANS        BALANCE        BALANCE        RATE      (MOS.)(1)     DSCR      RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
LO-Defeasance                         73    $727,650,220          89.8%      5.6952%    113        1.66x       65.7%        53.1%
Yield Maintenance                      1      58,000,000           7.2       7.0000      32        2.52x       44.6         44.6
LO-Yield Maintenance                   4      24,703,837           3.0       5.9716     127        1.34x       76.0         64.2
                             -----------------------------------------------------------------------------------------------------
TOTAL:                                78    $810,354,057         100.0%      5.7970%    108        1.71X       64.5%        52.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS



                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
CUT-OFF DATE BALANCES          LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
$1,231,705 - $2,999,999              13         $29,275,936         12.6%       5.8317%   116       1.39x        71.0%       56.8%
$3,000,000 - $3,999,999               7          24,108,825         10.4        5.4857    102       1.78x        69.0        59.1
$4,000,000 - $4,999,999               4          18,160,923          7.8        5.7755    134       1.40x        74.5        55.9
$5,000,000 - $6,999,999               9          53,654,339         23.2        5.6317    119       1.38x        73.5        59.7
$7,000,000 - $9,999,999               3          24,319,060         10.5        5.6300     98       1.34x        76.5        67.1
$10,000,000 - $14,999,999             1          14,094,858          6.1        5.8400    117       1.23x        74.6        63.1
$15,000,000 - $24,999,999             1          22,600,000          9.8        5.3000     60       1.69x        79.0        79.0
$25,000,000 - $45,528,000             1          45,528,000         19.6        5.4880    117       1.47x        76.2        64.8
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
MORTGAGE RATES                 LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
4.9500% - 4.9999%                     1          $5,488,148          2.4%       4.9500%    58       1.43x        61.7%       57.0%
5.0000% - 5.4999%                    15         120,078,904         51.8        5.3835    100       1.58x        73.8        64.9
5.5000% - 5.9999%                    15          80,184,213         34.6        5.7978    120       1.34x        76.0        62.7
6.0000% - 6.4200%                     8          25,990,677         11.2        6.1711    131       1.28x        73.6        55.2
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
MATURITY IN MONTHS(1)          LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
60 - 84                               6         $45,126,099         19.5%       5.2829%    61       1.53x        75.7%       72.8%
85 - 120                             31         175,504,988         75.7        5.6568    118       1.45x        73.6        61.4
121 - 180                             2          11,110,854          4.8        6.0935    177       1.21x        78.6        44.9
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                                     A-2-13

    REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
MATURITY IN MONTHS(1)          LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
57 - 84                               6         $45,126,099         19.5%       5.2829%    61       1.53x        75.7%       72.8%
85 - 120                             31         175,504,988         75.7        5.6568    118       1.45x        73.6        61.4
121 - 178                             2          11,110,854          4.8        6.0935    177       1.21x        78.6        44.9
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE      (MOS.)(2)     DSCR     RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
240 - 300                            12         $38,536,173         18.4%       5.8960%   133       1.35x        74.2%       52.7%
301 - 330                             1          45,528,000         21.8        5.4880    117       1.47x        76.2        64.8
331 - 360                            25         125,077,768         59.8        5.6130    109       1.44x        72.7        62.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               38        $209,141,941        100.0%       5.6379%   115       1.43X        73.7%       61.1%
                             =====================================================================================================

----------
(1) Does not include the mortgage loan that is interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
REMAINING AMORTIZATION        MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
TERM IN MONTHS                 LOANS          BALANCE         BALANCE        RATE      (MOS.)(2)     DSCR     RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
238 - 300                            12         $38,536,173         18.4%       5.8960%   133       1.35x        74.2%       52.7%
301 - 330                             1          45,528,000         21.8        5.4880    117       1.47x        76.2        64.8
331 - 360                            25         125,077,768         59.8        5.6130    109       1.44x        72.7        62.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               38        $209,141,941        100.0%       5.6379%   115       1.43X        73.7%       61.1%
                             =====================================================================================================

----------
(1) Does not include the mortgage loan that is interest-only for their entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
AMORTIZATION TYPES             LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)                     34        $147,313,941         63.6%       5.6994%   114       1.42x        73.0%       59.8%
Partial Interest-Only                 4          61,828,000         26.7        5.4913    118       1.47x        75.4        64.2
Interest Only(3)                      1          22,600,000          9.8        5.3000     60       1.69x        79.0        79.0
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2) Excludes the mortgage loan with an Anticipated Repayment Date, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.
(3) The mortgage loan provides for monthly payments of interest-only for the entire term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.


             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE          % OF                     STATED              CUT-OFF
CASH FLOW                    NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
DEBT SERVICE                  MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
COVERAGE RATIOS                LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
1.20x - 1.29x                         8         $46,697,758         20.2%       5.8537%   132       1.24x        74.6%       57.6%
1.30x - 1.39x                        11          47,969,516         20.7        5.7813     99       1.34x        77.4        66.1
1.40x - 1.49x                        11          87,663,695         37.8        5.5164    113       1.45x        73.3        62.4
1.50x - 1.59x                         4          14,401,963          6.2        5.4708    119       1.55x        74.6        61.4
1.60x - 1.69x                         3          28,772,470         12.4        5.3365     72       1.69x        76.6        73.2
2.00x - 2.99x                         1           3,000,000          1.3        5.0600    120       2.23x        60.0        50.7
3.00x - 3.31x                         1           3,236,540          1.4        5.2900    116       3.31x        35.2        29.3
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
CUT-OFF DATE                  MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
LTV RATIOS                     LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
35.2% - 49.9%                         2          $6,025,483          2.6%       5.6649%   117       2.35x        40.1%       29.7%
60.0% - 64.9%                         3          14,988,148          6.5        5.1325     97       1.59x        61.4        53.3
65.0% - 69.9%                         6          17,814,473          7.7        5.7171    118       1.51x        67.3        55.0
70.0% - 74.9%                         5          35,568,033         15.3        5.6021    104       1.38x        73.2        62.7
75.0% - 79.9%                        23         157,345,804         67.9        5.6356    111       1.42x        77.8        66.0
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-15

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)(2)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
MATURITY DATE                 MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
LTV RATIOS(1)                  LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
29.3% - 49.9%                         4         $17,136,336          7.4%       5.9428%   156       1.61x        65.0%       39.6%
50.0% - 59.9%                        13          47,781,131         20.6        5.4709    112       1.54x        66.9        55.5
60.0% - 64.9%                         9          88,314,867         38.1        5.6388    117       1.38x        76.3        64.0
65.0% - 69.9%                        11          51,962,556         22.4        5.7302    104       1.37x        78.1        67.6
70.0% - 74.9%                         1           3,947,050          1.7        5.1000     57       1.33x        78.9        73.2
75.0% - 79.0%                         1          22,600,000          9.8        5.3000     60       1.69x        79.0        79.0
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.
(2)  Excludes fully amortizing mortgage loans.


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                            WEIGHTED AVERAGES
                                                                         ------------------------------------
                                             AGGREGATE          % OF                    CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                     DATE
                             MORTGAGED         DATE         LOAN GROUP 2      UW          LTV
PROPERTY TYPE                PROPERTIES       BALANCE         BALANCE        DSCR        RATIO         OCCUPANCY
-------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                            27        $125,012,043        53.9%     1.39x          73.5%      95.7%
   Mid/High Rise                      2           4,296,840         1.9      1.47x          70.9       91.7
                             --------------------------------------------------------------------------------------
SUBTOTAL                             29        $129,308,883        55.8%     1.39x          73.5%      95.6%

MANUFACTURED HOUSING                 18        $102,433,058        44.2%     1.55x          75.2%      93.8%
                             --------------------------------------------------------------------------------------
TOTAL                                47        $231,741,941       100.0%     1.46X          74.2%      94.8%
                             ======================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
                             MORTGAGED         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
LOCATION                     PROPERTIES       BALANCE         BALANCE        RATE      (MOS.)(2)     DSCR     RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
Florida                               4         $57,323,715         24.7%       5.4987%    95       1.54x        77.4%       70.4%
Arizona                               6          28,206,786         12.2        5.4079     88       1.42x        72.0        63.8
Indiana                               3          25,463,546         11.0        5.8558    117       1.30x        76.8        65.0
California                            4          23,123,376         10.0        5.5389    124       1.39x        71.6        56.2
Texas                                 8          20,913,850          9.0        5.8463    114       1.38x        74.9        60.8
Michigan                              3          16,145,000          7.0        5.4855    117       1.48x        76.7        65.0
Ohio                                  2          13,300,000          5.7        5.6000    120       1.28x        76.0        65.2
Georgia                               3           9,175,062          4.0        5.3837    118       1.67x        73.3        59.7
Massachusettes                        2           5,108,943          2.2        5.8221    118       1.34x        59.6        45.9
Alaska                                1           4,985,699          2.2        5.7000    117       1.46x        68.9        58.0
Arkansas                              1           4,934,528          2.1        5.8600    178       1.23x        79.0        41.4
North Dakota                          1           3,764,309          1.6        5.4700    118       1.68x        68.4        52.2
South Carolina                        1           3,514,423          1.5        6.1800    118       1.25x        79.9        68.2
Alabama                               1           3,459,370          1.5        5.8500     80       1.35x        76.9        69.5
Colorado                              1           3,236,540          1.4        5.2900    116       3.31x        35.2        29.3
Washington                            1           2,792,300          1.2        5.8700    117       1.31x        76.5        64.8
Kansas                                1           2,408,161          1.0        5.4700    118       1.67x        67.3        51.3
North Carolina                        3           1,997,652          0.9        6.4200    119       1.34x        79.9        62.8
Connecticut                           1           1,888,680          0.8        5.3600    116       1.21x        75.5        57.6
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               47        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loan, the Anticipated Repayment Date.


                                     A-2-17

          CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1)(2)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
CURRENT                      MORTGAGED         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
OCCUPANY RATES               PROPERTIES       BALANCE         BALANCE        RATE      (MOS.)(3)     DSCR     RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
64.3 - 80.0                           3          $7,788,521          3.4%       5.9679%   120       1.42x        70.6%       58.8%
80.1 - 90.0                           3          14,920,000          6.4        5.4575    119       1.53x        72.6        62.0
90.1 - 95.0                          15          74,535,714         32.2        5.6759    114       1.37x        74.8        61.2
95.1 - 100.0                         26         134,497,706         58.0        5.5610    105       1.50x        74.3        64.1
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               47        $231,741,941        100.0%       5.6050%   110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement. Does not include hotel and theatre loans.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.


          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1)(2)

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
YEARS                        MORTGAGED         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
BUILT/RENOVATED              PROPERTIES       BALANCE         BALANCE        RATE      (MOS.)(3)     DSCR     RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
1960 - 1969                           7         $21,568,509         9.3%       5.5202%    117       1.86x       67.7%       56.6%
1970 - 1979                           9          36,350,363        15.7        5.6279     119       1.39x       74.3        62.2
1980 - 1989                          12          70,403,698        30.4        5.4870      92       1.52x       75.0        67.6
1990 - 1999                           4          28,530,363        12.3        5.8810     117       1.27x       76.7        63.8
2000 - 2003                          15          74,889,008        32.3        5.6239     116       1.39x       74.5        60.1
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               47        $231,741,941       100.0%       5.6050%    110       1.46X       74.2%       62.9%
                             =====================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.


              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                             AGGREGATE          % OF                     STATED              CUT-OFF
                             NUMBER OF        CUT-OFF         INITIAL                  REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE         LOAN GROUP 2   MORTGAGE       TERM        UW       LTV        AT
PREPAYMENT PROTECTION          LOANS          BALANCE         BALANCE        RATE      (MOS.)(1)     DSCR     RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
LO-Defeasance                        38        $228,949,641        98.8%       5.6017%    109       1.46x        74.2%       62.8%
LO-Yield Maintenance                  1           2,792,300         1.2        5.8700     117       1.31x        76.5        64.8

                             -----------------------------------------------------------------------------------------------------
TOTAL:                               39        $231,741,941       100.0%       5.6050%    110       1.46X        74.2%       62.9%
                             =====================================================================================================

----------
(1)  For the ARD loan, the Anticipated Repayment Date.


                                     A-2-18

                                                                       ANNEX A-3

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $155,000,000 (Pari Passu)(1)

CUT-OFF PRINCIPAL BALANCE:             $155,000,000 (Pari Passu)(1)

% OF POOL BY IPB:                      14.9%

SHADOW RATING (M/F)(2):                Aa3/AA

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Forum Shops, LLC

SPONSOR:                               Simon Property Group, L.P.

ORIGINATION DATE:                      11/14/2003

INTEREST RATE:                         4.7931%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         12/1/2010

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                360

CALL PROTECTION:                       L(24),Def(51),O(7)(3)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  Represents the pari passu A1
                                       companion note, the pari passu A3
                                       companion note and the subordinate B note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
An $8,000,000 upfront reserve for tenant improvements on Phase III space is required. Following a trigger event11, monthly reserves are required for taxes, CapEx and ground rent. In lieu of cash deposits by the Forum Shops borrower for the reserves, Simon Property Group, L.P. may provide a guaranty of such amounts. Such guaranty will be allowed so long as Simon Property Group, L.P. maintains a long term debt rating of at least BBB- (or its equivalent) by any of the rating agencies. A $48,000,000 reserve representing 125% of remaining construction costs on Phase III was also required and may be replaced by a letter of credit.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Leasehold

PROPERTY TYPE:                         Retail - Regional Mall

SQUARE FOOTAGE(4):                     655,079

LOCATION:                              Las Vegas, NV

YEAR BUILT/RENOVATED:                  1992 & 1997/2003

OCCUPANCY(5):                          97.0%

OCCUPANCY DATE:                        10/15/2003

SALES PER SF(6):

  1999:                                $1,248

  2000:                                $1,243

  2001:                                $1,165

  2002:                                $1,201

  2003:                                $1,222

NUMBER OF TENANTS:                     98

HISTORICAL NOI:

  2001:                                $31,193,611

  2002:                                $33,960,871

  2003:                                $43,303,573

UW NOI(7):                             $64,362,759

UW NET CASH FLOW(7):                   $63,846,143

APPRAISED VALUE(8):                    $1,000,000,000

APPRAISAL DATE:                        11/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                           PARI
                                           PASSU
                                          NOTES(9)          WHOLE LOAN(10)
                                      ------------------------------------------
CUT-OFF DATE LOAN/SF:                       $710               $840

CUT-OFF DATE LTV:                           46.5%              55.0%

MATURITY DATE LTV:                          42.7%              50.6%

UW DSCR:                                    2.18x              1.85x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                                              MOODY'S/    SQUARE     % OF    SALES      BASE RENT       LEASE
  TENANT NAME               PARENT COMPANY                    S&P(12)     FEET      GLA     PSF(13)       PSF     EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------
FAO SCHWARZ           D.E. Shaw                                NAP/NAP    31,642     6.5%       $400     $53.29          2013
VIRGIN MEGASTORE      Virgin Group Ltd.                        NAP/NAP    28,695     5.9%       $439     $50.36          2013
NIKETOWN              Nike, Inc.  (NYSE: NKE)                   A2/A      27,693     5.7%       $250     $55.98          2008
PLANET HOLLYWOOD      Planet Hollywood International Inc.      NAP/NAP    24,290     5.0%       $277     $43.56          2009
BANANA REPUBLIC       The Gap Inc. (NYSE: GPS)                 Ba3/BB+    16,912     3.5%     $1,256     $53.22          2008
THE GAP/GAP KIDS      The Gap Inc. (NYSE: GPS)                 Ba3/BB+    15,910     3.3%     $1,042     $80.77          2009
CHINOIS               Wolfgang Puck Worldwide, Inc.            NAP/NAP    15,317     3.1%       $879     $19.33          2013
EXPRESS WOMEN         Limited Brands (NYSE: LTD)              Baa1/BBB+   12,876     2.6%       $712     $40.00          2005
----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A2 component note in a 4-component note whole loan structure in the aggregate principal amount of $550,000,000. The A2 component note is pari passu with a $155,000,000 A1 component note, and a $155,000,000 A3 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, A2 and A3 component notes and is also not included in the trust.

(2) Moody's and Fitch have confirmed that the Forum Shops loans in the context of its inclusion in the trust, has credit characteristics consistent with investment-grade rated obligations.

(3) Remaining prepayment lockout is earlier of three years from origination date or two years from securitization of the last securitized component note. Lockout period and defeasance period will vary accordingly.

(4) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(5)  Occupancy percentage includes only Phase I and Phase II.

(6)  For all tenants under 10,000 square feet reporting sales.

(7)  Based upon proforma cashflow after completion of Phase III.

(8) Represents stabilized value upon the completion of Phase III construction. Phase I & II are valued at $735,000,000.

(9) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(10) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(11) A trigger event will occur if NOI falls below $50 million for two consecutive quarters following the opening of Phase III.

(12) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(13) Represents space for which the respective tenant reports sales as of 12/31/2003.


                                     A-3-1

--------------------------------------------------------------------------------
                            THE FORUM SHOPS
--------------------------------------------------------------------------------

THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 655,079 square foot retail - regional mall. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B note (subordinate to the Forum Shops loan and the Forum Shops companion notes), which is not included in the trust.

LOAN FEATURES. The Forum Shops property is encumbered by a long term ground lease terminating in August 2050, with one 25-year extension option. Under the terms of the ground lease, the Forum Shops borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. The completion guaranty is additionally supported by a letter of credit in the original amount of $48,020,000, which was equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops loan, SPG leased all of the Phase III space from the Forum Shops borrower under a 20-year master lease at an initial rate of $25,000,000 per year. The rent under the master lease will reduce as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The borrowing entity is a single purpose entity controlled by SPG. SPG is a publicly traded retail real estate company with a total market capitalization of approximately $25 billion as of December 31, 2003. Through its subsidiary partnerships, SPG currently has an interest in 245 properties containing an aggregate of 190 million square feet of gross leasable area in 37 states, as well as 47 assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV, originally opened in 1992 with approximately 255,426 square feet (Phase I) of retail space connected to the Caesars Palace hotel and casino. The Forum Shops nearly doubled its size in 1997 when it added approximately 233,618 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 175,000 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. Phases I & II of the Forum Shops is 97.0% leased with sales of $1,222 per square foot for tenants under 10,000 square feet that reported sales in 2003.

Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip". More than 35 million visitors come to Las Vegas annually and a large majority of them visit or stay on Las Vegas Boulevard.

The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth.

Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2)

               NUMBER OF   SQUARE                              % OF BASE   CUMULATIVE   CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET     % OF GLA     BASE RENT      RENT     SQUARE FEET    % OF GLA      BASE RENT    OF BASE RENT
   YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP     14,869      3.0%             NAP       NAP         14,869         3.0%           NAP            NAP
2004 & MTM           13     36,445      7.5       $3,971,367      9.1%         51,314        10.5%    $3,971,367           9.1%
2005                 11     48,842     10.0        3,587,010      8.2         100,156        20.5%    $7,558,377          17.4%
2006                  5      4,622      0.9          865,145      2.0         104,778        21.4%    $8,423,522          19.4%
2007                  7     24,839      5.1        1,507,158      3.5         129,617        26.5%    $9,930,680          22.8%
2008                 29    115,796     23.7        9,636,218     22.2         245,413        50.2%   $19,566,899          45.0%
2009                  8     50,852     10.4        3,896,250      9.0         296,265        60.6%   $23,463,149          54.0%
2010                  4     17,607      3.6        1,328,585      3.1         313,872        64.2%   $24,791,734          57.0%
2011                  1      1,620      0.3          202,500      0.5         315,492        64.5%   $24,994,234          57.5%
2012                  9     31,895      6.5        5,335,515     12.3         347,387        71.0%   $30,329,749          69.8%
2013                 17    108,318     22.1        9,003,019     20.7         455,705        93.2%   $39,332,768          90.5%
2014                  5     21,554      4.4        3,710,060      8.5         477,259        97.6%   $43,042,828          99.0%
AFTER                 1     11,785      2.4          440,000      1.0         489,044       100.0%   $43,482,828         100.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL               110    489,044     100.0%    $43,482,828     100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal with a stabilization date of November 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)  The lease rollover schedule includes only Phase I and Phase II.


                                     A-3-2

--------------------------------------------------------------------------------
                   HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $96,914,995

CUT-OFF PRINCIPAL BALANCE:             $96,914,995

% OF POOL BY IPB:                      9.3%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Various (see pages 22 - 25)

SPONSOR:                               Hometown America, L.L.C.

ORIGINATION DATE:                      10/16/2003

INTEREST RATE:                         5.4880%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         11/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 330

REMAINING AMORTIZATION:                330

CALL PROTECTION:                       L(24),Def(89),O(4)

CROSS-COLLATERALIZATION:               Yes

LOCK BOX:                              Soft

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL          MONTHLY
                                            --------------   ---------------
                  Taxes:                      $665,901          $69,184
                  Environmental:               $36,250               $0
                  Engineering:                $453,300               $0
                  CapEx:                            $0          $13,472
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Manufactured Housing Community

PADS:                                  3,742

LOCATION:                              Various (see chart titled "Portfolio
                                       Properties")

YEAR BUILT/RENOVATED:                  Various (see chart titled "Portfolio
                                       Properties")

OCCUPANCY:                             95.6%

OCCUPANCY DATE:                        7/21/2003 & 10/14/2003

HISTORICAL NOI:

 2001:                                 $9,110,714

 2002:                                 $10,096,467

 TTM AS OF 9/30/2003:                  $10,395,947

UW NOI:                                $10,255,130

UW NET CASH FLOW:                      $10,068,030

APPRAISED VALUE:                       $127,210,000

APPRAISAL DATES:                       7/2003 - 8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $25,899

CUT-OFF DATE LTV:                      76.2%

MATURITY LTV:                          64.8%

UW DSCR:                               1.47x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO PROPERTIES

                                                                                         AVERAGE
                                                      YEAR BUILT/     # OF    % OF       RENT PER
  PROPERTY NAME             LOCATION                   RENOVATED      PADS  TOTAL PADS     PAD        OCCUPANCY     APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
STARLIGHT RANCH            Orlando, FL                1972/2001        783    20.9%        $353          95.4%         $27,640,000
COUNTRYSIDE VILLAGE        Federal Heights, CO           1974          345     9.2         $413          98.6%          16,200,000
SWAN CREEK                 Ypsilanti, MI                 1989          294     7.9         $379          99.3%          12,130,000
HIDDEN VALLEY              Orlando, FL                   1975          303     8.1         $361         100.0%          11,840,000
REGENCY LAKES              Winchester, VA                1986          384    10.3         $287          99.7%          11,800,000
FRIENDLY VILLAGE           Greeley, CO                   1971          226     6.0         $339          97.3%           9,000,000
ROSEMOUNT WOODS            Rosemount, MN                 1982          182     4.9         $410          98.9%           8,500,000
WESTPARK                   Wickenburg, AZ                1975          183     4.9         $336          92.3%           6,000,000
FOXWOOD FARMS              Ocala, FL                  1969/1980        375    10.0         $273          81.6%           5,810,000
ROYAL ESTATES              Kalamazoo, MI                 1967          183     4.9         $330          88.0%           5,800,000
ORANGE LAKE                Clermont, FL                  1985          242     6.5         $289          98.3%           5,590,000
APACHE EAST                Apache Junction, AZ           1982          123     3.3         $281          95.9%           3,000,000
HILLCREST                  Rockland, MA                  1960           83     2.2         $404         100.0%           2,900,000
THE GLEN                   Norwell, MA                   1950           36     1.0         $450         100.0%           1,000,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                               3,742     100%        $342          95.6%        $127,210,000
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-3

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

THE LOAN. The Hometown America Portfolio IV & V loans are secured by first mortgages on 14 manufactured housing communities entities. The sponsor of the loans is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio IV & V properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Hometown America Portfolio IV & V consist of 14 manufactured housing communities: Starlight Ranch, Countryside Village, Swan Creek, Hidden Valley, Regency Lakes, Rosemount Woods, Friendly Village, Westpark, Foxwood Farms, Royal Estates, Orange Lake, Apache East, Hillcrest and The Glen. There are a total of 3,742 pads with a weighted average occupancy of 95.6%. The weighted average monthly pad rent is approximately $342. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1).

STARLIGHT RANCH

The Starlight Ranch property is located in Orlando, Orange County, Florida. The neighborhood is in east Orlando, about six miles east of the Orlando central business district. The property is located along the south side of Pershing Avenue, about one mile east of State Road 436 (Semoran Boulevard). The main entrance to the property is aligned with a traffic signal and median break along Pershing Avenue.

The Orlando MSA estimated 2002 population is 1,739,064. The MSA has experienced a 5.7% population increase between 2000 and 2002 and is projected to increase by 13.3% from 2002 to 2007. As of December 2002, the Orlando MSA had an unemployment rate of 5.2%, compared to the state unemployment rate of 5.3%. The 2002 average household income within a five-mile radius of the subject was $61,675. The dominant employment sector in the Orlando MSA is tourism. The area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rent levels for the past several years. Since 1996 average rents have increased at a compounded rate of 3.8%. The Orlando metro market has an occupancy rate of 93.3% while the 55+ submarket had an average occupancy rate of 95% as of mid-year 2003 and an average rental rate of $315 per pad. A lack of suitably zoned land has implied no new construction in the subject's market area over the last five years.

COUNTRYSIDE VILLAGE

The Countryside Village property is located in Federal Heights, Adams County, Colorado, approximately 13 miles northwest of the Denver CBD. The property is on the east side of Federal Boulevard north of Cascade Drive, approximately one-quarter mile northwest of 96th Avenue. Ingress and egress is available to the site via a community driveway accessible from Federal Boulevard. Major north/south roadways for the neighborhood include Sheridan Boulevard, Federal Boulevard and Pecos Street.

Adams County's population, as of year-end 2000 was 350,642. Adams County has experienced a 3.22% average annual growth between 1990 and 2002. The Denver PMSA unemployment rate as of June 2003 was 6.2%, compared to the State unemployment rate of 6.0%. The 2002 average household income within a 5-mile radius of the subject was $69,355. The area's top employers include King Soopers Inc., Quest Communications, Centura Health, Safeway Inc. and HealthOne.

The Denver metro area manufactured housing market experienced annual rent increases of 5.8% between 1999 and 2003. The subject's competive set has an average occupancy rate of 93% with an average rental rate of $449 per pad.

SWAN CREEK

The Swan Creek Property is located in Ypsilanti, Washtenaw County, Michigan. Ypsilanti is included in the larger Detroit MSA. The subject site lies on the west side of McKean road in the southeast section of Ypsilanti. The site is a rectangular parcel that has been improved with numerous roadways. The site is accessible via one roadway (Swans Hill) off the west side of McKean Road. Primary access to the neighborhood is provided by Interstate-94, the primary east-west roadway connecting Ypsilanti with Ann Arbor to the west and with Detroit to the east.

The Detroit MSA estimated 2002 population is 4,449,889. The Detroit MSA experienced a total 4.1% population increase between 1990 and 2000. The Detroit MSA has an unemployment rate of 6.6%. The 2002 average household income within a five-mile radius of the subject was $62,764. The area's top employers are Ford Motor Company, General Motors, K-Mart, Diamler-Chrysler and Detroit Medical.

The Detroit metro area has experienced downward pressure on mobile home occupancy levels over the past two years with an average vacancy rate of 6.8% as of February 2003 compared to 6.2% a year earlier. The subject is located in the Washtenaw submarket which reports an average occupancy level 91% and an average effective rent of $351 per pad. There are no new proposed communities in the subject's immediate vicinity.

--------------------------------------------------------------------------------

(1) Certain information from the Hometown America Portfolio IV & V loan appraisals dated July 10, 2003, July 11, 2003, July 14, 2003, July 16, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-4

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

HIDDEN VALLEY

The Hidden Valley property is located in Orlando, Orange County, Florida. The property is located along the west side of Apopka Vineland Road, about one and one-half mile north of Interstate 4. Interstate 4 is the primary east-west directed commercial roadway for the area. Apopka Vineland Road is a north-south commercial corridor developed with a variety of commercial uses. The property's main entrance is aligned with a traffic signal and a median break along Pershing Avenue.

The Orlando MSA's population, as of year-end 2002 was estimated to be 1,739,064. The Orlando MSA experienced a 3.0% average annual growth rate between 1990 and 2000. The Orlando MSA has an unemployment rate of 5.2%, compared to the State unemployment rate of 5.3%. The Orlando MSA had a 2002 estimated average household income of $61,309. The area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rent levels for the past several years. Since 1996 average rents have increased at a compounded rate of 3.8%. The 55+ submarket had an average occupancy rate of 95% as of mid-year 2003 and an average rental rate of $315 per pad. A lack of suitable zoning in the property's market area has implied no new construction over the last five years and new supply has primarily come from the expansion of existing communities.

REGENCY LAKES

The Regency Lakes property is located in Winchester, Frederick County, Virginia. The property is approximately 1/4 mile north of Route 7 at its intersection with Regency Lakes Drive. Ingress/egress to the site is available via Regency Lakes Drive. Route 7 and Interstate 81 provide primary access to the subject neighborhood. Interstate 81 runs from Canada to Tennessee, connecting the Winchester-Frederick County area with markets to the north, south, east, and west.

Frederick County's population, as of year-end 2002 was 61,687. The county has experienced a 2.1% average annual growth since 2002. As of year-end 2002, Frederick County had an unemployment rate of 2.8%. Frederick County's dominant employment sectors are trade, transportation, and manufacturing. The area's top employers include Rubbermaid Commercial Products, Federal Mogul Corp, Lear Operations Corp., Valley Health Systems, Kohl Corporation, and PolyOne Corp.

Demand for the subject and its competitive properties in the local area generated from their relatively low cost and easy access to employment centers in the Winchester area as well as secondary markets. Comparable properties to the subject all report occupancy levels of 95% or better and a lack of suitable zoned vacant land has implied no new additions to the market supply.

ROSEMOUNT WOODS

The Rosemount Woods property is located in Rosemount Woods, Dakota County, Minnesota near the Wisconsin border. This area is also commonly known as the Twin Cities, and St. Paul serves as the state capital. The property is located on the east side of South Robert Trail Road, about one-quarter mile north of downtown Rosemount. The neighborhood is in the City of Rosemount, on the northern end of Dakota County, about fifteen miles south of the St. Paul CBD. Primary access to the neighborhood is by Connemara Trail and Brazil Avenue. Connemara Trail is on the north side of the subject and eventually becomes Brazil Avenue - a two-lane gravel road running north-south and connecting to downtown Rosemount.

Dakota County's population, as of year-end 2001 was 363,866. Dakota County experienced a 6.4% average annual growth between 1990 and 2000. The Minneapolis/St. Paul MSA has a unemployment rate of 4.1%, compared to the State unemployment rate of 4.9%. The 2002 average household income within a five-mile radius of the subject was $100,625. The Rosemount area's top employers include the Rosemount School District, Flint Hills, Dakota County Technical College, Grief Brothers Corp., and Spectro Alloys Corp.

The subject is the only manufactured housing community in its immediate market area. Comparable mobile home parks in the market area have an average occupancy rate of 95.6% and no new parks are planned for the area. The majority of new residential supply in the Rosemount area has been high-end single family uses.

FRIENDLY VILLAGE

The Friendly Village property is located in Greeley, Weld County, Colorado. The Northern Colorado market centers around two major communities; Fort Collins to the west and Greeley to the east. These two communities are the county seats for Larimer and Weld Counties, respectively. The subject is located on the east side of 35th Avenue, at the southeast corner of the intersection with "C" Street. The subject neighborhood encompasses all of Greeley and the city of Evans in west central Weld County. The subject property is approximately 67 miles northeast of Denver, CO.

Weld County's population, as of the 2000 census, was 180,936. The county experienced a 37.3% average annual growth between 1990 and 2000. The area's top employers include Eastman Kodak, Starteck and Hewlett Packard. For Greeley and smaller towns within proximity to the property, a majority of employers remain in the large agribusiness. ConAgra/Monfort employs approximately 5,000 employees in Greeley or a neighboring town.

The Denver metro area manufactured housing market experienced annual rent increases of 5.8% between 1999 and 2003 with moderate growth levels expected in the future. Comparable properties considered competitive to the subject have an average occupancy rate of 96%. There is limited new supply planned for the property's market area.

--------------------------------------------------------------------------------


                                     A-3-5

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------
WESTPARK

The Westpark property is located in Wickenburg, Maricopa County, Arizona. The property is located outside of the small farming community of Maricopa, Arizona in the northern portion of Pinal County. The subject neighborhood is located within the town of Wickenburg, a high desert town located approximately 60 miles northwest of Phoenix. Ingress and egress is available to the site via one curb cut provided along the south side of Wickenburg Way.

Pinal County's population, as of year-end 2002 was 192,807. The Metro Phoenix unemployment rate as of December 2002 was 5.2%, compared to the State unemployment rate of 5.6%. The 2002 average household income within a five-miles radius of the Westpark property was $52,251. The top employers in metropolitan Phoenix include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

There is limited information available for the subject's immediate market. However, existing comparable properties have an average occupancy rate of 87%. There are few barriers to entry to the local market. The occupancy rate for the Phoenix metro market was 90% as of January 2003 with an average rental rate of $333 compared to $321 in the previous year.

FOXWOOD FARMS

The Foxwood Farms property is located in Ocala, Marion County, Florida. Ocala is 100 miles southwest of Jacksonville, 75 miles west of Daytona Beach, and 95 miles northeast of Tampa. The property is located along the west side of US Highway 27 (Blitchton Road), about three quarters of a mile west of Interstate
75. The main entrance to the subject property provides unrestricted right-in/right-out and left-in/left-out access to the subject with a median break provided on US Highway 27.

Marion County's population, as of year-end 2002 was 273,196. The county has experienced a 2.9% average annual growth between 1990 and 2000. Marion County has a unemployment rate of 4.4%, compared to the State unemployment rate of 4.9%. The area's top employers include Marion County School Board, State of Florida, Munroe Regional Medical Center, Emergency One and Wal-Mart.

The Ocala metro area has an average occupancy rate of 81.3% as of May 2003 while the property's competitive set has an average occupancy rate of 91.6%. Given the lack of suitable zoning, there have been no new mobile home communities built in the subject's market area over the last five years and limited supply is expected in the future.

ROYAL ESTATES

The Royal Estates property is located in Kalamazoo, Kalamazoo County, Michigan. The location is approximately 20 miles west of Battle Creek, and 40 miles south of Grand Rapids, Michigan. Detroit is located about 140 miles to the east. The property is on the east side of Ravine Road, and approximately 10 miles northwest of the Kalamazoo CBD. Primary ingress and egress is available to the site via an access easement from Ravine Road, with one curb cut along this north-south right-of-way. The property is located approximately 12 miles north of Interstate 94. Interstate 94 provides linkages to the surrounding major cities.

Kalamazoo MSA's population, as of year-end 2002 was 454,896. Kalamazoo MSA has an unemployment rate of 6.2%, compared to the state unemployment rate of 7.2%. Within a five-mile radius from the Royal Estates property, the 2002 average household income was $61,814. The area's top employers include Pharmacia & Upjohn, Western Michigan University, National City Bank, Bronson Healthcare Systems and Borgess Healthcare Systems.

The Kalamazoo manufactured housing community market has suffered some weakness over the last two years consistent with the slowdown in the national economy. The average vacancy rate was 13% as of February 2003 compared to 89% in the previous year. The average rental rate was $278 per pad.

ORANGE LAKE

The Orange Lake property is located in Clermont, Lake County, Florida, which is part of the Orlando MSA. The property is situated approximately 30 miles west of downtown Orlando, and 45 miles northwest of the Orlando International Airport. The property is located along the south side of US Hwy 50 (Colonial Drive) about 3 miles east of US Hwy 27. The main entrance to the property is not aligned with a traffic signal on State Road 50. However, the entrance is aligned with a median break that provides unrestricted right-in/right-out and left in/left-out access to the subject.

The Orlando MSA estimated 2002 population is 1,739,064. The MSA has experienced a 5.7% population increase between 2000 and 2002. The Orlando MSA had an unemployment rate as of December 2002 of 5.2%, compared to the state unemployment rate of 5.3%. The 2002 average household income within a five-mile radius of the property was $47,957. The dominant employment sector in the Orlando MSA is tourism. The area's top employer is Walt Disney world, distantly followed by Adventist Health and Publix.

The Lake County manufactured housing market currently reports an average occupancy rate85.3% while properties considered comparable to the property reports an average occupancy rate of 93.3%. There have been no new parks developed in the property's market area over the past five years and no new parks are planned in the near future.
--------------------------------------------------------------------------------
                                     A-3-6

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

APACHE EAST

The Apache East property is located in Apache Junction, Pinal County, Arizona. The subject is on the west side of South Tomahawk Road, about one-half mile south of U.S. 60. Ingress and egress is available to the site via one curb cut along the west side of South Tomahawk Road. The road system in the area is primarily influenced by US 60 (a.k.a. the Superstition Freeway), which runs east and west through the neighborhood and connects Apache Junction with metro-Phoenix.

Pinal County's population, as of year-end 2002 was 192,807. The county experienced a 3.6% average annual growth rate between 1990 and 2000. The Phoenix-Mesa PMA has an unemployment rate of 5.2%, compared to a 5.6% rate for Arizona. Pinal County's 2002 average household income within a 5-mile radius was $37,034. Metropolitan Phoenix's dominant employment sectors are services (32.53%); retail trade (18.47%); and state and local government (12.4%). The area's top employers include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

The Apache East mobile home market reports an average occupancy rate of 82% as of January 2003 compared to 81% in the previous year. The average rent for the same period was $288 per pad compared to $277 in 2002. The lower occupancy levels for the property's submarket are in large part due to the inclusion of recreational vehicle (RV) spaces in some parks. RV space occupancy levels tend to fluctuate significantly between summer and winter months.

HILLCREST

The Hillcrest property is located in Rockland, Plymouth County, Massachusetts. The city of Rockland is located in northern Plymouth County about 18 miles southeast of the Boston CBD. Rockland is located in the Boston-New Hampshire PMSA. The subject is on the westerly side of Beech Street, about one mile south of Winter Street. Ingress and egress is available to the site via a curb cut in the street. Primary access to the subject neighborhood is by Beech Street a two-lane street that connects Route 123 with neighboring Hanson. Primary access to Rockland is by the Route 228 exit off of Route 3, the primary expressway in Southeastern Massachusetts. Route 3 connects Cape Cod and Boston's South Shore with the City of Boston itself.

The city of Rockland's population as of 2000 was 17,670. The city of Rockland has a current unemployment rate of 5.5% compared to the State unemployment rate of 5.7%. The 2002 average household income within 5 miles of the property is $74,043. The area's top employers include Fidelity Investments, Fleet Boston Financial Corporation, Verizon, John Hancock, and Gillette.

There are high barriers to entry to the subject's market area by way of strict zoning laws. No new communities have been developed in the market area since 1990. As a result, demand has outpaced supply in recent years, particularly in the age-restricted segment of the market. Competitive properties to the subject report an average occupancy rate of 99%.

THE GLEN

The Glen property is located in Norwell, Plymouth County, Massachusetts. The town of Norwell is located in northern Plymouth County, about 18 miles southeast of the Boston CBD. The property is situated on the west side of Washington Street, about one mile south of the intersection of Routes 228 and 53. The site does have frontage along Route 53 (Washington Street) but ingress and egress to the site is via a 40-foot wide right-of-way through property owned by the Loring Realty Trust which breaks the subject's frontage.

The Plymouth County population, as of year-end 2000, was 472,822. The County has experienced an 8.6% average annual growth from 1990 to 2000. The Town of Norwell, as of June 2002, had an unemployment rate of 3.6%, compared to the state unemployment rate of 5.7%. The 2002 average household income, within a five-mile radius of the property was $88,183. The Boston MSA's top employers include Fidelity Investments, FleetBoston Financial Corp., Verizon (Formally Bell Atlantic), John Hancock, and Gillette Company.

PROPERTY MANAGEMENT. Hometown America Management, L.L.C., Hometown America Management, L.P., Hometown America, L.L.C. and Hometown America L.P. are the property managers of Hometown America Portfolio IV & V. Each of these entities is affiliated with the borrower.

--------------------------------------------------------------------------------


                                     A-3-7

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000

CUT-OFF PRINCIPAL BALANCE:             $64,492,581

% OF POOL BY IPB:                      6.2%

LOAN SELLER:                           Nomura Credit & Capital,Inc.

BORROWER:                              One Fordham Plaza LLC

SPONSOR: David T. Chase, Eli Zborowski, Reynolds Construction Company and SBI International Holdings N.V.

ORIGINATION DATE:                      10/17/2003

INTEREST RATE:                         6.1600%

INTEREST ONLY PERIOD:                  NAP

ANTICIPATED REPAYMENT DATE:            11/11/2013

AMORTIZATION TYPE(1):                  Balloon

ORIGINAL AMORTIZATION(1):              208

REMAINING AMORTIZATION:                205

CALL PROTECTION:                       L(24), Def(89), O(4)

CROSS-COLLATERALIZATION:               NAP

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL            MONTHLY
                                        --------------     ---------------
                    Taxes:                  $794,583            $119,333
                    Insurance:              $133,057             $19,008
                    TI/LC:                        $0             $45,833
                    CapEx:                        $0             $11,750
                    Other(2):               $705,232                  $0
                    Holdback(3):          $3,651,760                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Leasehold

PROPERTY TYPE:                         Office

SQUARE FOOTAGE:                        414,002

LOCATION:                              Bronx, NY

YEAR BUILT/RENOVATED:                  1986

OCCUPANCY:                             95.8%

OCCUPANCY DATE:                        7/31/2003

NUMBER OF TENANTS:                     57

HISTORICAL NOI:

  2001:                                $9,558,065

  2002:                                $9,127,904

  TTM AS OF 6/30/2003:                 $9,296,435

UW NOI:                                $8,921,430

UW NET CASH FLOW:                      $8,300,423

APPRAISED VALUE:                       $89,500,000

APPRAISAL DATE:                        8/15/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $156

CUT-OFF DATE LTV:                      72.1%

MATURITY DATE LTV(4):                  57.4%

UW DSCR:                               1.36x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                         MOODY'S/    SQUARE    % OF   BASE RENT       LEASE
TENANT NAME                               PARENT COMPANY                  S&P(5)      FEET      GLA      PSF     EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------
MONTEFIORE MEDICAL CENTER                 MONTEFIORE MEDICAL CENTER        Aa2/NR     136,543  33.0%   $27.316          20126
NEW YORK CITY HOUSING AUTHORITY           NEW YORK CITY                     A/A+       56,100  13.6%    $22.61          2010
NEW YORK STATE DIVISION OF HUMAN RIGHTS   NEW YORK STATE                   A2/AA       44,762  10.8%    $23.00          2010
AFFINITY HEALTH PLAN                      NAP                             NAP/NAP      28,615   6.9%    $27.49          2004
BOARD OF EDUCATION                        NEW YORK CITY                     A/A+       27,932   6.7%    $27.00          2006
----------------------------------------------------------------------------------------------------------------------------------

(1) The borrower is required to make Monthly Debt Service payments of $509,307.37 through and including the May 11, 2012 payment date. Commencing on June 11, 2012 payment date, through and including the Maturity Date, the borrower will be required to make Monthly Debt Service payments of $291,520.60. The Remaining Amortization shown is calculated using the current Monthly Debt Service payment.

(2) Represents an escrow for the first monthly payment. This escrow has been released.

(3) Represents an escrow for deferred payments as allowed under the payment in lieu of taxes (PILOT) program.

(4) Based on an appraised value of $70,900,000 (excludes value attributed to the proprietary Montefiore Medical Center leases).

(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(6) A majority of the leases (63,852 SF) expire on 5/31/2012, some of the smaller leases expire earlier or later than this date. Furthermore, under the Montefiore lease agreements, after the initial terms of base rents on the different spaces within the property building, the tenant can lease 108,871 square feet of their space for a rent of $1.00 plus CAM obligations annually, and may extend these leases to September 30, 2036 and thereafter has three 50-year extension options.


                                     A-3-8

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

THE LOAN. The $65,000,000 One Fordham Plaza loan is secured by a leasehold mortgage interest in a 14-story office building located in the Bronx, New York. Beginning at loan origination, the borrower is required to repay $17,200,000 of the loan's principal balance in full over a 102-month amortization schedule, which is intended to be concurrent with the term of Montefiore Medical Center's proprietary leases. The borrower is required to repay, beginning at loan origination, the other $47,800,000 in monthly installments based on a 30-year amortization schedule.

THE BORROWER. The borrower of One Fordham Plaza is One Fordham Plaza LLC. The key principal is David T. Chase. Chase Enterprises, founded by David T. Chase in 1952, is an organization involved in real estate, communications, banking, insurance, manufacturing and engineering. During its 50-year history, the company has been involved in a number of real estate development projects in New York, New England and the Southeast. Chase Enterprises currently owns 3,747,000 square feet of office space, 2,491,000 square feet of retail space, and 9,245 apartment units.

THE PROPERTY. One Fordham Plaza consists of a 414,002 net rentable square foot office building on a 3.2 acre parcel of land that fronts East Fordham Road in the Fordham section of the Bronx. The improvements were constructed in 1986 and are presently approximately 96% occupied. The property also consists of a three-story parking garage adjacent to the building with 750 spaces. Seventy-five percent of the spaces are leased on a monthly basis at a rate of $220 per space. The remaining spaces are held for transient visitors at rates ranging from $10.00 for a half hour to $22.68 for a full day.

The property is subject to a ground lease from the Fordham chapter of the Urban Development Corporation (the "UDC"). The ground lease was granted in connection with a redevelopment of the area. The UDC acquired the land and subsequently leased it to the borrower's predecessor for a period of 50 years commencing in 1984. In March 2002, the UDC sold substantially all of its economic interests in the ground lease to the borrower's predecessor. Since the acquisition of UDC's interests, ground rent is effectively no longer due under the lease because the borrower would be making these payments to itself. Under the loan documents, the borrower is required to acquire the land and extinguish the ground lease for a payment of $1.00 not later than December 31, 2007.

In addition to the ground lease, the property is subject to a Payment In Lieu Of Taxes ("PILOT") arrangement. The PILOT program covers a period of 20 years (ending January 1, 2007, at which time full real estate taxes will be imposed). There is a fixed schedule for the PILOT amount incurred every year (currently $1,460,000) as outlined in the ground lease. The majority of the PILOT payments are only payable to the extent of available cash flow after debt service. Historically, there have been years when there has been insufficient cash flow after debt service due to a self-amortizing construction loan on the property that was fully repaid in 2001. As such, there is currently approximately $3,651,760 of unpaid PILOT payments. This amount was escrowed to ensure payment of the amounts remaining unpaid under the PILOT program.

Montefiore Medical Center is the major tenant and leases 136,543 square feet or 33.0% of the property. Approximately 108,871 square feet of Montefiore Medical Center's space, or 26.3% of the building, is subject to two proprietary leases (the 6th and 7th floors are on one lease that expires on May 31, 2012 and the 12th floor and portions of the 10th and 11th floors are on a second lease that expires May 31, 2013). Under these leases, after the initial terms, the tenant can lease the space for a rent of $1.00 annually plus CAM payments, may extend the leases to September 1, 2036 and thereafter has three 50-year extension options. The tenant continues to pay all expense reimbursements throughout all extension options. The remaining Montefiore space expires at various times over the next eight years. Montefiore Medical Center's long term debt rating is Aa2 by Moody's. Other major tenants at the property include The New York City Housing Authority which occupies 56,100 square feet (13.6%), and the New York State Division of Human Rights which occupies 44,762 square feet (10.8%).

THE MARKET(1). The property is located in the Bronx, City and State of New York. The Bronx borough is the northernmost of the five boroughs and the only one on the mainland. The property competes most directly with the buildings within this submarket.

A third-party survey indicated the total inventory of class A/B space in the Bronx sub-market is approximately 1,763,213 square feet. The inventory is roughly broken down into 11 separate buildings that are not owner-occupied and are 50,000 square feet or larger. The total direct vacancy rate for the sub-market amounts to only 2.84% and there is no sub-lease space reported in the market. Modern office structures of the property's caliber are in a very limited supply in the Bronx.

PROPERTY MANAGEMENT. The property manager of the One Fordham Plaza property is Fordham Renaissance Management Associates. The key principal is David T. Chase, also a key principal of One Fordham Plaza LLC, the borrower of One Fordham Plaza. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

(1) Certain information from the One Fordham Plaza Loan appraisal dated August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-9

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

               NUMBER      SQUARE                            % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
              OF LEASES     FEET      % OF GLA   BASE RENT      RENT    SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR       EXPIRING    EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP      17,237      4.2%           NAP        NAP       17,237         4.2%              NAP           NAP
2004 & MTM          13      54,117    13.1      $1,310,417      12.9%       71,354        17.2%       $1,310,417          12.9%
2005                2        3,000     0.7          81,000       0.8        74,354        18.0%       $1,391,417          13.7%
2006                3       30,032     7.3         805,164       7.9       104,386        25.2%       $2,196,581          21.6%
2007                8       33,275     8.0         974,277       9.6       137,661        33.3%       $3,170,858          31.2%
2008                1        2,200     0.5          53,900       0.5       139,861        33.8%       $3,224,758          31.7%
2009                1       15,000     3.6         386,053       3.8       154,861        37.4%       $3,610,811          35.5%
2010                12     117,318    28.3       2,751,813      27.0       272,179        65.7%       $6,362,624          62.5%
2011                3       11,472     2.8         274,986       2.7       283,651        68.5%       $6,637,610          65.2%
2012                5       81,377    19.7       1,805,070      17.7       365,028        88.2%       $8,442,680          83.0%
2013                9       48,974    11.8       1,732,178      17.0       414,002        100.0%      $10,174,858        100.0%
2014                0            0     0.0               0       0.0       414,002        100.0%      $10,174,858        100.0%
AFTER               0            0     0.0               0       0.0       414,002        100.0%      $10,174,858        100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL               57     414,002    100.0%   $10,174,858      100.0%
----------------------------------------------------------------------------------------------------------------------------------


                                    A-3-10

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $58,000,000

CUT-OFF PRINCIPAL BALANCE:             $58,000,000

% OF POOL BY IPB:                      5.6%

SHADOW RATING (F/M)(1):                AAA/Aa3

LOAN SELLER:                           Nomura Credit & Capital, Inc.

BORROWER:                              L & B Fiesta Mall, Inc.

SPONSOR:                               Alaska Permanent Fund & Ohio School
                                       Employees Retirement Board

ORIGINATION DATE:                      10/1/1999

INTEREST RATE:                         7.0000%

INTEREST ONLY PERIOD:                  84

MATURITY DATE:                         10/15/2006

AMORTIZATION TYPE:                     Interest-Only

ORIGINAL AMORTIZATION:                 NAP

REMAINING AMORTIZATION:                NAP

CALL PROTECTION:                       Grtr1%orYM(29),O(3) - (T+50)

CROSS-COLLATERALIZATION:               NAP

LOCK BOX:                              NAP

ADDITIONAL DEBT(2):                    Permitted

ADDITIONAL DEBT TYPE:                  Secured

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
Pursuant to the terms of the loan documents, no escrows were required.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Regional Mall

SQUARE FOOTAGE:                        313,327

LOCATION:                              Mesa, AZ

YEAR BUILT/RENOVATED:                  1979/1999

OCCUPANCY:                             92.9%

OCCUPANCY DATE:                        9/30/2003

NUMBER OF TENANTS:                     127

HISTORICAL NOI:

  2001:                                $11,842,378

  2002:                                $11,199,930

  TTM AS OF 8/31/2003:                 $11,893,504

UW NOI:                                $10,984,479

UW NET CASH FLOW:                      $10,247,540

APPRAISED VALUE:                       $130,000,000

APPRAISAL DATE:                        12/31/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $185

CUT-OFF DATE LTV:                      44.6%

MATURITY LTV:                          44.6%

UW DSCR:                               2.52x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                         MAJOR TENANTS

                                                             MOODY'S/    SQUARE     % OF    SALES      BASE RENT       LEASE
      TENANT NAME                 PARENT COMPANY               S&P3        FEET      GLA      PSF         PSF     EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------
FOREVER 21            NAP                                    NAP/NAP      15,146     4.8%      $302      $23.00         2013
ABERCROMBIE & FITCH   Abercrombie & Fitch Co. (NYSE: ANF)     NR/NR        9,624     3.1%      $224      $23.00         2006
VICTORIA'S SECRET     Limited Brands (NYSE: LTD)             Baa1/BBB+     9,175     2.9%      $442      $30.00         2011
EXPRESS               Limited Brands (NYSE: LTD)             Baa1/BBB+     7,110     2.3%      $220      $24.00         2009
LANE BRYANT           Charming Shoppes (NSDQ: CHRS)           B2/BB-       6,628     2.1%      $289      $27.00         2008
CHAMPS                NAP                                     NAP/NAP      6,577     2.1%      $251      $23.00         2011
LERNER NEW YORK       Limited Brands (NYSE: LTD)             Baa1/BBB+     5,993     1.9%      $165      $26.00         2007
----------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and Fitch have confirmed that the Fiesta Mall loan in the context of its inclusion in the trust, has credit characteristics consistent with investment-grade rated obligations.

(2) Subordinate financing is permitted for property-related expenses provided the subordinate financing does not exceed $12 million, the combined loans do not exceed 60% LTV and proforma debt service coverage is at least 1.75x. Subject to the same LTV and debt service provisions, subordinate financing may exceed $12 million if used for expansion purposes.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-11

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

THE LOAN. Nomura Credit & Capital, Inc, purchased a pre-existing loan from Northwestern Mutual Life Insurance Company, secured by a first mortgage lien on Fiesta Mall. The $58,000,000 interest only loan is secured by a 313,327 square foot anchored retail center located in Mesa, Arizona.

THE BORROWER. The borrower is L & B Fiesta Mall, Inc., which is owned by Alaska Permanent Fund (40%), State of Ohio School Employees Retirement Board (30%), L&B Fund IV (20%), and L&B Fund III (10%). As of June, 2003, The Alaska Permanent Fund had approximately $25.1 billion in assets of which more than $2.1 billion was invested in real estate. As of June, 2002, the Ohio School Employees Retirement Board had approximately $7.6 billion in assets of which more than $785 million was invested in real estate.

THE PROPERTY. Fiesta Mall is a fully enclosed two-story regional mall containing a total of 1,036,883 square feet. The mall, which was built in 1979 by Homart Development Company, has four anchors: Macy's, Robinson-May, Dillard's and Sears and approximately 313,327 square feet of shop space. All the anchors own their own stores.

The in-line space is 92.9% leased to tenants at a weighted average rental rate of $38.15 triple net per square foot. Anchors that own their own store include Macy's (205,365 square feet), Dillards (195,395 square feet), Sears (168,068 square feet), and Robinsons-May (154,728 square feet). The shop space tenants with approximately 6,000 square feet or more include: Forever 21 with 15,146 (4.8% NRA), Abercrombie & Fitch with 9,624 square feet (3.1% NRA) through 9/30/06; Victoria's Secret with 9,175 square feet (2.9% NRA) through 1/31/11; Express with 7,110 square feet (2.3% NRA) through 1/31/09; Lane Bryant with 6,628 square feet (2.1% NRA) through 1/31/08; Champs with 6,577 square feet (2.1% NRA) through 1/31/11; Lerner New York with 5,993 square feet (1.9% NRA) through 1/31/07; and Charlotte Russe with 5,968 square feet (1.9% NRA) through 1/31/08.

THE MARKET(1). Fiesta Mall is located at the intersection of South Alma School Road, Southern Avenue, and South Longmore Street, in the heart of Mesa, Arizona, directly off the Superstition Freeway(US 60).

The Phoenix-Mesa metropolitan area has experienced an increase in population every year over the past four decades. Since 1968, the Phoenix metro area has averaged annual population growth of 65,000 residents per year. The Phoenix area is the 4th largest metropolitan area today. The subject's regional and local retail markets are generally outperforming the other major segments in terms of occupancy, rental growth and absorption. The property is located in a 90% developed submarket with an existing resident base and protection from new inventory in the form of land availability.

Mesa is part of the Mesa/Chandler/Gilbert submarket of Phoenix, Arizona, which currently has a 7% vacancy rate. Ten years ago, the property was the only regional mall in the East Valley (comprised of the cities of Tempe, Mesa, Gilbert and Chandler). By 2001, two new malls had opened, including, Arizona Mills Mall (175 tenants) in Tempe at the intersection of Interstate-10 and Interstate-60, six miles west of the subject, as well as Chandler Fashion Market (150 tenants, 1.3 million SF) six miles southwest of the property. Nonetheless, the current average in-line tenant sales of $360 per square foot are still above the national average. Moreover, the new malls have all been open at least two years, so their market impact should be incorporated into the current sales. The property also underwent a significant renovation in 1999 in order to maintain its competitiveness.

PROPERTY MANAGEMENT. The property manager of the Fiesta Mall property is General Growth Properties. General Growth Properties and its predecessor companies have been in the shopping center business for nearly fifty years. As the second largest regional mall REIT, General Growth owns, develops, operates, and/or manages shopping malls in 39 states. As of November 2003, General Growth had ownership interests in and/or management responsibility for over 160 regional shopping malls totaling more than 145 million square feet of retail space.

--------------------------------------------------------------------------------

(1) Certain information from the Fiesta Mall Loan appraisal dated December 31, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                 % OF                                                 CUMULATIVE
                  NUMBER     SQUARE                               BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE     % OF BASE
                OF LEASES     FEET     % OF GLA    BASE RENT      RENT      SQUARE FEET    % OF GLA      BASE RENT        RENT
     YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       22,157       7.1%            NAP      NAP        22,157        7.1%              NAP          NAP
2004 & MTM           18       36,676      11.7      $1,370,788    12.3%        58,833       18.9%       $1,370,788        12.3%
2005                 15       33,925      10.8       1,220,092    11.0         92,758       29.7%       $2,590,880        23.3%
2006                 10       24,500       7.8         795,700     7.2        117,258       37.6%       $3,386,580        30.5%
2007                 10       13,847       4.4         719,338     6.6        131,105       42.0%       $4,117,443        37.1%
2008                 13       38,099      12.2       1,291,743    11.6        169,204       54.3%       $5,409,186        48.7%
2009                 11       25,810       8.2         872,370     7.9        195,014       62.5%       $6,281,556        56.6%
2010                 17       26,202       8.4       1,478,935    13.3        221,216       70.9%       $7,760,491        69.9%
2011                 13       36,825      11.8       1,449,506    13.1        258,041       82.8%       $9,209,997        82.9%
2012                 8        17,686       5.6         635,654     5.7        275,727       88.4%       $9,845,651        88.6%
2013                 11       36,074      11.5       1,076,047     9.7        311,801      100.0%       $10,921,698       98.3%
2014                 1         1,526       0.5         184,997     1.7        313,327      100.0%       $11,106,695      100.0%
AFTER               NAP            0       0.0               0     0.0        313,327      100.0%       $11,106,695      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               127      313,327         100%  $11,106,395      100%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-12

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $47,500,000

CUT-OFF PRINCIPAL BALANCE:             $47,380,325

% OF POOL BY IPB:                      4.5%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Garner Retail SPE, LLC

SPONSOR: John Collett, Thomas E. Mcmillan, Ryland A. Winston, Jr., William J. Branstorm, III, William T. Mitchener

ORIGINATION DATE:                      11/20/2003

INTEREST RATE:                         6.0800%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         12/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 300

REMAINING AMORTIZATION:                298

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL          MONTHLY
                                    --------------   ---------------
                  Taxes:              $129,554           $9,966

                  Holdback(1):        $309,774               $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE:                        516,556

LOCATION:                              Garner, NC

YEAR BUILT/RENOVATED:                  2003

OCCUPANCY:                             97.2%

OCCUPANCY DATE:                        1/15/2004

NUMBER OF TENANTS:                     28

HISTORICAL NOI:                        Property was built in 2003, thus
                                       historical NOI is not available.

UW NOI:                                $5,632,289

UW NET CASH FLOW:                      $5,297,052

APPRAISED VALUE:                       $71,000,000

APPRAISAL DATE:                        7/7/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $92

CUT-OFF DATE LTV:                    66.7%

MATURITY LTV:                        52.0%

UW DSCR:                             1.43x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                              MOODY'S/    SQUARE     % OF    SALES      BASE RENT       LEASE
       TENANT NAME               PARENT COMPANY                S&P(2)       FEET      GLA      PSF         PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
BJ's Wholesale         BJ's Wholesale Club, Inc. (NYSE: BJ)     NR/NR      115,396    22.3%      NAP      $8.80          2023
Kohl's                 Kohl's Corporation (NYSE:KSS)            A3/A-       86,854    16.8%      NAP      $8.65          2024
Dick's Sporting Goods  Dick's Sporting Goods                    NR/NR       45,624     8.8%      NAP     $12.00          2019
Best Buy               Best Buy Co., Inc. (NYSE: BBY)         Baa3/BBB-     45,000     8.7%      NAP     $14.00          2019
Ross                   Ross Stores, Inc. (NSDQ: ROST)          NR/BBB       30,195     5.8%      NAP      $9.60          2014
TJ Maxx                TJX Companies, Inc. (NYSE: TJX)          A3/A        30,000     5.8%      NAP      $8.40          2013
Linens 'n Things       Linens `n Things, Inc. (NYSE: LIN)       NR/NR       27,987     5.4%      NAP     $11.00          2014
HomeGoods              TJX Companies, Inc. (NYSE: TJX)          A3/A        25,000     4.8%      NAP      $9.40          2013
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the Linens N Things tenant improvement holdback ($231,379); Nextel tenant improvement holdback ($32,195); Sports Clips tenant improvement holdback ($21,000); Hallmark tenant improvement holdback ($25,200).

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-13

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

THE LOAN. The White Oak Crossing Shopping Center loan is secured by a first mortgage interest in an approximately 516,556 square foot anchored retail center.

THE BORROWER. The borrower is Garner Retail SPE, LLC. The borrower is a special purpose entity controlled by Collett & Associates with John Collett, Thomas E. Mcmillan and Ryland A. Winston holding the largest equity stakes and making operational decisions. Collett & Associates is a full-service commercial real estate firm located in Charlotte, North Carolina. Founded in 1987 by John and Robert Collett, the firm has developed over 50 projects totaling 5.9 million square feet. The company manages properties in states such as South Carolina, Oklahoma, North Carolina, Maryland, Kentucky and Kansas. The company's development portfolio includes properties in Alabama, Arizona, Florida, Kansas, Kentucky, Louisiana, Maryland, North Carolina, Oklahoma, South Carolina and Virginia.

THE PROPERTY. White Oak Crossing Shopping Center is a 516,556 square foot anchored retail center located in Garner, NC. The center was built in 2003 and is situated on 75.4 acres. The property is 97.2% leased to 28 tenants including BJ's Wholesale Club (approximately 115,396 square feet), Kohl's (approximately 86,854 square feet), Dick's Sporting Goods (approximately 45,624 square feet), Best Buy (Approximately 45,000 square feet) and Ross Stores (approximately 30,195 square feet). The site will be shadow anchored by a 130,000 square foot Target that owns its own store and which will not serve as collateral for the White Oak Crossing Shopping Center loan. The site is located at the southwest quadrant of the US Highway 70 interchange with US Interstate 40.

THE MARKET(1). The White Oak Crossing property is located in Garner, Wake County, North Carolina. The subject encompasses an area of 75.39 acres. The town is located about 7 miles southeast of Raleigh's CBD. Ingress and egress is available to the site via US 70 and White Oak Road. Primary access to the property neighborhood is provided by Interstate 40, which is primarily a four-lane, variable width right-of-way, traversing the neighborhood in a north/south direction. Interstate 40 and US 70 are primary arteries for this area, connecting Garner to downtown Raleigh.

The property is situated within the Raleigh-Durham-Chapel Hill metropolitan area, commonly referred to as research Triangle. Within this region, White Oak Crossing Shopping Center is located in the South Wake submarket, which comprises 8% of the retail space in the Raleigh metro area as of the second half 2002. The average occupancy rate for the South Wake submarket is 92.7%, which is lower than the 95.3% figure indicated for the Raleigh metro area. The general trend in average rental rates has been upward, though this figure has been slowed by the slow economy of the past two years. The average rental rate for the South Wake submarket as of second half 2002 was $14.31 per square foot.

PROPERTY MANAGEMENT. The property manager of the White Oak Crossing Shopping Center property is Collett & Associates, Inc. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

              NUMBER       SQUARE                               % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
            OF LEASES       FEET     % OF GLA     BASE RENT        RENT    SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
  YEAR      EXPIRING(2)   EXPIRING   EXPIRING    EXPIRING(2)     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP       14,578    2.8%            $0            NAP      14,578          2.8%          NAP              NAP
2004 & MTM           0            0    0.0              0           0.0%      14,578          2.8%           $0             0.0%
2005                 0            0    0.0              0           0.0%      14,578          2.8%           $0             0.0%
2006                 0            0    0.0              0           0.0%      14,578          2.8%           $0             0.0%
2007                 0            0    0.0              0           0.0%      14,578          2.8%           $0             0.0%
2008                 6       12,000    2.3        267,700           4.7%      26,578          5.1%     $267,700             4.7%
2009                 4        8,800    1.7        181,420           3.2%      35,378          6.8%     $449,120             7.9%
2010                 1        6,300    1.2        105,525           1.9%      41,678          8.1%     $554,645             9.7%
2011                 0            0    0.0              0           0.0%      41,678          8.1%     $554,645             9.7%
2012                 0            0    0.0              0           0.0%      41,678          8.1%     $554,645             9.7%
2013                 7      100,185   19.4      1,204,456          21.2%     141,863         27.5%   $1,759,101            30.9%
2014                 4       62,982   12.2        706,929          12.4%     204,845         39.7%   $2,466,030            43.3%
AFTER                6      311,711   60.3      3,226,646          56.7%     516,556        100.0%   $5,692,676           100.0%
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL      28      516,556  100.0%    $5,692,676         100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the White Oak Crossing Shopping Center loan appraisal dated July 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) The number of leases and base rent include three tenants that are on a ground lease.


                                     A-3-14

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $30,000,000

CUT-OFF PRINCIPAL BALANCE:             $30,000,000

% OF POOL BY IPB:                      2.9%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              100 Main Street, LLC

SPONSOR:                               Thomas E. Robinson

ORIGINATION DATE:                      9/26/2003

INTEREST RATE:                         5.6200%

INTEREST ONLY PERIOD:                  24 Months

MATURITY  DATE:                        10/1/2015

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                360

CALL PROTECTION:                       L(24),Def(109),O(7)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  Subordinate Debt

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:              $67,966         $22,655
                  Insurance:          $52,982          $4,415
                  TI/LC:                   $0          $6,667
                  CapEx:                   $0          $1,875
                  Holdback3:       $6,126,997              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office - CBD

SQUARE FOOTAGE:                        227,184

LOCATION:                              Norfolk, VA

YEAR BUILT/RENOVATED:                  2002

OCCUPANCY(1):                          83.7%

OCCUPANCY DATE:                        1/15/2004

NUMBER OF TENANTS:                     14

HISTORICAL NOI:                        Property was built in 2002 and in lease
                                       up during 2003, thus historical NOI is
                                       not available.

UW NOI:                                $3,114,077

UW NET CASH FLOW:                      $2,900,360

APPRAISED VALUE(2):                    $39,000,000

APPRAISAL DATE:                        8/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                  $132

CUT-OFF DATE LTV(1):                   76.9%

MATURITY DATE LTV(1):                  64.5%

UW DSCR:                               1.40x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                             SIGNIFICANT TENANTS

                                                                       MOODY'S/     SQUARE             BASE RENT       LEASE
          TENANT NAME                      PARENT COMPANY               S&P(4)       FEET    % OF GLA     PSF     EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
KAUFMAN & CANOLES                    Kaufman & Canoles                  NAP/NAP     68,071      30.0%    $22.00           2012
SUNTRUST BANK(1)                     SunTrust Banks, Inc. (NYSE:STI)    Aa3/A+      48,060      21.2%    $26.15           2018
CB RICHARD ELLIS OF VIRGINIA, INC.   Blum Capital Partners LP            B1/B+      14,258       6.3%    $22.66           2007
WITT, MARES & COMPANY, PLC           Witt, Mares & Company, PLC         NAP/NAP      9,783       4.3%    $23.46           2012
WILBANKS, SMITH & THOMAS ASSET       Wilbanks, Smith & Thomas Asset     NAP/NAP      8,289       3.6%    $22.66           2009
MANAGEMENT LLC                       Management LLC
FIRST UNION SECURITIES, INC.         Wachovia Corporation (NYSE:WB)      Aa3/A       8,125       3.6%    $23.00           2008
MARSH USA INC.                       Marsh USA Inc.                     NAP/NAP      8,069       3.6%    $23.69           2009
-----------------------------------------------------------------------------------------------------------------------------------

(1) Occupancy Percentage is based on full occupancy of SunTrust Bank. SunTrust began taking occupancy in phases with the first move in occurring the weekend of January 16, 2003. The final move-in is scheduled to occur in February 2004. SunTrust is paying full rent on 48,060 square feet.

(2) Based on the stabilized value as of August 1, 2004. The as-is value is $33,500,000 as of August 13, 2003.

(3) Represents the tenant holdback escrow ($4,000,000); Suntrust tenant improvement holdback ($1,473,997); clearing account holdback ($25,000); SunTrust rent escrow holdback ($628,000). Please note the SunTrust rent escrow holdback of $628,000 was released.

(4) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-15

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------

THE LOAN. The 150 West Main Street Office Tower loan is secured by a first mortgage interest in an approximately 227,184 square foot Class A office building.

THE BORROWER. The borrwer is 100 Main Street, LLC. Members of the borrowing entity include Anthony W. Smith, Thomas E. Robinson, Chris Sanders and Robert Stanton. Robinson Development Group serves as the non-member manager and is owned 100% by Thomas E. Robinson. Robinson Development Group was founded in 1983 as a development company that specialized in built to suit projects. The company has developed over 4 million square feet of Class A office buildings. Smith, Robinson, Sanders and Stanton currently own approximately 2.4 million square feet of commercial office and industrial space in Virginia.

THE PROPERTY. The property is a newly constructed, 20-story, Class A, multi-tenant office building, with 227,184 square feet of leasable space. Developed under a condominium arrangement with the City of Norfolk, the city and borrower jointly own the common areas; the City exclusively the retail area on the first floor and owns the parking garage which constitutes levels 2-10; and the borrower exclusively owns the main lobby and the office-building component comprised of floors 11-21. Approximately 635 of the 834 parking spaces in the parking garage will be leased to office building tenants for 40 years (and a 20 year extension option). Tenants of the parking garage will pay the City directly. The 150 West Main Street Office Tower is 83.7% occupied by 14 tenants. Tenants include Kaufman & Canoles (approximately 68,071 square feet), SunTrust Bank (approximately 48,060 square feet), and CB Richard Ellis of Virginia, Inc. (approximately 14,258 square feet).

THE MARKET(1). The 150 West Main Street Office Tower property is located in the city of Norfolk, Virginia. The property is located in the Norfolk CBD on the northeast corner of West Main Street and Boush Street. The local market area is bi-sected north by several major east-west routes running east to Chesapeake and north/south routes starting in the CBD and running north to Virginia Beach. Interstate-264 and Interstate-64 connect the Norfolk CBD to the Norfolk MSA, which includes the cities of Chesapeake, Norfolk, Portsmouth, Suffolk and Virginia Beach. Interstate-64 provides north/south access and intersects with Interstate-264 just to the east of the local market area.

The property is located in the greater Hampton Roads MSA near the Peninsula and Southside markets. The Peninsula market includes Newport News and Hampton and the Southside market includes Virginia Beach, Chesapeake and Norfolk. The market area's most prominent influences are the Norfolk Naval Air Station, Lamberts Point Terminal and the Craney Island Supply Depot for the US Navy. Within the Southside market region, there are 13 submarkets. The Property is a Class A office building located specifically in the Downtown Norfolk submarket. Class A inventory within this submarket is currently experiencing an 11.0% vacancy as of September 30, 2003. Prior to delivery of the subject property, the CBD vacancy rate in 2001 and 2002 was 5% and 5.6%, respectively. Within three city blocks of the property is the Nauticus Museum, the USS Wisconsin, Town Point Park, Waterside Marketplace, 80% of the Class A tenants in downtown Norfolk as well as the revitalized Granby Street District which includes several high-end and casual dining establishments. Also located within three blocks of the property is the largest regional mall in the area, MacArthur Center Shopping Mall. Anchored by Dillard's and Nordstrom, the shopping center contains over 937,000 square feet with over 60 small retail boutique shops and restaurants. The City of Norfolk has an active downtown development plan underway which includes new residential development. Norfolk is ranked as one of the Top 10 Markets for Relocation and Expansion in 2001 and 2002 per Expansion Management Magazine.

PROPERTY MANAGEMENT. The property manager of the 150 West Main Street Office Tower property is CB Richard Ellis of Virginia, Inc.

--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                               % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
               LEASES       FEET     % OF GLA      BASE RENT      RENT     SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
     YEAR     EXPIRING    EXPIRING   EXPIRING      EXPIRING      EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP       37,096     16.3%             NAP      NAP         37,096          16.3%             NAP            NAP
2004 & MTM          0            0      0.0                0      0.0%        37,096          16.3%              $0           0.0%
2005                0            0      0.0                0      0.0         37,096          16.3%              $0           0.0%
2006                0            0      0.0                0      0.0         37,096          16.3%              $0           0.0%
2007                3       17,539      7.7          399,251      8.9         54,635          24.0%        $399,251           8.9%
2008                3       16,233      7.1          382,938      8.6         70,868          31.2%        $782,189          17.5%
2009                5       25,367     11.2          590,760     13.2         96,235          42.4%      $1,372,948          30.7%
2010                2        5,035      2.2          119,081      2.7        101,270          44.6%      $1,492,029          33.3%
2011                0            0      0.0                0      0.0        101,270          44.6%      $1,492,029          33.3%
2012                6       77,854     34.3        1,727,071     38.6        179,124          78.8%      $3,219,100          71.9%
2013                0            0      0.0                0      0.0        179,124          78.8%      $3,219,100          71.9%
2014                0            0      0.0                0      0.0        179,124          78.8%      $3,219,100          71.9%
AFTER               2       48,060     21.2        1,256,765     28.1        227,184         100.0%      $4,475,865         100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL              21      227,184    100.0%      $4,475,865    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the 150 West Main Street Office Tower loan appraisal dated August 13, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-16

--------------------------------------------------------------------------------
                           FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $25,000,000

CUT-OFF PRINCIPAL BALANCE:             $24,955,560

% OF POOL BY IPB:                      2.4%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Bedford Towne Centre Plaza, LLC

SPONSOR:                               Bedford Property Investors, Inc.

ORIGINATION DATE:                      11/3/2003

INTEREST RATE:                         5.7400%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         12/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                358

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

In the event that (i) the tenant "Pacific Life" does not elect to extend its lease at the property in accordance with the provisions of the Pacific Life lease at least 12 months prior to the expiration of its current term or 12 months prior to the expiration of an extension period or (ii) an acceptable replacement tenant does not occupy the space, the borrower is required within 5 business days of receiving such a notice deposit with the lender an amount equal to $1,675,000 in the "Pacific Life TI & LC Deposit" in the form of cash or a letter of credit.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office - Suburban

SQUARE FOOTAGE:                        205,077

LOCATION:                              Lake Forest, CA

YEAR BUILT/RENOVATED:                  2000

OCCUPANCY:                             92.7%

OCCUPANCY DATE:                        9/30/2003

NUMBER OF TENANTS:                     9

HISTORICAL NOI:

  2001:                                $2,126,282

  2002:                                $3,959,116

  TTM AS OF 7//31/2003:                $3,518,741

UW NOI:                                $3,193,900

UW NET CASH FLOW:                      $2,917,046

APPRAISED VALUE:                       $42,000,000

APPRAISAL DATE:                        10/7/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $122

CUT-OFF DATE LTV:                      59.4%

MATURITY DATE LTV:                     50.1%

UW DSCR:                               1.67x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                                                 MOODY'S/      SQUARE        % OF    BASE RENT       LEASE
     TENANT NAME               PARENT COMPANY                     S&P(1)        FEET          GLA       PSF     EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
PACIFIC LIFE             Pacific Life                             NR/AA+       114,033       55.6%     $25.84         2008
UNIVERSITY OF PHOENIX    Apollo Group                              NR/NR        30,344       14.8%     $25.84         2008
CARDIOGENESIS            Cardiogenesis Corporation (OTC: CGCP)     NR/NR        12,533        6.1%     $27.90         2006
MARSHACK, SHUL & HOD     Marshack, Shul & Hod                      NR/NR        11,309        5.5%     $28.20         2006
KFM ENGINEERING          KFM Engineering                           NR/NR         7,258        3.5%     $26.40         2005
WELLS FARGO              Wells Fargo & Company (NYSE: WFC)        Aa1/AA-        5,308        2.6%     $26.59         2005
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-17

--------------------------------------------------------------------------------
                      FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Foothill Towne Center Plaza loan is secured by a first mortgage interest in a 205,077 square foot Class A suburban office building.

THE BORROWER. The borrower is Bedford Towne Centre Plaza, LLC. The sponsor of the borrower is Bedford Property Investors, Inc. (NYSE: BED). Bedford Property Investors, Inc. is a self-administered and self-managed equity real estate investment trust (REIT), engaged in the business of owning, managing, acquiring and developing industrial and suburban office properties close to Metropolitan areas in the western United States. As of December 31, 2002, Bedford Property Investors, Inc. owned and operated 86 properties totaling approximately 7.2 million rentable square feet. Of these 86 properties, 56 are industrial and 30 are suburban-office. As of December 31, 2002, the Properties were leased to 435 tenants with an average occupancy of approximately 94%. The properties are located in northern California, southern California, Arizona, Washington, Colorado and Nevada.

THE PROPERTY. - The Foothill Towne Center Plaza is a Class A suburban office complex consisting of three, 3-story, multi-tenant buildings located in the Foothill Ranch development of Lake Forest, Orange County, CA. The buildings are of steel reinforced pre-cast concrete construction with reflective vision glass. The property was constructed in 2000 and is located just off the Foothill Transportation Corridor, which runs from the City of Orange at the northern end to San Clemente at the southern end, and is a transportation link for the Foothill Ranch area.

The property is 92.7% leased to 9 tenants. The largest tenant is Pacific Life Insurance Company, a AA+ rated company, which comprises 55.6% (approximately 114,033 square feet) of the property. Pacific Life has invested over $2mm in its space, including the installation of its own back-up generator and surveillance system, and construction of an enclosed walkway between the second floors of buildings B and C. Other tenants include: University of Phoenix (approximately 30,344 square feet), Cardiogenesis (approximately 12,533 square feet) and Marshack, Shul & Hod (approximately 11,309 square feet).

THE MARKET(1). The Foothills Towne Center Plaza property is located in Lake Forest, Orange County, California. Unemployment in Orange County has decreased slightly as of the second quarter of 2003 to 3.6% and has historically remained well below Los Angeles County's and California's unemployment rates. The site has easy access from Towne Center Drive, which connects to Alton Parkway and Bake Parkway. Through a reciprocal easement agreement with the adjacent Foothill Towne Center retail development, the site offers an above market parking ratio of better than 5 per 1,000 square feet, and walking access to a food court, movie theatre and numerous other retailers in the adjacent retail center. The subject is located at the confluence of Bake Parkway and the Foothill Transportation Corridor.

The property's sub-market is the south Orange County market, which includes 395 buildings totaling 18.8 million square feet. The south Orange County submarket showed 2nd quarter 2003 vacancy of 17.6% and an average lease rate of $24.60. The property is located within the Foothill Ranch submarket, whose vacancy through the third quarter of 2003 was 17.4%. This submarket is composed of only nine buildings and a total of 830,473 square feet. Excluding one building with 94,219 square feet available which was constructed in late 2001 and never absorbed, vacancy would be approximately 6% for this submarket

PROPERTY MANAGEMENT. The property manager of the Foothills Towne Center Plaza property is Bedford Town Centre Plaza, LLC.

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

               NUMBER     SQUARE                              % OF BASE  CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
              OF LEASES    FEET     % OF GLA     BASE RENT       RENT    SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
     YEAR     EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP     15,003      7.3%             NAP      NAP           15,003          7.3%            NAP              NAP
2004 & MTM           0          0      0.0               $0      0.0%          15,003          7.3%             $0             0.0%
2005                 3     16,663      8.1          443,357      8.9           31,666         15.4%       $443,357             8.9%
2006                 4     29,034     14.2          810,247     16.3           60,700         29.6%     $1,253,604            25.1%
2007                 0          0      0.0                0      0.0           60,700         29.6%     $1,253,604            25.1%
2008                 2    144,377     70.4        3,731,179     74.9          205,077        100.0%     $4,984,783           100.0%
2009                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
2010                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
2011                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
2012                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
2013                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
2014                 0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
AFTER                0          0      0.0                0      0.0          205,077        100.0%     $4,984,783           100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                9    205,077    100.0%      $4,984,783    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Foothills Towne Centre loan appraisal dated October 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-18

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $22,600,000

CUT-OFF PRINCIPAL BALANCE:             $22,600,000

% OF POOL BY IPB:                      2.2%

LOAN SELLER:                           Nomura Credit & Capital, Inc.

BORROWER:                              WBN, Ltd.

SPONSOR:                               Gerard Berger and Sherman Simon

ORIGINATION DATE:                      1/23/2004

INTEREST RATE:                         5.3000%

INTEREST ONLY PERIOD:                  60 Months

MATURITY DATE:                         2/11/2009

AMORTIZATION TYPE:                     Interest Only

ORIGINAL AMORTIZATION:                 NAP

REMAINING AMORTIZATION:                NAP

CALL PROTECTION:                       L(24), Def(33), O(3)

CROSS-COLLATERALIZATION:               NAP

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:             $84,667        $21,169
                    Insurance:          $7,672         $3,836

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Manufactured Housing

UNITS:                                 525

LOCATION:                              Hialeah Gardens, FL

YEAR BUILT/RENOVATED:                  1970/1982

OCCUPANCY:                             100%

OCCUPANCY DATE:                        12/2/2003

HISTORICAL NOI:

  2001:                                $2,046,520

  2002:                                $2,133,679

  TTM AS OF 11/30/2003:                $2,210,705

UW NOI:                                $2,082,361

UW NET CASH FLOW:                      $2,056,111

APPRAISED VALUE:                       $28,600,000

APPRAISAL DATE:                        12/5/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $43,048

CUT-OFF DATE LTV:                      79.0%

MATURITY DATE LTV:                     79.0%

UW DSCR:                               1.69x
--------------------------------------------------------------------------------


                                     A-3-19

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------

THE LOAN. The $22,600,000 Courtly Manor loan is secured by a fee interest in a 525-pad manufactured housing community located in Hialeah Gardens, Dade County, FL.

THE BORROWER. The borrower is WBN, Ltd., a Florida limited partnership. Bells Management Co. (BMC), a Florida general partnership, acts as General Partner and holds a 63.75% ownership interest. BMC is controlled by the main principals, Sherman Simon and Gerard Berger, who both have 35 years of experience in manufactured housing. During their tenure, they have built, developed, owned and operated over 7,500 mobile home sites. Their expertise includes land purchasing, construction and development of projects, sales and marketing, and hands-on operations of communities.

THE PROPERTY. Courtly Manor is a 525 pad all-age manufactured housing community located within the city limits of Hialeah Gardens, FL, in the Miami-Dade County MSA. The property was developed in phases in 1970 and 1982. The property is 100% occupied.

The property has a central lake, which provides frontage for some of the pads. All of the pads within the property accept double-wide homes, although the older, front section of the property has predominately single-wide homes. The rear section of the property was constructed subsequent to the front, and hence has homes that are newer and mainly double-wide. The homes have carports and many feature storage units, garages, decks and sunroom additions. All lots have paved parking for two cars. The streets within the community are lit and include curbs, gutters and sidewalks.

THE MARKET(1). The Courtly Manor manufactured housing community is located on the northeast side of Okeechobee Road, north of Hialeah/Hialeah Gardens Boulevard in an incorporated area of the City of Hialeah Gardens. The neighborhood is the Okeechobee Road (Highway 27) corridor bounded on the northwest by the Florida Turnpike and on the southeast by State Road 826. Land uses generally consist of commercial development along the major thoroughfares with residential backup. Development in the neighborhood has taken the form of mixed use, strip development of commercial (retail) and light industrial properties, located primarily along the Okeechobee Road frontage. Residential development is intermixed throughout the immediate neighborhood.

The Okeechobee Road corridor provides access to Miami, shopping, schools, churches, medical facilities and entertainment and recreation. Various forms of residential development lie to the north, south and east of the property. Residential developments are priced over a wide range, between $40,000 and $250,000.

According to Florida Manufactured Housing Association data, there are 88 manufactured home communities with a total of 14,254 spaces in Dade County. Of this total, there are 33 communities (37.5% of the total) with 101 or more spaces. Additionally, 46 of the communities, or approximately 52.3% of the total, are in the 26 to 100-space range. Approximately 10.2% of the manufactured home communities in Dade County have less than 26 spaces. Courtly Manor, at 525 pads, is one of the larger communities in Dade County.

The overall average occupancy for all-age manufactured home communities in Florida and Dade County is 88% and 89% respectively. Average adjusted rents (net of all services) increased from May 2002 to May 2003 at all-age communities in Florida and Dade County by 3.72% and 3.96%, respectively. The appraiser surveyed five comparable manufactured home communities within the subject market area. The property, like the comparables, has a history of operating at 100% occupancy. Rents at the park currently range from $442 to $557 per month and average $459. A majority of the comparables are located 7 to 8 miles south of the property close to the Florida's Turnpike/S.R 836 Toll Road interchange and near Florida Atlantic University. The geographically closest comparable is located about 2 miles southeast of the property. All rent comparables are all-age communities that were built between 1950s and 1983 and range from 203 to 1,153 pads. Including the property, the competitive set totals 3,981 pads of which 3,979 are occupied giving an overall occupancy of approximately 100%.

PROPERTY MANAGEMENT. Courtly Manor is owner-managed with management personnel employed on-site. The principals, Gerard Berger and Sherman Simon currently have ownership positions in nine communities totaling 3,632 spaces, all of which are located in central and south Florida and are owner managed.

--------------------------------------------------------------------------------

(1) Certain information from Courtly Manor loan appraisal dated December 5, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-20

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $15,700,000

CUT-OFF PRINCIPAL BALANCE:             $15,652,373

% OF POOL BY IPB:                      1.5%

LOAN SELLER:                           Nomura Credit & Capital, Inc.

BORROWER:                              De Oro Investments II, LLC

SPONSOR:                               James Grant and Phil Bensinger

ORIGINATION DATE:                      10/30/2003

INTEREST RATE:                         5.4400%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/11/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                357

CALL PROTECTION:                       L(24),Def(87),O(6)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
Escrows/Reserves:                      Initial        Monthly
                                    -------------- ---------------
                     Taxes:            $40,000        $13,333
                     Insurance:         $3,819           $764
                     CapEx:                 $0           $579
                     TI/LC(3):      $1,400,000             $0
                     Other(4):      $1,000,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE(1):                     99,102

LOCATION:                              Murrieta, CA

YEAR BUILT/RENOVATED:                  2003

OCCUPANCY(1):                          98.8%

OCCUPANCY DATE:                        12/30/2003

NUMBER OF TENANTS:                     18

HISTORICAL NOI:                        The subject was constructed in 2003,
                                       thus historical NOI is not available.

UW NOI(1):                             $1,465,892

UW NET CASH FLOW(1):                   $1,418,982

APPRAISED VALUE(2):                    $20,500,000

APPRAISAL DATE:                        3/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $158
CUT-OFF DATE LTV(2):                   76.4%
MATURITY LTV(2):                       63.9%
UW DSCR(1):                            1.34x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                 MAJOR TENANTS

                                                                  MOODY'S/    SQUARE     % OF    SALES     BASE RENT       LEASE
    TENANT NAME                   PARENT COMPANY                   S&P(5)      FEET      GLA      PSF        PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
RALPH'S MARKETPLACE   The Kroger Co. (NYSE: KR)                   Baa3/BBB    52,815     53.3%     NAV      $9.12          2022
LONGS DRUG STORES     Longs Drug Stores Corporation (NYSE: LDG)    NR/NR      18,907     19.1%     NAV      $17.23         2026
BANK OF AMERICA       Bank of America Corporation (NYSE:BAC)       Aa2/A+     4,7501      4.8%     NAV      $31.95         2018
BLOCKBUSTER           Viacom (NYSE: VIA)                            A3/A-      3,557      3.1%     NAV      $27.00         2008
CARL'S JR.            CKE Restaurants, Inc. (NYSE: CKR)             B3/B-      3,177      3.2%     NAV      $38.24         2027
------------------------------------------------------------------------------------------------------------------------------------

(1) Figures reflect the completion and occupancy of a 4,750 square foot freestanding building that is currently under construction for Bank of America.

(2) Based on the stabilized value as of March 1, 2004. The as-is value is $19,050,000 as of July 18, 2003.

(3) As security for the borrower's completion of tenant improvements related to certain tenants, the lender reserved $1,400,000 of the loan proceeds. Two of the tenants have begun operations at the subject property and $987,968 was released from the reserve. The third tenant is expected to begin operations shortly.

(4) $1,000,000 was escrowed at closing as security for borrower completion of the improvements related to the Bank of America space. In addition, the sponsors executed a completion guarantee.

(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-21

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------

THE LOAN. The $15,700,000 Plaza De Oro Loan is secured by a fee interest in a 99,102 square foot anchored retail center located in Murrieta, California.

THE BORROWER. The borrower is De Oro Investments II, LLC, a Delaware single-member limited liability company, the single member of which is De Oro Investments, LLC, which is comprised of Grant de Oro, LLC, CIP Washington, LLC, and Mr. James E. Grant. Grant de Oro, LLC, has a 70% interest, CIP Washington, LLC, has a 20% interest and James E. Grant has a 10% interest in the borrowing entity. De Oro Investments, LLC, is co-managed by Grant de Oro, LLC, and CIP Washington, LLC. Mr. James E. Grant is the managing member of Grant de Oro, LLC, and Mr. Phil Bensinger is the president of the company that is the managing member of CIP Washington, LLC. Nomura Credit & Capital, Inc. has been notified that the borrower is under contract to sell the subject property to a third party. Approval of the transfer will be the responsibility of the servicer and special servicer. If the transfer is approved, the sponsorship of the loan will change.

THE PROPERTY. Plaza De Oro is a newly constructed grocery anchored retail center with approximately 43% of its income generated from credit tenants. In addition, the anchor tenant, Ralph's, ground leases their parcel and owns its improvements. Only 19.6% of the property's leases expire during the loan term (based on cumulative Base Rent).

The property consists of a rectangular-shaped parcel approximately 9.8 acres in size. Currently, the property is developed with six structures that were constructed from 2002 to the present and comprises a total of 94,352 net rentable square feet. However, an additional freestanding Bank of America building is currently under construction, and when completed the property will consist of seven buildings and a net rentable area of 99,102 square feet.

THE MARKET(1). The Plaza De Oro property is located in the southwestern portion of Riverside County in the city of Murrieta. The community is situated along Interstate 15 and is bounded by the county of Riverside to the north, east and west, and the city of Temecula on the south. Murrieta has a population of approximately 70,000 according to the City of Murrieta Chamber of Commerce. The principal influences in this area are the planned Alta Murrieta and California Oaks communities which call for balanced development of commercial and residential uses. The city of Murrieta was incorporated in 1991 and contains
33.58 square miles. According to the City of Murrieta Planning Department, another 2,600 single-family homes and 800 apartment units are projected to be built in 2003 and 2004. The population of the city at build out is estimated to be 150,000. The Chamber of Commerce estimates the current median home price to be $284,500.

According to information provided as of the fourth quarter 2002 for the Western Riverside/San Bernardino County area, end of the year vacancy was 5.1% and was 5.3% as of the second quarter 2003. A survey of local properties that included every property with over 100,000 square feet within 5 miles of the property totaled 8 properties representing 1,397,252 square feet. Based on this survey, the local market occupancy is 97.3%.

PROPERTY MANAGEMENT. The property manager of the Plaza De Oro property is J.E. Grant General Contractors, Inc. The principals of J.E. Grant General Contractors, Inc. own, directly or indirectly, 80% of the borrower. Grant General Contractors, Inc. is a California licensed real estate brokerage firm. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER      SQUARE                             % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
              OF LEASES      FEET     % OF GLA    BASE RENT       RENT    SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       1,152      1.2%            NAP      NAP            1,152          1.2%           NAP             NAP
2004 & MTM            0           0      0.0              $0      0.0%           1,152          1.2%            $0            0.0%
2005                  0           0      0.0               0      0.0            1,152          1.2%            $0            0.0%
2006                  0           0      0.0               0      0.0            1,152          1.2%            $0            0.0%
2007                  2       2,367      2.4          63,909      4.0            3,519          3.6%       $63,909            4.0%
2008                  7      11,390     11.5         316,769     20.0           14,909         15.0%      $380,678           24.1%
2009                  0           0      0.0               0      0.0           14,909         15.0%      $380,678           24.1%
2010                  0           0      0.0               0      0.0           14,909         15.0%      $380,678           24.1%
2011                  0           0      0.0               0      0.0           14,909         15.0%      $380,678           24.1%
2012                  2       2,160      2.2          51,840      3.3           17,069         17.2%      $432,518           27.4%
2013                  2       2,384      2.4          67,920      4.3           19,453         19.6%      $500,438           31.7%
2014                  0           0      0.0               0      0.0           19,453         19.6%      $500,438           31.7%
AFTER                 5      79,649     80.4       1,080,700     68.3           99,102        100.0%    $1,581,139          100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                18      99,102      100%     $1,581,139    100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) CERTAIN INFORMATION FROM THE PLAZA DE ORO LOAN APPRAISAL DATED MARCH 1, 2004. THE APPRAISAL RELIES UPON MANY ASSUMPTIONS, AND NO REPRESENTATION IS MADE AS TO THE ACCURACY OF THE ASSUMPTIONS UNDERLYING THE APPRAISAL.


                                     A-3-22

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $14,134,000

CUT-OFF PRINCIPAL BALANCE:             $14,094,858

% OF POOL BY IPB:                      1.4%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Village Apartments of Sugar Creek,
                                       LLC

SPONSOR:                               Steven R. Reilly, John F. Forcum

ORIGINATION DATE:                      10/28/2003

INTEREST RATE:                         5.8400%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                357

CALL PROTECTION:                       L(24),Def(89),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  B-Note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
Escrows/Reserves:                      Initial        Monthly

                                    -------------- ---------------
                     Taxes:            $35,345        $17,673
                     Insurance:        $14,103         $1,567
                     CapEx:                 $0         $5,424
                     Engineering:       $3,750             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily - Garden

UNITS:                                 288

LOCATION:                              Greenfield, IN

YEAR BUILT/RENOVATED:                  1999

OCCUPANCY:                             93.8%

OCCUPANCY DATE:                        8/31/2003

HISTORICAL NOI:

  2001:                                NAV

  2002:                                $1,044,543

  TTM AS OF 9/30/2003:                 $ 961,473

UW NOI:                                $1,293,953

UW NET CASH FLOW:                      $1,228,865

APPRAISED VALUE:                       $18,900,000

APPRAISAL DATE:                        8/15/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $48,940

CUT-OFF DATE LTV:                      74.6%

MATURITY LTV:                          63.1%

UW DSCR:                               1.23x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      MULTIFAMILY INFORMATION

                                                                 APPROXIMATE
                                                 AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
  UNIT MIX                        NO. OF UNITS    SQUARE FEET          SF            SF           ASKING RENT       MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM                               64             791          50,624          17.3%            $602                 $624
2 BEDROOM                              156           1,027         160,212          54.9%            $731                 $729
3 BEDROOM                               68           1,193          81,124          27.8%            $812                 $895
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  288           1,013         291,960         100.0%            $721                 $745
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on information from the Washington Village Apartments loan appraisal dated August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-23

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Washington Village Apartments loan is secured by a first mortgage interest in a 288 unit garden-style apartment complex.

THE BORROWER. The borrowing entity is Village Apartments of Sugar Creek, LLC, a special purpose entity with interest solely in the property. Village Apartments of Sugar Creek, LLC, is 100% owned by GRF Design & Development, Inc. GRF Design & Development, Inc. is owned by Steven Reilly, John Forcum, Harold Gibson and Mike Gibson. The principals of the borrowing entity have over 70 years of combined experience owning and developing real estate.

THE PROPERTY. The property consists of an 18 two-story apartment buildings with a total of 288 units. The property was built in 2 phases with the completion of phase I (128 units) in 1999 and phase II (160 units) in 2001. Eight of the buildings at the property surround a 2.4 acre lake. Other amenities include a clubhouse, a fitness center with tanning beds, swimming pool, sand volleyball court, basketball court, playground area, covered parking and a centralized laundry area. Each unit has connections for a washer/dryer. Each unit has its own private entrance and all of the first floor units have 9 foot ceilings and all 2nd floor units have vaulted ceilings.

THE MARKET(1). The Washington Village Apartments property is located in Greenfield, Hancock County, Indiana. The property is located on the south side of Washington Street (US 40), approximately 15 miles east of downtown Indianapolis, IN, and 5 miles east of Interstate 465 (the beltway around Indianapolis) which provides access to all locations within the Indianapolis metro area. Commercial properties are concentrated along US 40, to Indianapolis and Greenfield.

A significant development located 2 miles east of the subject property is the Eli Lilly (Elanco Division) site. This facility has more than 100 buildings on 1,650 acres and employs approximately 725 employees. Elanco recently announced the move of its 130-person headquarters to this site and the move is scheduled to occur in 2004.

PROPERTY MANAGEMENT. The property manager of the Washington Village Apartments is Flaherty & Collins.

--------------------------------------------------------------------------------

(1) Based on information from the Washington Village Apartments loan appraisal dated August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-24

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #   ORIGINATOR   PROPERTY NAME                                  STREET ADDRESS
------   ----------   -------------                                  --------------
  4         JPMCB     Hometown America Portfolio IV                  Various
 4.1        JPMCB     Countryside Village                            9850 North Federal Boulevard
 4.2        JPMCB     Hidden Valley                                  8950 Polynesian Lane
 4.3        JPMCB     Regency Lakes                                  216 Regency Lakes Drive
 4.4        JPMCB     Rosemount Woods                                13925 Bunratty Avenue
 4.5        JPMCB     Friendly Village                               200 North 35th Avenue
 4.6        JPMCB     Foxwood Farms                                  4500 Northwest Blichton Road
 4.7        JPMCB     Orange Lake                                    15840 State Road 50
 4.8        JPMCB     The Glen                                       214 Washington Street
  6         JPMCB     Hometown America Portfolio V                   Various
 6.1        JPMCB     Starlight Ranch                                6000 East Pershing Avenue
 6.2        JPMCB     Swan Creek                                     6988 McKean Road
 6.3        JPMCB     Westpark                                       2501 West Wickenburg Way
 6.4        JPMCB     Royal Estates                                  8300 Ravine Road
 6.5        JPMCB     Apache East                                    3500 South Tomahawk Road
 6.6        JPMCB     Hillcrest                                      401 Beech Street
  9         NCCI      Courtly Manor                                  12401 West Okeechobee Road
  11        JPMCB     Washington Village Apartments                  4211 West Potomac Drive
  18        JPMCB     24 Fifth Avenue                                24 Fifth Avenue
  25        JPMCB     Carrollwood Palms Apartments                   4302 Gunn Highway
  28        JPMCB     Arcadia Park Apartments                        250 North Arcadia Avenue
  29        JPMCB     The Beverly Oakhurst                           435 North Oakhurst Drive
  31        NCCI      Fromson - West Ridge Green                     9235 West Ridge Road
  35        NCCI      Harbor Green Apartments                        1331 Figueroa Place
  36        NCCI      Harbor Terrace Apartments                      1314 Harbor Boulevard
  37        JPMCB     McKinleyville Apartments                       1868 - 1872 Sutter Road, 1609 - 1699 Blackhawk Lane and
                                                                     1810 - 1879 Sandpiper Lane
  39        NCCI      St. Francis Apartments                         8909 Senate Street
  40        NCCI      Fromson - Harbourtown                          6320 Poorman Road
  42        NCCI      Lantern Estates                                2909 South Lynhurst Drive
  45        NCCI      Summer Place                                   2702 Frankford Avenue
  46        JPMCB     Woodbridge Apartments                          3550 Woodbridge Drive
  48        JPMCB     Westgate Park Apartments                       1700 West Prince Road
  52        NCCI      Russian Jack Apartments                        4501, 4545, 4601 Reka Drive and 1580 Russian Jack Drive
  53        JPMCB     Centennial Valley II Apartments                1900 Hogan Lane
  60        NCCI      Hendeles - Garden Plaza                        100 East Golf Links Road
  62        NCCI      Fromson - Eau Gallie Estates                   1100 Estates Lane
  65        JPMCB     Park View at Old Pasadena                      153 - 157 North Raymond Avenue
  68        NCCI      Block Six Apartments                           616, 618, 620, and 624 Main Avenue; 20 South 7th Street; and
                                                                     21 South 6th Street
  70        JPMCB     Bentree Apartments                             200 Bentree Lane
  72        JPMCB     Hillcrest Apartment                            1663 Hillcrest Road
  74        JPMCB     Quail Hill MHP                                 5102 Galley Road
  76        JPMCB     Stonecrest Student Apartments                  145 North Avenue
  82        NCCI      Highland Village                               3890 East Ponce De Leon Avenue
  84        NCCI      Woodland Village Apartments                    3055 North Flowing Wells Road
  85        NCCI      Oak Hill Apartments                            817 and 824 Hickman Road
  91        JPMCB     Van Mall North Apartments                      9009 Northeast 54th Street
  92        NCCI      Haviland Apartments                            24 Haviland Street
  96        NCCI      Brookhollow and Cheyenne Apartments            Various
 96.1       NCCI      Brookhollow Apartments                         612 Travis Street
 96.2       NCCI      Cheyenne Apartments                            147 Cheyenne Drive
  97        NCCI      Mission Bell and Tradewinds                    1711 East Business Highway 833 and 1005 North Stewart Road
  98        NCCI      Highland House Apartments                      1400 North Woodlawn Avenue
 103        NCCI      Fairfield Manor                                1016 Parkside Boulevard
 105        NCCI      Mission Park                                   Various
105.1       NCCI      Brookstone                                     Hurdles Mill Road
105.2       NCCI      Woody                                          210 Woody Street
105.3       NCCI      North Main                                     1269 North Main Street
 106        NCCI      Framingham Commons                             30 Framingham Drive
 107        NCCI      Matlock Place Apartments                       200 West Pioneer Parkway
 112        NCCI      Woodhollow                                     7727 Shadyvilla Lane
 113        NCCI      Thousand Oaks                                  140 Thousand Oaks Drive


                                                                      NUMBER OF    PROPERTY                 PROPERTY
LOAN #     CITY                  STATE    ZIP CODE   COUNTY           PROPERTIES   TYPE                     SUBTYPE
------     ----                  -----    --------   ------           ----------   ----                     -------
  4        Various              Various    Various   Various              8        Manufactured Housing     Manufactured Housing
 4.1       Federal Heights         CO       80260    Adams                1        Manufactured Housing     Manufactured Housing
 4.2       Orlando                 FL       32836    Orange               1        Manufactured Housing     Manufactured Housing
 4.3       Winchester              VA       22603    Frederick            1        Manufactured Housing     Manufactured Housing
 4.4       Rosemount               MN       55068    Dakota               1        Manufactured Housing     Manufactured Housing
 4.5       Greeley                 CO       80634    Weld                 1        Manufactured Housing     Manufactured Housing
 4.6       Ocala                   FL       34482    Marion               1        Manufactured Housing     Manufactured Housing
 4.7       Clermont                FL       34711    Lake                 1        Manufactured Housing     Manufactured Housing
 4.8       Norwell                 MA       02061    Plymouth             1        Manufactured Housing     Manufactured Housing
  6        Various              Various    Various   Various              6        Manufactured Housing     Manufactured Housing
 6.1       Orlando                 FL       32822    Orange               1        Manufactured Housing     Manufactured Housing
 6.2       Ypsilanti               MI       48197    Washtenaw            1        Manufactured Housing     Manufactured Housing
 6.3       Wickenburg              AZ       85390    Maricopa             1        Manufactured Housing     Manufactured Housing
 6.4       Kalamazoo               MI       49009    Kalamazoo            1        Manufactured Housing     Manufactured Housing
 6.5       Apache Junction         AZ       85219    Pinal                1        Manufactured Housing     Manufactured Housing
 6.6       Rockland                MA       02370    Plymouth             1        Manufactured Housing     Manufactured Housing
  9        Hialeah Gardens         FL       33018    Dade                 1        Manufactured Housing     Manufactured Housing
  11       Greenfield              IN       46140    Hancock              1        Multifamily              Garden
  18       New York                NY       10011    New York             1        Multifamily              Coop
  25       Tampa                   FL       33624    Hillsborough         1        Multifamily              Garden
  28       Tucson                  AZ       85711    Pima                 1        Multifamily              Garden
  29       Beverly Hills           CA       90210    Los Angeles          1        Multifamily              Mid/High Rise
  31       Elyria                  OH       44035    Lorain               1        Manufactured Housing     Manufactured Housing
  35       Wilmington              CA       90744    Los Angeles          1        Multifamily              Garden
  36       Santa Ana               CA       92703    Orange               1        Multifamily              Garden
  37       McKinleyville           CA       95519    Humboldt             1        Multifamily              Garden
  39       Dallas                  TX       75228    Dallas               1        Multifamily              Garden
  40       Vermilion               OH       44089    Erie                 1        Manufactured Housing     Manufactured Housing
  42       Indianapolis            IN       46241    Marion               1        Manufactured Housing     Manufactured Housing
  45       Lubbock                 TX       79407    Lubbock              1        Multifamily              Garden
  46       Evansville              IN       47710    Vanderburgh          1        Multifamily              Garden
  48       Tucson                  AZ       85705    Pima                 1        Multifamily              Garden
  52       Anchorage               AK       99508    Anchorage            1        Multifamily              Garden
  53       Conway                  AR       72034    Faulkner             1        Multifamily              Garden
  60       Sierra Vista            AZ       85635    Cochise              1        Multifamily              Garden
  62       Melbourne               FL       32934    Brevard              1        Manufactured Housing     Manufactured Housing
  65       Pasadena                CA       91103    Los Angeles          1        Multifamily              Garden
  68       Fargo                   ND       58103    Cass                 1        Multifamily              Garden
  70       Florence                SC       29501    Florence             1        Multifamily              Garden
  72       Mobile                  AL       36695    Mobile               1        Multifamily              Garden
  74       Colorado Springs        CO       80915    El Paso              1        Manufactured Housing     Manufactured Housing
  76       Athens                  GA       30601    Clarke               1        Multifamily              Garden
  82       Clarkston               GA       30021    Dekalb               1        Multifamily              Garden
  84       Tucson                  AZ       85705    Pima                 1        Multifamily              Garden
  85       Augusta                 GA       30904    Richmond             1        Multifamily              Garden
  91       Vancouver               WA       98662    Clark                1        Multifamily              Garden
  92       Boston                  MA       02115    Suffolk              1        Multifamily              Garden
  96       Various                 TX      Various   Various              2        Multifamily              Garden
 96.1      Kerrville               TX       78028    Kerr                 1        Multifamily              Garden
 96.2      San Antonio             TX       78207    Bexar                1        Multifamily              Garden
  97       Mission                 TX       78572    Hidalgo              1        Manufactured Housing     Manufactured Housing
  98       Wichita                 KS       67208    Sedgwick             1        Multifamily              Mid/High Rise
 103       Bay City                MI       48706    Bay                  1        Manufactured Housing     Manufactured Housing
 105       Roxboro                 NC       27573    Person               3        Manufactured Housing     Manufactured Housing
105.1      Roxboro                 NC       27573    Person               1        Manufactured Housing     Manufactured Housing
105.2      Roxboro                 NC       27573    Person               1        Manufactured Housing     Manufactured Housing
105.3      Roxboro                 NC       27573    Person               1        Manufactured Housing     Manufactured Housing
 106       Waterbury               CT       06705    New Haven            1        Multifamily              Mid/High Rise
 107       Arlington               TX       76010    Tarrant              1        Multifamily              Garden
 112       Houston                 TX       77055    Harris               1        Multifamily              Garden
 113       Mansfield               TX       76063    Tarrant              1        Manufactured Housing     Manufactured Housing


                                                          PAD                       STUDIO                     ONE BEDROOM
                                                  -------------------       ----------------------      ------------------------
             CURRENT       LOAN     TOTAL         NO. OF      AVERAGE        NO. OF        AVERAGE          NO. OF       AVERAGE
LOAN #     BALANCE ($)    GROUP    SF/UNITS         PADS     PAD RENT       STUDIOS    STUDIO RENT      1-BR UNITS     1-BR RENT
------     -----------    -----    --------         ----     --------       -------    -----------      ----------     ---------
  4       51,386,995.00     1        2,093         2,093          335             0              0               0             0
 4.1      12,560,000.00     1          345           345          413             0              0               0             0
 4.2       8,598,043.00     1          303           303          361             0              0               0             0
 4.3       6,988,781.00     1          384           384          287             0              0               0             0
 4.4       6,800,000.00     1          182           182          410             0              0               0             0
 4.5       6,616,171.00     1          226           226          339             0              0               0             0
 4.6       4,624,000.00     1          375           375          273             0              0               0             0
 4.7       4,400,000.00     1          242           242          289             0              0               0             0
 4.8         800,000.00     1           36            36          450             0              0               0             0
  6       45,528,000.00     2        1,649         1,649          350             0              0               0             0
 6.1      22,088,000.00     2          783           783          353             0              0               0             0
 6.2       9,400,000.00     2          294           294          379             0              0               0             0
 6.3       4,800,000.00     2          183           183          336             0              0               0             0
 6.4       4,520,000.00     2          183           183          330             0              0               0             0
 6.5       2,400,000.00     2          123           123          281             0              0               0             0
 6.6       2,320,000.00     2           83            83          404             0              0               0             0
  9       22,600,000.00     2          525           525          459             0              0               0             0
  11      14,094,858.26     2          288             0            0             0              0              64           602
  18      10,978,921.86     1          420             0            0           254          1,455             132         2,241
  25       8,535,715.46     2          204             0            0             0              0             120           624
  28       8,383,344.23     2          288             0            0             0              0             144           500
  29       7,978,355.28     1           39             0            0             0              0               7         2,500
  31       7,400,000.00     2          303           303          329             0              0               0             0
  35       6,500,000.00     2          204             0            0           108            575              96           700
  36       6,500,000.00     2          100             0            0             0              0              20           825
  37       6,176,326.06     2          164             0            0             0              0              80           441
  39       6,058,677.60     2          200             0            0             0              0              40           609
  40       5,900,000.00     2          228           228          307             0              0               0             0
  42       5,784,160.34     2          220           220          330             0              0               0             0
  45       5,662,500.00     2          246             0            0             0              0             142           413
  46       5,584,527.67     2          192             0            0             0              0              96           420
  48       5,488,147.59     2          239             0            0             0              0             178           444
  52       4,985,699.43     2          138             0            0             0              0              73           625
  53       4,934,527.72     2          144             0            0             0              0              48           425
  60       4,140,695.41     2          152             0            0            32            388              60           443
  62       4,100,000.00     2          316           316          290             0              0               0             0
  65       3,947,050.41     2           18             0            0             0              0               0             0
  68       3,764,309.04     2          127             0            0             7            390              78           479
  70       3,514,423.23     2          132             0            0             0              0              36           422
  72       3,459,369.64     2          140             0            0             0              0              68           411
  74       3,236,539.93     2          282           282          319             0              0               0             0
  76       3,187,132.44     2           45             0            0             0              0               0             0
  82       3,000,000.00     2          134             0            0             0              0              31           560
  84       2,994,599.12     2          140             0            0             0              0             108           413
  85       2,987,929.95     2          120             0            0             0              0              76           463
  91       2,792,299.69     2           52             0            0             0              0              12           700
  92       2,788,942.72     2           42             0            0            15            841               4           894
  96       2,489,830.06     2          108             0            0             0              0              36           446
 96.1        896,338.82     2           48             0            0             0              0              16           452
 96.2      1,593,491.24     2           60             0            0             0              0              20           442
  97       2,430,000.00     2          711           711          155             0              0               0             0
  98       2,408,160.62     2           64             0            0             1            190              18           848
 103       2,225,000.00     2          137           137          236             0              0               0             0
 105       1,997,652.33     2          227           227          175             0              0               0             0
105.1      1,258,520.97     2          143           143          175             0              0               0             0
105.2        439,483.51     2           50            50          175             0              0               0             0
105.3        299,647.85     2           34            34          175             0              0               0             0
 106       1,888,679.64     2           86             0            0            60            475              26           584
 107       1,792,949.37     2           99             0            0             0              0              19           384
 112       1,248,187.44     2           39             0            0             0              0              15           483
 113       1,231,705.29     2           82            82          250             0              0               0             0


             TWO BEDROOM               THREE BEDROOM              FOUR BEDROOM
         -----------------------   ----------------------    ----------------------
             NO. OF     AVERAGE        NO. OF     AVERAGE        NO. OF     AVERAGE                UTILITIES              ELEVATOR
LOAN #   2-BR UNITS   2-BR RENT    3-BR UNITS   3-BR RENT    4-BR UNITS   4-BR RENT               TENANT PAYS              PRESENT
------   ----------   ---------    ----------   ---------    ----------   ---------               -----------              -------
  4               0           0             0           0             0           0                   NAP                    NAP
 4.1              0           0             0           0             0           0                   NAP                    NAP
 4.2              0           0             0           0             0           0                   NAP                    NAP
 4.3              0           0             0           0             0           0                   NAP                    NAP
 4.4              0           0             0           0             0           0                   NAP                    NAP
 4.5              0           0             0           0             0           0                   NAP                    NAP
 4.6              0           0             0           0             0           0                   NAP                    NAP
 4.7              0           0             0           0             0           0                   NAP                    NAP
 4.8              0           0             0           0             0           0                   NAP                    NAP
  6               0           0             0           0             0           0                   NAP                    NAP
 6.1              0           0             0           0             0           0                   NAP                    NAP
 6.2              0           0             0           0             0           0                   NAP                    NAP
 6.3              0           0             0           0             0           0                   NAP                    NAP
 6.4              0           0             0           0             0           0                   NAP                    NAP
 6.5              0           0             0           0             0           0                   NAP                    NAP
 6.6              0           0             0           0             0           0                   NAP                    NAP
  9               0           0             0           0             0           0                   NAP                    NAP
  11            156         731            68         812             0           0         Electric, Water, Sewer           No
  18             32       3,395             2       3,888             0           0                  None                    Yes
  25             84         778             0           0             0           0                Electric                  No
  28            144         650             0           0             0           0         Electric, Water, Sewer           No
  29             30       3,490             2       5,500             0           0                Electric                  Yes
  31              0           0             0           0             0           0                   NAP                    NAP
  35              0           0             0           0             0           0       Electric, Gas, Water, Sewer        Yes
  36             80       1,100             0           0             0           0              Electric, Gas               No
  37             84         629             0           0             0           0                Electric                  No
  39            112         643            48         964             0           0                  None                    No
  40              0           0             0           0             0           0                   NAP                    NAP
  42              0           0             0           0             0           0                   NAP                    NAP
  45            103         536             1         695             0           0         Electric, Water, Sewer           No
  46             80         541            16         698             0           0              Electric, Gas               No
  48             61         591             0           0             0           0                Electric                  No
  52             64         725             1         800             0           0              Electric, Gas               Yes
  53             96         495             0           0             0           0         Electric, Sewer, Water           No
  60             60         610             0           0             0           0                Electric                  No
  62              0           0             0           0             0           0                   NAP                    NAP
  65             18       2,078             0           0             0           0    Trash, Electricity, Water, Sewer      Yes
  68             42         587             0           0             0           0                Electric                  Yes
  70             72         469            24         588             0           0         Electric, Water, Sewer           No
  72             72         479             0           0             0           0         Electric, Water, Sewer           No
  74              0           0             0           0             0           0              Water, Sewer                NAP
  76             30         800            15       1,050             0           0         Electric, Water, Sewer           No
  82             82         599            21         755             0           0         Electric, Water, Sewer           No
  84             32         550             0           0             0           0              Electric, Gas               No
  85             44         519             0           0             0           0              Electric, Gas               No
  91             25         829            15         945             0           0                Electric                  No
  92             20       1,261             2       1,475             1       2,200              Electric, Gas               No
  96             48         527            24         727             0           0                Electric                  No
 96.1            24         494             8         673             0           0                Electric                  No
 96.2            24         560            16         754             0           0                Electric                  No
  97              0           0             0           0             0           0                   NAP                    NAP
  98             43       1,098             2       1,580             0           0              Electric, Gas               Yes
 103              0           0             0           0             0           0                   NAP                    NAP
 105              0           0             0           0             0           0                   NAP                    N/A
105.1             0           0             0           0             0           0                   NAP                    NAP
105.2             0           0             0           0             0           0                   NAP                    NAP
105.3             0           0             0           0             0           0                   NAP                    NAP
 106              0           0             0           0             0           0                  None                    Yes
 107             61         518            18         673             1         775       Electric, Gas, Water, Sewer        No
 112             24         611             0           0             0           0                Electric                  No
 113              0           0             0           0             0           0                   NAP                    NAP

ANNEX C

                   THE FORUM SHOPS LOAN AMORTIZATION SCHEDULE
                   ------------------------------------------

                                 THE FORUM SHOPS
                              A-2 POOLED COMPONENT
                              --------------------

                                                                 TOTAL
       DATE        INTEREST ($)         PRINCIPAL ($)         PAYMENT ($)
       ----        ------------         -------------         -----------
     12/1/2003             -                     -                    -
      1/1/2004      639,745.71                   -             631,657.29
      2/1/2004      639,745.71                   -             631,657.29
      3/1/2004      598,471.79                   -             590,905.21
      4/1/2004      639,745.71                   -             631,657.29
      5/1/2004      619,108.75                   -             611,281.25
      6/1/2004      639,745.71                   -             631,657.29
      7/1/2004      619,108.75                   -             611,281.25
      8/1/2004      639,745.71                   -             631,657.29
      9/1/2004      639,745.71                   -             631,657.29
     10/1/2004      619,108.75                   -             611,281.25
     11/1/2004      639,745.71                   -             631,657.29
     12/1/2004      619,108.75                   -             611,281.25
      1/1/2005      639,745.71                   -             631,657.29
      2/1/2005      639,745.71                   -             631,657.29
      3/1/2005      577,834.83                   -             570,529.17
      4/1/2005      639,745.71                   -             631,657.29
      5/1/2005      619,108.75                   -             611,281.25
      6/1/2005      639,745.71                   -             631,657.29
      7/1/2005      619,108.75                   -             611,281.25
      8/1/2005      639,745.71                   -             631,657.29
      9/1/2005      639,745.71                   -             631,657.29
     10/1/2005      619,108.75                   -             611,281.25
     11/1/2005      639,745.71                   -             631,657.29
     12/1/2005      619,108.75                   -             611,281.25
      1/1/2006      639,745.71            173,201.82           804,859.11
      2/1/2006      639,030.84            173,915.34           804,866.80
      3/1/2006      576,540.79            236,286.74           805,538.23
      4/1/2006      637,337.77            175,605.19           804,884.99
      5/1/2006      616,077.08            196,825.52           805,113.43
      6/1/2006      635,800.60            177,139.44           804,901.51
      7/1/2006      614,583.37            198,316.39           805,129.47
      8/1/2006      634,250.95            178,686.15           804,918.16
      9/1/2006      633,513.44            179,422.26           804,926.08
     10/1/2006      612,360.87            200,534.67           805,153.35
     11/1/2006      631,945.21            180,987.51           804,942.93
     12/1/2006      610,836.97            202,055.67           805,169.73
      1/1/2007      630,364.24            182,565.48           804,959.92
      2/1/2007      629,610.72            183,317.57           804,968.02
      3/1/2007      567,997.25            244,814.06           805,630.02
      4/1/2007      627,843.66            185,081.28           804,987.00
      5/1/2007      606,851.38            206,033.70           805,212.55
      6/1/2007      626,229.37            186,692.50           805,004.35
      7/1/2007      605,282.73            207,599.37           805,229.40
      8/1/2007      624,601.98            188,316.80           805,021.82
      9/1/2007      623,824.72            189,092.59           805,030.18
     10/1/2007      602,946.06            209,931.61           805,254.51
     11/1/2007      622,177.79            190,736.39           805,047.88
     12/1/2007      601,345.69            211,528.94           805,271.71
      1/1/2008      620,517.48            192,393.54           805,065.71
      2/1/2008      619,723.40            193,186.12           805,074.25
      3/1/2008      578,995.33            233,836.86           805,511.85
      4/1/2008      617,960.91            194,945.26           805,093.18
      5/1/2008      597,248.03            215,618.82           805,315.73
      6/1/2008      616,266.35            196,636.60           805,111.39
      7/1/2008      595,601.37            217,262.35           805,333.43
      8/1/2008      614,558.03            198,341.68           805,129.74
      9/1/2008      613,739.39            199,158.76           805,138.54
     10/1/2008      593,145.86            219,713.20           805,359.81
     11/1/2008      612,010.54            200,884.33           805,157.12
     12/1/2008      591,465.89            221,389.98           805,377.86
      1/1/2009      610,267.65            202,623.91           805,175.84
      2/1/2009      609,431.34            203,458.63           805,184.83
      3/1/2009      549,695.63            263,080.94           805,826.67
      4/1/2009      607,505.75            205,380.57           805,205.52
      5/1/2009      587,088.45            225,759.11           805,424.90
      6/1/2009      605,726.27            207,156.67           805,224.64
      7/1/2009      585,359.28            227,485.00           805,443.48
      8/1/2009      603,932.33            208,947.20           805,243.91
      9/1/2009      603,069.93            209,807.97           805,253.18
     10/1/2009      582,778.03            230,061.34           805,471.21
     11/1/2009      601,254.41            211,620.04           805,272.69
     12/1/2009      581,013.85            231,822.18           805,490.17
      1/1/2010      599,424.15            213,446.82           805,292.35
      2/1/2010      598,543.18            214,326.13           805,301.82
      3/1/2010      539,820.64            272,937.18           805,932.78
      4/1/2010      596,532.05            216,333.44           805,323.43
      5/1/2010      576,424.99            236,402.32           805,539.47
      6/1/2010      594,663.43            218,198.51           805,343.51
      7/1/2010      574,609.20            238,214.66           805,558.98
      8/1/2010      592,779.64            220,078.73           805,363.75
      9/1/2010      591,871.28            220,985.35           805,373.50
     10/1/2010      571,895.99            240,922.72           805,588.13
     11/1/2010      589,964.81            222,888.21           805,393.99
     12/1/2010      570,043.41        142,716,007.88       143,286,051.29



                                 THE FORUM SHOPS
                         A-1 & A-3 NON-POOLED COMPONENTS
                         -------------------------------

                                                                   TOTAL
       DATE          INTEREST ($)         PRINCIPAL ($)          PAYMENT ($)
       ----          ------------         -------------          -----------
     12/1/2003                -                     -                    -
      1/1/2004       1,279,491.42                   -           1,263,314.58
      2/1/2004       1,279,491.42                   -           1,263,314.58
      3/1/2004       1,196,943.58                   -           1,181,810.42
      4/1/2004       1,279,491.42                   -           1,263,314.58
      5/1/2004       1,238,217.50                   -           1,222,562.50
      6/1/2004       1,279,491.42                   -           1,263,314.58
      7/1/2004       1,238,217.50                   -           1,222,562.50
      8/1/2004       1,279,491.42                   -           1,263,314.58
      9/1/2004       1,279,491.42                   -           1,263,314.58
     10/1/2004       1,238,217.50                   -           1,222,562.50
     11/1/2004       1,279,491.42                   -           1,263,314.58
     12/1/2004       1,238,217.50                   -           1,222,562.50
      1/1/2005       1,279,491.42                   -           1,263,314.58
      2/1/2005       1,279,491.42                   -           1,263,314.58
      3/1/2005       1,155,669.67                   -           1,141,058.34
      4/1/2005       1,279,491.42                   -           1,263,314.58
      5/1/2005       1,238,217.50                   -           1,222,562.50
      6/1/2005       1,279,491.42                   -           1,263,314.58
      7/1/2005       1,238,217.50                   -           1,222,562.50
      8/1/2005       1,279,491.42                   -           1,263,314.58
      9/1/2005       1,279,491.42                   -           1,263,314.58
     10/1/2005       1,238,217.50                   -           1,222,562.50
     11/1/2005       1,279,491.42                   -           1,263,314.58
     12/1/2005       1,238,217.50                   -           1,222,562.50
      1/1/2006       1,279,491.42            346,403.65         1,609,718.22
      2/1/2006       1,278,061.67            347,830.67         1,609,733.60
      3/1/2006       1,153,081.58            472,573.48         1,611,076.46
      4/1/2006       1,274,675.54            351,210.38         1,609,769.98
      5/1/2006       1,232,154.16            393,651.03         1,610,226.86
      6/1/2006       1,271,601.21            354,278.87         1,609,803.02
      7/1/2006       1,229,166.74            396,632.78         1,610,258.94
      8/1/2006       1,268,501.90            357,372.30         1,609,836.32
      9/1/2006       1,267,026.89            358,844.51         1,609,852.16
     10/1/2006       1,224,721.74            401,069.34         1,610,306.70
     11/1/2006       1,263,890.43            361,975.02         1,609,885.86
     12/1/2006       1,221,673.95            404,111.34         1,610,339.46
      1/1/2007       1,260,728.49            365,130.95         1,609,919.84
      2/1/2007       1,259,221.45            366,635.13         1,609,936.04
      3/1/2007       1,135,994.50            489,628.12         1,611,260.04
      4/1/2007       1,255,687.31            370,162.55         1,609,974.00
      5/1/2007       1,213,702.75            412,067.41         1,610,425.10
      6/1/2007       1,252,458.74            373,384.99         1,610,008.70
      7/1/2007       1,210,565.46            415,198.74         1,610,458.80
      8/1/2007       1,249,203.95            376,633.61         1,610,043.64
      9/1/2007       1,247,649.44            378,185.17         1,610,060.36
     10/1/2007       1,205,892.11            419,863.21         1,610,509.02
     11/1/2007       1,244,355.58            381,472.78         1,610,095.76
     12/1/2007       1,202,691.38            423,057.87         1,610,543.42
      1/1/2008       1,241,034.97            384,787.08         1,610,131.42
      2/1/2008       1,239,446.80            386,372.24         1,610,148.50
      3/1/2008       1,157,990.66            467,673.72         1,611,023.70
      4/1/2008       1,235,921.82            389,890.53         1,610,186.36
      5/1/2008       1,194,496.05            431,237.64         1,610,631.46
      6/1/2008       1,232,532.70            393,273.21         1,610,222.78
      7/1/2008       1,191,202.75            434,524.69         1,610,666.86
      8/1/2008       1,229,116.05            396,683.37         1,610,259.48
      9/1/2008       1,227,478.78            398,317.53         1,610,277.08
     10/1/2008       1,186,291.72            439,426.40         1,610,719.62
     11/1/2008       1,224,021.09            401,768.66         1,610,314.24
     12/1/2008       1,182,931.77            442,779.97         1,610,755.72
      1/1/2009       1,220,535.30            405,247.83         1,610,351.68
      2/1/2009       1,218,862.69            406,917.27         1,610,369.66
      3/1/2009       1,099,391.26            526,161.87         1,611,653.34
      4/1/2009       1,215,011.50            410,761.14         1,610,411.04
      5/1/2009       1,174,176.90            451,518.21         1,610,849.80
      6/1/2009       1,211,452.54            414,313.35         1,610,449.28
      7/1/2009       1,170,718.55            454,970.00         1,610,886.96
      8/1/2009       1,207,864.67            417,894.41         1,610,487.82
      9/1/2009       1,206,139.85            419,615.95         1,610,506.36
     10/1/2009       1,165,556.07            460,122.68         1,610,942.42
     11/1/2009       1,202,508.83            423,240.08         1,610,545.38
     12/1/2009       1,162,027.69            463,644.36         1,610,980.34
      1/1/2010       1,198,848.31            426,893.65         1,610,584.70
      2/1/2010       1,197,086.35            428,652.26         1,610,603.64
      3/1/2010       1,079,641.28            545,874.35         1,611,865.56
      4/1/2010       1,193,064.10            432,666.88         1,610,646.86
      5/1/2010       1,152,849.98            472,804.65         1,611,078.94
      6/1/2010       1,189,326.86            436,397.02         1,610,687.02
      7/1/2010       1,149,218.40            476,429.33         1,611,117.96
      8/1/2010       1,185,559.27            440,157.46         1,610,727.50
      9/1/2010       1,183,742.57            441,970.71         1,610,747.00
     10/1/2010       1,143,791.98            481,845.45         1,611,176.26
     11/1/2010       1,179,929.62            445,776.42         1,610,787.98
     12/1/2010       1,140,086.83        285,432,015.76       286,572,102.59



                                 THE FORUM SHOPS
                             B NON-POOLED COMPONENT
                             ----------------------

                                                                     TOTAL
        DATE         INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
        ----         ------------         -------------           -----------
      12/1/2003              -                     -                     -
       1/1/2004       346,518.43                   -              370,783.68
       2/1/2004       346,518.43                   -              370,783.68
       3/1/2004       324,162.40                   -              346,862.15
       4/1/2004       346,518.43                   -              370,783.68
       5/1/2004       335,340.42                   -              358,822.92
       6/1/2004       346,518.43                   -              370,783.68
       7/1/2004       335,340.42                   -              358,822.92
       8/1/2004       346,518.43                   -              370,783.68
       9/1/2004       346,518.43                   -              370,783.68
      10/1/2004       335,340.42                   -              358,822.92
      11/1/2004       346,518.43                   -              370,783.68
      12/1/2004       335,340.42                   -              358,822.92
       1/1/2005       346,518.43                   -              370,783.68
       2/1/2005       346,518.43                   -              370,783.68
       3/1/2005       312,984.39                   -              334,901.39
       4/1/2005       346,518.43                   -              370,783.68
       5/1/2005       335,340.42                   -              358,822.92
       6/1/2005       346,518.43                   -              370,783.68
       7/1/2005       335,340.42                   -              358,822.92
       8/1/2005       346,518.43                   -              370,783.68
       9/1/2005       346,518.43                   -              370,783.68
      10/1/2005       335,340.42                   -              358,822.92
      11/1/2005       346,518.43                   -              370,783.68
      12/1/2005       335,340.42                   -              358,822.92
       1/1/2006       346,518.43             94,981.64            465,765.32
       2/1/2006       346,131.22             95,372.93            465,742.29
       3/1/2006       312,283.47            129,576.60            463,727.99
       4/1/2006       345,214.17             96,299.62            465,687.71
       5/1/2006       333,698.31            107,936.57            465,002.39
       6/1/2006       344,381.56             97,140.98            465,638.16
       7/1/2006       332,889.24            108,754.15            464,954.25
       8/1/2006       343,542.19             97,989.18            465,588.21
       9/1/2006       343,142.72             98,392.85            465,564.44
      10/1/2006       331,685.42            109,970.63            464,882.61
      11/1/2006       342,293.29             99,251.21            465,513.88
      12/1/2006       330,860.01            110,804.72            464,833.48
       1/1/2007       341,436.96            100,116.55            465,462.92
       2/1/2007       341,028.81            100,528.99            465,438.64
       3/1/2007       307,655.86            134,252.87            463,452.60
       4/1/2007       340,071.68            101,496.18            465,381.67
       5/1/2007       328,701.21            112,986.22            464,705.01
       6/1/2007       339,197.30            102,379.76            465,329.65
       7/1/2007       327,851.55            113,844.82            464,654.45
       8/1/2007       338,315.82            103,270.51            465,277.19
       9/1/2007       337,894.82            103,695.93            465,252.13
      10/1/2007       326,585.89            115,123.78            464,579.13
      11/1/2007       337,002.76            104,597.37            465,199.04
      12/1/2007       325,719.05            115,999.74            464,527.55
       1/1/2008       336,103.46            105,506.14            465,145.53
       2/1/2008       335,673.34            105,940.77            465,119.92
       3/1/2008       313,612.97            128,233.12            463,807.11
       4/1/2008       334,718.69            106,905.47            465,063.12
       5/1/2008       323,499.55            118,242.58            464,395.46
       6/1/2008       333,800.83            107,832.98            465,008.50
       7/1/2008       322,607.64            119,143.87            464,342.39
       8/1/2008       332,875.52            108,768.02            464,953.43
       9/1/2008       332,432.10            109,216.10            464,927.05
      10/1/2008       321,277.61            120,487.88            464,263.23
      11/1/2008       331,495.67            110,162.37            464,871.31
      12/1/2008       320,367.65            121,407.41            464,209.08
       1/1/2009       330,551.63            111,116.34            464,815.14
       2/1/2009       330,098.65            111,574.09            464,788.18
       3/1/2009       297,742.78            144,270.19            462,862.67
       4/1/2009       329,055.65            112,628.05            464,726.10
       5/1/2009       317,996.61            123,803.38            464,067.98
       6/1/2009       328,091.79            113,602.05            464,668.75
       7/1/2009       317,060.01            124,749.84            464,012.24
       8/1/2009       327,120.11            114,583.95            464,610.92
       9/1/2009       326,652.98            115,055.99            464,583.13
      10/1/2009       315,661.87            126,162.67            463,929.04
      11/1/2009       325,669.61            116,049.70            464,524.60
      12/1/2009       314,706.30            127,128.29            463,872.17
       1/1/2010       324,678.25            117,051.48            464,465.60
       2/1/2010       324,201.07            117,533.68            464,437.21
       3/1/2010       292,393.99            149,675.23            462,544.36
       4/1/2010       323,111.74            118,634.47            464,372.39
       5/1/2010       312,220.75            129,639.98            463,724.25
       6/1/2010       322,099.60            119,657.25            464,312.15
       7/1/2010       311,237.22            130,633.85            463,665.73
       8/1/2010       321,079.24            120,688.33            464,251.42
       9/1/2010       320,587.24            121,185.52            464,222.15
      10/1/2010       309,767.61            132,118.91            463,578.27
      11/1/2010       319,554.59            122,229.02            464,160.70
      12/1/2010       308,764.16         78,263,617.22         78,572,381.39

                                                                         ANNEX D

FEBRUARY 3, 2004                                                   JPMCC 2004-C1

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                       ----------------------------------

                                  $737,408,000
                                  (Approximate)


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1

                       ----------------------------------

                               JPMORGAN CHASE BANK
                          NOMURA CREDIT & CAPITAL, INC.
                              Mortgage Loan Sellers




JPMORGAN                                                           [NOMURA LOGO]
CREDIT SUISSE FIRST BOSTON                                  GOLDMAN, SACHS & CO.

The analyses in this report are based upon information provided by JPMorgan Chase Bank and Nomura Credit & Capital, Inc. (the "Sellers"). J.P. Morgan Securities Inc., Nomura Securities International, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:                  J.P. Morgan Securities Inc. (Sole Bookrunner)
                                   Nomura Securities International, Inc.

CO-MANAGERS:                       Credit Suisse First Boston LLC Goldman, Sachs
                                   & Co.

MORTGAGE LOAN SELLERS:             JPMorgan Chase Bank (57.3%)
                                   Nomura Credit & Capital, Inc. (42.7%)

MASTER SERVICER:                   GMAC Commercial Mortgage Corporation

SPECIAL SERVICER:                  Clarion Partners, LLC

TRUSTEE:                           Wells Fargo Bank, N.A.

RATING AGENCIES:                   Moody's Investors Service, Inc.
                                   Fitch, Inc.

PRICING DATE:                      On or about February 13, 2004

CLOSING DATE:                      On or about February 26, 2004

CUT-OFF DATE:                      With respect to each mortgage loan, the
                                   related due date of such mortgage loan in February 2004 or, with respect to loans originated in January 2004 and having their first payment due in March 2004, February 1, 2004 or, with respect to those mortgage loans originated in February, 2004 having their first payment due in April 2003, the origination date.

DISTRIBUTION DATE:                 15th of each month, or if the 15th day is not
                                   a business day, on the next succeeding
                                   business day, beginning in March 2004

PAYMENT DELAY:                     14 days

TAX STATUS:                        REMIC

ERISA CONSIDERATION:               Classes A-1, A-2, A-3, B, C, D & E

OPTIONAL TERMINATION:              1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:             $10,000

SETTLEMENT TERMS:                  DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                  All Mortgage Loans      Loan Group 1     Loan Group 2
--------------------------                                  ------------------      ------------     ------------
INITIAL POOL BALANCE (IPB):                                 $1,042,095,998          $810,354,057     $231,741,941
NUMBER OF MORTGAGED LOANS:                                  117                     78               39
NUMBER OF MORTGAGED PROPERTIES:                             132                     85               47
AVERAGE CUT-OFF BALANCE PER LOAN:                           $8,906,803              $10,389,155      $5,942,101
AVERAGE CUT-OFF BALANCE PER PROPERTY:                       $7,894,667              $9,533,577       $4,930,680
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                5.7543%                 5.7970%          5.6050%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                    1.65x                   1.71x            1.46x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):       66.7%                   64.5%            74.2%
WEIGHTED AVERAGE MATURITY DATE LTV(1,2):                    56.5%                   54.6%            62.9%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):    108                     108              110
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):       330                     327              340
WEIGHTED AVERAGE SEASONING (MONTHS):                        5                       6                2
10 LARGEST LOANS AS % OF IPB(3):                            50.8%                   58.4%            56.9%
SINGLE TENANT PROPERTIES AS % OF IPB:                       3.4%                    4.4%             NAP

(1) With respect to the ARD loan, to the anticipated repayment date.
(2) Excludes fully amortizing mortgage loans.
(3) All groups of cross-collateralized mortgage loans are treated as one loan.


                                    2 of 69

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1


--------------------------------------------------------------------------------
                            SUMMARY OF CERTIFICATES
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                INITIAL CLASS
                 EXPECTED RATINGS           CERTIFICATE BALANCE       CREDIT SUPPORT       WEIGHTED AVG.
CLASS            (MOODY'S/FITCH)             OR NOTIONAL AMOUNT      (% OF BALANCE)(1)    LIFE (YEARS)(2)     PRINCIPAL WINDOW(2)
----------------------------------------------------------------------------------------------------------------------------------
A-1                  Aaa/AAA                    $150,000,000             14.125%               3.22               3/2004-3/2010
A-2                  Aaa/AAA                    $210,000,000             14.125%               7.16               3/2010-9/2013
A-3                  Aaa/AAA                    $303,158,000             14.125%               9.73              9/2013-12/2013
B                    Aa2/AA                      $27,355,000             11.500%               9.93               1/2014-2/2014
C                    Aa3/AA-                     $11,724,000             10.375%               9.97               2/2014-2/2014
D                     A2/A                       $22,145,000              8.250%               9.97               2/2014-2/2014
E                     A3/A-                      $13,026,000              7.000%               9.97               2/2014-2/2014
-----------------------------------------------------------------------------------------------------------------------------------


PRIVATELY OFFERED CLASSES
-------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                INITIAL CLASS
                 EXPECTED RATINGS           CERTIFICATE BALANCE       CREDIT SUPPORT       WEIGHTED AVG.
CLASS            (MOODY'S/FITCH)             OR NOTIONAL AMOUNT      (% OF BALANCE)(1)    LIFE (YEARS)(2)     PRINCIPAL WINDOW(2)
-----------------------------------------------------------------------------------------------------------------------------------
X-1                   Aaa/AAA                $1,042,095,9973               N/A                   N/A                    N/A
X-2                   Aaa/AAA                  $948,215,0003               N/A                   N/A                    N/A
A-1A                  Aaa/AAA                   $231,741,000             14.125%                 N/A                    N/A
F                    Baa1/BBB+                   $11,723,000              5.875%                 N/A                    N/A
G                    Baa2/BBB                     $9,119,000              5.000%                 N/A                    N/A
H                    Baa3/BBB-                   $10,421,000              4.000%                 N/A                    N/A
J                     Ba1/BB+                     $6,513,000              3.375%                 N/A                    N/A
K                     Ba2/BB                      $5,210,000              2.875%                 N/A                    N/A
L                     Ba3/BB-                     $3,908,000              2.500%                 N/A                    N/A
M                      B1/B+                      $5,211,000              2.000%                 N/A                    N/A
N                      B2/B                       $2,605,000              1.750%                 N/A                    N/A
P                      B3/B-                      $2,605,000              1.500%                 N/A                    N/A
NR                     NR/NR                     $15,631,997                 N/A                 N/A                    N/A
-----------------------------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth for Class A-1, Class A-2, Class A-3 and Class A-1A Certificates are represented in the aggregate.
(2) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average Life" in the Preliminary Prospectus Supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.
(3)  Notional Amount

                                    3 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o For the purposes of making distributions to the Class A-1, A-2, A-3, and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2").

o Generally, the Class A-1, A-2, and A-3 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-3 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, and A-1A Certificates, pro-rata.

o Interest payments will be made concurrently to Classes A-1, A-2, A-3, A-1A (pro-rata to Class A-1, A-2, and A-3, from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.

o    All classes will accrue interest on a 30/360 basis.

o Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3, and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Publicly Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                                                    Pass-Through Rate
       Group Principal Paid to Class             on Class - Discount Rate
YM x   -----------------------------  x   -------------------------------------
        Group Total Principal Paid        Mortgage Rate on Loan - Discount Rate

o All prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                    4 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1




















                      [THIS PAGE INTENTIONALLY LEFT BLANK]














                                    5 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF PRINCIPAL            NUMBER        PRINCIPAL    % OF      WA     WA UW
BALANCES                     OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
$599,518 - $2,999,999              35     $75,756,785     7.3%    69.0%   1.41x
$3,000,000 - $3,999,999            19      65,213,752     6.3     69.3%   1.52x
$4,000,000 - $4,999,999            13      59,451,085     5.7     75.8%   1.38x
$5,000,000 - $6,999,999            17      99,881,208     9.6     73.2%   1.38x
$7,000,000 - $9,999,999            14     116,616,160    11.2     73.1%   1.39x
$10,000,000 - $14,999,999           9     110,181,173    10.6     69.0%   1.92x
$15,000,000 - $24,999,999           3      63,207,934     6.1     70.6%   1.60x
$25,000,000 - $49,999,999           3     122,908,325    11.8     72.7%   1.44x
$50,000,000 - $155,000,000          4     328,879,576    31.6     55.8%   1.97x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------
AVERAGE PER LOAN:          $8,906,803

AVERAGE PER PROPERTY:      $7,984,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER        PRINCIPAL    % OF      WA     WA UW
INTEREST RATES               OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
4.7931% - 4.9999%                   2    $160,488,148    15.4%    47.0%   2.15x
5.0000% - 5.4999%                  21     212,222,843    20.4     71.4%   1.81x
5.5000% - 5.9999%                  40     275,468,041    26.4     72.6%   1.41x
6.0000% - 6.4999%                  42     292,995,040    28.1     71.9%   1.37x
6.5000% - 7.0000%                  12     100,921,925     9.7     56.3%   2.03x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------
WA MORTGAGE RATE:              5.7543%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL TERM TO              NUMBER        PRINCIPAL    % OF      WA     WA UW
MATURITY/ARD                 OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
60 -  84                           13    $279,305,781    26.8%    52.3%   2.10x
85 - 120                           90     692,177,248    66.4     71.8%   1.51x
121 - 240                          13      65,624,715     6.3     72.9%   1.33x
241 - 300                           1       4,988,253     0.5     72.3%   1.36x
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO               113
MATURITY/ARD:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          NUMBER OF       PRINCIPAL      % OF      WA     WA UW
STATE                     PROPERTIES       BALANCE        IPB      LTV    DSCR
--------------------------------------------------------------------------------
CALIFORNIA                      26       $164,305,457    15.8%    70.3%   1.42x
  Southern                      20        137,248,166    13.2     70.4%   1.43x
  Northern                       6         27,057,291     2.6     69.6%   1.33x
NEVADA                           1        155,000,000    14.9     46.5%   2.18x
ARIZONA                          9         99,995,326     9.6     56.2%   2.05x
FLORIDA                         13         95,088,124     9.1     76.3%   1.51x
NEW YORK                         2         75,471,503     7.2     63.5%   2.18x
TEXAS                           18         66,098,291     6.3     72.2%   1.44x
NORTH CAROLINA                   8         63,339,438     6.1     68.7%   1.40x
OTHER                           55       $322,797,858    31.0     74.1%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         132     $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER        PRINCIPAL    % OF      WA     WA UW
UW DSCR                      OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
1.18X - 1.20X                    2         $7,682,811     0.7%    70.8%   1.18x
1.20X - 1.29X                   23        112,316,670    10.8     72.5    1.25x
1.30X - 1.39X                   38        273,704,749    26.3     74.6    1.35x
1.40X - 1.49X                   30        306,976,358    29.5     73.3    1.44x
1.50X - 1.59X                    8         38,709,591     3.7     72.8    1.54x
1.60X - 1.69X                    7         59,108,254     5.7     68.5    1.67x
1.70X - 1.99X                    3         12,471,336     1.2     57.1    1.80x
2.00X - 2.99X                    4        216,910,768    20.8     46.1    2.27x
3.00X - 7..02X                   2         14,215,462     1.4     18.3    6.18x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        117     $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER        PRINCIPAL    % OF      WA     WA UW
TERMS TO MATURITY/ARD        OF LOANS        BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
32 -  60                           10    $115,551,183    11.1%    58.9%   2.03x
61 -  84                            3     163,754,598    15.7     47.6%   2.14x
85 - 120                           90     692,177,248    66.4     71.8%   1.51x
121 - 240                          13      65,624,715     6.3     72.9%   1.33x
241 - 298                           1       4,988,253     0.5     72.3%   1.36x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:             108
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              NUMBER OF         PRINCIPAL    % OF      WA        WA UW
PROPERTY TYPE           SUB PROPERTY TYPE     PROPERTIES          BALANCE    IPB       LTV       DSCR
--------------------------------------------------------------------------------------------------------
RETAIL                  ANCHORED                      21     $319,864,636    30.7%     60.0%      1.77x
                        REGIONAL MALL                  1       58,000,000     5.6      44.6%      2.52x
                        UNANCHORED                    14       44,007,464     4.2      71.8%      1.36x
                        SHADOW ANCHORED                1        3,220,321     0.3      67.1%      1.35x
                        --------------------------------------------------------------------------------
                        SUBTOTAL                      37     $425,092,421    40.8%     59.2%      1.82x
--------------------------------------------------------------------------------------------------------
OFFICE                  SUBURBAN                      22     $197,817,498    19.0%     70.3%      1.41x
                        CBD                            4       58,682,986     5.6      75.2%      1.42x
                        --------------------------------------------------------------------------------
                        SUBTOTAL                      26     $256,500,483    24.6%     71.4%      1.41x
--------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING    MANUFACTURED HOUSING          26     $153,820,053    14.8%     75.5%      1.52x
--------------------------------------------------------------------------------------------------------
MULTIFAMILY             GARDEN                        27     $125,012,043    12.0%     73.5%      1.39x
                        MID/HIGH RISE                  3       12,275,196     1.2      62.6%      1.33x
                        COOP                           1       10,978,922     1.1      13.3%      7.02x
                        --------------------------------------------------------------------------------
                        SUBTOTAL                      31     $148,266,160    14.2%     68.2%      1.80x
--------------------------------------------------------------------------------------------------------
INDUSTRIAL              FLEX                           4      $25,629,145     2.5%     76.3%      1.44x
                        WAREHOUSE/DISTRIBUTION         3        8,506,471     0.8      75.1%      1.35x
                        --------------------------------------------------------------------------------
                        SUBTOTAL                       7      $34,135,617     3.3%     76.0%      1.42x
--------------------------------------------------------------------------------------------------------
MIXED USE               MIXED USE                      2      $14,207,949     1.4%     74.5%      1.33x
--------------------------------------------------------------------------------------------------------
HOTEL                   HOTEL                          1       $7,173,797     0.7%     62.4%      1.73x
--------------------------------------------------------------------------------------------------------
SELF STORAGE            SELF STORAGE                   1       $2,300,000     0.2%     45.1%      1.99x
--------------------------------------------------------------------------------------------------------
THEATER                 THEATER                        1         $599,518     0.1%     71.6%      1.32x
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               132   $1,042,095,998   100.0%     66.7%      1.65X
--------------------------------------------------------------------------------------------------------

                                    6 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION         NUMBER       PRINCIPAL     % OF     WA     WA UW
TERM                          OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
180 - 240                           14    $94,914,234     9.9%    68.6%   1.35x
241 - 300                           30    191,039,019    19.9     72.3%   1.39x
301 - 330                            3    105,714,995    11.0     76.0%   1.45x
331 - 360                           67    568,277,750    59.2     64.4%   1.74x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            114   $959,945,998   100.0%    67.7%   1.60X
--------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 330
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF     WA     WA UW
CUT-OFF LTV                   OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
13.3% - 49.9%                       8    $234,205,396    22.5%    44.2%   2.49x
50.0% - 59.9%                       6      47,378,161     4.5     57.9%   1.54x
60.0% - 64.9%                       7      30,793,835     3.0     62.3%   1.58x
65.0% - 69.9%                      13      92,834,304     8.9     67.2%   1.43x
70.0% - 74.9%                      38     253,691,677    24.3     73.1%   1.35x
75.0% - 80.0%                      45     383,192,625    36.8     77.4%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF     WA     WA UW
AMORTIZED TYPES               OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
BALLOON LOANS(2)                   95    $617,320,885    59.2%    70.8%   1.51x
PARTIAL INTEREST-ONLY               8     309,254,995    29.7     61.4%   1.81x
INTEREST ONLY(3)                    3      82,150,000     7.9     54.4%   2.27x
FULLY AMORTIZING                   10      26,281,794     2.5     66.5%   1.30x
ARD LOANS                           1       7,088,324     0.7     79.6%   1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CURRENT OCCUPANCY RATES(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF      PRINCIPAL     % OF     WA     WA UW
CURRENT OCCUPANCY RATES    PROPERTIES       BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
64.3 - 75.0                         3      $5,988,521     0.6%    60.8%   1.59x
75.1 - 85.0                         7      59,694,321     5.8     74.9%   1.38x
85.1 - 90.0                         9      51,514,845     5.0     71.8%   1.44x
90.1 - 95.0                        31     231,863,452    22.4     64.0%   1.70x
95.1 - 100.0                       80     685,261,544    66.3     66.5%   1.68x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           130  $1,034,322,683   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER       PRINCIPAL     % OF     WA     WA UW
TERM                          OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
177 - 180                           4      $8,551,960     0.9%    55.0%   1.39x
181 - 240                          10      86,362,274     9.0     70.0%   1.35x
241 - 300                          30     191,039,019    19.9     72.3%   1.39x
301 - 330                           3     105,714,995    11.0     76.0%   1.45x
331 - 360                          67     568,277,750    59.2     64.4%   1.74x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           114    $959,945,998   100.0%    67.7%   1.60X
--------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:                328
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF     WA     WA UW
MATURITY/ARD LTV              OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
11.1% - 29.9%                       3     $16,515,462     1.6%    22.0%   5.59x
30.0% - 49.9%                       9     247,440,024    24.4     48.5%   2.15x
50.0% - 59.9%                      37     302,118,575    29.7     69.6%   1.43x
60.0% - 64.9%                      34     306,304,806    30.2     75.2%   1.41x
65.0% - 69.9%                      22     116,888,288    11.5     78.5%   1.36x
70.0% - 79.0%                       2      26,547,050     2.6     79.0%   1.64x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           107  $1,015,814,204   100.0%    66.7%   1.66X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YEAR                        NUMBER OF      PRINCIPAL     % OF     WA     WA UW
BUILT/RENOVATED            PROPERTIES       BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
1950 - 1959                         1        $800,000     0.1%    76.2%   1.47x
1960 - 1969                        12      52,722,766     5.1     68.3    1.55x
1970 - 1979                        15      70,594,202     6.8     73.9    1.44x
1980 - 1989                        25     205,537,418    19.7     73.7    1.43x
1990 - 1999                        22     195,941,599    18.8     61.5    2.04x
2000 - 2003                        57     516,500,012    49.6     64.6    1.64x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           132  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF     WA     WA UW
PREPAYMENT PROTECTION         OF LOANS      BALANCE      IPB      LTV     DSCR
--------------------------------------------------------------------------------
LO-DEFEASANCE                     111    $956,599,861    91.8%    67.7%   1.61x
YIELD MAINTENANCE                   1      58,000,000     5.6     44.6%   2.52x
LO-YIELD MAINTENANCE                5      27,496,136     2.6     76.1%   1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           117  $1,042,095,998   100.0%    66.7%   1.65X
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.
(2) Excludes the mortgage loan with an Anticipated Repayment Date, mortgage loans that pay interest-only for a portion of their term and the mortgage loans that pay interest-only for the entire term.
(3) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.
(4)  Excludes fully amortizing mortgage loans.
(5)  Excludes all hotel and theater properties.


                                    7 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF PRINCIPAL            NUMBER       PRINCIPAL      % OF     WA     WA UW
BALANCES                     OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
$599,518 - $2,999,999              22     $46,480,848     5.7%    67.8%   1.41x
$3,000,000 - $3,999,999            12      41,104,927     5.1     69.5%   1.38x
$4,000,000 - $4,999,999             9      41,290,163     5.1     76.4%   1.37x
$5,000,000 - $6,999,999             8      46,226,869     5.7     72.9%   1.38x
$7,000,000 - $9,999,999            11      92,297,100    11.4     72.2%   1.40x
$10,000,000 - $14,999,999           8      96,086,315    11.9     68.2%   2.02x
$15,000,000 - $24,999,999           2      40,607,934     5.0     66.0%   1.54x
$25,000,000 - $49,999,999           2      77,380,325     9.5     70.7%   1.42x
$50,000,000 - $155,000,000          4     328,879,576    40.6     55.8%   1.97x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             78    $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------
AVERAGE PER LOAN:         $10,389,155
AVERAGE PER PROPERTY:      $9,533,577
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST    NUMBER       PRINCIPAL      % OF     WA     WA UW
RATES                        OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
4.7931% - 4.9999%                   1    $155,000,000    19.1%    46.5%   2.18x
5.0000% - 5.4999%                   6      92,143,939    11.4     68.2    2.12x
5.5000% - 5.9999%                  25     195,283,829    24.1     71.2    1.44x
6.0000% - 6.4999%                  34     267,004,364    32.9     71.8    1.38x
6.5000% - 7.0000%                  12     100,921,925    12.5     56.3    2.03x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             78    $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------
WA MORTGAGE RATE:              5.7970%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  ORIGINAL TERM TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL TERM TO              NUMBER       PRINCIPAL      % OF     WA     WA UW
MATURITY/ARD                 OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
60 - 84                             7    $234,179,682    28.9%    47.7%   2.20x
85 - 120                           59     516,672,260    63.8     71.2%   1.53x
121 - 240                          11      54,513,862     6.7     71.7%   1.35x
241 - 300                           1       4,988,253     0.6     72.3%   1.36x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO
MATURITY/ARD:                     114
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          NUMBER OF        PRINCIPAL      % OF     WA     WA UW
STATE                     PROPERTIES       BALANCE        IPB      LTV    DSCR
--------------------------------------------------------------------------------
NEVADA                          1        $155,000,000    19.1%    46.5%   2.18x
CALIFORNIA                     22         141,182,081    17.4     70.1%   1.42x
  Southern                     17         120,301,116    14.8     70.6%   1.43x
  Northern                      5          20,880,964     2.6     67.0%   1.37x
NEW YORK                        2          75,471,503     9.3     63.5%   2.18x
ARIZONA                         3          71,788,539     8.9     50.0%   2.29x
NORTH CAROLINA                  5          61,341,786     7.6     68.3%   1.40x
TEXAS                          10          45,184,441     5.6     70.9%   1.46x
OTHER                          42         260,385,707    32.1     74.4%   1.40x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         85        $810,354,057   100.0%    64.5%   1.71x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL      % OF     WA     WA UW
UW DSCR                      OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
1.18X - 1.20X                       2      $7,682,811     0.9%    70.8%   1.18x
1.20X - 1.29X                      15      65,618,912     8.1     71.0%   1.25x
1.30X - 1.39X                      27     225,735,232    27.9     74.0%   1.35x
1.40X - 1.49X                      19     219,312,664    27.1     73.3%   1.44x
1.50X - 1.59X                       4      24,307,628     3.0     71.7%   1.54x
1.60X - 1.69X                       4      30,335,784     3.7     60.8%   1.66x
1.70X - 1.99X                       3      12,471,336     1.5     57.1%   1.80x
2.00X - 2.99X                       3     213,910,768    26.4     45.9%   2.27x
3.00X - 7.02X                       1      10,978,922     1.4     13.3%   7.02x
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER       PRINCIPAL      % OF     WA     WA UW
TERMS TO MATURITY            OF LOANS       BALANCE       IPB      LTV    DSCR
--------------------------------------------------------------------------------
32 - 60                             5     $73,884,453     9.1%    49.5%   2.31x
61 - 84                             2     160,295,229    19.8     46.9%   2.16x
85 - 120                           59     516,672,260    63.8     71.2%   1.53x
121 - 240                          11      54,513,862     6.7     71.7%   1.35x
241 - 298                           1       4,988,253     0.6     72.3%   1.36x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:             108
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              NUMBER OF         PRINCIPAL    % OF      WA         WA UW
PROPERTY TYPE           SUB PROPERTY TYPE     PROPERTIES          BALANCE    IPB       LTV        DSCR
--------------------------------------------------------------------------------------------------------
RETAIL                  ANCHORED                      21     $319,864,636    39.5%     60.0%      1.77x
                        REGIONAL MALL                  1       58,000,000     7.2      44.6%      2.52x
                        UNANCHORED                    14       44,007,464     5.4      71.8%      1.36x
                        SHADOW ANCHORED                1        3,220,321     0.4      67.1%      1.35x
                        -------------------------------------------------------------------------------
                        SUBTOTAL                      37     $425,092,421    52.5%     59.2%      1.82x
-------------------------------------------------------------------------------------------------------
OFFICE                  SUBURBAN                      22     $197,817,498    24.4%    70.3%      1.41x
                        CBD                            4       58,682,986     7.2      75.2%      1.42x
                        -------------------------------------------------------------------------------
                        SUBTOTAL                      26     $256,500,483    31.7%     71.4%      1.41x
--------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING    MANUFACTURED HOUSING           8      $51,386,995     6.3%     76.2%      1.47x
--------------------------------------------------------------------------------------------------------
INDUSTRIAL              FLEX                           4      $25,629,145     3.2%     76.3%      1.44x
                        WAREHOUSE/DISTRIBUTION         3        8,506,471     1.0      75.1%      1.35x
                        -------------------------------------------------------------------------------
                        SUBTOTAL                       7      $34,135,617     4.2%     76.0%      1.42x
--------------------------------------------------------------------------------------------------------
MULTIFAMILY             COOP                           1       10,978,922     1.4%     13.3%      7.02x
                        MID/HIGH RISE                  1        7,978,355     1.0      58.2%      1.25x
                        -------------------------------------------------------------------------------
                        SUBTOTAL                       2      $18,957,277     2.3%     32.2%      4.59x
--------------------------------------------------------------------------------------------------------
MIXED USE               MIXED USE                      2      $14,207,949     1.8%     74.5%      1.33x
--------------------------------------------------------------------------------------------------------
HOTEL                   HOTEL                          1       $7,173,797     0.9%     62.4%      1.73x
--------------------------------------------------------------------------------------------------------
SELF STORAGE            SELF STORAGE                   1       $2,300,000     0.3%     45.1%      1.99x
--------------------------------------------------------------------------------------------------------
THEATER                 THEATER                        1         $599,518     0.1%     71.6%      1.32x
--------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                85     $810,354,057   100.0%     64.5%      1.71x
--------------------------------------------------------------------------------------------------------


                                    8 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION         NUMBER       PRINCIPAL     % OF      WA     WA UW
TERM                         OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
180 - 240                          13     $92,125,291    12.3%     69.3%  1.36x
241 - 300                          19     155,291,789    20.7      71.4%  1.40x
301 - 330                           2      60,186,995     8.0      75.9%  1.44x
331 - 360                          42     443,199,982    59.0      62.1%  1.82x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            76    $750,804,057   100.0%     66.0%  1.65X
--------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 327
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF      WA     WA UW
CUT-OFF LTV                  OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
13.3% - 49.9%                       6    $228,179,913     28.2%   44.3%   2.50x
50.0% - 59.9%                       6      47,378,161      5.8    57.9%   1.54x
60.0% - 64.9%                       4      15,805,687      2.0    63.2%   1.57x
65.0% - 69.9%                       7      75,019,831      9.3    67.2%   1.42x
70.0% - 74.9%                      33     218,123,645     26.9    73.1%   1.35x
75.0% - 80.0%                      22     225,846,820     27.9    77.1%   1.41x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057    100.0%   64.5%   1.71X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF      WA     WA UW
AMORTIZED TYPES              OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS(2)                   61    $470,006,944     58.0%   70.1%   1.54x
PARTIAL INTEREST-ONLY               4     247,426,995     30.5    57.8%   1.90x
INTEREST ONLY(3)                    2      59,550,000      7.3    45.0%   2.50x
FULLY AMORTIZING                   10      26,281,794      3.2    66.5%   1.30x
ARD LOANS                           1       7,088,324      0.9    79.6%   1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057    100.0%   64.5%   1.71X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL     % OF       WA    WA UW
CURRENT OCCUPANCY RATES     PROPERTIES      BALANCE      IPB        LTV   DSCR
--------------------------------------------------------------------------------
73.5% - 80.0%                       2     $11,100,000     1.4%    67.9%   1.43x
80.1% - 85.0%                       4      39,394,321     4.9     75.4%   1.41x
85.1% - 90.0%                       7      43,994,845     5.5     72.1%   1.38x
90.1% - 95.0%                      16     157,327,739    19.6     58.9%   1.86x
95.1% - 100.0%                     54     550,763,838    68.6     64.6%   1.72x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            83    $802,580,742   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REMAINING AMORTIZATION        NUMBER       PRINCIPAL     % OF      WA     WA UW
TERM                         OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
177 - 240                          13     $92,125,291    12.3%    69.3%   1.36x
241 - 300                          19     155,291,789    20.7     71.4%   1.40x
301 - 330                           2      60,186,995     8.0     75.9%   1.44x
331 - 360                          42     443,199,982    59.0     62.1%   1.82x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            76    $750,804,057   100.0%    66.0%   1.65X
--------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:                325
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY DATE/ARD(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF      WA     WA UW
MATURITY/ARD LTV             OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
11.1% - 49.9%                       8    $246,819,149    31.5%    45.6%   2.42x
50.0% - 59.9%                      24     254,337,444    32.4     70.1%   1.41x
60.0% - 64.9%                      25     217,989,939    27.8     74.8%   1.42x
65.0% - 69.0%                      11      64,925,732     8.3     78.9%   1.35x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            68    $784,072,263   100.0%    64.4%   1.72X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YEAR                       NUMBER OF       PRINCIPAL     % OF      WA     WA UW
BUILT/RENOVATED           PROPERTIES        BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
1950 - 1959                      1           $800,000     0.1%    76.2%   1.47x
1960 - 1969                      5         31,154,258     3.8     68.8%   1.33x
1970 - 1979                      6         34,243,839     4.2     73.5%   1.49x
1980 - 1989                     13        135,133,721    16.7     73.0%   1.38x
1990 - 1999                     18        167,411,236    20.7     58.9%   2.17x
2000 - 2003                     42        441,611,004    54.5     63.0%   1.68x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         85       $810,354,057   100.0%    64.5%   1.71X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL     % OF      WA     WA UW
PREPAYMENT PROTECTION        OF LOANS       BALANCE      IPB       LTV    DSCR
--------------------------------------------------------------------------------
LO-DEFEASANCE                      73    $727,650,220    89.8%    65.7%  1.66x
YIELD MAINTENANCE                   1      58,000,000     7.2     44.6%  2.52x
LO-YIELD MAINTENANCE                4      24,703,837     3.0     76.0%  1.34x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            78    $810,354,057   100.0%    64.5%  1.71X
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.
(2) Excludes the mortgage loan with an Anticipated Repayment Date, mortgage loans that pay interest-only for a portion of their term and the mortgage loans that pay interest-only for the entire term.
(3) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.
(4)  Excludes fully amortizing mortgage loans.
(5)  Excludes all hotel and theater properties.


                                    9 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1


--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF PRINCIPAL             NUMBER     PRINCIPAL   % OF      WA      WA UW
BALANCES                      OF LOANS     BALANCE    IPB       LTV     DSCR
--------------------------------------------------------------------------------
$1,231,705 - $2,999,999            13    $29,275,936   12.6%     71.0%    1.39x
$3,000,000 - $3,999,999             7     24,108,825   10.4      69.0%    1.78x
$4,000,000 - $4,999,999             4     18,160,923    7.8      74.5%    1.40x
$5,000,000 - $6,999,999             9     53,654,339   23.2      73.5%    1.38x
$7,000,000 - $9,999,999             3     24,319,060   10.5      76.5%    1.34x
$10,000,000 - $14,999,999           1     14,094,858    6.1      74.6%    1.23x
$15,000,000 - $24,999,999           1     22,600,000    9.8      79.0%    1.69x
$25,000,000 - $45,528,000           1     45,528,000   19.6      76.2%    1.47x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            39   $231,741,941  100.0%     74.2%    1.46x
--------------------------------------------------------------------------------
AVERAGE PER LOAN:          $5,942,101

AVERAGE PER PROPERTY:      $4,930,680
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST      NUMBER     PRINCIPAL     % OF     WA     WA UW
RATES                          OF LOANS     BALANCE      IPB      LTV    DSCR
--------------------------------------------------------------------------------
4.9500% - 4.9999%                   1      $5,488,148     2.4%   61.7%    1.43x
5.0000% - 5.4999%                  15     120,078,904    51.8     73.8    1.58x
5.5000% - 5.9999%                  15      80,184,213    34.6     76.0    1.34x
6.0000% - 6.4200%                   8      25,990,677    11.2     73.6    1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            39    $231,741,941   100.0%   74.2%    1.46x
--------------------------------------------------------------------------------
WA MORTGAGE RATE:             5.6050%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ORIGINAL TERM TO              NUMBER    PRINCIPAL       % OF    WA       WA UW
MATURITY/ARD                 OF LOANS    BALANCE        IPB     LTV      DSCR
--------------------------------------------------------------------------------
60 - 84                            6    $45,126,099     19.5%   75.7%     1.53x
85 - 120                          31    175,504,988      75.7    73.6     1.45x
121 - 180                          2     11,110,854       4.8    78.6     1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:
                                  39   $231,741,941    100.0%   74.2%     1.46x
--------------------------------------------------------------------------------
WA ORIGINAL TERM TO
MATURITY/ARD:                    112
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         NUMBER OF      PRINCIPAL      % OF      WA      WA UW
STATE                   PROPERTIES       BALANCE       IPB       LTV      DSCR
--------------------------------------------------------------------------------
FLORIDA                          4    $57,323,715      24.7%     77.4%    1.54x
ARIZONA                          6     28,206,786      12.2      72.0%    1.42x
INDIANA                          3     25,463,546      11.0      76.8%    1.30x
CALIFORNIA                       4     23,123,376      10.0      71.6%    1.39x
  Southern                       3     16,947,050       7.3      69.2%    1.46x
  Northern                       1      6,176,326       2.7      78.2%    1.20x
TEXAS                            8     20,913,850       9.0      74.9%    1.38x
MICHIGAN                         3     16,145,000       7.0      76.7%    1.48x
OHIO                             2     13,300,000       5.7      76.0%    1.28x
OTHER                           17     47,265,666      20.4      70.0%    1.57x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         47   $231,741,941     100.0%     74.2%    1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          NUMBER OF      PRINCIPAL      % OF      WA     WA UW
UW DSCR                      LOANS        BALANCE       IPB       LTV     DSCR
--------------------------------------------------------------------------------
1.20X - 1.29X                     8    $46,697,758      20.2%    74.6%    1.24x
1.30X - 1.39X                    11     47,969,516      20.7     77.4%    1.34x
1.40X - 1.49X                    11     87,663,695      37.8     73.3%    1.45x
1.50X - 1.59X                     4     14,401,963       6.2     74.6%    1.55x
1.60X - 1.69X                     3     28,772,470      12.4     76.6%    1.69x
1.70X - 1.99X                     1      3,000,000       1.3     60.0%    2.23x
2.00X - 3.31X                     1      3,236,540       1.4     35.2%    3.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          39   $231,741,941     100.0%    74.2%    1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING         NUMBER OF      PRINCIPAL    % OF       WA     WA UW
TERMS TO MATURITY/ARD         LOANS        BALANCE      IPB      LTV      DSCR
--------------------------------------------------------------------------------
57 - 84                          6      $45,126,099    19.5%     75.7%    1.53x
85 - 120                        31      175,504,988    75.7      73.6%    1.45x
121 - 178                        2       11,110,854     4.8      78.6%    1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE:                        39     $231,741,941   100.0%     74.2%    1.46x
--------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:          110
---------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                              PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                            NUMBER OF        PRINCIPAL    % OF      WA     WA UW
PROPERTY TYPE          SUB PROPERTY TYPE    PROPERTIES         BALANCE    IPB      LTV      DSCR
--------------------------------------------------------------------------------------------------
MULTIFAMILY            GARDEN                       27     125,012,043    53.9%   73.5%     1.39x
                       MID/HIGH RISE                 2       4,296,840     1.9    70.9%     1.47x
                       --------------------------------------------------------------------------
                       SUBTOTAL                     29    $129,308,883    55.8%   73.5%     1.39x
--------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING   MANUFACTURED HOUSING         18    $102,433,058    44.2%   75.2%     1.55x
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              47    $231,741,941   100.0%   74.2%     1.46x
--------------------------------------------------------------------------------------------------



                                    10 of 69

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ORIGINAL AMORTIZATION         NUMBER       PRINCIPAL    % OF     WA      WA UW
TERM                         OF LOANS       BALANCE     IPB     LTV      DSCR
--------------------------------------------------------------------------------
240 - 300                          12    $38,536,173    18.4%   74.2%     1.35x
301 - 330                           1     45,528,000    21.8    76.2%     1.47x
331 - 360                          25    125,077,768    59.8    72.7%     1.44x

--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            38   $209,141,941   100.0%   73.7%     1.43x
--------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 340
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER      PRINCIPAL    % OF       WA       WA UW
CUT-OFF LTV                OF LOANS       BALANCE    IPB       LTV       DSCR
--------------------------------------------------------------------------------
35.2% - 49.9%                     2    $6,025,483     2.6%    40.1%      2.35x
60.0% - 64.9%                     3    14,988,148     6.5      61.4%      1.59x
65.0% - 69.9%                     6    17,814,473     7.7      67.3%      1.51x
70.0% - 74.9%                     5    35,568,033    15.3      73.2%      1.38x
75.0% - 79.9%                    23   157,345,804    67.9      77.8%      1.42x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          39  $231,741,941   100.0%    74.2%      1.46x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                              NUMBER      PRINCIPAL     % OF       WA    WA UW
    AMORTIZED TYPES         OF LOANS       BALANCE       IPB      LTV     DSCR
--------------------------------------------------------------------------------
BALLOON LOANS(2)                   34   $147,313,941     63.6%    73.0%   1.42x
PARTIAL INTEREST-ONLY               4     61,828,000     26.7     75.4%   1.47x
INTEREST ONLY(3)                    1     22,600,000      9.8     79.0%   1.69x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            39   $231,741,941    100.0%    74.2%   1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           NUMBER OF      PRINCIPAL     % OF     WA      WA UW
CURRENT OCCUPANCY RATES   PROPERTIES       BALANCE      IPB     LTV       DSCR
--------------------------------------------------------------------------------
64.3% - 80.0%                       3     $7,788,521     3.4%   70.6%     1.42x
80.1% - 90.0%                       3     14,920,000     6.4    72.6%     1.53x
90.1% - 95.0%                      15     74,535,714    32.2    74.8%     1.37x
95.1% - 100.0%                     26    134,497,706    58.0    74.3%     1.50x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            47   $231,741,941   100.0%   74.2%     1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REMAINING AMORTIZATION     NUMBER       PRINCIPAL       % OF      WA     WA UW
TERM                      OF LOANS        BALANCE       IPB      LTV      DSCR
--------------------------------------------------------------------------------
238 - 300                       12    $38,536,173      18.4%    74.2%     1.35x
301 - 330                        1     45,528,000      21.8     76.2%     1.47x
331 - 360                       25    125,077,768      59.8     72.7%     1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         38   $209,141,941     100.0%    73.7%     1.43x
--------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:             338
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY DATE/ARD(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER        PRINCIPAL    % OF      WA     WA UW
MATURITY/ARD LTV            OF LOANS         BALANCE    IPB      LTV     DSCR
--------------------------------------------------------------------------------
29.3% - 49.9%                      4     $17,136,336     7.4%    65.0%    1.61x
50.0% - 59.9%                     13      47,781,131    20.6     66.9%    1.54x
60.0% - 64.9%                      9      88,314,867    38.1     76.3%    1.38x
65.0% - 69.9%                     11      51,962,556    22.4     78.1%    1.37x
70.0% - 74.9%                      1       3,947,050     1.7     78.9%    1.33x
75.0% - 79.0%                      1      22,600,000     9.8     79.0%    1.69x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           39    $231,741,941   100.0%    74.2%    1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    YEAR                  NUMBER OF      PRINCIPAL     % OF        WA     WA UW
BUILT/RENOVATED          PROPERTIES        BALANCE     IPB        LTV     DSCR
--------------------------------------------------------------------------------
1960 - 1969                       7      $21,568,509     9.3%    67.7%    1.86x
1970 - 1979                       9       36,350,363    15.7     74.3%    1.39x
1980 - 1989                      12       70,403,698    30.4     75.0%    1.52x
1990 - 1999                       4       28,530,363    12.3     76.7%    1.27x
2000 - 2003                      15       74,889,008    32.3     74.5%    1.39x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE:                         47     $231,741,941   100.0%    74.2%    1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER      PRINCIPAL      % OF      WA     WA UW
PREPAYMENT PROTECTION      OF LOANS       BALANCE       IPB      LTV     DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       38     $228,949,641    98.8%    74.2%    1.46x
LO-YIELD MAINTENANCE              1        2,792,300    1.2      76.5%    1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED
AVERAGE:                         39     $231,741,941   100.0%    74.2%    1.46x
--------------------------------------------------------------------------------


1 Excludes loans that are interest-only for their entire term.

2 Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans that pay interest-only for a portion their term and the mortgage loans that pay interest-only for their entire term.

3 The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

4 Excludes fully amortizing mortgage loans.




                                    11 of 69
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

-----------------------------------------------------------------------------------------------------------------------------------
                                                         TOP 10 MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------------------------
LOAN          LOAN NAME                      LOAN    CUT-OFF DATE   % OF               UNIT OF  LOAN PER     UW        CUT-OFF
SELLER(1)     (LOCATION)                    GROUP      BALANCE      IPB       UNITS    MEASURE    UNIT      DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 JPMCB   The Forum Shops                        1    $155,000,000   14.9%    655,079     SF       $710(2)  2.18x(2)     46.5%(2)
         (Las Vegas, NV)
 JPMCB   Hometown America Portfolio IV & V    1,2(3)   96,914,995    9.3       3,742    Pads   $25,899     1.47x        76.2%
         (Various, Various)
 NCCI    One Fordham Plaza                      1      64,492,581    6.2     414,002     SF       $156     1.36x        72.1%
         (Bronx, NY)
 NCCI    Fiesta Mall                            1      58,000,000    5.6     313,327     SF       $185     2.52x        44.6%
         (Mesa, AZ)
 JPMCB   White Oak Crossing Shopping Center     1      47,380,325    4.5     516,556     SF        $92     1.43x        66.7%
         (Garner, NC)
 JPMCB   150 West Main Street Office Tower      1      30,000,000    2.9     227,984     SF       $132     1.40x        76.9%
         (Norfolk, VA)
 JPMCB   Foothill Towne Centre Plaza            1      24,955,560    2.4     205,077     SF       $122     1.67x        59.4%
         (Lake Forest, CA)
 NCCI    Courtly Manor                          2      22,600,000    2.2         525    Pads   $43,048     1.69x        79.0%
         (Hialeah Gardens, FL)
 NCCI    Plaza De Oro                           1      15,652,373    1.5      99,102     SF       $158     1.34x        76.4%
         (Murrieta, CA)
 JPMCB   Washington Village Apartments          2      14,094,858    1.4         288    Units  $48,940     1.23x        74.6%
         (Greenfield, IN)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL/WEIGHTED AVERAGE:                     $529,090,693   50.8%                                  1.78x        62.0%
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------

---------------------------------
LOAN      PROPERTY
SELLER(1) TYPE
---------------------------------
 JPMCB    Retail - Regional Mall

 JPMCB    Manufactured Housing

 NCCI     Office - Suburban

 NCCI     Retail - Regional Mall

 JPMCB    Retail - Anchored

 JPMCB    Office - CBD

 JPMCB    Office - Suburban

 NCCI     Manufactured Housing

 NCCI     Retail - Anchored

 JPMCB    Multifamily - Garden

---------------------------------

---------------------------------

---------------------------------

1 "JPMCB" = JPMORGAN CHASE BANK; "NCCI" = NOMURA CREDIT & CAPITAL, INC.

2 WITH RESPECT TO THE FORUM SHOPS LOAN CALCULATED BASED UPON THEIR AGGREGATE
  PARI PASSU COMPONENT NOTE BALANCES.

3 HOMETOWN AMERICA PORTFOLIO IV IS IN MORTGAGE LOAN GROUP 1 AND HOMETOWN AMERICA
  PORTFOLIO V IS IN MORTGAGE LOAN GROUP 2.



                                    12 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1
























                      [THIS PAGE INTENTIONALLY LEFT BLANK]















                                    13 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------











                    [FOUR PHOTOS OF THE FORUM SHOPS OMITTED]








                                    14 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                MORTGAGE LOAN INFORMATION                                               PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL                                                    SINGLE
BALANCE:                     $155,000,000 (Pari Passu)(1)             ASSET/PORTFOLIO:         Single Asset
CUT-OFF PRINCIPAL BALANCE:   $155,000,000 (Pari Passu)(1)             TITLE:                   Leasehold
% OF POOL BY IPB:            14.9%                                    PROPERTY TYPE:           Retail - Regional Mall
SHADOW RATING (M/F)(2):      Aa3/AA                                   SQUARE FOOTAGE(4):       655,079
LOAN SELLER:                 JPMorgan Chase Bank                      LOCATION:                Las Vegas, NV
BORROWER:                    Forum Shops, LLC                         YEAR BUILT/RENOVATED:    1992 & 1997/2003
SPONSOR:                     Simon Property Group, L.P.               OCCUPANCY(5):            97.0%
ORIGINATION DATE:            11/14/2003                               OCCUPANCY DATE:          10/15/2003
INTEREST RATE:               4.7931%                                  SALES PER SF(6):
INTEREST ONLY PERIOD:        24 Months                                  1999:                  $1,248
MATURITY DATE:               12/1/2010                                  2000:                  $1,243
AMORTIZATION TYPE:           Balloon                                    2001:                  $1,165
ORIGINAL AMORTIZATION:       360                                        2002:                  $1,201
REMAINING AMORTIZATION:      360                                        2003:                  $1,222
CALL PROTECTION:             L(24),Def(51),O(7)3                      NUMBER OF TENANTS:       98
CROSS-COLLATERALIZATION:     No                                       HISTORICAL NOI:
LOCK BOX:                    Cash Management Agreement                  2001:                  $31,193,611
ADDITIONAL DEBT:             Yes                                        2002:                  $33,960,871
ADDITIONAL DEBT TYPE:        Represents the pari passu A1               2003:                  $43,303,573
                             companion note, the pari passu A3        UW NOI(7):               $64,362,759
                             companion note and the subordinate       UW NET CASH FLOW(7):     $63,846,143
                             B note                                   APPRAISED VALUE(8):      $1,000,000,000
LOAN PURPOSE:                Refinance                                APPRAISAL DATE:          11/1/2004

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
An $8,000,000 upfront reserve for tenant improvements on Phase
III space is required.  Following a trigger event(11), monthly                                   PARI PASSU
reserves are required for taxes, CapEx and ground rent.  In lieu                                   NOTES(9)         WHOLE LOAN(10)
of cash deposits by the Forum Shops borrower for the reserves,                                --------------------------------------
Simon Property Group, L.P. may provide a guaranty of such             CUT-OFF DATE LOAN/SF:         $710               $840
amounts.  Such guaranty will be allowed so long as Simon              CUT-OFF DATE LTV:             46.5%              55.0%
Property Group, L.P. maintains a long term debt rating of at          MATURITY DATE LTV:            42.7%              50.6%
least BBB- (or its equivalent) by any of the rating agencies.  A      UW DSCR:                      2.18x              1.85x
$48,000,000 reserve representing 125% of remaining construction costs on Phase III was also required and may be replaced by a letter of credit.
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                               MOODY'S/    SQUARE     % OF      SALES    BASE RENT       LEASE
         TENANT NAME                 PARENT COMPANY             S&P(12)     FEET      GLA      PSF(13)     PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
FAO SCHWARZ                  D.E. Shaw                          NAP/NAP    31,642     6.5%       $400     $53.29          2013
VIRGIN MEGASTORE             Virgin Group Ltd.                  NAP/NAP    28,695     5.9%       $439     $50.36          2013
NIKETOWN                     Nike, Inc.  (NYSE: NKE)             A2/A      27,693     5.7%       $250     $55.98          2008
PLANET HOLLYWOOD             Planet Hollywood                   NAP/NAP    24,290     5.0%       $277     $43.56          2009
BANANA REPUBLIC              The Gap Inc. (NYSE: GPS)           Ba3/BB+    16,912     3.5%     $1,256     $53.22          2008
THE GAP/GAP KIDS             The Gap Inc. (NYSE: GPS)           Ba3/BB+    15,910     3.3%     $1,042     $80.77          2009
CHINOIS                      Wolfgang Puck Worldwide, Inc.      NAP/NAP    15,317     3.1%       $879     $19.33          2013
EXPRESS WOMEN                Limited Brands (NYSE: LTD)        Baa1/BBB+   12,876     2.6%       $712     $40.00          2005
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A2 component note in a 4-component note whole loan structure in the aggregate principal amount of $550,000,000. The A2 component note is pari passu with a $155,000,000 A1 component note, and a $155,000,000 A3 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, A2 and A3 component notes and is also not included in the trust.

(2) Moody's and Fitch have confirmed that the Forum Shops loans in the context of its inclusion in the trust, has credit characteristics consistent with investment-grade rated obligations.

(3) Remaining prepayment lockout is earlier of three years from origination date or two years from securitization of the last securitized component note. Lockout period and defeasance period will vary accordingly.

(4) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(5) Occupancy percentage includes only Phase I and Phase II.

(6) For all tenants under 10,000 square feet reporting sales.

(7) Based upon proforma cashflow after completion of Phase III.

(8) Represents stabilized value upon the completion of Phase III construction. Phase I & II are valued at $735,000,000.

(9) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(10) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(11) A trigger event will occur if NOI falls below $50 million for two consecutive quarters following the opening of Phase III.

(12) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(13) Represents space for which the respective tenant reports sales as of 12/31/2003.



                                    15 of 69

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

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 655,079 square foot retail - regional mall. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B note (subordinate to the Forum Shops loan and the Forum Shops companion notes), which is not included in the trust.

LOAN FEATURES. The Forum Shops property is encumbered by a long term ground lease terminating in August 2050, with one 25-year extension option. Under the terms of the ground lease, the Forum Shops borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. The completion guaranty is additionally supported by a letter of credit in the original amount of $48,020,000, which was equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops loan, SPG leased all of the Phase III space from the Forum Shops borrower under a 20-year master lease at an initial rate of $25,000,000 per year. The rent under the master lease will reduce as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The borrowing entity is a single purpose entity controlled by SPG. SPG is a publicly traded retail real estate company with a total market capitalization of approximately $25 billion as of December 31, 2003. Through its subsidiary partnerships, SPG currently has an interest in 245 properties containing an aggregate of 190 million square feet of gross leasable area in 37 states, as well as 47 assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV, originally opened in 1992 with approximately 255,426 square feet (Phase I) of retail space connected to the Caesars Palace hotel and casino. The Forum Shops nearly doubled its size in 1997 when it added approximately 233,618 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 175,000 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. Phases I & II of the Forum Shops is 97.0% leased with sales of $1,222 per square foot for tenants under 10,000 square feet that reported sales in 2003. Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip". More than 35 million visitors come to Las Vegas annually and a large majority of them visit or stay on Las Vegas Boulevard. The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth. Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.

-----------------------------------------------------------------------------------------------------------------------------------
                                                          LEASE ROLLOVER SCHEDULE(2)

                 NUMBER OF   SQUARE                            % OF BASE    CUMULATIVE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
                  LEASES      FEET     % OF GLA   BASE RENT       RENT      SQUARE FEET     % OF GLA      BASE RENT   OF BASE RENT
     YEAR        EXPIRING   EXPIRING   EXPIRING   EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       14,869       3.0%         NAP        NAP         14,869          3.0%              NAP        NAP
2004 & MTM           13       36,445       7.5    $3,971,367       9.1%        51,314         10.5%       $3,971,367       9.1%
2005                 11       48,842      10.0     3,587,010       8.2        100,156         20.5%       $7,558,377      17.4%
2006                  5        4,622       0.9       865,145       2.0        104,778         21.4%       $8,423,522      19.4%
2007                  7       24,839       5.1     1,507,158       3.5        129,617         26.5%       $9,930,680      22.8%
2008                 29      115,796      23.7     9,636,218      22.2        245,413         50.2%      $19,566,899      45.0%
2009                  8       50,852      10.4     3,896,250       9.0        296,265         60.6%      $23,463,149      54.0%
2010                  4       17,607       3.6     1,328,585       3.1        313,872         64.2%      $24,791,734      57.0%
2011                  1        1,620       0.3       202,500       0.5        315,492         64.5%      $24,994,234      57.5%
2012                  9       31,895       6.5     5,335,515      12.3        347,387         71.0%      $30,329,749      69.8%
2013                 17      108,318      22.1     9,003,019      20.7        455,705         93.2%      $39,332,768      90.5%
2014                  5       21,554       4.4     3,710,060       8.5        477,259         97.6%      $43,042,828      99.0%
AFTER                 1       11,785       2.4       440,000       1.0        489,044        100.0%      $43,482,828     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL               110      489,044     100.0%  $43,482,828     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal with a stabilization date of November 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) The lease rollover schedule includes only Phase I and Phase II.




                                    16 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------
















                     [SITE PLAN OF THE FORUM SHOPS OMITTED]















                                    17 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------
















                        [MAP OF THE FORUM SHOPS OMITTED]





















                                    18 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------
















                       [PHOTO OF THE FORUM SHOPS OMITTED]
















                                    19 of 69

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

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------








           [FOUR PHOTOS OF HOMETOWN AMERICA PORTFOLIO IV & V OMITTED]










                                    20 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                 MORTGAGE LOAN INFORMATION                                               PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL                                                    SINGLE
BALANCE:                     $96,914,995                              ASSET/PORTFOLIO:        Portfolio
CUT-OFF PRINCIPAL BALANCE:   $96,914,995                              TITLE:                  Fee
% OF POOL BY IPB:            9.3%                                     PROPERTY TYPE:          Manufactured Housing Community
LOAN SELLER:                 JPMorgan Chase Bank                      PADS:                   3,742
BORROWER:                    Various (see pages 22 - 25)              LOCATION:               Various (see chart titled "Portfolio
                                                                                              Properties")
SPONSOR:                     Hometown America, L.L.C.                 YEAR BUILT/RENOVATED:   Various (see chart titled "Portfolio
                                                                                              Properties")
ORIGINATION DATE:            10/16/2003                               OCCUPANCY:              95.6%
INTEREST RATE:               5.4880%                                  OCCUPANCY DATE:         7/21/2003 & 10/14/2003
INTEREST ONLY PERIOD:        24 Months                                HISTORICAL NOI:
MATURITY DATE:               11/1/2013                                 2001:                  $9,110,714
AMORTIZATION TYPE:           Balloon                                   2002:                  $10,096,467
ORIGINAL AMORTIZATION:       330                                       TTM AS OF 9/30/2003:   $10,395,947
REMAINING AMORTIZATION:      330                                      UW NOI:                 $10,255,130
CALL PROTECTION:             L(24),Def(89),O(4)                       UW NET CASH FLOW:       $10,068,030
CROSS-COLLATERALIZATION:     Yes                                      APPRAISED VALUE:        $127,210,000
LOCK BOX:                    Soft                                     APPRAISAL DATES:        7/2003 - 8/1/2003
ADDITIONAL DEBT:             NAP
ADDITIONAL DEBT TYPE:        NAP
LOAN PURPOSE:                Acquisition
---------------------------------------------------------------       --------------------------------------------------------------

---------------------------------------------------------------       --------------------------------------------------------------
                             ESCROWS                                                            FINANCIAL INFORMATION
---------------------------------------------------------------       --------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY         CUT-OFF DATE LOAN/SF:   $25,899
                                    -------------- ------------
                  Taxes:              $665,901        $69,184         CUT-OFF DATE LTV:       76.2%
                  Environmental:       $36,250             $0         MATURITY LTV:           64.8%
                  Engineering:        $453,300             $0         UW DSCR:                1.47x
                  CapEx:                    $0        $13,472
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                      YEAR BUILT/      # OF     % OF       AVERAGE
     PROPERTY NAME              LOCATION               RENOVATED       PADS  TOTAL PADS  RENT PER PAD   OCCUPANCY   APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
STARLIGHT RANCH             Orlando, FL                1972/2001        783     20.9%        $353          95.4%      $27,640,000
COUNTRYSIDE VILLAGE         Federal Heights, CO           1974          345      9.2         $413          98.6%       16,200,000
SWAN CREEK                  Ypsilanti, MI                 1989          294      7.9         $379          99.3%       12,130,000
HIDDEN VALLEY               Orlando, FL                   1975          303                  $361         100.0%       11,840,000
REGENCY LAKES               Winchester, VA                1986          384     10.3         $287          99.7%       11,800,000
FRIENDLY VILLAGE            Greeley, CO                   1971          226      6.0         $339          97.3%        9,000,000
ROSEMOUNT WOODS             Rosemount, MN                 1982          182      4.9         $410          98.9%        8,500,000
WESTPARK                    Wickenburg, AZ                1975          183      4.9         $336          92.3%        6,000,000
FOXWOOD FARMS               Ocala, FL                  1969/1980        375     10.0         $273          81.6%        5,810,000
ROYAL ESTATES               Kalamazoo, MI                 1967          183      4.9         $330          88.0%        5,800,000
ORANGE LAKE                 Clermont, FL                  1985          242      6.5         $289          98.3%        5,590,000
APACHE EAST                 Apache Junction, AZ           1982          123      3.3         $281          95.9%        3,000,000
HILLCREST                   Rockland, MA                  1960           83      2.2         $404         100.0%        2,900,000
THE GLEN                    Norwell, MA                   1950           36      1.0         $450         100.0%        1,000,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                3,742      100%        $342          95.6%     $127,210,000
------------------------------------------------------------------------------------------------------------------------------------

                                    21 of 69

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

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

THE LOAN. The Hometown America Portfolio IV & V loans are secured by first mortgages on 14 manufactured housing communities entities. The sponsor of the loans is Hometown America, L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio IV & V properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Hometown America Portfolio IV & V consist of 14 manufactured housing communities: Starlight Ranch, Countryside Village, Swan Creek, Hidden Valley, Regency Lakes, Rosemount Woods, Friendly Village, Westpark, Foxwood Farms, Royal Estates, Orange Lake, Apache East, Hillcrest and The Glen. There are a total of 3,742 pads with a weighted average occupancy of 95.6%. The weighted average monthly pad rent is approximately $342. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1).

STARLIGHT RANCH

The Starlight Ranch property is located in Orlando, Orange County, Florida. The neighborhood is in east Orlando, about six miles east of the Orlando central business district. The property is located along the south side of Pershing Avenue, about one mile east of State Road 436 (Semoran Boulevard). The main entrance to the property is aligned with a traffic signal and median break along Pershing Avenue.

The Orlando MSA estimated 2002 population is 1,739,064. The MSA has experienced a 5.7% population increase between 2000 and 2002 and is projected to increase by 13.3% from 2002 to 2007. As of December 2002, the Orlando MSA had an unemployment rate of 5.2%, compared to the state unemployment rate of 5.3%. The 2002 average household income within a five-mile radius of the subject was $61,675. The dominant employment sector in the Orlando MSA is tourism. The area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rent levels for the past several years. Since 1996 average rents have increased at a compounded rate of 3.8%. The Orlando metro market has an occupancy rate of 93.3% while the 55+ submarket had an average occupancy rate of 95% as of mid-year 2003 and an average rental rate of $315 per pad. A lack of suitably zoned land has implied no new construction in the subject's market area over the last five years.

COUNTRYSIDE VILLAGE

The Countryside Village property is located in Federal Heights, Adams County, Colorado, approximately 13 miles northwest of the Denver CBD. The property is on the east side of Federal Boulevard north of Cascade Drive, approximately one-quarter mile northwest of 96th Avenue. Ingress and egress is available to the site via a community driveway accessible from Federal Boulevard. Major north/south roadways for the neighborhood include Sheridan Boulevard, Federal Boulevard and Pecos Street.

Adams County's population, as of year-end 2000 was 350,642. Adams County has experienced a 3.22% average annual growth between 1990 and 2002. The Denver PMSA unemployment rate as of June 2003 was 6.2%, compared to the State unemployment rate of 6.0%. The 2002 average household income within a 5-mile radius of the subject was $69,355. The area's top employers include King Soopers Inc., Quest Communications, Centura Health, Safeway Inc. and HealthOne.

The Denver metro area manufactured housing market experienced annual rent increases of 5.8% between 1999 and 2003. The subject's competive set has an average occupancy rate of 93% with an average rental rate of $449 per pad.

SWAN CREEK

The Swan Creek Property is located in Ypsilanti, Washtenaw County, Michigan. Ypsilanti is included in the larger Detroit MSA. The subject site lies on the west side of McKean road in the southeast section of Ypsilanti. The site is a rectangular parcel that has been improved with numerous roadways. The site is accessible via one roadway (Swans Hill) off the west side of McKean Road. Primary access to the neighborhood is provided by Interstate-94, the primary east-west roadway connecting Ypsilanti with Ann Arbor to the west and with Detroit to the east.

The Detroit MSA estimated 2002 population is 4,449,889. The Detroit MSA experienced a total 4.1% population increase between 1990 and 2000. The Detroit MSA has an unemployment rate of 6.6%. The 2002 average household income within a five-mile radius of the subject was $62,764. The area's top employers are Ford Motor Company, General Motors, K-Mart, Diamler-Chrysler and Detroit Medical.

The Detroit metro area has experienced downward pressure on mobile home occupancy levels over the past two years with an average vacancy rate of 6.8% as of February 2003 compared to 6.2% a year earlier. The subject is located in the Washtenaw submarket which reports an average occupancy level 91% and an average effective rent of $351 per pad. There are no new proposed communities in the subject's immediate vicinity.

--------------------------------------------------------------------------------
(1) Certain information from the Hometown America Portfolio IV & V loan appraisals dated July 10, 2003, July 11, 2003, July 14, 2003, July 16, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    22 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

HIDDEN VALLEY

The Hidden Valley property is located in Orlando, Orange County, Florida. The property is located along the west side of Apopka Vineland Road, about one and one-half mile north of Interstate 4. Interstate 4 is the primary east-west directed commercial roadway for the area. Apopka Vineland Road is a north-south commercial corridor developed with a variety of commercial uses. The property's main entrance is aligned with a traffic signal and a median break along Pershing Avenue.

The Orlando MSA's population, as of year-end 2002 was estimated to be 1,739,064. The Orlando MSA experienced a 3.0% average annual growth rate between 1990 and 2000. The Orlando MSA has an unemployment rate of 5.2%, compared to the State unemployment rate of 5.3%. The Orlando MSA had a 2002 estimated average household income of $61,309. The area's top employers are Walt Disney World, Adventist Health, Publix, Wal-Mart and Universal Orlando.

The Orlando manufactured housing market has exhibited stable occupancy levels and increasing rent levels for the past several years. Since 1996 average rents have increased at a compounded rate of 3.8%. The 55+ submarket had an average occupancy rate of 95% as of mid-year 2003 and an average rental rate of $315 per pad. A lack of suitable zoning in the property's market area has implied no new construction over the last five years and new supply has primarily come from the expansion of existing communities.

REGENCY LAKES

The Regency Lakes property is located in Winchester, Frederick County, Virginia. The property is approximately 1/4 mile north of Route 7 at its intersection with Regency Lakes Drive. Ingress/egress to the site is available via Regency Lakes Drive. Route 7 and Interstate 81 provide primary access to the subject neighborhood. Interstate 81 runs from Canada to Tennessee, connecting the Winchester-Frederick County area with markets to the north, south, east, and west.

Frederick County's population, as of year-end 2002 was 61,687. The county has experienced a 2.1% average annual growth since 2002. As of year-end 2002, Frederick County had an unemployment rate of 2.8%. Frederick County's dominant employment sectors are trade, transportation, and manufacturing. The area's top employers include Rubbermaid Commercial Products, Federal Mogul Corp, Lear Operations Corp., Valley Health Systems, Kohl Corporation, and PolyOne Corp.

Demand for the subject and its competitive properties in the local area generated from their relatively low cost and easy access to employment centers in the Winchester area as well as secondary markets. Comparable properties to the subject all report occupancy levels of 95% or better and a lack of suitable zoned vacant land has implied no new additions to the market supply.

ROSEMOUNT WOODS

The Rosemount Woods property is located in Rosemount Woods, Dakota County, Minnesota near the Wisconsin border. This area is also commonly known as the Twin Cities, and St. Paul serves as the state capital. The property is located on the east side of South Robert Trail Road, about one-quarter mile north of downtown Rosemount. The neighborhood is in the City of Rosemount, on the northern end of Dakota County, about fifteen miles south of the St. Paul CBD. Primary access to the neighborhood is by Connemara Trail and Brazil Avenue. Connemara Trail is on the north side of the subject and eventually becomes Brazil Avenue - a two-lane gravel road running north-south and connecting to downtown Rosemount.

Dakota County's population, as of year-end 2001 was 363,866. Dakota County experienced a 6.4% average annual growth between 1990 and 2000. The Minneapolis/St. Paul MSA has a unemployment rate of 4.1%, compared to the State unemployment rate of 4.9%. The 2002 average household income within a five-mile radius of the subject was $100,625. The Rosemount area's top employers include the Rosemount School District, Flint Hills, Dakota County Technical College, Grief Brothers Corp., and Spectro Alloys Corp.

The subject is the only manufactured housing community in its immediate market area. Comparable mobile home parks in the market area have an average occupancy rate of 95.6% and no new parks are planned for the area. The majority of new residential supply in the Rosemount area has been high-end single family uses.

FRIENDLY VILLAGE

The Friendly Village property is located in Greeley, Weld County, Colorado. The Northern Colorado market centers around two major communities; Fort Collins to the west and Greeley to the east. These two communities are the county seats for Larimer and Weld Counties, respectively. The subject is located on the east side of 35th Avenue, at the southeast corner of the intersection with "C" Street. The subject neighborhood encompasses all of Greeley and the city of Evans in west central Weld County. The subject property is approximately 67 miles northeast of Denver, CO.

Weld County's population, as of the 2000 census, was 180,936. The county experienced a 37.3% average annual growth between 1990 and 2000. The area's top employers include Eastman Kodak, Starteck and Hewlett Packard. For Greeley and smaller towns within proximity to the property, a majority of employers remain in the large agribusiness. ConAgra/Monfort employs approximately 5,000 employees in Greeley or a neighboring town.

The Denver metro area manufactured housing market experienced annual rent increases of 5.8% between 1999 and 2003 with moderate growth levels expected in the future. Comparable properties considered competitive to the subject have an average occupancy rate of 96%. There is limited new supply planned for the property's market area.

--------------------------------------------------------------------------------

                                    23 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

WESTPARK

The Westpark property is located in Wickenburg, Maricopa County, Arizona. The property is located outside of the small farming community of Maricopa, Arizona in the northern portion of Pinal County. The subject neighborhood is located within the town of Wickenburg, a high desert town located approximately 60 miles northwest of Phoenix. Ingress and egress is available to the site via one curb cut provided along the south side of Wickenburg Way.

Pinal County's population, as of year-end 2002 was 192,807. The Metro Phoenix unemployment rate as of December 2002 was 5.2%, compared to the State unemployment rate of 5.6%. The 2002 average household income within a five-miles radius of the Westpark property was $52,251. The top employers in metropolitan Phoenix include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

There is limited information available for the subject's immediate market. However, existing comparable properties have an average occupancy rate of 87%. There are few barriers to entry to the local market. The occupancy rate for the Phoenix metro market was 90% as of January 2003 with an average rental rate of $333 compared to $321 in the previous year.

FOXWOOD FARMS

The Foxwood Farms property is located in Ocala, Marion County, Florida. Ocala is 100 miles southwest of Jacksonville, 75 miles west of Daytona Beach, and 95 miles northeast of Tampa. The property is located along the west side of US Highway 27 (Blitchton Road), about three quarters of a mile west of Interstate
75. The main entrance to the subject property provides unrestricted right-in/right-out and left-in/left-out access to the subject with a median break provided on US Highway 27.

Marion County's population, as of year-end 2002 was 273,196. The county has experienced a 2.9% average annual growth between 1990 and 2000. Marion County has a unemployment rate of 4.4%, compared to the State unemployment rate of 4.9%. The area's top employers include Marion County School Board, State of Florida, Munroe Regional Medical Center, Emergency One and Wal-Mart.

The Ocala metro area has an average occupancy rate of 81.3% as of May 2003 while the property's competitive set has an average occupancy rate of 91.6%. Given the lack of suitable zoning, there have been no new mobile home communities built in the subject's market area over the last five years and limited supply is expected in the future.

ROYAL ESTATES

The Royal Estates property is located in Kalamazoo, Kalamazoo County, Michigan. The location is approximately 20 miles west of Battle Creek, and 40 miles south of Grand Rapids, Michigan. Detroit is located about 140 miles to the east. The property is on the east side of Ravine Road, and approximately 10 miles northwest of the Kalamazoo CBD. Primary ingress and egress is available to the site via an access easement from Ravine Road, with one curb cut along this north-south right-of-way. The property is located approximately 12 miles north of Interstate 94. Interstate 94 provides linkages to the surrounding major cities.

Kalamazoo MSA's population, as of year-end 2002 was 454,896. Kalamazoo MSA has an unemployment rate of 6.2%, compared to the state unemployment rate of 7.2%. Within a five-mile radius from the Royal Estates property, the 2002 average household income was $61,814. The area's top employers include Pharmacia & Upjohn, Western Michigan University, National City Bank, Bronson Healthcare Systems and Borgess Healthcare Systems.

The Kalamazoo manufactured housing community market has suffered some weakness over the last two years consistent with the slowdown in the national economy. The average vacancy rate was 13% as of February 2003 compared to 89% in the previous year. The average rental rate was $278 per pad.

ORANGE LAKE

The Orange Lake property is located in Clermont, Lake County, Florida, which is part of the Orlando MSA. The property is situated approximately 30 miles west of downtown Orlando, and 45 miles northwest of the Orlando International Airport. The property is located along the south side of US Hwy 50 (Colonial Drive) about 3 miles east of US Hwy 27. The main entrance to the property is not aligned with a traffic signal on State Road 50. However, the entrance is aligned with a median break that provides unrestricted right-in/right-out and left in/left-out access to the subject.

The Orlando MSA estimated 2002 population is 1,739,064. The MSA has experienced a 5.7% population increase between 2000 and 2002. The Orlando MSA had an unemployment rate as of December 2002 of 5.2%, compared to the state unemployment rate of 5.3%. The 2002 average household income within a five-mile radius of the property was $47,957. The dominant employment sector in the Orlando MSA is tourism. The area's top employer is Walt Disney world, distantly followed by Adventist Health and Publix.

The Lake County manufactured housing market currently reports an average occupancy rate85.3% while properties considered comparable to the property reports an average occupancy rate of 93.3%. There have been no new parks developed in the property's market area over the past five years and no new parks are planned in the near future.

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                                    24 of 69
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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
--------------------------------------------------------------------------------

APACHE EAST

The Apache East property is located in Apache Junction, Pinal County, Arizona. The subject is on the west side of South Tomahawk Road, about one-half mile south of U.S. 60. Ingress and egress is available to the site via one curb cut along the west side of South Tomahawk Road. The road system in the area is primarily influenced by US 60 (a.k.a. the Superstition Freeway), which runs east and west through the neighborhood and connects Apache Junction with metro-Phoenix.

Pinal County's population, as of year-end 2002 was 192,807. The county experienced a 3.6% average annual growth rate between 1990 and 2000. The Phoenix-Mesa PMA has an unemployment rate of 5.2%, compared to a 5.6% rate for Arizona. Pinal County's 2002 average household income within a 5-mile radius was $37,034. Metropolitan Phoenix's dominant employment sectors are services (32.53%); retail trade (18.47%); and state and local government (12.4%). The area's top employers include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

The Apache East mobile home market reports an average occupancy rate of 82% as of January 2003 compared to 81% in the previous year. The average rent for the same period was $288 per pad compared to $277 in 2002. The lower occupancy levels for the property's submarket are in large part due to the inclusion of recreational vehicle (RV) spaces in some parks. RV space occupancy levels tend to fluctuate significantly between summer and winter months.

HILLCREST

The Hillcrest property is located in Rockland, Plymouth County, Massachusetts. The city of Rockland is located in northern Plymouth County about 18 miles southeast of the Boston CBD. Rockland is located in the Boston-New Hampshire PMSA. The subject is on the westerly side of Beech Street, about one mile south of Winter Street. Ingress and egress is available to the site via a curb cut in the street. Primary access to the subject neighborhood is by Beech Street a two-lane street that connects Route 123 with neighboring Hanson. Primary access to Rockland is by the Route 228 exit off of Route 3, the primary expressway in Southeastern Massachusetts. Route 3 connects Cape Cod and Boston's South Shore with the City of Boston itself.

The city of Rockland's population as of 2000 was 17,670. The city of Rockland has a current unemployment rate of 5.5% compared to the State unemployment rate of 5.7%. The 2002 average household income within 5 miles of the property is $74,043. The area's top employers include Fidelity Investments, Fleet Boston Financial Corporation, Verizon, John Hancock, and Gillette.

There are high barriers to entry to the subject's market area by way of strict zoning laws. No new communities have been developed in the market area since 1990. As a result, demand has outpaced supply in recent years, particularly in the age-restricted segment of the market. Competitive properties to the subject report an average occupancy rate of 99%.

THE GLEN

The Glen property is located in Norwell, Plymouth County, Massachusetts. The town of Norwell is located in northern Plymouth County, about 18 miles southeast of the Boston CBD. The property is situated on the west side of Washington Street, about one mile south of the intersection of Routes 228 and 53. The site does have frontage along Route 53 (Washington Street) but ingress and egress to the site is via a 40-foot wide right-of-way through property owned by the Loring Realty Trust which breaks the subject's frontage.

The Plymouth County population, as of year-end 2000, was 472,822. The County has experienced an 8.6% average annual growth from 1990 to 2000. The Town of Norwell, as of June 2002, had an unemployment rate of 3.6%, compared to the state unemployment rate of 5.7%. The 2002 average household income, within a five-mile radius of the property was $88,183. The Boston MSA's top employers include Fidelity Investments, FleetBoston Financial Corp., Verizon (Formally Bell Atlantic), John Hancock, and Gillette Company.

PROPERTY MANAGEMENT. Hometown America Management, L.L.C., Hometown America Management, L.P., Hometown America, L.L.C. and Hometown America L.P. are the property managers of Hometown America Portfolio IV & V. Each of these entities is affiliated with the borrower.

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                                    25 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        HOMETOWN AMERICA PORTFOLIO IV & V
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                                    26 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1



















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                                    27 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

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                                ONE FORDHAM PLAZA
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                                    28 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                         LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $65,000,000                              SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF PRINCIPAL BALANCE:    $64,492,581                              TITLE:                   Leasehold
% OF POOL BY IPB:             6.2%                                     PROPERTY TYPE:           Office
LOAN SELLER:                  Nomura Credit & Capital,Inc.             SQUARE FOOTAGE:          414,002
BORROWER:                     One Fordham Plaza LLC                    LOCATION:                Bronx, NY
SPONSOR:                      David T. Chase, Eli Zborowski,           YEAR BUILT/RENOVATED:    1986
                              Reynolds Construction Company and
                              SBI International Holdings N.V.          OCCUPANCY:               95.8%
ORIGINATION DATE:             10/17/2003                               OCCUPANCY DATE:          7/31/2003
INTEREST RATE:                6.1600%                                  NUMBER OF TENANTS:       57
INTEREST ONLY PERIOD:         NAP                                      HISTORICAL NOI:
ANTICIPATED REPAYMENT DATE:   11/11/2013                                 2001:                  $9,558,065
AMORTIZATION TYPE1:           Balloon                                    2002:                  $9,127,904
ORIGINAL AMORTIZATION1:       208                                        TTM AS OF 6/30/2003:   $9,296,435
REMAINING AMORTIZATION:       205                                      UW NOI:                  $8,921,430
CALL PROTECTION:              L(24), Def(89), O(4)                     UW NET CASH FLOW:        $8,300,423
CROSS-COLLATERALIZATION:      NAP                                      APPRAISED VALUE:         $89,500,000
LOCK BOX:                     Springing                                APPRAISAL DATE:          8/15/2003
ADDITIONAL DEBT:              NAP
ADDITIONAL DEBT TYPE:         NAP
LOAN PURPOSE:                 Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL         MONTHLY       CUT-OFF DATE LOAN/SF:         $156
                                      ------------      ---------
                      Taxes:             $794,583        $119,333      CUT-OFF DATE LTV:             72.1%

                      Insurance:         $133,057         $19,008      MATURITY DATE LTV4:           57.4%
                      TI/LC:                   $0         $45,833      UW DSCR:                      1.36x
                      CapEx:                   $0         $11,750
                      Other(2):          $705,232              $0
                      Holdback(3):     $3,651,760              $0
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                           MOODY'S/    SQUARE   % OF     BASE RENT        LEASE
TENANT NAME                                PARENT COMPANY                   S&P5        FEET     GLA        PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
MONTEFIORE MEDICAL CENTER                  MONTEFIORE MEDICAL CENTER       Aa2/NR     136,543   33.0%     $27.31(6)       2012(6)
NEW YORK CITY HOUSING AUTHORITY            NEW YORK CITY                    A/A+       56,100   13.6%     $22.61          2010
NEW YORK STATE DIVISION OF HUMAN RIGHTS    NEW YORK STATE                   A2/AA      44,762   10.8%     $23.00          2010
AFFINITY HEALTH PLAN                       NAP                             NAP/NAP     28,615    6.9%     $27.49          2004
BOARD OF EDUCATION                         NEW YORK CITY                    A/A+       27,932    6.7%     $27.00          2006
------------------------------------------------------------------------------------------------------------------------------------

(1) The borrower is required to make Monthly Debt Service payments of $509,307.37 through and including the May 11, 2012 payment date. Commencing on June 11, 2012 payment date, through and including the Maturity Date, the borrower will be required to make Monthly Debt Service payments of $291,520.60. The Remaining Amortization shown is calculated using the current Monthly Debt Service payment.

(2) Represents an escrow for the first monthly payment. This escrow has been released.

(3) Represents an escrow for deferred payments as allowed under the payment in lieu of taxes (PILOT) program.

(4) Based on an appraised value of $70,900,000 (excludes value attributed to the proprietary Montefiore Medical Center leases).

(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(6) A majority of the leases (63,852 SF) expire on 5/31/2012, some of the smaller leases expire earlier or later than this date. Furthermore, under the Montefiore lease agreements, after the initial terms of base rents on the different spaces within the property building, the tenant can lease 108,871 square feet of their space for a rent of $1.00 plus CAM obligations annually, and may extend these leases to September 30, 2036 and thereafter has three 50-year extension options.

                                    29 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

THE LOAN. The $65,000,000 One Fordham Plaza loan is secured by a leasehold mortgage interest in a 14-story office building located in the Bronx, New York. Beginning at loan origination, the borrower is required to repay $17,200,000 of the loan's principal balance in full over a 102-month amortization schedule, which is intended to be concurrent with the term of Montefiore Medical Center's proprietary leases. The borrower is required to repay, beginning at loan origination, the other $47,800,000 in monthly installments based on a 30-year amortization schedule.

THE BORROWER. The borrower of One Fordham Plaza is One Fordham Plaza LLC. The key principal is David T. Chase. Chase Enterprises, founded by David T. Chase in 1952, is an organization involved in real estate, communications, banking, insurance, manufacturing and engineering. During its 50-year history, the company has been involved in a number of real estate development projects in New York, New England and the Southeast. Chase Enterprises currently owns 3,747,000 square feet of office space, 2,491,000 square feet of retail space, and 9,245 apartment units.

THE PROPERTY. One Fordham Plaza consists of a 414,002 net rentable square foot office building on a 3.2 acre parcel of land that fronts East Fordham Road in the Fordham section of the Bronx. The improvements were constructed in 1986 and are presently approximately 96% occupied. The property also consists of a three-story parking garage adjacent to the building with 750 spaces. Seventy-five percent of the spaces are leased on a monthly basis at a rate of $220 per space. The remaining spaces are held for transient visitors at rates ranging from $10.00 for a half hour to $22.68 for a full day.

The property is subject to a ground lease from the Fordham chapter of the Urban Development Corporation (the "UDC"). The ground lease was granted in connection with a redevelopment of the area. The UDC acquired the land and subsequently leased it to the borrower's predecessor for a period of 50 years commencing in 1984. In March 2002, the UDC sold substantially all of its economic interests in the ground lease to the borrower's predecessor. Since the acquisition of UDC's interests, ground rent is effectively no longer due under the lease because the borrower would be making these payments to itself. Under the loan documents, the borrower is required to acquire the land and extinguish the ground lease for a payment of $1.00 not later than December 31, 2007.

In addition to the ground lease, the property is subject to a Payment In Lieu Of Taxes ("PILOT") arrangement. The PILOT program covers a period of 20 years (ending January 1, 2007, at which time full real estate taxes will be imposed). There is a fixed schedule for the PILOT amount incurred every year (currently $1,460,000) as outlined in the ground lease. The majority of the PILOT payments are only payable to the extent of available cash flow after debt service. Historically, there have been years when there has been insufficient cash flow after debt service due to a self-amortizing construction loan on the property that was fully repaid in 2001. As such, there is currently approximately $3,651,760 of unpaid PILOT payments. This amount was escrowed to ensure payment of the amounts remaining unpaid under the PILOT program.

Montefiore Medical Center is the major tenant and leases 136,543 square feet or 33.0% of the property. Approximately 108,871 square feet of Montefiore Medical Center's space, or 26.3% of the building, is subject to two proprietary leases (the 6th and 7th floors are on one lease that expires on May 31, 2012 and the 12th floor and portions of the 10th and 11th floors are on a second lease that expires May 31, 2013). Under these leases, after the initial terms, the tenant can lease the space for a rent of $1.00 annually plus CAM payments, may extend the leases to September 1, 2036 and thereafter has three 50-year extension options. The tenant continues to pay all expense reimbursements throughout all extension options. The remaining Montefiore space expires at various times over the next eight years. Montefiore Medical Center's long term debt rating is Aa2 by Moody's. Other major tenants at the property include The New York City Housing Authority which occupies 56,100 square feet (13.6%), and the New York State Division of Human Rights which occupies 44,762 square feet (10.8%).

THE MARKET(1). The property is located in the Bronx, City and State of New York. The Bronx borough is the northernmost of the five boroughs and the only one on the mainland. The property competes most directly with the buildings within this submarket.

A third-party survey indicated the total inventory of class A/B space in the Bronx sub-market is approximately 1,763,213 square feet. The inventory is roughly broken down into 11 separate buildings that are not owner-occupied and are 50,000 square feet or larger. The total direct vacancy rate for the sub-market amounts to only 2.84% and there is no sub-lease space reported in the market. Modern office structures of the property's caliber are in a very limited supply in the Bronx.

PROPERTY MANAGEMENT. The property manager of the One Fordham Plaza property is Fordham Renaissance Management Associates. The key principal is David T. Chase, also a key principal of One Fordham Plaza LLC, the borrower of One Fordham Plaza. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------
(1) Certain information from the One Fordham Plaza Loan appraisal dated
August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    30 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                ONE FORDHAM PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

               NUMBER OF   SQUARE                              % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
                LEASES      FEET      % OF GLA     BASE RENT      RENT     SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR        EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP       17,237        4.2%            NAP       NAP        17,237          4.2%              NAP          NAP
2004 & MTM        13       54,117       13.1      $1,310,417      12.9%       71,354         17.2%       $1,310,417         12.9%
2005               2        3,000        0.7          81,000       0.8        74,354         18.0%       $1,391,417         13.7%
2006               3       30,032        7.3         805,164       7.9       104,386         25.2%       $2,196,581         21.6%
2007               8       33,275        8.0         974,277       9.6       137,661         33.3%       $3,170,858         31.2%
2008               1        2,200        0.5          53,900       0.5       139,861         33.8%       $3,224,758         31.7%
2009               1       15,000        3.6         386,053       3.8       154,861         37.4%       $3,610,811         35.5%
2010              12      117,318       28.3       2,751,813      27.0       272,179         65.7%       $6,362,624         62.5%
2011               3       11,472        2.8         274,986       2.7       283,651         68.5%       $6,637,610         65.2%
2012               5       81,377       19.7       1,805,070      17.7       365,028         88.2%       $8,442,680         83.0%
2013               9       48,974       11.8       1,732,178      17.0       414,002        100.0%      $10,174,858        100.0%
2014               0            0        0.0               0       0.0       414,002        100.0%      $10,174,858        100.0%
AFTER              0            0        0.0               0       0.0       414,002        100.0%      $10,174,858        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL             57      414,002      100.0%    $10,174,858     100.0%
------------------------------------------------------------------------------------------------------------------------------------
















                                    31 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

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                                ONE FORDHAM PLAZA
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                                    32 of 69

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STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1






















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                                    33 of 69

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STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------















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                                    34 of 69

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STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
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
------------------------------------------------------------------    --------------------------------------------------------------
                         LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $58,000,000                              SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF PRINCIPAL BALANCE:   $58,000,000                              TITLE:                   Fee
% OF POOL BY IPB:            5.6%                                     PROPERTY TYPE:           Retail - Regional Mall
SHADOW RATING (F/M)(1):      AAA/Aa3                                  SQUARE FOOTAGE:          313,327
LOAN SELLER:                 Nomura Credit & Capital, Inc.            LOCATION:                Mesa, AZ
BORROWER:                    L & B Fiesta Mall, Inc.                  YEAR BUILT/RENOVATED:    1979/1999
SPONSOR:                     Alaska Permanent Fund & Ohio School      OCCUPANCY:               92.9%
                             Employees Retirement Board
                                                                      OCCUPANCY DATE:          9/30/2003
ORIGINATION DATE:            10/1/1999                                NUMBER OF TENANTS:       127
INTEREST RATE:               7.0000%                                  HISTORICAL NOI:
INTEREST ONLY PERIOD:        84                                         2001:                  $11,842,378
MATURITY DATE:               10/15/2006                                 2002:                  $11,199,930
AMORTIZATION TYPE:           Interest-Only                              TTM AS OF 8/31/2003:   $11,893,504
ORIGINAL AMORTIZATION:       NAP                                      UW NOI:                  $10,984,479
REMAINING AMORTIZATION:      NAP                                      UW NET CASH FLOW:        $10,247,540
CALL PROTECTION:             Grtr1%orYM(29),O(3) - (T+50)             APPRAISED VALUE:         $130,000,000
CROSS-COLLATERALIZATION:     NAP                                      APPRAISAL DATE:          12/31/2003
LOCK BOX:                    NAP
ADDITIONAL DEBT(2):          Permitted
ADDITIONAL DEBT TYPE:        Secured
LOAN PURPOSE:                Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
Pursuant to the terms of the loan documents, no escrows were          CUT-OFF DATE LOAN/SF:          $185
required.
                                                                      CUT-OFF DATE LTV:              44.6%
                                                                      MATURITY LTV:                  44.6%
                                                                      UW DSCR:                       2.52x
------------------------------------------------------------------    --------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                 MOODY'S/     SQUARE     % OF    SALES    BASE RENT       LEASE
      TENANT NAME                    PARENT COMPANY                S&P3        FEET      GLA      PSF        PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
FOREVER 21               NAP                                     NAP/NAP      15,146     4.8%     $302      $23.00         2013
ABERCROMBIE & FITCH      Abercrombie & Fitch Co. (NYSE: ANF)      NR/NR        9,624     3.1%     $224      $23.00         2006
VICTORIA'S SECRET        Limited Brands (NYSE: LTD)              Baa1/BBB+     9,175     2.9%     $442      $30.00         2011
EXPRESS                  Limited Brands (NYSE: LTD)              Baa1/BBB+     7,110     2.3%     $220      $24.00         2009
LANE BRYANT              Charming Shoppes (NSDQ: CHRS)            B2/BB-       6,628     2.1%     $289      $27.00         2008
CHAMPS                   NAP                                      NAP/NAP      6,577     2.1%     $251      $23.00         2011
LERNER NEW YORK          Limited Brands (NYSE: LTD)              Baa1/BBB+     5,993     1.9%     $165      $26.00         2007
------------------------------------------------------------------------------------------------------------------------------------

(1) Moody's and Fitch have confirmed that the Fiesta Mall loan in the context of its inclusion in the trust, has credit characteristics consistent with investment-grade rated obligations.

(2) Subordinate financing is permitted for property-related expenses provided the subordinate financing does not exceed $12 million, the combined loans do not exceed 60% LTV and proforma debt service coverage is at least 1.75x. Subject to the same LTV and debt service provisions, subordinate financing may exceed $12 million if used for expansion purposes.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    35 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------

THE LOAN. Nomura Credit & Capital, Inc, purchased a pre-existing loan from Northwestern Mutual Life Insurance Company, secured by a first mortgage lien on Fiesta Mall. The $58,000,000 interest only loan is secured by a 313,327 square foot anchored retail center located in Mesa, Arizona.

THE BORROWER. The borrower is L & B Fiesta Mall, Inc., which is owned by Alaska Permanent Fund (40%), State of Ohio School Employees Retirement Board (30%), L&B Fund IV (20%), and L&B Fund III (10%). As of June, 2003, The Alaska Permanent Fund had approximately $25.1 billion in assets of which more than $2.1 billion was invested in real estate. As of June, 2002, the Ohio School Employees Retirement Board had approximately $7.6 billion in assets of which more than $785 million was invested in real estate. THE

PROPERTY. Fiesta Mall is a fully enclosed two-story regional mall containing a total of 1,036,883 square feet. The mall, which was built in 1979 by Homart Development Company, has four anchors: Macy's, Robinson-May, Dillard's and Sears and approximately 313,327 square feet of shop space. All the anchors own their own stores.

The in-line space is 92.9% leased to tenants at a weighted average rental rate of $38.15 triple net per square foot. Anchors that own their own store include Macy's (205,365 square feet), Dillards (195,395 square feet), Sears (168,068 square feet), and Robinsons-May (154,728 square feet). The shop space tenants with approximately 6,000 square feet or more include: Forever 21 with 15,146 (4.8% NRA), Abercrombie & Fitch with 9,624 square feet (3.1% NRA) through 9/30/06; Victoria's Secret with 9,175 square feet (2.9% NRA) through 1/31/11; Express with 7,110 square feet (2.3% NRA) through 1/31/09; Lane Bryant with 6,628 square feet (2.1% NRA) through 1/31/08; Champs with 6,577 square feet (2.1% NRA) through 1/31/11; Lerner New York with 5,993 square feet (1.9% NRA) through 1/31/07; and Charlotte Russe with 5,968 square feet (1.9% NRA) through 1/31/08.

THE MARKET(1). Fiesta Mall is located at the intersection of South Alma School Road, Southern Avenue, and South Longmore Street, in the heart of Mesa, Arizona, directly off the Superstition Freeway(US 60).

The Phoenix-Mesa metropolitan area has experienced an increase in population every year over the past four decades. Since 1968, the Phoenix metro area has averaged annual population growth of 65,000 residents per year. The Phoenix area is the 4th largest metropolitan area today. The subject's regional and local retail markets are generally outperforming the other major segments in terms of occupancy, rental growth and absorption. The property is located in a 90% developed submarket with an existing resident base and protection from new inventory in the form of land availability.

Mesa is part of the Mesa/Chandler/Gilbert submarket of Phoenix, Arizona, which currently has a 7% vacancy rate. Ten years ago, the property was the only regional mall in the East Valley (comprised of the cities of Tempe, Mesa, Gilbert and Chandler). By 2001, two new malls had opened, including, Arizona Mills Mall (175 tenants) in Tempe at the intersection of Interstate-10 and Interstate-60, six miles west of the subject, as well as Chandler Fashion Market (150 tenants, 1.3 million SF) six miles southwest of the property. Nonetheless, the current average in-line tenant sales of $360 per square foot are still above the national average. Moreover, the new malls have all been open at least two years, so their market impact should be incorporated into the current sales. The property also underwent a significant renovation in 1999 in order to maintain its competitiveness.

PROPERTY MANAGEMENT. The property manager of the Fiesta Mall property is General Growth Properties. General Growth Properties and its predecessor companies have been in the shopping center business for nearly fifty years. As the second largest regional mall REIT, General Growth owns, develops, operates, and/or manages shopping malls in 39 states. As of November 2003, General Growth had ownership interests in and/or management responsibility for over 160 regional shopping malls totaling more than 145 million square feet of retail space.
--------------------------------------------------------------------------------

(1)Certain information from the Fiesta Mall Loan appraisal dated December 31, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                 % OF                                                    CUMULATIVE
               NUMBER OF   SQUARE                                BASE       CUMULATIVE     CUMULATIVE     CUMULATIVE     % OF BASE
                LEASES      FEET     % OF GLA     BASE RENT      RENT       SQUARE FEET     % OF GLA       BASE RENT        RENT
    YEAR       EXPIRING   EXPIRING   EXPIRING      EXPIRING    EXPIRING      EXPIRING       EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP       22,157       7.1%           NAP        NAP          22,157          7.1%           NAP            NAP
2004 & MTM        18       36,676      11.7       $1,370,788     12.3%         58,833         18.9%        $1,370,788       12.3%
2005              15       33,925      10.8        1,220,092     11.0          92,758         29.7%        $2,590,880       23.3%
2006              10       24,500       7.8          795,700      7.2         117,258         37.6%        $3,386,580       30.5%
2007              10       13,847       4.4          719,338      6.6         131,105         42.0%        $4,117,443       37.1%
2008              13       38,099      12.2        1,291,743     11.6         169,204         54.3%        $5,409,186       48.7%
2009              11       25,810       8.2          872,370      7.9         195,014         62.5%        $6,281,556       56.6%
2010              17       26,202       8.4        1,478,935     13.3         221,216         70.9%        $7,760,491       69.9%
2011              13       36,825      11.8        1,449,506     13.1         258,041         82.8%        $9,209,997       82.9%
2012              8        17,686       5.6          635,654      5.7         275,727         88.4%        $9,845,651       88.6%
2013              11       36,074      11.5        1,076,047      9.7         311,801        100.0%       $10,921,698       98.3%
2014              1         1,526       0.5          184,997      1.7         313,327        100.0%       $11,106,695      100.0%
AFTER            NAP            0       0.0                0      0.0         313,327        100.0%       $11,106,695      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            127      313,327       100%     $11,106,395      100%
------------------------------------------------------------------------------------------------------------------------------------


                                    36 of 69

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------















                       [SITE PLAN OF FIESTA MALL OMITTED]



















                                    37 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------





















                          [MAP OF FIESTA MALL OMITTED]



















                                    38 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                   FIESTA MALL
--------------------------------------------------------------------------------





















                         [PHOTO OF FIESTA MALL OMITTED]



















                                    39 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------













          [THREE PHOTOS OF WHITE OAK CROSSING SHOPPING CENTER OMITTED]















                                    40 of 69

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
                    MORTGAGE  LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $47,500,000                              SINGLE ASSET/PORTFOLIO:   Single Asset
CUT-OFF PRINCIPAL BALANCE:   $47,380,325                              TITLE:                    Fee
% OF POOL BY IPB:            4.5%                                     PROPERTY TYPE:            Retail - Anchored
LOAN SELLER:                 JPMorgan Chase Bank                      SQUARE FOOTAGE:           516,556
BORROWER:                    Garner Retail SPE, LLC                   LOCATION:                 Garner, NC
SPONSOR:                     John Collett, Thomas E. Mcmillan,        YEAR BUILT/RENOVATED:     2003
                             Ryland A. Winston, Jr., William J.
                             Branstorm, III, William T. Mitchener     OCCUPANCY:                97.2%
ORIGINATION DATE:            11/20/2003                               OCCUPANCY DATE:           1/15/2004
INTEREST RATE:               6.0800%                                  NUMBER OF TENANTS:        28
INTEREST ONLY PERIOD:        NAP                                      HISTORICAL NOI:           Property was built in 2003, thus
MATURITY DATE:               12/1/2013                                                          historical NOI is not available.
AMORTIZATION TYPE:           Balloon                                  UW NOI:                   $5,632,289
ORIGINAL AMORTIZATION:       300                                      UW NET CASH FLOW:         $5,297,052
REMAINING AMORTIZATION:      298                                      APPRAISED VALUE:          $71,000,000
CALL PROTECTION:             L(24),Def(90),O(4)                       APPRAISAL DATE:           7/7/2003
CROSS-COLLATERALIZATION:     No
LOCK BOX:                    Cash Management Agreement
ADDITIONAL DEBT:             NAP
ADDITIONAL DEBT TYPE:        NAP
LOAN PURPOSE:                Refinance

------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY         CUT-OFF DATE LOAN/SF:          $92
                                    -------------- ---------------
                  Taxes:              $129,554         $9,966         CUT-OFF DATE LTV:             66.7%
                  Holdback(1):        $309,774             $0         MATURITY LTV:                 52.0%
                                                                      UW DSCR:                      1.43x
------------------------------------------------------------------    --------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                MOODY'S/      SQUARE    % OF     SALES   BASE RENT        LEASE
       TENANT NAME                 PARENT COMPANY                S&P(2)        FEET      GLA      PSF       PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
BJ's Wholesale           BJ's Wholesale Club, Inc. (NYSE: BJ)     NR/NR      115,396    22.3%     NAP      $8.80           2023
Kohl's                   Kohl's Corporation (NYSE:KSS)            A3/A-       86,854    16.8%     NAP      $8.65           2024
Dick's Sporting Goods    Dick's Sporting Goods                    NR/NR       45,624     8.8%     NAP     $12.00           2019
Best Buy                 Best Buy Co., Inc. (NYSE: BBY)         Baa3/BBB-     45,000     8.7%     NAP     $14.00           2019
Ross                     Ross Stores, Inc. (NSDQ: ROST)          NR/BBB       30,195     5.8%     NAP      $9.60           2014
TJ Maxx                  TJX Companies, Inc. (NYSE: TJX)          A3/A        30,000     5.8%     NAP      $8.40           2013
Linens 'n Things         Linens `n Things, Inc. (NYSE: LIN)       NR/NR       27,987     5.4%     NAP     $11.00           2014
HomeGoods                TJX Companies, Inc. (NYSE: TJX)          A3/A        25,000     4.8%     NAP      $9.40           2013
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the Linens N Things tenant improvement holdback ($231,379); Nextel tenant improvement holdback ($32,195); Sports Clips tenant improvement holdback ($21,000); Hallmark tenant improvement holdback ($25,200).

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.



                                    41 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

THE LOAN. The White Oak Crossing Shopping Center loan is secured by a first mortgage interest in an approximately 516,556 square foot anchored retail center.

THE BORROWER. The borrower is Garner Retail SPE, LLC. The borrower is a special purpose entity controlled by Collett & Associates with John Collett, Thomas E. Mcmillan and Ryland A. Winston holding the largest equity stakes and making operational decisions. Collett & Associates is a full-service commercial real estate firm located in Charlotte, North Carolina. Founded in 1987 by John and Robert Collett, the firm has developed over 50 projects totaling 5.9 million square feet. The company manages properties in states such as South Carolina, Oklahoma, North Carolina, Maryland, Kentucky and Kansas. The company's development portfolio includes properties in Alabama, Arizona, Florida, Kansas, Kentucky, Louisiana, Maryland, North Carolina, Oklahoma, South Carolina and Virginia.

THE PROPERTY. White Oak Crossing Shopping Center is a 516,556 square foot anchored retail center located in Garner, NC. The center was built in 2003 and is situated on 75.4 acres. The property is 97.2% leased to 28 tenants including BJ's Wholesale Club (approximately 115,396 square feet), Kohl's (approximately 86,854 square feet), Dick's Sporting Goods (approximately 45,624 square feet), Best Buy (Approximately 45,000 square feet) and Ross Stores (approximately 30,195 square feet). The site will be shadow anchored by a 130,000 square foot Target that owns its own store and which will not serve as collateral for the White Oak Crossing Shopping Center loan. The site is located at the southwest quadrant of the US Highway 70 interchange with US Interstate 40.

THE MARKET(1). The White Oak Crossing property is located in Garner, Wake County, North Carolina. The subject encompasses an area of 75.39 acres. The town is located about 7 miles southeast of Raleigh's CBD. Ingress and egress is available to the site via US 70 and White Oak Road. Primary access to the property neighborhood is provided by Interstate 40, which is primarily a four-lane, variable width right-of-way, traversing the neighborhood in a north/south direction. Interstate 40 and US 70 are primary arteries for this area, connecting Garner to downtown Raleigh.

The property is situated within the Raleigh-Durham-Chapel Hill metropolitan area, commonly referred to as research Triangle. Within this region, White Oak Crossing Shopping Center is located in the South Wake submarket, which comprises 8% of the retail space in the Raleigh metro area as of the second half 2002. The average occupancy rate for the South Wake submarket is 92.7%, which is lower than the 95.3% figure indicated for the Raleigh metro area. The general trend in average rental rates has been upward, though this figure has been slowed by the slow economy of the past two years. The average rental rate for the South Wake submarket as of second half 2002 was $14.31 per square foot.

PROPERTY MANAGEMENT. The property manager of the White Oak Crossing Shopping Center property is Collett & Associates, Inc. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER OF    SQUARE                               % OF BASE  CUMULATIVE     CUMULATIVE  CUMULATIVE    CUMULATIVE %
                  LEASES       FEET     % OF GLA     BASE RENT        RENT    SQUARE FEET     % OF GLA   BASE RENT     OF BASE RENT
      YEAR      EXPIRING(2)  EXPIRING   EXPIRING    EXPIRING(2)     EXPIRING    EXPIRING      EXPIRING    EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       14,578       2.8%             $0          NAP      14,578          2.8%           NAP          NAP
2004 & MTM            0            0       0.0               0         0.0%      14,578          2.8%            $0          0.0%
2005                  0            0       0.0               0         0.0%      14,578          2.8%            $0          0.0%
2006                  0            0       0.0               0         0.0%      14,578          2.8%            $0          0.0%
2007                  0            0       0.0               0         0.0%      14,578          2.8%            $0          0.0%
2008                  6       12,000       2.3         267,700         4.7%      26,578          5.1%      $267,700          4.7%
2009                  4        8,800       1.7         181,420         3.2%      35,378          6.8%      $449,120          7.9%
2010                  1        6,300       1.2         105,525         1.9%      41,678          8.1%      $554,645          9.7%
2011                  0            0       0.0               0         0.0%      41,678          8.1%      $554,645          9.7%
2012                  0            0       0.0               0         0.0%      41,678          8.1%      $554,645          9.7%
2013                  7      100,185      19.4       1,204,456        21.2%     141,863         27.5%    $1,759,101         30.9%
2014                  4       62,982      12.2         706,929        12.4%     204,845         39.7%    $2,466,030         43.3%
AFTER                 6      311,711      60.3       3,226,646        56.7%     516,556        100.0%    $5,692,676        100.0%
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL       28      516,556     100.0%     $5,692,676       100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the White Oak Crossing Shopping Center loan appraisal dated July 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2) The number of leases and base rent include three tenants that are on a ground lease.



                                    42 of 69

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------












            [SITE PLAN OF WHITE OAK CROSSING SHOPPING CENTER OMITTED]

















                                    43 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                       WHITE OAK CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------
















               [MAP OF WHITE OAK CROSSING SHOPPING CENTER OMITTED]


















                                    44 of 69

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1





















                      [THIS PAGE INTENTIONALLY LEFT BLANK]
























                                    45 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------








           [THREE PHOTOS OF 150 WEST MAIN STREET OFFICE TOWER OMITTED]














                                    46 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
                    MORTGAGE  LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $30,000,000                              SINGLE ASSET/PORTFOLIO:   Single Asset
CUT-OFF PRINCIPAL BALANCE:   $30,000,000                              TITLE:                    Fee
% OF POOL BY IPB:            2.9%                                     PROPERTY TYPE:            Office - CBD
LOAN SELLER:                 JPMorgan Chase Bank                      SQUARE FOOTAGE:           227,184
BORROWER:                    100 Main Street, LLC                     LOCATION:                 Norfolk, VA
SPONSOR:                     Thomas E. Robinson                       YEAR BUILT/RENOVATED:     2002
ORIGINATION DATE:            9/26/2003                                OCCUPANCY1:               83.7%
INTEREST RATE:               5.6200%                                  OCCUPANCY DATE:           1/15/2004
INTEREST ONLY PERIOD:        24 Months                                NUMBER OF TENANTS:        14
MATURITY  DATE:              10/1/2015                                HISTORICAL NOI:           Property was built in 2002 and in
                                                                                                lease up during 2003, thus
AMORTIZATION TYPE:           Balloon                                                            historical NOI is not available.
ORIGINAL AMORTIZATION:       360                                      UW NOI:                   $3,114,077
REMAINING AMORTIZATION:      360                                      UW NET CASH FLOW:         $2,900,360
CALL PROTECTION:             L(24),Def(109),O(7)                      APPRAISED VALUE2:         $39,000,000
CROSS-COLLATERALIZATION:     No                                       APPRAISAL DATE:           8/1/2004
LOCK BOX:                    Springing
ADDITIONAL DEBT:             Yes
ADDITIONAL DEBT TYPE:        Subordinate Debt
LOAN PURPOSE:                Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY         CUT-OFF DATE LOAN/SF:         $132
                                    -------------- ---------------
                  Taxes:              $67,966         $22,655         CUT-OFF DATE LTV1:            76.9%
                  Insurance:          $52,982          $4,415         MATURITY DATE LTV1:           64.5%
                  TI/LC:                   $0          $6,667         UW DSCR:                      1.40x
                  CapEx:                   $0          $1,875
                  Holdback3:       $6,126,997              $0
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                       MOODY'S/                   % OF   BASE RENT        LEASE
            TENANT NAME                      PARENT COMPANY              S&P4      SQUARE FEET     GLA      PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
KAUFMAN & CANOLES                    Kaufman & Canoles                  NAP/NAP       68,071      30.0%    $22.00          2012
SUNTRUST BANK(1)                     SunTrust Banks, Inc. (NYSE:STI)    Aa3/A+        48,060      21.2%    $26.15          2018
CB RICHARD ELLIS OF VIRGINIA, INC.   Blum Capital Partners LP            B1/B+        14,258       6.3%    $22.66          2007
WITT, MARES & COMPANY, PLC           Witt, Mares & Company, PLC         NAP/NAP        9,783       4.3%    $23.46          2012
WILBANKS, SMITH & THOMAS ASSET       Wilbanks, Smith & Thomas Asset     NAP/NAP        8,289       3.6%    $22.66          2009
MANAGEMENT LLC                       Management LLC
FIRST UNION SECURITIES, INC.         Wachovia Corporation (NYSE:WB)      Aa3/A         8,125       3.6%    $23.00          2008
------------------------------------------------------------------------------------------------------------------------------------

(1) Occupancy Percentage is based on full occupancy of SunTrust Bank. SunTrust began taking occupancy in phases with the first move in occurring the weekend of January 16, 2003. The final move-in is scheduled to occur in February 2004. SunTrust is paying full rent on 48,060 square feet.

(2) Based on the stabilized value as of August 1, 2004. The as-is value is $33,500,000 as of August 13, 2003.

(3) Represents the tenant holdback escrow ($4,000,000); Suntrust tenant improvement holdback ($1,473,997); clearing account holdback ($25,000); SunTrust rent escrow holdback ($628,000). Please note the SunTrust rent escrow holdback of $628,000 was released.

(4) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    47 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------

THE LOAN. The 150 West Main Street Office Tower loan is secured by a first mortgage interest in an approximately 227,184 square foot Class A office building.

THE BORROWER. The borrwer is 100 Main Street, LLC. Members of the borrowing entity include Anthony W. Smith, Thomas E. Robinson, Chris Sanders and Robert Stanton. Robinson Development Group serves as the non-member manager and is owned 100% by Thomas E. Robinson. Robinson Development Group was founded in 1983 as a development company that specialized in built to suit projects. The company has developed over 4 million square feet of Class A office buildings. Smith, Robinson, Sanders and Stanton currently own approximately 2.4 million square feet of commercial office and industrial space in Virginia.

THE PROPERTY. The property is a newly constructed, 20-story, Class A, multi-tenant office building, with 227,184 square feet of leasable space. Developed under a condominium arrangement with the City of Norfolk, the city and borrower jointly own the common areas; the City exclusively the retail area on the first floor and owns the parking garage which constitutes levels 2-10; and the borrower exclusively owns the main lobby and the office-building component comprised of floors 11-21. Approximately 635 of the 834 parking spaces in the parking garage will be leased to office building tenants for 40 years (and a 20 year extension option). Tenants of the parking garage will pay the City directly. The 150 West Main Street Office Tower is 83.7% occupied by 14 tenants. Tenants include Kaufman & Canoles (approximately 68,071 square feet), SunTrust Bank (approximately 48,060 square feet), and CB Richard Ellis of Virginia, Inc. (approximately 14,258 square feet).

THE MARKET(1). The 150 West Main Street Office Tower property is located in the city of Norfolk, Virginia. The property is located in the Norfolk CBD on the northeast corner of West Main Street and Boush Street. The local market area is bi-sected north by several major east-west routes running east to Chesapeake and north/south routes starting in the CBD and running north to Virginia Beach. Interstate-264 and Interstate-64 connect the Norfolk CBD to the Norfolk MSA, which includes the cities of Chesapeake, Norfolk, Portsmouth, Suffolk and Virginia Beach. Interstate-64 provides north/south access and intersects with Interstate-264 just to the east of the local market area.

The property is located in the greater Hampton Roads MSA near the Peninsula and Southside markets. The Peninsula market includes Newport News and Hampton and the Southside market includes Virginia Beach, Chesapeake and Norfolk. The market area's most prominent influences are the Norfolk Naval Air Station, Lamberts Point Terminal and the Craney Island Supply Depot for the US Navy. Within the Southside market region, there are 13 submarkets. The Property is a Class A office building located specifically in the Downtown Norfolk submarket. Class A inventory within this submarket is currently experiencing an 11.0% vacancy as of September 30, 2003. Prior to delivery of the subject property, the CBD vacancy rate in 2001 and 2002 was 5% and 5.6%, respectively. Within three city blocks of the property is the Nauticus Museum, the USS Wisconsin, Town Point Park, Waterside Marketplace, 80% of the Class A tenants in downtown Norfolk as well as the revitalized Granby Street District which includes several high-end and casual dining establishments. Also located within three blocks of the property is the largest regional mall in the area, MacArthur Center Shopping Mall. Anchored by Dillard's and Nordstrom, the shopping center contains over 937,000 square feet with over 60 small retail boutique shops and restaurants. The City of Norfolk has an active downtown development plan underway which includes new residential development. Norfolk is ranked as one of the Top 10 Markets for Relocation and Expansion in 2001 and 2002 per Expansion Management Magazine.

PROPERTY MANAGEMENT. The property manager of the 150 West Main Street Office Tower property is CB Richard Ellis of Virginia, Inc.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

               NUMBER OF   SQUARE      % OF                  % OF BASE    CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
                LEASES      FEET       GLA        BASE RENT     RENT      SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP      37,096      16.3%            NAP      NAP         37,096         16.3%             NAP           NAP
2004 & MTM          0           0       0.0               0      0.0%        37,096         16.3%              $0          0.0%
2005                0           0       0.0               0      0.0         37,096         16.3%              $0          0.0%
2006                0           0       0.0               0      0.0         37,096         16.3%              $0          0.0%
2007                3      17,539       7.7         399,251      8.9         54,635         24.0%        $399,251          8.9%
2008                3      16,233       7.1         382,938      8.6         70,868         31.2%        $782,189         17.5%
2009                5      25,367      11.2         590,760     13.2         96,235         42.4%      $1,372,948         30.7%
2010                2       5,035       2.2         119,081      2.7        101,270         44.6%      $1,492,029         33.3%
2011                0           0       0.0               0      0.0        101,270         44.6%      $1,492,029         33.3%
2012                6      77,854      34.3       1,727,071     38.6        179,124         78.8%      $3,219,100         71.9%
2013                0           0       0.0               0      0.0        179,124         78.8%      $3,219,100         71.9%
2014                0           0       0.0               0      0.0        179,124         78.8%      $3,219,100         71.9%
AFTER               2      48,060      21.2       1,256,765     28.1        227,184        100.0%      $4,475,865        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              21     227,184     100.0%     $4,475,865    100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the 150 West Main Street Office Tower loan appraisal dated August 13, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    48 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------


















               [MAP OF 150 WEST MAIN STREET OFFICE TOWER OMITTED]






















                                    49 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------


















              [PHOTO OF 150 WEST MAIN STREET OFFICE TOWER OMITTED]



















                                    50 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                        150 WEST MAIN STREET OFFICE TOWER
--------------------------------------------------------------------------------
















          [STACKING PLAN OF 150 WEST MAIN STREET OFFICE TOWER OMITTED]























                                    51 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                           FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------
















             [THREE PHOTOS OF FOOTHILL TOWNE CENTER PLAZA OMITTED]


















                                    52 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                           FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
                    MORTGAGE  LOAN INFORMATION                                                  PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $25,000,000                              SINGLE ASSET/PORTFOLIO:   Single Asset
CUT-OFF PRINCIPAL BALANCE:   $24,955,560                              TITLE:                    Fee
% OF POOL BY IPB:            2.4%                                     PROPERTY TYPE:            Office - Suburban
LOAN SELLER:                 JPMorgan Chase Bank                      SQUARE FOOTAGE:           205,077
BORROWER:                    Bedford Towne Centre Plaza, LLC          LOCATION:                 Lake Forest, CA
SPONSOR:                     Bedford Property Investors, Inc.         YEAR BUILT/RENOVATED:     2000
ORIGINATION DATE:            11/3/2003                                OCCUPANCY:                92.7%
INTEREST RATE:               5.7400%                                  OCCUPANCY DATE:           9/30/2003
INTEREST ONLY PERIOD:        NAP                                      NUMBER OF TENANTS:        9
MATURITY DATE:               12/1/2013                                HISTORICAL NOI:
AMORTIZATION TYPE:           Balloon                                    2001:                   $2,126,282
ORIGINAL AMORTIZATION:       360                                        2002:                   $3,959,116
REMAINING AMORTIZATION:      358                                        TTM AS OF 7//31/2003:   $3,518,741
CALL PROTECTION:             L(24),Def(90),O(4)                       UW NOI:                   $3,193,900
CROSS-COLLATERALIZATION:     No                                       UW NET CASH FLOW:         $2,917,046
LOCK BOX:                    NAP                                      APPRAISED VALUE:          $42,000,000
ADDITIONAL DEBT:             NAP                                      APPRAISAL DATE:           10/7/2003
ADDITIONAL DEBT TYPE:        NAP
LOAN PURPOSE:                Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------

In the event that (i) the tenant "Pacific Life" does not elect to     CUT-OFF DATE LOAN/SF:         $122
extend its lease at the property in accordance with the provisions    CUT-OFF DATE LTV:             59.4%
of the Pacific Life lease at least 12 months prior to the             MATURITY DATE LTV:            50.1%
expiration of its current term or 12 months prior to the              UW DSCR:                      1.67x
expiration of an extension period or (ii) an acceptable
replacement tenant does not occupy the space, the borrower is required within 5 business days of receiving such a notice deposit with the lender an amount equal to $1,675,000 in the "Pacific Life
TI & LC Deposit" in the form of cash or a letter of credit.
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                   MOODY'S/                    % OF    BASE RENT         LEASE
     TENANT NAME                  PARENT COMPANY                    S&P(1)    SQUARE FEET       GLA       PSF       EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
PACIFIC LIFE              Pacific Life                              NR/AA+      114,033        55.6%     $25.84           2008
UNIVERSITY OF PHOENIX     Apollo Group                              NR/NR        30,344        14.8%     $25.84           2008
CARDIOGENESIS             Cardiogenesis Corporation (OTC: CGCP)     NR/NR        12,533         6.1%     $27.90           2006
MARSHACK, SHUL & HOD      Marshack, Shul & Hod                      NR/NR        11,309         5.5%     $28.20           2006
KFM ENGINEERING           KFM Engineering                           NR/NR         7,258         3.5%     $26.40           2005
WELLS FARGO               Wells Fargo & Company (NYSE: WFC)        Aa1/AA-        5,308         2.6%     $26.59           2005
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.



                                    53 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                           FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Foothill Towne Center Plaza loan is secured by a first mortgage interest in a 205,077 square foot Class A suburban office building.

THE BORROWER. The borrower is Bedford Towne Centre Plaza, LLC. The sponsor of the borrower is Bedford Property Investors, Inc. (NYSE: BED). Bedford Property Investors, Inc. is a self-administered and self-managed equity real estate investment trust (REIT), engaged in the business of owning, managing, acquiring and developing industrial and suburban office properties close to Metropolitan areas in the western United States. As of December 31, 2002, Bedford Property Investors, Inc. owned and operated 86 properties totaling approximately 7.2 million rentable square feet. Of these 86 properties, 56 are industrial and 30 are suburban-office. As of December 31, 2002, the Properties were leased to 435 tenants with an average occupancy of approximately 94%. The properties are located in northern California, southern California, Arizona, Washington, Colorado and Nevada.

THE PROPERTY. - The Foothill Towne Center Plaza is a Class A suburban office complex consisting of three, 3-story, multi-tenant buildings located in the Foothill Ranch development of Lake Forest, Orange County, CA. The buildings are of steel reinforced pre-cast concrete construction with reflective vision glass. The property was constructed in 2000 and is located just off the Foothill Transportation Corridor, which runs from the City of Orange at the northern end to San Clemente at the southern end, and is a transportation link for the Foothill Ranch area.

The property is 92.7% leased to 9 tenants. The largest tenant is Pacific Life Insurance Company, a AA+ rated company, which comprises 55.6% (approximately 114,033 square feet) of the property. Pacific Life has invested over $2mm in its space, including the installation of its own back-up generator and surveillance system, and construction of an enclosed walkway between the second floors of buildings B and C. Other tenants include: University of Phoenix (approximately 30,344 square feet), Cardiogenesis (approximately 12,533 square feet) and Marshack, Shul & Hod (approximately 11,309 square feet).

THE MARKET(1). The Foothills Towne Center Plaza property is located in Lake Forest, Orange County, California. Unemployment in Orange County has decreased slightly as of the second quarter of 2003 to 3.6% and has historically remained well below Los Angeles County's and California's unemployment rates. The site has easy access from Towne Center Drive, which connects to Alton Parkway and Bake Parkway. Through a reciprocal easement agreement with the adjacent Foothill Towne Center retail development, the site offers an above market parking ratio of better than 5 per 1,000 square feet, and walking access to a food court, movie theatre and numerous other retailers in the adjacent retail center. The subject is located at the confluence of Bake Parkway and the Foothill Transportation Corridor.

The property's sub-market is the south Orange County market, which includes 395 buildings totaling 18.8 million square feet. The south Orange County submarket showed 2nd quarter 2003 vacancy of 17.6% and an average lease rate of $24.60. The property is located within the Foothill Ranch submarket, whose vacancy through the third quarter of 2003 was 17.4%. This submarket is composed of only nine buildings and a total of 830,473 square feet. Excluding one building with 94,219 square feet available which was constructed in late 2001 and never absorbed, vacancy would be approximately 6% for this submarket

PROPERTY MANAGEMENT. The property manager of the Foothills Towne Center Plaza property is Bedford Town Centre Plaza, LLC.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                   NUMBER OF   SQUARE                              % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    LEASES      FEET     % OF GLA     BASE RENT       RENT     SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
       YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT                NAP      15,003       7.3%            NAP       NAP        15,003          7.3%            NAP         NAP
2004 & MTM              0           0       0.0              $0       0.0%       15,003          7.3%             $0        0.0%
2005                    3      16,663       8.1         443,357       8.9        31,666         15.4%       $443,357        8.9%
2006                    4      29,034      14.2         810,247      16.3        60,700         29.6%     $1,253,604       25.1%
2007                    0           0       0.0               0       0.0        60,700         29.6%     $1,253,604       25.1%
2008                    2     144,377      70.4       3,731,179      74.9       205,077        100.0%     $4,984,783      100.0%
2009                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
2010                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
2011                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
2012                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
2013                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
2014                    0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
AFTER                   0           0       0.0               0       0.0       205,077        100.0%     $4,984,783      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                   9     205,077     100.0%     $4,984,783     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Foothills Towne Centre loan appraisal dated October 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



                                    54 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                           FOOTHILL TOWNE CENTRE PLAZA
--------------------------------------------------------------------------------

















                  [MAP OF FOOTHILL TOWNE CENTER PLAZA OMITTED]


















                                    55 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------


















                    [THREE PHOTOS OF COURTLY MANOR OMITTED]













                                    56 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
                    MORTGAGE  LOAN INFORMATION                                              PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $22,600,000                              SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF PRINCIPAL BALANCE:   $22,600,000                              TITLE:                   Fee
% OF POOL BY IPB:            2.2%                                     PROPERTY TYPE:           Manufactured Housing
LOAN SELLER:                 Nomura Credit & Capital, Inc.            UNITS:                   525
BORROWER:                    WBN, Ltd.                                LOCATION:                Hialeah Gardens, FL
SPONSOR:                     Gerard Berger and Sherman Simon          YEAR BUILT/RENOVATED:    1970/1982
ORIGINATION DATE:            1/23/2004                                OCCUPANCY:               100%
INTEREST RATE:               5.3000%                                  OCCUPANCY DATE:          12/2/2003
INTEREST ONLY PERIOD:        60 Months                                HISTORICAL NOI:
MATURITY DATE:               2/11/2009                                  2001:                  $2,046,520
AMORTIZATION TYPE:           Interest Only                              2002:                  $2,133,679
ORIGINAL AMORTIZATION:       NAP                                        TTM AS OF 11/30/2003:  $2,210,705
REMAINING AMORTIZATION:      NAP                                      UW NOI:                  $2,082,361
CALL PROTECTION:             L(24), Def(33), O(3)                     UW NET CASH FLOW:        $2,056,111
CROSS-COLLATERALIZATION:     NAP                                      APPRAISED VALUE:         $28,600,000
LOCK BOX:                    NAP                                      APPRAISAL DATE:          12/5/2003
ADDITIONAL DEBT:             NAP
ADDITIONAL DEBT TYPE:        NAP
LOAN PURPOSE:                Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY         CUT-OFF DATE LOAN/SF:         $43,048
                                    -------------- ---------------
                    Taxes:             $84,667        $21,169         CUT-OFF DATE LTV:                79.0%
                    Insurance:          $7,672         $3,836         MATURITY DATE LTV:               79.0%
                                                                      UW DSCR:                         1.69x
------------------------------------------------------------------    --------------------------------------------------------------













                                    57 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------

THE LOAN. The $22,600,000 Courtly Manor loan is secured by a fee interest in a 525-pad manufactured housing community located in Hialeah Gardens, Dade County, FL.

THE BORROWER. The borrower is WBN, Ltd., a Florida limited partnership. Bells Management Co. (BMC), a Florida general partnership, acts as General Partner and holds a 63.75% ownership interest. BMC is controlled by the main principals, Sherman Simon and Gerard Berger, who both have 35 years of experience in manufactured housing. During their tenure, they have built, developed, owned and operated over 7,500 mobile home sites. Their expertise includes land purchasing, construction and development of projects, sales and marketing, and hands-on operations of communities.

THE PROPERTY. Courtly Manor is a 525 pad all-age manufactured housing community located within the city limits of Hialeah Gardens, FL, in the Miami-Dade County MSA. The property was developed in phases in 1970 and 1982. The property is 100% occupied. The property has a central lake, which provides frontage for some of the pads. All of the pads within the property accept double-wide homes, although the older, front section of the property has predominately single-wide homes. The rear section of the property was constructed subsequent to the front, and hence has homes that are newer and mainly double-wide. The homes have carports and many feature storage units, garages, decks and sunroom additions. All lots have paved parking for two cars. The streets within the community are lit and include curbs, gutters and sidewalks.

THE MARKET(1). The Courtly Manor manufactured housing community is located on the northeast side of Okeechobee Road, north of Hialeah/Hialeah Gardens Boulevard in an incorporated area of the City of Hialeah Gardens. The neighborhood is the Okeechobee Road (Highway 27) corridor bounded on the northwest by the Florida Turnpike and on the southeast by State Road 826. Land uses generally consist of commercial development along the major thoroughfares with residential backup. Development in the neighborhood has taken the form of mixed use, strip development of commercial (retail) and light industrial properties, located primarily along the Okeechobee Road frontage. Residential development is intermixed throughout the immediate neighborhood.

The Okeechobee Road corridor provides access to Miami, shopping, schools, churches, medical facilities and entertainment and recreation. Various forms of residential development lie to the north, south and east of the property. Residential developments are priced over a wide range, between $40,000 and $250,000.

According to Florida Manufactured Housing Association data, there are 88 manufactured home communities with a total of 14,254 spaces in Dade County. Of this total, there are 33 communities (37.5% of the total) with 101 or more spaces. Additionally, 46 of the communities, or approximately 52.3% of the total, are in the 26 to 100-space range. Approximately 10.2% of the manufactured home communities in Dade County have less than 26 spaces. Courtly Manor, at 525 pads, is one of the larger communities in Dade County.

The overall average occupancy for all-age manufactured home communities in Florida and Dade County is 88% and 89% respectively. Average adjusted rents (net of all services) increased from May 2002 to May 2003 at all-age communities in Florida and Dade County by 3.72% and 3.96%, respectively. The appraiser surveyed five comparable manufactured home communities within the subject market area. The property, like the comparables, has a history of operating at 100% occupancy. Rents at the park currently range from $442 to $557 per month and average $459. A majority of the comparables are located 7 to 8 miles south of the property close to the Florida's Turnpike/S.R 836 Toll Road interchange and near Florida Atlantic University. The geographically closest comparable is located about 2 miles southeast of the property. All rent comparables are all-age communities that were built between 1950s and 1983 and range from 203 to 1,153 pads. Including the property, the competitive set totals 3,981 pads of which 3,979 are occupied giving an overall occupancy of approximately 100%.

PROPERTY MANAGEMENT. Courtly Manor is owner-managed with management personnel employed on-site. The principals, Gerard Berger and Sherman Simon currently have ownership positions in nine communities totaling 3,632 spaces, all of which are located in central and south Florida and are owner managed.
--------------------------------------------------------------------------------
(1) Certain information from Courtly Manor loan appraisal dated December 5, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.









                                    58 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------




















                         [MAP OF COURTLY MANOR OMITTED]




















                                    59 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  COURTLY MANOR
--------------------------------------------------------------------------------






















                        [PHOTO OF COURTLY MANOR OMITTED]




















                                    60 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1



















                      [THIS PAGE INTENTIONALLY LEFT BLANK]

























                                    61 of 69

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------














                      [TWO PHOTOS OF PLAZA DE ORO OMITTED]















                                    62 of 69

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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                    MORTGAGE  LOAN INFORMATION                                              PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:    $15,700,000                            SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF PRINCIPAL BALANCE:     $15,652,373                            TITLE:                   Fee
% OF POOL BY IPB:              1.5%                                   PROPERTY TYPE:           Retail - Anchored
LOAN SELLER:                   Nomura Credit & Capital, Inc.          SQUARE FOOTAGE1:         99,102
BORROWER:                      De Oro Investments II, LLC             LOCATION:                Murrieta, CA
SPONSOR:                       James Grant and Phil Bensinger         YEAR BUILT/RENOVATED:    2003
ORIGINATION DATE:              10/30/2003                             OCCUPANCY1:              98.8%
INTEREST RATE:                 5.4400%                                OCCUPANCY DATE:          12/30/2003
INTEREST ONLY PERIOD:          NAP                                    NUMBER OF TENANTS:       18
MATURITY DATE:                 11/11/2013                             HISTORICAL NOI:          The subject was constructed in 2003,
AMORTIZATION TYPE:             Balloon                                                         thus historical NOI is not available.
ORIGINAL AMORTIZATION:         360                                    UW NOI1:                 $1,465,892
REMAINING AMORTIZATION:        357                                    UW NET CASH FLOW(1):     $1,418,982
CALL PROTECTION:               L(24),Def(87),O(6)                     APPRAISED VALUE(2):      $20,500,000
CROSS-COLLATERALIZATION:       No                                     APPRAISAL DATE:          3/1/2004
LOCK BOX:                      NAP
ADDITIONAL DEBT:               NAP
ADDITIONAL DEBT TYPE:          NAP
LOAN PURPOSE:                  Refinance
------------------------------------------------------------------    --------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
Escrows/Reserves:                      Initial        Monthly         CUT-OFF DATE LOAN/SF:         $158
                                    -------------- ---------------
                        Taxes:         $40,000        $13,333         CUT-OFF DATE LTV(2):          76.4%
                        Insurance:      $3,819           $764         MATURITY LTV(2):              63.9%
                        CapEx:              $0           $579         UW DSCR(1):                   1.34x
                        TI/LC(3):   $1,400,000             $0
                        Other(4):   $1,000,000             $0
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                                  MOODY'S/    SQUARE     % OF     SALES   BASE RENT       LEASE
     TENANT NAME                    PARENT COMPANY                 S&P(5)      FEET       GLA      PSF       PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
RALPH'S MARKETPLACE   The Kroger Co. (NYSE: KR)                   Baa3/BBB    52,815     53.3%     NAV      $ 9.12         2022
LONGS DRUG STORES     Longs Drug Stores Corporation (NYSE: LDG)    NR/NR      18,907     19.1%     NAV      $17.23         2026
BANK OF AMERICA       Bank of America Corporation (NYSE:BAC)       Aa2/A+     4,7501      4.8%     NAV      $31.95         2018
BLOCKBUSTER           Viacom (NYSE: VIA)                            A3/A-      3,557      3.1%     NAV      $27.00         2008
CARL'S JR.            CKE Restaurants, Inc. (NYSE: CKR)             B3/B-      3,177      3.2%     NAV      $38.24         2027
------------------------------------------------------------------------------------------------------------------------------------

(1) Figures reflect the completion and occupancy of a 4,750 square foot freestanding building that is currently under construction for Bank of America.

(2) Based on the stabilized value as of March 1, 2004. The as-is value is $19,050,000 as of July 18, 2003.

(3) As security for the borrower's completion of tenant improvements related to certain tenants, the lender reserved $1,400,000 of the loan proceeds. Two of the tenants have begun operations at the subject property and $987,968 was released from the reserve. The third tenant is expected to begin operations shortly.

(4) $1,000,000 was escrowed at closing as security for borrower completion of the improvements related to the Bank of America space. In addition, the sponsors executed a completion guarantee.

(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.



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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------


THE LOAN. The $15,700,000 Plaza De Oro Loan is secured by a fee interest in a 99,102 square foot anchored retail center located in Murrieta, California.

THE BORROWER. The borrower is De Oro Investments II, LLC, a Delaware single-member limited liability company, the single member of which is De Oro Investments, LLC, which is comprised of Grant de Oro, LLC, CIP Washington, LLC, and Mr. James E. Grant. Grant de Oro, LLC, has a 70% interest, CIP Washington, LLC, has a 20% interest and James E. Grant has a 10% interest in the borrowing entity. De Oro Investments, LLC, is co-managed by Grant de Oro, LLC, and CIP Washington, LLC. Mr. James E. Grant is the managing member of Grant de Oro, LLC, and Mr. Phil Bensinger is the president of the company that is the managing member of CIP Washington, LLC. Nomura Credit & Capital, Inc. has been notified that the borrower is under contract to sell the subject property to a third party. Approval of the transfer will be the responsibility of the servicer and special servicer. If the transfer is approved, the sponsorship of the loan will change.

THE PROPERTY. Plaza De Oro is a newly constructed grocery anchored retail center with approximately 43% of its income generated from credit tenants. In addition, the anchor tenant, Ralph's, ground leases their parcel and owns its improvements. Only 19.6% of the property's leases expire during the loan term (based on cumulative Base Rent).

The property consists of a rectangular-shaped parcel approximately 9.8 acres in size. Currently, the property is developed with six structures that were constructed from 2002 to the present and comprises a total of 94,352 net rentable square feet. However, an additional freestanding Bank of America building is currently under construction, and when completed the property will consist of seven buildings and a net rentable area of 99,102 square feet.

THE MARKET(1). The Plaza De Oro property is located in the southwestern portion of Riverside County in the city of Murrieta. The community is situated along Interstate 15 and is bounded by the county of Riverside to the north, east and west, and the city of Temecula on the south. Murrieta has a population of approximately 70,000 according to the City of Murrieta Chamber of Commerce. The principal influences in this area are the planned Alta Murrieta and California Oaks communities which call for balanced development of commercial and residential uses. The city of Murrieta was incorporated in 1991 and contains
33.58 square miles. According to the City of Murrieta Planning Department, another 2,600 single-family homes and 800 apartment units are projected to be built in 2003 and 2004. The population of the city at build out is estimated to be 150,000. The Chamber of Commerce estimates the current median home price to be $284,500.

According to information provided as of the fourth quarter 2002 for the Western Riverside/San Bernardino County area, end of the year vacancy was 5.1% and was 5.3% as of the second quarter 2003. A survey of local properties that included every property with over 100,000 square feet within 5 miles of the property totaled 8 properties representing 1,397,252 square feet. Based on this survey, the local market occupancy is 97.3%.

PROPERTY MANAGEMENT. The property manager of the Plaza De Oro property is J.E. Grant General Contractors, Inc. The principals of J.E. Grant General Contractors, Inc. own, directly or indirectly, 80% of the borrower. Grant General Contractors, Inc. is a California licensed real estate brokerage firm. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                           % OF BASE      CUMULATIVE     CUMULATIVE   CUMULATIVE     CUMULATIVE %
                 LEASES      FEET     % OF GLA    BASE RENT     RENT        SQUARE FEET     % OF GLA     BASE RENT     OF BASE RENT
    YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING   EXPIRING        EXPIRING      EXPIRING     EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP       1,152       1.2%          NAP       NAP            1,152          1.2%            NAP           NAP
2004 & MTM           0           0       0.0             $0      0.0%           1,152          1.2%             $0          0.0%
2005                 0           0       0.0              0      0.0            1,152          1.2%             $0          0.0%
2006                 0           0       0.0              0      0.0            1,152          1.2%             $0          0.0%
2007                 2       2,367       2.4         63,909      4.0            3,519          3.6%        $63,909          4.0%
2008                 7      11,390      11.5        316,769     20.0           14,909         15.0%       $380,678         24.1%
2009                 0           0       0.0              0      0.0           14,909         15.0%       $380,678         24.1%
2010                 0           0       0.0              0      0.0           14,909         15.0%       $380,678         24.1%
2011                 0           0       0.0              0      0.0           14,909         15.0%       $380,678         24.1%
2012                 2       2,160       2.2         51,840      3.3           17,069         17.2%       $432,518         27.4%
2013                 2       2,384       2.4         67,920      4.3           19,453         19.6%       $500,438         31.7%
2014                 0           0       0.0              0      0.0           19,453         19.6%       $500,438         31.7%
AFTER                5      79,649      80.4      1,080,700     68.3           99,102        100.0%     $1,581,139        100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               18      99,102       100%    $1,581,139    100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Plaza De Oro loan appraisal dated March 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                                  PLAZA DE ORO
--------------------------------------------------------------------------------















                          [MAP OF PLAZA DE ORO OMITTED]
















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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------















             [THREE PHOTOS OF WASHINGTON VILLAGE APARTMENTS OMITTED]
















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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                        LOAN INFORMATION                                                   PROPERTY INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:    $14,134,000                            SINGLE ASSET/PORTFOLIO:  Single Asset
CUT-OFF PRINCIPAL BALANCE:     $14,094,858                            TITLE:                   Fee
% OF POOL BY IPB:              1.4%                                   PROPERTY TYPE:           Multifamily - Garden
LOAN SELLER:                   JPMorgan Chase Bank                    UNITS:                   288
BORROWER:                      Village Apartments of Sugar Creek,     LOCATION:                Greenfield, IN
                               LLC                                    YEAR BUILT/RENOVATED:    1999
SPONSOR:                       Steven R. Reilly, John F. Forcum       OCCUPANCY:               93.8%
ORIGINATION DATE:              10/28/2003                             OCCUPANCY DATE:          8/31/2003
INTEREST RATE:                 5.8400%                                HISTORICAL NOI:
INTEREST ONLY PERIOD:          NAP                                      2001:                  NAV
MATURITY DATE:                 11/1/2013                                2002:                  $1,044,543
AMORTIZATION TYPE:             Balloon                                  TTM AS OF 9/30/2003:   $ 961,473
ORIGINAL AMORTIZATION:         360                                    UW NOI:                  $1,293,953
REMAINING AMORTIZATION:        357                                    UW NET CASH FLOW:        $1,228,865
CALL PROTECTION:               L(24),Def(89),O(4)                     APPRAISED VALUE:         $18,900,000
CROSS-COLLATERALIZATION:       No                                     APPRAISAL DATE:          8/15/2003
LOCK BOX:                      NAP
ADDITIONAL DEBT:               Yes
ADDITIONAL DEBT TYPE:          B-Note
LOAN PURPOSE:                  Refinance
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------    --------------------------------------------------------------
                             ESCROWS                                                        FINANCIAL INFORMATION
------------------------------------------------------------------    --------------------------------------------------------------
Escrows/Reserves:                      Initial        Monthly         CUT-OFF DATE LOAN/SF:         $48,940
                                    -------------- ---------------
                     Taxes:            $35,345        $17,673         CUT-OFF DATE LTV:             74.6%
                     Insurance:        $14,103         $1,567         MATURITY LTV:                 63.1%
                     CapEx:                 $0         $5,424         UW DSCR:                      1.23x
                     Engineering:       $3,750             $0
------------------------------------------------------------------    --------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                                                  APPROXIMATE
                                                  AVERAGE UNIT    NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
     UNIT MIX                      NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM                                64             791          50,624          17.3%            $602               $624
2 BEDROOM                               156           1,027         160,212          54.9%            $731               $729
3 BEDROOM                                68           1,193          81,124          27.8%            $812               $895
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   288           1,013         291,960         100.0%            $721               $745
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on information from the Washington Village Apartments loan appraisal dated August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Washington Village Apartments loan is secured by a first mortgage interest in a 288 unit garden-style apartment complex.

THE BORROWER. The borrowing entity is Village Apartments of Sugar Creek, LLC, a special purpose entity with interest solely in the property. Village Apartments of Sugar Creek, LLC, is 100% owned by GRF Design & Development, Inc. GRF Design & Development, Inc. is owned by Steven Reilly, John Forcum, Harold Gibson and Mike Gibson. The principals of the borrowing entity have over 70 years of combined experience owning and developing real estate.

THE PROPERTY. The property consists of an 18 two-story apartment buildings with a total of 288 units. The property was built in 2 phases with the completion of phase I (128 units) in 1999 and phase II (160 units) in 2001. Eight of the buildings at the property surround a 2.4 acre lake. Other amenities include a clubhouse, a fitness center with tanning beds, swimming pool, sand volleyball court, basketball court, playground area, covered parking and a centralized laundry area. Each unit has connections for a washer/dryer. Each unit has its own private entrance and all of the first floor units have 9 foot ceilings and all 2nd floor units have vaulted ceilings.

THE MARKET(1). The Washington Village Apartments property is located in Greenfield, Hancock County, Indiana. The property is located on the south side of Washington Street (US 40), approximately 15 miles east of downtown Indianapolis, IN, and 5 miles east of Interstate 465 (the beltway around Indianapolis) which provides access to all locations within the Indianapolis metro area. Commercial properties are concentrated along US 40, to Indianapolis and Greenfield.

A significant development located 2 miles east of the subject property is the Eli Lilly (Elanco Division) site. This facility has more than 100 buildings on 1,650 acres and employs approximately 725 employees. Elanco recently announced the move of its 130-person headquarters to this site and the move is scheduled to occur in 2004.

PROPERTY MANAGEMENT. The property manager of the Washington Village Apartments is Flaherty & Collins.
--------------------------------------------------------------------------------

(1) Based on information from the Washington Village Apartments loan appraisal dated August 15, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.









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


STRUCTURAL AND COLLATERAL TERM SHEET                               JPMCC 2004-C1

--------------------------------------------------------------------------------
                          WASHINGTON VILLAGE APARTMENTS
--------------------------------------------------------------------------------















                 [MAP OF WASHINGTON VILLAGE APARTMENTS OMITTED]




















                                    68 of 69

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REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004
------------------------------------------------------------------------------------------------------------------------------------
                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS
  ============================================================================
     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 16
     Mortgage Loan Detail                                               17
     Principal Prepayment Detail                                        18
     Historical Detail                                                  19
     Delinquency Loan Detail                                            20
     Specially Serviced Loan Detail                                   21 - 22
     Modified Loan Loan                                                 23
     Liquidated Loan Detail                                             24

  ============================================================================

                                  DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage
     Securities Corp.
     270 Park Avenue, 10th Floor
     New York, NY 10017

     Contact:      Brian Baker
     Phone Number: (212) 834-3813
================================================================================

                                 MASTER SERVICER
================================================================================

     GMAC Commercial Mortgage Corporation
     2000 Witmer Road
     Horsham, PA 19044-8015


     Contact:      Darri Cunningham
     Phone Number: (215) 328-71784

================================================================================

                                SPECIAL SERVICER
================================================================================

     Clarion Partners, LLC
     335 Madison Avenue, 7th Floor
     New York, NY 10017


     Contact:      Bruce G. Morrison
     Phone Number: (212) 883-2500

================================================================================

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 1 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                  Pass-                                                                Additional                        Current
                Through  Original  Beginning   Principal      Interest    Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-1A          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    NR           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    R            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution    Premium    Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 2 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                 CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                        Beginning    Principal      Interest    Prepayment   Additional Trust   Ending
  Class       CUSIP      Balance    Distribution  Distribution   Premium      Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-1A                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    NR                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    R                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional     Interest    Prepayment    Notional
  Class      CUSIP        Amount    Distribution   Premium       Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 3 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                              RECONCILIATION DETAIL
          ADVANCE SUMMARY                                              SERVICING FEE SUMMARY

P&I Advances Outstanding                          0.00       Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                    0.00       Less Servicing Fees on Delinquent Payments                       0.00
                                                             Less Reductions to Servicing Fees                                0.00
Reimbursement for Interest on P&I                 0.00       Plus Servicing Fees on Delinquent Payments Received              0.00
Advances paid from general collections                       Plus Adjustments for Servicing Calculation                       0.00
                                                             Total Servicing Fees Collected                                   0.00
Reimbursement for Interest on Servicing           0.00
Advance paid from general collections




CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
             Accrued        Uncovered                                               Optimal Interest
           Certificate      Prepayment          Indemnified      Unpaid Interest      Distribution   Interest Shortfall   Interest
Class       Interest    Interest Shortfall        Expenses       Shortfall Amount       Amount           Amount         Distribution
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-1A
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  NR
------------------------------------------------------------------------------------------------------------------------------------
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 4 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004
------------------------------------------------------------------------------------------------------------------------------------

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Net Prepayment Interest Shortfall Amount          0.00

Aggregate Number of Outstanding Loans                0

Aggregate Unpaid Principal Balance of Loans       0.00

Aggregate Stated Principal Balance of Loans       0.00

Percent of Total Balance                          0.00%

Aggregate Amount of Master Servicing Fee          0.00

Aggregate Amount of Special Servicing Fee         0.00

Aggregate Amount of Liquidation Fees              0.00

Aggregate Amount of Trustee Fee                   0.00

Specially Serviced Loans not Delinquent              0

     Number of Outstanding Loans                  0.00

     Aggregate Unpaid Principal Balance           0.00

Interest Reserve

     Deposit                                      0.00

     Withdrawal                                   0.00

(1) The Available Distribution Amount includes any Prepayment Premiums.

Original Subordination Level

     Class A-1       0.00%      Class G     0.00%

     Class A-2       0.00%      Class H     0.00%

     Class A-3       0.00%      Class J     0.00%

     Class A-1A      0.00%      Class K     0.00%

     Class B         0.00%      Class L     0.00%

     Class C         0.00%      Class M     0.00%

     Class D         0.00%      Class N     0.00%

     CLass E         0.00%      Class P     0.00%

     Class F         0.00%      Class NR    0.00%

Appraisal Reduction Amount

 ========================================================
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 --------------------------------------------------------








 --------------------------------------------------------
 Total
 ========================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 5 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                 CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED

   INTEREST:                                                           FEES:

      Interest paid of advanced                       0.00                Master Servicing Fee                            0.00
      Interest reductions due to Non-Recoverability                       Trustee Fee                                     0.00
        Determinations                                0.00                Certificate Administration Fee                  0.00
      Interest Adjustments                            0.00                Insurer Fee                                     0.00
      Deferred Interest                               0.00                Miscellaneous Fee                               0.00
      Net Prepayment Interest Shortfall               0.00                                                                     -----
      Net Prepayment Interest Excess                  0.00                   TOTAL FEES                                         0.00
      Extension Interest                              0.00
      Interest Reserve Withdrawal                     0.00             ADDITIONAL TRUST FUND EXPENSES:
                                                           -----
         TOTAL INTEREST COLLECTED                           0.00          Reimbursement for Interest on Advances          0.00
                                                                          ASER Amount                                     0.00
   PRINCIPAL:                                                             Special Servicing Fee                           0.00
                                                                          Reduction of funds due to Non-Recoverability
      Scheduled Principal                             0.00                  Determination                                 0.00
      Unscheduled Principal                           0.00                Rating Agency Expenses                          0.00
         Principal Prepayments                        0.00                Attorney Fees & Expenses                        0.00
         Collection of Principal after Maturity Date  0.00                Bankruptcy Expense                              0.00
         Recoveries from Liquidation and Insurance                        Taxes Imposed on Trust Fund                     0.00
           Proceeds                                   0.00                Non-Recoverable Advances                        0.00
         Excess of Prior Principal Amounts paid       0.00                Other Expenses                                  0.00
         Curtailments                                 0.00                                                                     -----
      Negative Amortization                           0.00                   TOTAL ADDITIONAL TRUST FUND EXPENSES               0.00
      Principal Adjustments                           0.00
                                                           -----       INTEREST RESERVE DEPOSIT                                 0.00
         TOTAL PRINCIPAL COLLECTED                          0.00
                                                                       PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
OTHER:
                                                                          Interest Distribution                           0.00
   Prepayment Penalities/Yield Maintenance            0.00                Principal Distribution                          0.00
   Repayment Fees                                     0.00                Prepayment Penalties/Yield Maintenance          0.00
   Borrower Option Extension Fees                     0.00                Borrower Option Extension Fees                  0.00
   Equity Payments Received                           0.00                Equity Payments Paid                            0.00
   Net Swap Counterparty Payments Received            0.00                Net Swap Counterparty Payments Paid             0.00
                                                           -----                                                               -----
      TOTAL OTHER COLLECTED                                 0.00             TOTAL PAYMENTS TO CERTIFICATEHOLDERS
                                                           -----               & OTHERS                                         0.00
TOTAL FUNDS COLLECTED                                       0.00                                                               -----
                                                           =====    TOTAL FUNDS DISTRIBUTED                                     0.00
                                                                                                                               =====

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 6 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                 RATINGS DETAIL

====================================================================================
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-1A
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  NR
====================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                            Moody's Investors Service           Standard & Poor's Rating Services
One State Street Plaza                 99 Church Street                    55 Water Street
New York, New York 10004               New York, New York 10007            New York, New York 10041
(212) 908-0500                         (212) 553-0300                      (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 7 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL


                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 8 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================




See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 9 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
 Remaining Stated      # of   Scheduled    Agg.     WAM               Weighted
      Term             Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 10 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 GROUP I


                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 11 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 GROUP I

                          DEBT SERVICE COVERAGE RATIO(1)
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================



See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 12 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                      GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
 Remaining Stated      # of   Scheduled    Agg.     WAM               Weighted
      Term             Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by theServicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 13 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    Group II


                                SCHEDULED BALANCE
================================================================================
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      Loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)
================================================================================
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 14 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                                    NOTE RATE
================================================================================
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                PROPERTY TYPE (3)
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type       Props    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================

                                   SEASONING
================================================================================
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         Loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------
    Totals
================================================================================




See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 15 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
     Term              Loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
                                           % of
     Remaining Stated  # of   Scheduled    Agg.     WAM               Weighted
         Term          Loans    Balance    Bal.     (2)    WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA
Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 16 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                              MORTGAGE LOAN DETAIL

========================================================================================================
                                                                                  Anticipated
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity
Number    ODCR     Type (1)    City     State     Payment     Payment    Coupon       Date       Date
--------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------
Totals
========================================================================================================

===================================================================================================
          Neg.      Beginning     Ending       Paid     Appraisal    Appraisal     Res.       Mod.
Loan     Amort      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.      Code
Number   (Y/N)       Balance      Balance      Date        Date        Amount      (2)         (3)
---------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------------------------------
Totals
===================================================================================================

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Amortization Change
                            3 - Principal Write-Off
                            4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 17 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                          PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                                  Principal Prepayment Amount                               Prepayment Penalties
                Offering Document    -----------------------------------------------------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount          Percentage Premium      Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
  Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 18 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                     HISTORICAL DETAIL

=============================================================================================================
                                                             Delinquencies
-------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance
-------------------------------------------------------------------------------------------------------------









=============================================================================================================

=======================================================================================================
                                            Prepayments                      Rate and Maturities
                 ---------------    -------------------------------    --------------------------------
 Distribution     Modifications       Curtailments        Payoff          Next Weighted Avg.
    Date           #  Balance          #   Amount        #   Amount        Coupon      Remit      WAM
-------------------------------------------------------------------------------------------------------









=======================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 19 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                  DELINQUENCY LOAN DETAIL

==================================================================================================================================
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances**    Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
  Totals
==================================================================================================================================

================================================================================
                                Current      Outstanding
                Foreclosure    Servicing      Servicing    Bankruptcy    REO
Loan Number        Date        Advances       Advances        Date       Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
  Totals
================================================================================

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payment Not Received                2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

**   Outstanding P&I Advances include the current period advance.

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 20 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004


------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 1

================================================================================================================================
                         Offering      Servicing   Resolution                                                        Net
Distribution   Loan      Document       Transfer   Strategy     Scheduled   Property           Interest  Actual   Operating
   Date       Number  Cross-Reference   Date       Code (1)     Balance     Type (2)   State    Rate    Balance   Income
--------------------------------------------------------------------------------------------------------------------------------









================================================================================================================================

===========================================================================
                                                           Remaining
Distribution     NOI               Note      Maturity     Amortization
Date             Date     DSCR     Date       Date            Term
---------------------------------------------------------------------------









=================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 21 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                         SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                            Offering        Resolution      Site
Distribution    Loan        Document         Strategy    Inspection                 Appraisal  Appraisal      Other REO
    Date       Number   Cross-Reference     Code (1)       Date     Phase 1 Date      Date      Value     Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------














====================================================================================================================================

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 22 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                   MODIFIED LOAN DETAIL

====================================================================================================================================
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                      Modification Description
------------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 23 of 24

[WELLS FARGO LOGO OMITTED]                                                                ------------------------------------------
                                                     J.P. MORGAN CHASE                    For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.           COMMERCIAL MORTGAGE SECURITIES CORP.                  CTSLink Customer Service
CORPORATE TRUST SERVICES               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  (301) 815-6600
9062 OLD ANNAPOLIS ROAD                               SERIES 2004-C1                       Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                            @ www.ctslink.com/cmbs
                                                                                          ------------------------------------------
                                                                                          PAYMENT DATE:    3/15/2004
                                                                                          RECORD DATE:     2/27/2004

------------------------------------------------------------------------------------------------------------------------------------

                             LIQUIDATED LOAN DETAIL

=================================================================================================
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document     Appraisal  Appraisal  Actual    Gross        as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
=================================================================================================

===========================================================================
          Aggregate        Net        Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation     as a % of      Realized   by Seller
Number    Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
-----------------------------------------------------------------------------












--------------------------------------------------------------------------------
  Current Total
--------------------------------------------------------------------------------
Cumulative Total
================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 24 of 24

PROSPECTUS



                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

[GRAPHIC OMITTED]      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:


    o multifamily and commercial mortgage loans, including participations therein;


    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;


    o direct obligations of the United States or other government agencies; or



    o a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                February 3, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   83
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   89

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    90
   Limitations on Deduction of Certain
      Expenses .................................    90
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    92
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or shares allocable to a
                                    number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers,
                                    retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement to certain distributions on the certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates ................   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of one or more other classes of certificates of the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws and rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o operating the properties;

    o providing building services;

    o establishing and implementing the rental structure;

    o managing operating expenses;

    o responding to changes in the local market; and

    o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:


    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.


     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES


     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.


     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.


     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.


     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

    1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

    2.  Excess Funds, or

    3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

    1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

    2. equal to the principal balances of one or more other classes of certificates of the same series, or

    3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

    1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

    2.  applicable law, and

    3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

    1. all payments on account of principal, including principal prepayments, on the mortgage loans;

    2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

    3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

    4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

    5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

    6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

    7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

    8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

    9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

    11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

    12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

    1. to make distributions to the certificateholders on each distribution date;

    2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

    3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

    4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

    5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

    7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

    8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

    9. if described in the related prospectus supplement, to pay the fees of trustee;

    10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

    11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

    12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

    15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

    16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

    17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

    18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

    19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

    1.  to cure any ambiguity,

    2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

    3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

    4.  to comply with any requirements imposed by the Code, or

    5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

    1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

    2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

    3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the


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

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash


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

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement and any other governing documents and

   3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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

multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The

Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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

determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

       (a)        one or more "qualified floating rates,"

       (b)        a single fixed rate and one or more qualified floating rates,

       (c)        a single "objective rate," or

       (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter


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

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferee of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


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

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess


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

inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays


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

income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury


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

regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

   (i) the present value of any consideration given to the transferee to acquire the interest;

   (ii) the present value of the expected future distributions on the interest; and

   (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.


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

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Proposed Treasury regulations released on July 18, 2003 addressed the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under

"--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1.  the disposition of a qualified mortgage other than for:

       (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

       (b) foreclosure, default or imminent default of a qualified mortgage,

       (c)  bankruptcy or insolvency of the REMIC Pool, or

       (d)  a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3.  the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be


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considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and
(2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under


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Code Section 3406 at a current rate of 28% (which rate will be increased to 31%
commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

    1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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       an interest in real property which is . . . residential real property"
       within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).


Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.


Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
       Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there. Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the

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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.


Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46


                                           PAGE
                                          -----
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     91
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71


                                        PAGE
                                       -----
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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



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



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

     The attached diskette contains a Microsoft Excel(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-C1.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex A-3, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex A-3, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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--------------------------------------------------------------------------------

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                      -----------------------------------
                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT

Summary of Certificates .........................   S-7
Summary of Terms ................................   S-9
Risk Factors ....................................  S-30
Description of the Mortgage Pool ................  S-65
Description of the Certificates .................  S-93
Servicing of the Mortgage Loans .................  S-126
Yield and Maturity Considerations ...............  S-148
Certain Federal Income Tax Consequences .........  S-156
Method of Distribution ..........................  S-157
Legal Matters ...................................  S-158
Ratings .........................................  S-158
Legal Investment ................................  S-159
Certain ERISA Considerations ....................  S-159
INDEX of Principal definitions ..................  S-162

                           PROSPECTUS
Summary of Prospectus ...........................      1
Risk Factors ....................................      9
Description of the Trust Funds ..................     21
Yield and Maturity Considerations ...............     27
The Depositor ...................................     33
Use of Proceeds .................................     33
Description of the Certificates .................     34
Description of the Pooling Agreements ...........     42
Description of Credit Support ...................     55
Certain Legal Aspects of Mortgage Loans .........     57
Certain Federal Income Tax Consequences .........     69
State and Other Tax Considerations ..............    100
Certain ERISA Considerations ....................    100
Legal Investment ................................    102
Method of Distribution ..........................    105
Incorporation of Certain Information by
  Reference .....................................    106
Legal Matters ...................................    106
Financial Information ...........................    106
Rating ..........................................    106
Index of Principal Definitions ..................    108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
MAY   , 2004.

                                  $737,408,000
                                 (APPROXIMATE)



[GRAPHIC OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.




                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2004-C1





  Class A-1 Certificates     $150,000,000
  Class A-2 Certificates     $210,000,000
  Class A-3 Certificates     $303,158,000
  Class B Certificates       $ 27,355,000
  Class C Certificates       $ 11,724,000
  Class D Certificates       $ 22,145,000
  Class E Certificates       $ 13,026,000

                            ------------------------
                              PROSPECTUS SUPPLEMENT
                            ------------------------




                                    JPMORGAN
                              [NOMURA LOGO OMITTED]
                           CREDIT SUISSE FIRST BOSTON
                              GOLDMAN, SACHS & CO.




                                 FEBRUARY , 2004

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